Exhibit 10.1

Execution Version

CREDIT AGREEMENT

between

KINDER MORGAN COCHIN ULC
as Principal Borrower

and

TRANS MOUNTAIN PIPELINE ULC
as NEB Reserve Borrower

and

THE PERSONS PARTY HERETO
FROM TIME TO TIME IN THEIR CAPACITIES AS LENDERS

and

ROYAL BANK OF CANADA
as Administrative Agent

and with

RBC CAPITAL MARKETS, CANADIAN IMPERIAL BANK OF COMMERCE, THE BANK OF NOVA SCOTIA AND TD SECURITIES
as Co-Lead Arrangers and Joint Bookrunners

MADE AS OF
June 16, 2017

i

(continued)

(continued)

(continued)

(continued)

v

CREDIT AGREEMENT

THIS AGREEMENT is made as of June 16, 2017,

AMONG:

KINDER MORGAN COCHIN ULC, as Principal Borrower

– and –

TRANS MOUNTAIN PIPELINE ULC, as NEB Reserve Borrower

– and –

THE FINANCIAL INSTITUTIONS SIGNATORY HERETO, in their capacities as Lenders

– and –

ROYAL BANK OF CANADA, a Canadian chartered bank, as Agent

WHEREAS the Borrowers have requested that the Lenders provide the Credit Facilities to the Borrowers in order to, among other things, partially fund the development and construction of the Project and to provide funding and letters of credit for working capital and other general corporate purposes;

AND WHEREAS the Lenders and the Fronting Lenders have agreed to make the Credit Facilities available to the Borrowers upon the terms and subject to the conditions set forth herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1                               Definitions

In this Agreement, unless something in the subject matter or context is inconsistent therewith:

“Acquisition” means any purchase or other acquisition made by any Obligor of Equity Securities of another Person (but excluding Equity Securities of an Obligor) or assets of another Person (but excluding assets of an Obligor) which constitutes a purchase or other acquisition of all or substantially all of the assets or business of such Person, or of assets constituting a business unit, a line of business or division of such Person, or of all or substantially all of the Equity Securities in a Person.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Agent.

“Advance” means the extension (or deemed extension) of credit under a Credit Facility by the Lenders to the applicable Borrower by way of the advance of a loan in the manner contemplated herein, the acceptance of Bankers’ Acceptances or the issuance of a Letter of Credit, but shall exclude each Rollover or Conversion thereof.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” means RBC in its capacity as administrative agent for the Lenders hereunder or any successor agent appointed pursuant to Section 15.7.

“Agent Parties” has the meaning attributed thereto in Section 16.15(b).

“Agent’s Accounts” means the accounts maintained by the Agent at the Agent’s Branch, to which payments and transfers under this Agreement are to be effected, as the Agent may from time to time advise the Borrowers and the Lenders in writing.

“Agent’s Branch” means the branch of the Agent at Toronto, Ontario, or such other branch in Canada as the Agent may from time to time designate by notice to the Borrowers and the Lenders.

“Agreement” means this “credit agreement”, as the same may be amended, modified, supplemented or restated from time to time in accordance with the provisions hereof.

“AML Legislation” has the meaning attributed thereto in Section 16.14.

“Anti-Corruption Laws” means all laws and regulations of any Sanctions Authority that apply to KMI, the Pledgors, the Obligors and their respective Subsidiaries from time to time concerning or relating to bribery of government officials or public corruption, in each case, to the extent such laws and regulations would not violate Applicable Law in Canada.

“Applicable Laws” or “Applicable Law” means:

(a)                                 any domestic or foreign statute, law (including common and civil law), treaty, code, ordinance, rule, regulation, restriction or by-law (zoning or otherwise);

(b)                                 any judgment, order, writ, injunction, decision, ruling, decree or award;

(c)                                  any regulatory policy, practice, guideline or directive; or

(d)                                 any Governmental Authorization,

binding on or affecting the Person referred to in the context in which the term is used or binding on or affecting the Property of such Person, in each case having the force of law; provided that, for certainty, Applicable Law or Applicable Laws shall not include any of the foregoing which have been determined by a court of competent jurisdiction to no longer be applicable to the Project or the other subject matter thereof from and after the date of such determination, but for greater certainty only until an appellate court of competent jurisdiction determines it to again be applicable thereto (including, without limitation, as a result of a provincial, municipal or local order, directive, judgment, decision or the like being in conflict with an order, directive, judgment, decision or the like of the Government of Canada or another federal Canadian Governmental Authority).

“Applicable Lenders” means, in respect of:

(a)                                 the Construction Facility, the Lenders having Construction Facility Commitments;

(b)                                 the Working Capital Facility, the Lenders having Working Capital Facility Commitments; and

(c)                                  the Contingent Facility, the Lenders having Contingent Facility Commitments.

“Applicable Margin”, as regards any Loan or the standby fees payable under Section 4.6, means, when and for so long as the Debt Rating is one of the following or no Debt Rating has been assigned (as the case may be), the applicable rate per annum set forth opposite the applicable Debt Rating assigned by the  Debt Rating Agencies in the row and column applicable to the type of Loan in question or such standby fee:

Debt Rating by S&P/Moody’s/ DBRS	BA/LIBO Rate/LC	Prime/US Base Rate	Standby Fee
BBB/Baa2/BBB or higher	150bps	50bps	30bps
BBB-/Baa3/BBB (low)	175bps	75bps	35bps
BB+/Ba1/BB (high)	200bps	100bps	50bps
BB/Ba2/BB or lower or if none of the Debt Rating Agencies provide a Rating	250bps	150bps	62.5bps

provided that:

(a)                                 changes in Applicable Margin shall be effective and adjusted in accordance with Section 7.7;

(b)                                 for the purposes of determining the Debt Rating the following rules will apply: (i) if the Debt Rating Agencies with the two lowest Debt Ratings assign an equivalent Debt Rating, then the Applicable Margin will be the rate per annum set forth opposite such Debt Rating; (ii) if the Debt Ratings assigned by the Debt Rating Agencies with the two lowest Debt Ratings differ by only one rating subcategory, then the Applicable Margin will be the rate per annum set forth opposite the higher Debt Rating; (iii) if the Debt Ratings assigned by the Debt Rating Agencies with the two lowest Debt Ratings differ by more than one rating subcategory, then the Applicable Margin will be the average of such rates per annum; and (iv) if there is only one Debt Rating Agency providing a Debt Rating, then the Applicable Margin will be the rate per annum set forth opposite the Debt Rating set by such Debt Rating Agency;

(c)                                  issuance fees for Letters of Credit which are not “direct credit substitutes” (as determined by the applicable Fronting Lender, acting reasonably) within the meaning of the Capital Adequacy Requirements shall be 66 2/3% of the rate specified above; and

(d)                                 each Applicable Margin set forth in the table above (other than in relation to standby fees) shall increase by 25 basis points upon the fourth anniversary of the Closing Date.

“Applicable Percentage” means, with respect to each Lender from time to time:

(a)                                 with respect to the Credit Facilities, the percentage of the Total Commitment represented by such Lender’s Commitment; provided that if the Commitments have terminated or expired, the Applicable Percentage for each Lender shall be (i) for the purposes of Section 15.14(a), the percentage of the Total Commitment represented by such Lender’s Commitment immediately prior to such termination or expiration (subject to any subsequent assignment by such Lender pursuant to Section 16.2) and (ii) for all other purposes, the percentage of the Equivalent Amount in Canadian Dollars of the Outstanding Principal represented by such Lender’s outstanding Loans under the Credit Facilities;

(b)                                 with respect to the Construction Facility, the percentage of the Total Construction Facility Commitment represented by such Lender’s Construction Facility Commitment; provided that if the Construction Facility Commitments have terminated or expired, the Applicable Percentage for each Lender with respect to the Construction Facility shall be (i) for the purposes of Section 15.14(a), the percentage of the Total Construction Facility Commitment represented by such Lender’s Construction Facility Commitment immediately prior to such termination or expiration (subject to any subsequent assignment by such Lender pursuant to Section 16.2) and (ii) for all other purposes, the percentage of the Equivalent Amount in Canadian Dollars of the Outstanding Principal represented by such Lender’s outstanding Loans under the Construction Facility;

(c)                                  with respect to the Working Capital Facility, the percentage of the Total Working Capital Facility Commitment represented by such Lender’s Working Capital Facility Commitment; provided that if the Working Capital Facility Commitments have terminated or expired, the Applicable Percentage for each Lender with respect to the Working Capital Facility shall be (i) for the purposes of Section 15.14(a), the percentage of the Total Working Capital Facility Commitment represented by such Lender’s Working Capital Facility Commitment immediately prior to such termination or expiration (subject to any subsequent assignment by such Lender pursuant to Section 16.2) and (ii) for all other purposes, the percentage of the Equivalent Amount in Canadian Dollars of the Outstanding Principal represented by such Lender’s outstanding Loans under the Working Capital Facility; and

(d)                                 with respect to the Contingent Facility, the percentage of the Total Contingent Facility Commitment represented by such Lender’s Contingent Facility Commitment; provided that if the Contingent Facility Commitments have terminated or expired, the Applicable Percentage for each Lender with respect to the Contingent Facility shall be (i) for the purposes of Section 15.14(a), the percentage of the Total Contingent Facility Commitment represented by such Lender’s Contingent Facility Commitment immediately prior to such termination or expiration (subject to any subsequent assignment by such Lender pursuant to Section 16.2) and (ii) for all other purposes, the percentage of the Equivalent Amount in Canadian Dollars of the Outstanding Principal represented by such Lender’s outstanding Loans under the Contingent Facility.

“Approved Fund” means any Fund that is administered or managed by:

(a)                                 a Lender,

(b)                                 an Affiliate of a Lender, or

(c)                                  an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee and accepted by the Agent, in substantially the form of Schedule B or any other form approved by the Agent.

“Authorized Officer” means, with respect to any Person, any individual holding the position of chairman of the board (if an officer), the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer, the Controller, the Vice President Finance, the Vice President, TMEP,  any other Vice President, the Secretary, the Assistant Secretary or any other senior officer or agent with express authority to act on behalf of such Person designated as such by the board of directors or other managing authority of such Person.

“Auto-Renewal Letter of Credit” has the meaning attributed thereto in Section 6.2(c).

“BA Discount Rate” means:

(a)                                 in relation to a Bankers’ Acceptance accepted by a Schedule I Lender, the CDOR Rate;

(b)                                 in relation to a Bankers’ Acceptance accepted by a Schedule II Lender or Schedule III Lender, the lesser of:

(i)                                     the Discount Rate then applicable to bankers’ acceptances having identical issue and comparable maturity dates as such Bankers’ Acceptance, accepted by such Schedule II Lender or Schedule III Lender; and

(ii)                                  the CDOR Rate plus 0.10% per annum,

provided that if both such rates are equal, then the “BA Discount Rate” applicable thereto shall be the rate specified in (i) above; and

(c)                                  in relation to a BA Equivalent Advance:

(i)                                     made by a Schedule I Lender, Alberta Treasury Branches or Export Development Canada, the CDOR Rate;

(ii)                                  made by a Schedule II Lender or Schedule III Lender, the rate determined in accordance with subparagraph (b) of this definition; and

(iii)                               made by any other Lender, the CDOR Rate plus 0.10% per annum.

“BA Discount Proceeds” means, in respect of any Bankers’ Acceptance, the amount obtained by multiplying the face amount of such Bankers’ Acceptance by the amount (rounded up or down to the fifth decimal place with .000005 being rounded up) determined by dividing one by the sum of one plus the product of:

(a)                                 the BA Discount Rate (expressed as a decimal on the Drawdown Date, Conversion Date or Rollover Date, as the case may be), and

(b)                                 a fraction, the numerator of which is the number of days in the Interest Period of such Bankers’ Acceptance and the denominator of which is 365.

“BA Equivalent Advance” means, in relation to a Drawdown of, Conversion into or Rollover of Bankers’ Acceptances, an Advance in Cdn. Dollars made by a Non-Acceptance Lender under a Credit Facility as part of such Loan.

“BA Suspension Notice” has the meaning assigned to such term in Section 13.5(b).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the

European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankers’ Acceptance” means a non-interest bearing draft drawn by the Principal Borrower in Cdn. Dollars, accepted by an Applicable Lender under a Credit Facility and issued for value pursuant to this Agreement and includes a depository bill under the DBNA and a bill of exchange under the Bills of Exchange Act (Canada).

“Banking Day” means a day, other than a Saturday, Sunday or statutory holiday, on which banks are open for business in Calgary (Alberta), Toronto (Ontario), Montreal (Quebec) and, for transactions involving US Dollars, New York (New York); provided that in respect of the determination of the LIBO Rate, such day must also be a day on which the principal office of the Agent in London, England is open for business.

“Basel III” means the agreements on capital requirements, leverage ratios and liquidity standards contained in “Basel III:  A global regulatory framework for more resilient banks and banking systems”, “Basel III:  International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, modified, supplemented, reissued or replaced from time to time.

“bps” or “basis points” means one one-hundredth of one percent (0.01%).

“Borrowers” means, collectively, the Principal Borrower and the NEB Reserve Borrower, and “Borrower” means either of them.

“Borrowers’ Accounts” means the accounts of the Borrowers maintained at the Agent’s Branch or such other branch or office in Canada as the Borrowers may from time to time designate with the concurrence of the Agent.

“Borrowers’ Counsel” means Blake, Cassels & Graydon LLP and any other firm of barristers and solicitors or other lawyers in an appropriate jurisdiction retained by the Obligors and acceptable to the Agent, acting reasonably.

“Canadian Dollars”, “Cdn. Dollars” “Cdn.$” and “$”  mean lawful money of Canada for the payment of public and private debts.

“Capital Adequacy Requirements” means the Guideline dated January 2017, entitled “Capital Adequacy Requirements (CAR)” issued by OSFI and all other guidelines or requirements relating to capital adequacy issued by OSFI or any other Governmental Authority regulating or having jurisdiction with respect to any Lender, as amended, modified, supplemented, reissued or replaced from time to time.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) by the Obligors during such period that, in conformity with GAAP, are, or are required to be, included as additions during such period to property, plant, or equipment reflected in the consolidated balance sheet of KMCL.

“Capital Lease” means, as applied to any Person, any lease of, or other arrangement providing for the right of the lessee thereunder to use, any Property by that Person that, in conformity with GAAP as in effect on December 31, 2016, was, or would have been required to be, accounted for as a capital lease on the balance sheet of that Person, if or as if such lease or other arrangement was in existence at such time; for certainty, any leases or other arrangements (whether entered into before or after December 31, 2016) that would have been characterized as operating leases under GAAP as in effect on December 31, 2016 shall be deemed to be operating leases and shall be excluded from this definition and any other financial commitments and commercial arrangements that would not have been characterized as capital or financing leases under GAAP as in effect on December 31, 2016 shall also be excluded from this definition and, for certainty, from the definition of Funded Debt.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP as in effect on December 31, 2016.

“Cash Collateral Account” means a blocked deposit account at the Agent (or another commercial bank reasonably acceptable to the Agent) in the name of the Agent and under the sole dominion and control of the Agent, and otherwise established in a manner reasonably satisfactory to the Agent and governed in accordance with the terms of this Agreement.

“Cash Collateralize” means to pledge and deposit with or deliver to the Agent for deposit into a Cash Collateral Account, for the benefit of the Agent, the applicable Fronting Lender, the Working Capital Facility Lenders or the Lenders, as applicable, as collateral for LC Obligations or Outstandings in respect of Bankers’ Acceptances, as applicable, cash or deposit account balances or, if the Person(s) benefitting from such collateral shall agree in its or their sole discretion, other credit support, in each case subject to Section 7.4(b) or 7.4(c) if applicable and pursuant to documentation in form and substance satisfactory to such Person(s) and “Cash Collateralized” has a similar meaning. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means:

(a)                                 any readily-marketable securities or other investment property (i) issued by or directly, unconditionally and fully guaranteed or insured by the Canadian or United States federal governments or (ii) issued by any agency or instrumentality of the Canadian or United States federal governments the obligations of which are fully backed by the full faith and credit of the Canadian or United States federal governments, as the case may be;

(b)                                 any readily-marketable direct obligations issued by any agency or instrumentality of the Canadian or United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, or any province or territory of Canada or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P, at least “P-1” from Moody’s or “R-1” from DBRS;

(c)                                  any commercial paper rated at least “A-1” by S&P, “P-1” by Moody’s or R-1 by DBRS and issued by any Person organized under the laws of any state of the United States or Canada;

(d)                                 any US Dollar or Cdn. Dollar denominated time deposit, demand deposits, insured certificate of deposit, overnight bank deposit, guaranteed investment certificate, bearer deposit note or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any financial institution that is (A) organized under the laws of the United States, any state thereof, the District of Columbia, Canada or any province of Canada, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of US$500,000,000 or the Equivalent Amount in Cdn. Dollars;

(e)                                  repurchase obligations with a term of not more than seven days for underlying securities of the types described in subparagraphs (a), (b) and (d) above entered into with any financial institution meeting the qualifications specified in subparagraph (c) above; and

(f)                                   shares of any United States or Canadian money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in subparagraph (a), (b), (c), (d) or (e) above with maturities as set forth in the proviso below, (ii) has net assets in excess of US$500,000,000 or the Equivalent Amount in Cdn. Dollars and (iii) has obtained from either S&P, Moody’s or DBRS the highest rating obtainable for money market funds in Canada or the United States, as the case may be, provided, however, that the maturities of all obligations specified in any of subparagraphs (a), (b), (c), (d) and (e) above shall not exceed 365 days.

“Cash Management Documents” means, collectively, all agreements, instruments and other documents which evidence, establish, govern or relate to any or all of the Cash Management Obligations.

“Cash Management Obligations” means, at any time and from time to time, all of the obligations, indebtedness and liabilities (present or future, absolute or contingent, matured or not) of any of the Obligors to the Cash Manager under, pursuant or relating to the Cash Management Services and whether the same are from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and including all principal, interest, fees, legal and other costs, charges and expenses, and other amounts payable by any of the Obligors under the Cash Management Documents.

“Cash Management Services” means (a) treasury, depository, overdraft, purchase, credit or debit card services, including non-card e-payables services, (b) wire transfer, electronic funds transfer, controlled disbursement and automated clearing house fund transfer services, (c) the operation of centralized operating accounts, (d) account pooling arrangements (whether notional or physical), (e) credit in connection with spot foreign currency exchange settlement and (f) any other cash management services entered into by any of the Obligors in the ordinary course of business.

“Cash Manager” means each Lender and their Affiliates, which is from time to time providing any Cash Management Services to any of the Obligors and which includes RBC on the date hereof.

“CDOR Rate” means, on any day when Bankers’ Acceptances are to be issued pursuant hereto, the per annum rate of interest which is the rate determined as being the arithmetic average of the annual yield rates applicable to Canadian Dollar bankers’ acceptances having identical issue and comparable maturity dates as the Bankers’ Acceptances proposed to be issued by the Borrower displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters Limited (or any successor thereto or Affiliate thereof) as at approximately 10:00 a.m. (Toronto time) on such day, or if such day is not a Banking Day, then on the immediately preceding Banking Day (as adjusted by the Agent in good faith after 10:00 a.m. (Toronto time) to reflect any error in a posted rate or in the posted average annual rate); provided that: (a) if such a rate does not appear on such CDOR Page, then the CDOR Rate, on any day, shall be the Discount Rate quoted by the Agent (determined as of 10:00 a.m. (Toronto time) on such day) which would be applicable in respect of an issue of bankers’ acceptances in a comparable amount and with comparable maturity dates to the Bankers’ Acceptances proposed to be issued by the Borrower on such day, or if such day is not a Banking Day, then on the immediately preceding Banking Day; and (b) if the rate determined as aforesaid shall ever be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:

(a)                                 the adoption or taking effect of any Applicable Law;

(b)                                 any change in any Applicable Law or in the administration, interpretation or application thereof by any Governmental Authority; or

(c)                                  the making or issuance of any Applicable Law by any Governmental Authority;

provided that (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act (United States) including all regulations, requests, rules, guidelines or directives thereunder and (ii) all requests, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States, Canadian or other regulatory authorities, in each case pursuant to Basel III ((i) and (ii) being, collectively, the “New Rules”) shall be deemed to constitute a Change in Law regardless of the actual date or dates that such Act or regulations are or were enacted or promulgated, in each case (A) to the extent that such New Rules are applicable to the Lender claiming that a Change in Law has occurred, (B) to the extent that such New Rules are materially different from Applicable Laws which are in full force and effect on the date hereof and (C) to the extent that such New Rules are not limited to specific financial institutions only but instead have general application to substantially all banks or their Affiliates which are subject to the New Rules in question.

“Change of Control” means and shall be deemed to have occurred if, prior to the Project Completion Date, KMI ceases to own, directly or indirectly, greater than 50% of the Equity Interests of each of the Principal Borrower and the Parent; provided that, for certainty, a change in the ownership or control of KMI shall not constitute a Change of Control.

“Closing Date” means the date hereof provided that all of the conditions in Section 3.1 have been satisfied or waived in accordance with Section 3.6 (whether before, on or after such date).

“Closing Date Business” means all assets, property and undertakings used in connection with the business of the Obligors on the Closing Date as more particularly described in the IPO Prospectus, including the Project, the Cochin and Jet Fuel pipelines and the North Forty, Alberta and Edmonton rails and Vancouver Wharves terminal businesses.

“Code” means the United States Internal Revenue Code of 1986.

“Collateral” means all Property and proceeds thereof now owned or hereafter acquired by any Obligor or Pledgor in or upon which a Lien is granted or purported to be granted pursuant to any Security Document to secure any Lender Secured Obligations.

“Collateral Agency and Intercreditor Agreement” means the Collateral Agency and Intercreditor Agreement dated as of the Closing Date initially between the Collateral Agent, the Agent, the Obligors and the Pledgors.

“Collateral Agent” means Computershare Trust Company of Canada in its capacity as collateral agent under the Collateral Agency and Intercreditor Agreement.

“Commitment” means, in respect of a Lender and in relation to:

(a)                                 the Construction Facility, such Lender’s Construction Facility Commitment;

(b)                                 the Working Capital Facility, such Lender’s Working Capital Facility Commitment;

(c)                                  the Contingent Facility, such Lender’s Contingent Facility Commitment; and

(d)                                 the Credit Facilities collectively, the aggregate of such Lender’s Construction Facility Commitment, Working Capital Facility Commitment and Contingent Facility Commitment.

“Commodity Exchange Act” means the United States Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Commodity Hedging Agreement” means any agreement for the making or taking of delivery of any commodity, any commodity swap agreement, floor, cap or collar agreement or commodity future or option or other similar agreement or arrangement, or any combination thereof, entered into by the applicable Person, primarily for the purpose of mitigating or eliminating exposure to fluctuations in commodity prices.

“Communications” has the meaning attributed thereto in Section 16.15(b).

“Compliance Certificate” means a certificate of the Principal Borrower signed by any Authorized Officer of the Principal Borrower, substantially in the form of Schedule C, to be given to the Agent and the Lenders by the Principal Borrower pursuant hereto.

“Consent and Acknowledgement” means a Consent and Acknowledgment (EPC) or a Consent and Acknowledgment (Shipper) as the context requires.

“Consent and Acknowledgment (EPC)” means a consent and acknowledgement between the Collateral Agent (on behalf of the Secured Parties), the applicable Obligors and the counterparties to the applicable Material EPC Agreement, in form and substance satisfactory to the Agent, acting reasonably, which agreement will provide for step-in rights, default notices, cure periods and other customary provisions for agreements of such nature, with such modifications and insertions as may be agreed to by the Agent, acting reasonably.

“Consent and Acknowledgment (Shipper)” means a consent and acknowledgement substantially in the form of Schedule G, with such modifications and insertions as may be agreed to by the Agent, acting reasonably.

“Consolidated Capitalization” means Consolidated Total Funded Debt, plus shareholders’ equity of KMCL and Permitted Subordinated Loans.

“Consolidated EBITDA” means, for any fiscal period and as determined in accordance with GAAP, on a consolidated basis in respect of KMCL, all Consolidated Net Income for such period as shown in the Financial Statements, plus, in each case to the extent deducted in the calculation of such Consolidated Net Income:

(a)                                 Consolidated Interest Expense; plus

(b)                                 all income taxes of KMCL and its Subsidiaries paid or accrued for such period; plus

(c)                                  all depreciation, depletion and amortization (including amortization of goodwill) of KMCL and its Subsidiaries; plus

(d)                                 other non-cash charges or losses (including asset impairments, write-downs or write-offs); plus

(e)                                  amortization, write-off or write-down of debt discount, capitalized interest and debt issuance costs and commissions, discounts and other fees, charges and expenses associated with any letters of credit or indebtedness, including in connection with the repurchase or repayment thereof, including any premium and acceleration of fees or discounts and other expenses;

less (on a consolidated basis, without duplication and to the extent added in the calculation of such Consolidated Net Income):

(f)                                   all non-cash items of income or gain of KMCL and its Subsidiaries which were included in determining such Consolidated Net Income for such period; and

(g)                                  any cash payments made during such period in respect of items described in subparagraph (d) above subsequent to the Fiscal Quarter in which the relevant non-cash charges or losses were reflected as a charge in determining Consolidated Net Income;

provided that for the purposes of this definition, (i) if any Material Acquisition is made by any of the Obligors (whether by amalgamation, asset or share acquisition or otherwise) at any time during the relevant period of calculation, such Material Acquisition shall be deemed to have been made on and as of the first day of such calculation period; and (ii) if any Material Disposition is made by any Obligors at any time during the relevant period of calculation, or the assets cease to be owned by the Obligors, such Material Disposition shall be deemed to have been made on and as of the first day of such calculation period.

“Consolidated Interest Expense” means, for any fiscal period, without duplication, interest expense of KMCL determined on a consolidated basis in accordance with GAAP, as the same would be set forth or reflected in a consolidated statement of operations of the Parent, and in any event shall include:

(a)                                 all interest accrued or payable in respect of such period, including capitalized interest and imputed interest with respect to lease obligations included as Consolidated Total Funded Debt;

(b)                                 all fees (including standby and commitment fees, acceptance fees in respect of bankers’ acceptances and fees payable in respect of letters of credit, letters of guarantee and similar instruments but excluding one-time commitment and agency fees in respect of the Credit Facilities and other permitted credit facilities from time to time) accrued or payable in respect of such period, prorated (as required) over such period;

(c)                                  any difference between the face amount and the discount proceeds of any bankers’ acceptances, commercial paper and other obligations issued at a discount, prorated (as required) over such period;

(d)                                 the aggregate of all purchase discounts relating to the sale of accounts receivable in connection with any asset securitization program; and

(e)                                  all net amounts charged (a positive number) or credited (a negative number) to interest expense under any Interest Hedging Agreements in respect of such period;

but shall exclude interest accrued or payable in respect of Permitted Subordinated Loans.

“Consolidated Net Income” means, for any fiscal period, the net income of the KMCL determined on a consolidated basis in accordance with GAAP, as set forth in the consolidated Financial Statements of the KMCL for such period, provided that there shall be excluded, without duplication, from such net income (to the extent otherwise included therein):

(a)                                 net extraordinary gains and losses (other than, in the case of losses, losses resulting from charges against net income to establish or increase reserves for potential environmental liabilities and reserves for exposure of KMCL and its Subsidiaries under rate cases);

(b)                                 net gains or losses in respect of dispositions of assets other than in the ordinary course of business;

(c)                                  any gains or losses attributable to write-ups or write-downs of assets; and

(d)                                 proceeds of any key man insurance, or any insurance on property, plant or equipment.

“Consolidated Total Assets” means, as at any date of determination, an amount equal to the total assets as shown on the consolidated balance sheet in the Financial Statements of KMCL most recently provided to the Agent pursuant to Section 9.4(a).

“Consolidated Total Funded Debt” means, collectively and on a consolidated basis, the principal amount of all indebtedness under the Credit Facilities, Permitted Refinancing Debt, Permitted Incremental Debt and the principal amount of any other consolidated Funded Debt of KMCL.

“Construction Facility” has the meaning attributed thereto in Section 2.1(a).

“Construction Facility Commitment” means, as to each Lender, its obligation hereunder to make Construction Facility Loans to the Principal Borrower pursuant to Section 2.1(a), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth and opposite such Lender’s name on Schedule A under the caption “Construction Facility”, or in any Assignment and Assumption, as such amount may hereafter be increased, decreased, cancelled or terminated from time to time pursuant to this Agreement.

“Construction Facility Funding Conditions” has the meaning attributed thereto in Section 2.1(b).

“Construction Facility Lender” means, at any time, any Lender that has a Construction Facility Commitment or Construction Facility Loan at such time.

“Construction Facility Loan” means a Loan under the Construction Facility.

“Contingent Facility Commitment” means, as to each Lender, its obligation hereunder to make Contingent Facility Loans to the applicable Borrower pursuant to Section 2.2(a), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth and opposite such Lender’s name on Schedule A under the caption “Contingent Facility”, or in any

Assignment and Assumption, as such amount may hereafter be increased, decreased, cancelled or terminated from time to time pursuant to this Agreement.

“Contingent Facility” has the meaning attributed thereto in Section 2.2(a).

“Contingent Facility Funding Conditions” has the meaning attributed thereto in Section 2.2(b).

“Contingent Facility Lender” means, at any time, any Lender that has a Contingent Facility Commitment or Contingent Facility Loan at such time.

“Contingent Facility Loan” means a Loan under the Contingent Facility.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Securities, by contract or otherwise. “Controlling” and “Controlled” have corresponding meanings.

“Control Agreement” means, with respect to any deposit account, any securities account, commodity account, securities entitlement, or commodity contract, an agreement, in form and substance satisfactory to the Agent acting reasonably, among the Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried, and such Obligor maintaining such account, effective to grant “control” (as defined under the applicable PPSA) over such account to the Collateral Agent, providing, among other things, that upon notice that an Event of Default has occurred and while it is continuing, such notice having been given by the Agent to such financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried, such financial institution or such other Person shall comply with orders and directions only from the Agent with respect to such deposit account, securities account, commodity account, securities entitlement, or commodity contract.

“Conversion” means a conversion or deemed conversion of a Loan (except a Letter of Credit) into another type of Loan (except a Letter of Credit) pursuant to the provisions hereof, and “Convert” has a corresponding meaning; provided that, subject to Section 2.6 and to Article 5 with respect to Bankers’ Acceptances, the conversion of a Loan denominated in one currency to a Loan denominated in another currency shall be effected by repayment of the Loan or portion thereof being converted in the currency in which it was denominated and readvance to the Principal Borrower of the Loan into which such conversion was made.

“Conversion Date” means the date specified by the Principal Borrower as being the date on which the Principal Borrower has elected to effect a Conversion, or this Agreement requires the Conversion of, one type of Loan into another type of Loan and which shall be a Banking Day.

“Conversion/Rollover/Repayment Notice” means a notice substantially in the form of Schedule D to be given to the Agent by a Borrower pursuant hereto.

“Credit Facilities” means collectively the Construction Facility, the Working Capital Facility and the Contingent Facility, and “Credit Facility” means any of them.

“Currency Hedging Agreement” means any currency swap agreement, cross-currency agreement, forward agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into by the applicable Person where the subject matter of the same is currency exchange rates or the price, value or amount payable thereunder is dependent or based upon currency exchange rates or fluctuations in currency exchange rates as in effect from time to time.

“DBNA” means the Depository Bills and Notes Act (Canada).

“DBRS” means DBRS Limited and its successors.

“Debt Rating” means the debt rating that has been most recently announced by the Debt Rating Agencies (which, in the case of DBRS, may include a provisional rating that has been assigned as at the date hereof and has been disclosed to the Agent and the Lenders), or any of them, for the Credit Facilities or, if the Credit Facilities are not rated, the corporate credit rating or issuer rating (which, in the case of DBRS, may include a provisional rating that has been assigned as at the date hereof and has been disclosed to the Agent and the Lenders) by the Debt Rating Agencies, or any of them, for the Principal Borrower or KMCL.

“Debt Rating Agencies” means, collectively, S&P, Moody’s, and DBRS and “Debt Rating Agency” means any one of them.

“Debt Representative” has the meaning given to such term in the Collateral Agency and Intercreditor Agreement.

“Default” means any event or condition that would constitute an Event of Default except for satisfaction of any condition subsequent required to make the event or condition an Event of Default, including giving of any notice, passage of time, or both.

“Default Rate” means, in respect of any Outstanding Principal, the interest rate, issuance fees or acceptance fees applicable thereto (after giving effect to the Applicable Margin applicable thereto), plus 2.00% per annum.

“Defaulting Lender” means any Lender:

(a)                                 that has failed to fund any payment or its portion of any Advance required to be made by it hereunder or to purchase any participation required to be purchased by it hereunder and under the other Loan Documents, in either case, within one Banking Day of the date such required Advance or purchase;

(b)                                 that has notified the Principal Borrower, the Agent or any Lender (verbally or in writing) that it does not intend to or is unable to comply with any of its funding obligations under this Agreement or has made a public statement to that effect or to the effect that it does not intend to or is unable to fund advances generally under credit arrangements to which it is a party;

(c)                                  that has failed, within 3 Banking Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with the terms of this Agreement relating to its obligations to fund prospective Advances (for certainty, unless and until such Lender has provided such written confirmation);

(d)                                 that has otherwise failed to pay over to the Agent, a Fronting Lender or any other Lender any other amount required to be paid by it hereunder within 3 Banking Days of the date when due, unless the subject of a good faith dispute;

(e)                                  in respect of which a Lender Insolvency Event or a Lender Distress Event has occurred in respect of such Lender or its Lender Parent;

(f)                                   that has, or that has a Lender Parent that has, become the subject of a Bail-In Action; or

(g)                                  that is generally in default of its obligations under other existing credit or loan documentation under which it has commitments to extend credit.

“Defined Benefits Plan” means a pension plan which contains a “defined benefit provision”, as that term is defined in subsection 147.1(1) of the Tax Act.

“Departing Agent” has the meaning attributed thereto in Section 10.8.

“Discount Note” means a non-interest bearing promissory note of the Principal Borrower, denominated in Cdn. Dollars, issued by the Principal Borrower to a Non-Acceptance Lender as part of a BA Equivalent Advance substantially in the form attached as Schedule E or such other form as may be agreed to by the Agent, the Principal Borrower and such Non-Acceptance Lender.

“Discount Rate” means, with respect to the issuance of a bankers’ acceptance, the rate of interest per annum, calculated on the basis of a year of 365 days, (rounded upwards, if necessary, to the nearest whole multiple of 1/100th of one percent) which is equal to the discount exacted by a purchaser taking initial delivery of such bankers’ acceptance, calculated as a rate per annum and as if the issuer thereof received the discount proceeds in respect of such bankers’ acceptance on its date of issuance and had repaid the respective face amount of such bankers’ acceptance on the maturity date thereof.

“Disqualified Lender” means any Person which is either: (a) a competitor of any Obligor, Pledgor or any of their respective Affiliates in relation to the business actively carried on by such Persons; or (b) not a financial institution (which, for certainty and for the purpose of this definition, any private equity or debt fund shall not be considered a financial institution except during the continuance of an Event of Default).

“Disposition” means any sale, lease, Sale Leaseback, assignment, conveyance, transfer or other disposition of any Property of an Obligor, including as a result of expropriation.

“Distributable Cash” means the total revenue of KMCL and its Subsidiaries (as shown on the consolidated financial statements of KMCL), minus (without duplication), in the case of subparagraphs (a) through (f) below, actual cash expenditures, and, in the case of subparagraph (g) below, on an accrual basis, for and in respect of the following (excluding any of the following that are Project Costs):

(a)                                 operating expenses;

(b)                                 insurance premiums for required insurance;

(c)                                  maintenance and sustaining Capital Expenditures;

(d)                                 general and administrative expenses;

(e)                                  interest expense and other borrowing costs;

(f)                                   Taxes and Other Taxes other than deferred taxes; and

(g)                                  any required reserves.

“Distribution” means, in respect of any Obligor:

(a)                                 dividends or other distributions or payments on its Equity Securities (except dividends or other distributions (i) consisting of Equity Securities or (ii) payable solely to an Obligor);

(b)                                 the redemption or acquisition of its Equity Securities or Equity Securities Equivalents (except when (i) solely in exchange for such Equity Securities or Equity Securities Equivalents or (ii) payable solely to an Obligor); and

(c)                                  the payment in cash of principal or interest on any Permitted Subordinated Loans.

“Drawdown” means any Advance which results in an increase in the Outstanding Principal.

“Drawdown Date” means the date on which a Drawdown is made by a Borrower pursuant to the provisions hereof and which shall be a Banking Day.

“Drawdown Notice” means a notice substantially in the applicable form annexed hereto as Schedule F-1, in the case of a Drawdown under the Construction Facility or the Contingent Facility, or Schedule F-2, in the case of a Drawdown under the Working Capital Facility to be given to the Agent by the applicable Borrower with respect to the applicable Credit Facility pursuant hereto.

“EEA Financial Institution” means:

(a)                                 any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority;

(b)                                 any entity established in an EEA Member Country which is a parent of an institution described in subparagraph (a) of this definition; or

(c)                                  any financial institution established in an EEA Member Country which is a subsidiary of an institution described in subparagraph (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person (other than a natural person, any Defaulting Lender, any Obligor or any Affiliate of an Obligor), in respect of which any consent that is required by Section 16.2(b) has been obtained.

“Environment and Social Consultant” means ERM Consultants Canada Ltd., and any other firm of environment and social consultants as may be selected from time to time by the Required Lenders in consultation with and with the approval of the Principal Borrower, acting reasonably, in replacement thereof.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of non-compliance or violation, investigations, inspections,  inquiries or proceedings relating in any way to any Environmental Laws or any Environmental Permits including:

(a)                                 any claim by a Governmental Authority for enforcement, clean-up, removal, response, remedial or other actions or damages pursuant to any Environmental Laws; and

(b)                                 any claim by a person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive or other relief resulting from or relating to Hazardous Materials, including any Release thereof, or arising from alleged injury or threat of injury to human health or safety (arising from environmental matters) or the environment.

“Environmental Laws” means all Applicable Laws with respect to the environment or environmental or public health and safety matters, including the transportation storage and handling of Hazardous Materials.

“Environmental Orders” means all applicable Governmental Authorizations and applicable orders, directives, judgments, decisions or the like rendered by any court of competent jurisdiction pursuant to Environmental Laws or Environmental Permits.

“Environmental Permits” includes all permits, certificates, approvals, registrations, licenses or other instruments issued by any Governmental Authority and relating to or required for the Obligors or their respective Subsidiaries to carry on their businesses, activities and operations in compliance with all Environmental Laws and Environmental Orders; provided that, for certainty, Environmental Permits shall not include any permits, certificates, approvals, registrations, licenses or other instruments issued by any Governmental Authority which have been determined by a court of competent jurisdiction to no longer be required or applicable to the Project  or the subject matter thereof or any of the other matters referred to in subparagraphs (a) through (d), inclusive, of the definition of Required Permits from and after the date of such determination, but for greater certainty only until an appellate court of competent jurisdiction determines it to again be applicable thereto (including, without limitation, as a result of a provincial, municipal or local permit, certificate, approval, registration, license or other instrument being in conflict with a permit, certificate, approval, registration, license or other instrument issued by of the Government of Canada or another federal Canadian Governmental Authority).

“Equity Nomination and Support Agreement” means an equity nomination and support agreement dated as of the Closing Date by and between the Principal Borrower, the Agent, the Collateral Agent and KMI.

“Equity Securities” means, with respect to any Person, any shares, partnership units or other ownership interests in such Person, whether voting or non-voting; provided that, for certainty, an undivided ownership interest in the Property of a Person shall not constitute an “Equity Security”.

“Equity Securities Equivalents” means all Securities convertible into or exchangeable for Equity Securities or any other Equity Securities Equivalent and all warrants, options, or other rights to purchase, subscribe for, or otherwise acquire any Equity Securities or any other Equity Securities Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Equivalent Amount” in one currency (the “First Currency”) of an amount in another currency (the “Other Currency”) means, as of the date of determination, the amount of the First Currency which would be required to purchase such amount of the Other Currency at the Spot Rate for such currencies on such date of determination or, if such date of determination is not a Banking Day, on the Banking Day immediately preceding such date of determination.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning attributed thereto in Section 12.1.

“Excluded Deposits/Amounts” means cash or Cash Equivalents:

(a)                                 held in escrow pursuant to an offering of subscription receipts (or similar equity offering) by an Obligor which have not yet been released from escrow in accordance with the terms of such offering;

(b)                                 held by arm’s length third parties representing deposits made by an Obligor and which are referred to in subparagraph (e) of the definition of Permitted Liens;

(c)                                  held by arm’s length third parties representing deposits, trust funds or other amounts payable by one or more arm’s length third parties to any Obligor, in each case, which are not then releasable to such Obligor and which cannot be paid or transferred on the direction of an Obligor;

(d)                                 deposited in accordance with the defeasance or cash collateralization and repayment provisions of the indentures, credit agreements, agreements or other instruments evidencing or relating to Permitted Debt in connection with the defeasance of such Permitted Debt and a repayment, redemption, purchase or cancellation thereof which would then be permitted hereunder; and

(e)                                  which the Agent (acting reasonably) has previously agreed in writing shall constitute Excluded Deposits/Amounts for all purposes hereof.

“Excluded Securities Accounts” means securities accounts maintained by any Obligor which do not hold any property other than Equity Securities or Equity Securities Equivalents (and cash and other property on deposit in such securities accounts from the proceeds of disposition from, or the payment of dividends or other distributions on or in respect of, such Equity Securities or Equity Securities Equivalents held in such accounts); provided the holding of such Equity Securities or Equity Securities Equivalents is otherwise permitted under this Agreement (including that, for certainty, such securities are Permitted Investments).

“Excluded Swap Obligations” means, with respect to any Person providing an Obligor Guarantee or Pledgor Guarantee, any Swap Obligation if, and to the extent that, all or a portion of the Obligor Guarantee or Pledgor Guarantee, as the case may be, of such Person of, or the grant by such Person of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Person’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Person or the grant of such Lien becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or Lien is or becomes illegal.

“Excluded Taxes” means, with respect to the Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of an Obligor hereunder:

(a)                                 Taxes imposed on or measured by its overall net income, gains, capital, receipts, net profits, or branch profits (however denominated), and franchise (and similar) Taxes imposed on it (in lieu of net income Taxes), in each case by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable lending office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document);

(b)                                 any United States federal or Canadian federal withholding Tax imposed on any payment by or on account of any obligation of any Obligor hereunder or under any Loan Document that is required to be imposed on amounts payable to or for the account of a Lender at the time such Lender acquires an interest in any Loan Document (or designates a new lending office), other than (i) a Lender that is an assignee pursuant to a request by a Borrower under Section 13.3(b) (or that designates a new lending office pursuant to a request by such Borrower), (ii) a Lender that is an assignee pursuant to an Assignment and Assumption made when an Event of Default has occurred and is continuing or (iii) any other Lender that is an assignee to the extent that the Borrowers have expressly agreed that any withholding tax shall be an Indemnified Tax, except in all cases to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from an Obligor with respect to such withholding tax pursuant to Section 13.2(a);

(c)                                  any withholding Taxes attributable to a Lender’s failure to comply with Section 13.2(e);

(d)                                 any withholding Tax imposed under or in relation to FATCA; and

(e)                                  except to the extent that the Borrowers have expressly agreed pursuant to clause (iii) of subparagraph (b) of this definition that any withholding Taxes shall be an Indemnified Tax in respect of an assignee Lender, any withholding Taxes imposed on a payment or deemed payment by reason of the recipient being a “specified shareholder” of a Borrower (within the meaning of subsection 18(5) of the Tax Act) at the time of payment or deemed payment, or by reason of such recipient not dealing at arm’s length for the purposes of the Tax Act with a Borrower or a “specified shareholder” of a Borrower at the time of payment or deemed payment (other than where the non-arm’s length relationship arises, or where the recipient is a “specified shareholder” or does not deal at arm’s length with a “specified shareholder”, in connection with or as a result of the recipient having become a party to, received or perfected a security interest under or received or enforced any rights under, a Loan Document).

“Existing Affiliate Agreements” means any agreement, instrument or other document between one or more of the Obligors, on the one hand, and one or more of KMI and its Affiliates, on the other hand, in each case, as have been previously entered into, and have been disclosed in the IPO Prospectus (but only to the extent material to KMCL), and which are in force on the date hereof.

“Existing Project Related Proceedings” means each of the litigation proceedings related to the Project described in Schedule K.

“Fair Market Value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset or group of assets at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version described above), and any intergovernmental agreements (or related legislation or official administrative rules or practices) entered into in connection with such sections of the Code and any law, regulation or rule implementing any such intergovernmental agreement.

“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York, based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time and as published on the next succeeding Banking Day by the Federal Reserve Bank of New York as the federal funds effective rate, or, if such day is not a Banking Day, such rate for the immediately preceding Banking Day, for which the same is published or, if such rate is not so published for any day that is a Banking Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent, acting reasonably; provided that if the Federal Funds Rate as determined above is less than zero, then the Federal Funds Rate shall be deemed to be zero.

“Federal Reserve Board” or “Federal” means the Board of Governors of the Federal Reserve System of the United States of America or any successor thereof.

“Financial Covenant” has the meaning attributed thereto in Section 9.3.

“Financial Statements” means the financial statements (including the notes thereto) of KMCL, which shall be on a consolidated basis unless expressly provided otherwise and shall include a balance sheet, a statement of income and a statement of cash flows, together with comparative figures in each case (where a comparative period on an earlier statement exists), all prepared, maintained and stated in accordance with GAAP applied consistently.

“Fiscal Quarter” means the 3 month period commencing on the first day of each Fiscal Year, and each successive 3 month period thereafter during such Fiscal Year.

“Fiscal Year” means the fiscal year of KMCL which presently commences on January 1 of each calendar year and ends on December 31 of each calendar year.

“Force Majeure” means any act, circumstance or occurrence beyond the reasonable control of the Principal Borrower or other Obligor which such Obligor was unable to prevent or provide against by the exercise of reasonable diligence at a reasonable cost and was not a result of an Obligor’s sole negligence, and includes:

(a)                                 a storm, extreme freezing temperatures, flood, tornado, earthquake, lightning strike or other act of God;

(b)                                 an act of war, revolution, insurrection, riot, blockade or other unlawful act against public order or authority;

(c)                                  a strike, lock-out, shortage of labour or other labour disturbance;

(d)                                 a fire, explosion, mechanical failure or other accident or act of sabotage; and

(e)                                  governmental restraint, action, delay or inaction,

but, for certainty, shall not include any circumstance relating to the financial condition of any Obligor, KMI or any Affiliate thereof or insufficiency of funds or financing of any of them.

“Forward Funding Test” has the meaning attributed thereto in Section 2.1(b)(iv).

“Fronting Exposure” means, at any time there is a Defaulting Lender under the Working Capital Facility, such Defaulting Lender’s Applicable Percentage of the outstanding LC Obligations owing to the Fronting Lenders other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Working Capital Facility Lenders or Cash Collateralized.

“Fronting Fee” means the fee charged by a Fronting Lender for issuing a Letter of Credit at a rate per annum as is agreed in writing between the Principal Borrower and the applicable Fronting Lender from time to time.

“Fronting Lenders” means, initially, RBC and The Toronto-Dominion Bank, each in such capacity or such other Working Capital Facility Lenders as may be selected by the Agent and the Principal Borrower and which agrees with the Principal Borrower in writing to issue Letters of Credit hereunder, and provided further that, with respect to particular usage herein and if the context requires, “Fronting Lender” shall mean the Working Capital Facility Lender which has issued the Letter of Credit in question.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” means, with respect to any Person and at any time, all indebtedness for borrowed money of such Person at such time and, in any event, includes (without duplication):

(a)                                 obligations of such Person (including a reimbursement obligation) with respect to bankers’ acceptances and indebtedness of such Person arising pursuant to note purchase facilities and commercial paper programs;

(b)                                 indebtedness of such Person for borrowed money evidenced by and owed under a bond, note, debenture or similar instrument;

(c)                                  Purchase Money Obligations;

(d)                                 Capital Lease Obligations;

(e)                                  indebtedness of such Person arising pursuant to letters of credit or letters of guarantee securing or supporting any indebtedness or obligations referred to in the other subparagraphs of this definition; and

(f)                                   (i) obligations of such Person under Guarantees, and indemnities or other contingent obligations in respect of or securing or supporting any indebtedness or other obligations of any other Person referred to in the foregoing subparagraphs of this definition, and (ii) all other obligations of such Person incurred for the purpose of or having the effect of providing financial assistance to another Person to secure or support any indebtedness or other obligations of any other Person referred to in the foregoing subparagraphs of this definition (whether or not such indebtedness or other obligations are assumed by such Person), including endorsements with recourse of bills of exchange constituting or evidencing any such indebtedness or obligations (other than for collection or deposit in the ordinary course of business).

“GAAP” means, subject to Section 1.4, generally accepted accounting principles which are in effect from time to time in the United States.

“General Partner” means Kinder Morgan Canada GP Inc.

“Governmental Authority” means any federal, provincial, state, regional, municipal or local government or any department, agency, board, tribunal or authority thereof or other political subdivision thereof and any entity or person exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government or the operation thereof.

“Governmental Authorization” means an authorization, order, permit, approval, grant, license, consent, right, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decree or demand or the like issued or granted by law or by rule or regulation of any Governmental Authority; provided that, for certainty, Government Authorizations shall not include any authorizations, orders, permits, approvals, grants, licenses, consents, rights, franchises, privileges, certificates, judgments, writs, injunctions, awards, determinations, directions, decrees or demands issued by any Governmental Authority which has been determined by a court of competent jurisdiction to no longer be required or applicable to the Project or the subject matter thereof or any of the other matters referred to in subparagraphs (a) through (d), inclusive, of the definition of Required Permits from and after the date of such determination, but for greater certainty only until an appellate court of competent jurisdiction determines it to again be applicable thereto (including, without limitation, as a result of a provincial, municipal or local authorization, order, permit, approval, grant, license, consent, right, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decree or demand being in conflict with an authorization, order, permit, approval, grant, license, consent, right, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decree or demand issued by of the Government of Canada or another federal Canadian Governmental Authority).

“Guarantee” means, in respect of any Person, any guarantee, undertaking to assume, endorse, contingently agree to purchase or pay, or to provide funds for the purchase or payment of, or otherwise become liable in respect of, any obligation of any other Person; provided that the amount of each Guarantee shall be deemed to be the amount of the obligation guaranteed thereby, unless the Guarantee is limited to a determinable amount in which case the amount of such Guarantee shall be deemed to be the lesser of such determinable amount or the amount of such obligation.

“Hazardous Materials” means any substance or mixture of substances defined as or determined to be a pollutant, contaminant, waste, hazardous waste, hazardous chemical, hazardous substance, toxic substance or dangerous good under any Environmental Law.

“Hedge Agreement” means any Interest Hedging Agreement, Currency Hedging Agreement, Commodity Hedging Agreement or any other derivative agreement or similar agreement or arrangements.

“Hedge Agreement Demand for Payment” means a demand made by a Swap Lender pursuant to a Lender Hedge Agreement demanding payment of the Lender Swap Obligations which are then due and payable relating thereto and shall include any notice provided by a Swap Lender under any agreement evidencing a Lender Hedge Agreement which, when delivered, would require an early termination thereof and a payment by one of the parties thereto in settlement of obligations thereunder as a result of such early termination.

“Honor Date” has the meaning attributed thereto in Section 6.3(a).

“Incremental Pricing” has the meaning attributed thereto in Section 9.6.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning attributed thereto in Section 14.1(b).

“Independent Engineer” means Leidos Engineering LLC or, in the event Leidos Engineering LLC does not (on a repeated basis) provide timely service in respect of its obligations relating to ongoing funding requirements and reporting to the Lenders as contemplated hereby, such other firm of independent engineers or consultants as may be selected from time to time by the Required Lenders in consultation with and with the approval of the Principal Borrower, acting reasonably, in replacement thereof.

“Independent Engineer Certificate” means a certificate of the Independent Engineer signed by an officer thereof, substantially in the form of Schedule O-1 or Schedule O-2, as applicable, to be provided to the Agent and the Lenders pursuant hereto.

“Information” has the meaning attributed thereto in Section 16.6(b).

“Initial Financial Model” means the final financial model in respect of the Project and the Closing Date Business delivered by the Principal Borrower to the Lenders and the Independent Engineer on or prior to the Closing Date.

“Initial Independent Engineer Opinion” means the Independent Engineer’s report for the Project dated as of April 21, 2017.

“Insurance Consultant” means Moore-McNeil LLC.

“Intellectual Property” means Canadian, U.S. and foreign intellectual property, including all (a) (i) patents, inventions, processes, developments, technology, and know-how; (ii) copyrights and works of authorship in any media, including graphics, advertising materials, labels, package designs, and photographs; (iii) trademarks, service marks, trade names, brand names, corporate names, domain names, logos, trade dress, and other source indicators, and the goodwill of any business symbolized thereby; and (iv) trade secrets, confidential, proprietary, or non-public information and (b) all registrations, issuances, applications, renewals, extensions, substitutions, continuations, continuations-in-part, divisions, re-issues, re-examinations, foreign counterparts, or similar legal protections related to the foregoing.

“Interest Hedging Agreement” means any interest swap agreement, forward rate agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into by the applicable Person where the subject matter of the same is interest rates or the price, value or amount payable thereunder is dependent or based upon the interest rates or fluctuations in interest rates in effect from time to time (but, for certainty, shall exclude conventional floating rate debt).

“Interest Payment Date” means:

(a)                                 with respect to each Prime Loan and USBR Loan, the first Banking Day of each calendar month for the immediately preceding month or, after notice to the Borrowers, on such other Banking Day of each calendar month as is customary for the Agent having regard to its then existing practice; and

(b)                                 with respect to each LIBO Rate Loan, the last day of each applicable Interest Period and, if any Interest Period is longer than 3 months, the last Banking Day of each 3 month period during such Interest Period;

provided that, in any case, the date on which a Credit Facility is fully cancelled or permanently reduced in full shall be an Interest Payment Date with respect to all Loans then outstanding under such Credit Facility.

“Interest Period” means:

(a)                                 with respect to each Bankers’ Acceptance, the period selected by the Principal Borrower and being of 1, 2, 3 or 6 months’ duration, subject to market availability, (or, subject to the agreement of all of the Applicable Lenders, such longer or shorter period) commencing on the Drawdown Date, Rollover Date or Conversion Date of such Loan;

(b)                                 with respect to each LIBO Rate Loan, the period selected by the Principal Borrower and being of 1, 2, 3 or 6 months’ duration (or, subject to the agreement of all of the Applicable Lenders, such longer or shorter period) commencing on the applicable Drawdown Date, Rollover Date or Conversion Date, as the case may be; and

(c)                                  with respect to each Letter of Credit, the period commencing on the date of issuance of such Letter of Credit and terminating on the last day such Letter of Credit is outstanding, provided that in any case: (i) the last day of each Interest Period shall be also the first day of the next Interest Period whether with respect to the same or another Loan; (ii) the last day of each Interest Period shall be a Banking Day and if the last day of an Interest Period selected by the Principal Borrower is not a Banking Day the Principal Borrower shall be deemed to have selected an Interest Period the last day of which is the Banking Day next following the last day of the Interest Period selected unless such next following Banking Day falls in the next calendar month in which event the Principal Borrower shall be deemed to have selected an Interest Period the last day of which is the Banking Day next preceding the last day of the Interest Period selected by the Principal Borrower; and (iii) the last day of all Interest Periods for Loans outstanding under each Credit Facility shall expire on or prior to the Maturity Date applicable thereto, subject, however, in the case of Letters of Credit issued under the Working Capital Facility to the provisions of Section 6.1.

“Investments” means, with respect to any Obligor, any one or more of the following by such Obligor: (a) any loan to any Person, including Guarantees (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business); (b) any capital contributions to any Person; (c) any purchase or acquisition of Equity Securities; and (d) any purchase or acquisition of assets for consideration of Funded Debt, Equity Securities or other Securities. “Investments” shall exclude extensions of trade credit in the ordinary course of business in accordance with normal trade practices of such Person. If any Obligor sells or otherwise disposes of any Equity Securities of any direct or indirect Restricted Subsidiary such that, after giving effect to any such Disposition, such Person is no longer a Restricted Subsidiary, the Obligor which made such Disposition will be deemed to have made an Investment on the date of any such Disposition equal to the Fair Market Value of such Obligor’s Investments in such Restricted Subsidiary that were not sold or disposed of. The acquisition by any Obligor of a Person that holds an Investment in a third Person that is not a Related Party of an Obligor will be deemed to be an Investment by such Obligor in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person.

“Investment Grade Rating” means in respect of the Debt Rating, a rating of at least two of the following: (a) BBB- or better from S&P; (b) Baa3 or better from Moody’s; and (c) BBB (low) or better from DBRS.

“IPO” means the initial public offering of KMCL.

“IPO Date” means May 30, 2017.

“IPO Prospectus” means the long form prospectus of KMCL dated May 25, 2017 qualifying the distribution of 102,942,000 restricted voting shares of KMCL in each of the provinces and territories of Canada.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“KMCL” means Kinder Morgan Canada Limited, and its successors.

“KMI” means Kinder Morgan, Inc., and its successors.

“Knowledge” means, in respect of the Principal Borrower or any other Obligor, as the context requires, the actual knowledge of any director or senior officer of such Obligor who has current knowledge of the relevant facts or circumstances.

“LC Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by a Fronting Lender, together with a request for a LC Issuance, in the form provided to the Principal Borrower by the Fronting Lender.

“LC Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by the Principal Borrower on the date when made or refinanced into another type of Loan on the date when made.

“LC Fee” has the meaning attributed thereto in Section 4.5(a).

“LC Issuance” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“LC Issuer Documents” means with respect to any Letter of Credit, the LC Application, and any other document, agreement and instrument entered into by the applicable Fronting Lender and the Principal Borrower (or any applicable Obligor) or in favour of the applicable Fronting Lender and relating to such Letter of Credit and “LC Issuer Document” means any one of them.

“LC Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all LC Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.8. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lead Arrangers” means RBC Capital Markets, Canadian Imperial Bank of Commerce, The Bank of Nova Scotia and TD Securities.

“Lenders” means, collectively, the Construction Facility Lenders, the Working Capital Facility Lenders and the Contingent Facility Lenders, and “Lender” means any one of them.

“Lender Distress Event” means, in respect of a given Lender, such Lender or its Lender Parent (a) is subject to a forced liquidation, merger, sale or other change of control supported in whole or in part by guarantees or other support (including the nationalization or assumption of ownership or operating control by the Government of the United States, Canada or any other Governmental Authority) or (b) is otherwise adjudicated as, or determined to be, insolvent or bankrupt, in each case, by any Governmental Authority having regulatory authority over such Lender or Lender Parent or their respective assets; provided that, for certainty, a Lender Distress Event shall not have occurred solely by virtue of the ownership or acquisition of any equity interest in such Lender or its Lender Parent by any Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within Canada or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Lender Hedge Agreement” means a Hedge Agreement entered into between a Swap Lender and an Obligor which creates Lender Swap Obligations.

“Lender Insolvency Event” means, in respect of a given Lender, such Lender or its Lender Parent:

(a)                                 is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)                                 becomes insolvent, is deemed insolvent by applicable law or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)                                  makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)                                 (i) institutes, or has instituted against it by a regulator, supervisor or any similar Governmental Authority with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, (A) a proceeding pursuant to which such Governmental Authority takes control of such Lender’s or Lender Parent’s assets, (B) a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy, insolvency or winding-up law or other similar law affecting creditors’ rights, or (C) a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar Governmental Authority; or (ii) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy, insolvency or winding-up law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (i) above and either (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 15 days of the institution or presentation thereof;

(e)                                  has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(f)                                   seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or a substantial portion of all of its assets;

(g)                                  has a secured party take possession of all or a substantial portion of all of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case, within 15 days thereafter;

(h)                                 causes or is subject to any event with respect to it which, under the applicable law of any jurisdiction, has an analogous effect to any of the events specified in subparagraphs (a) to (g) above, inclusive; or

(i)                                     takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing.

“Lender Parent” means any Person that directly or indirectly controls a Lender and, for the purposes of this definition, “control” shall have the same meaning as set forth in the definition of “Affiliate” contained herein.

“Lender Secured Obligations” means, collectively, all amounts, obligations and liabilities owing by any Obligor to any or all of the Lender Secured Parties, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, and arising under, in connection with, or otherwise related to this Agreement or any other Loan Document, Lender Hedge Agreements or Cash Management Documents and including, without duplication, (a) all Outstandings owed or guaranteed by any Obligor, (b) all Lender Swap Obligations (other than Excluded Swap Obligations) owed or guaranteed by any Obligor, (c) all Cash Management Obligations owed or guaranteed by any Obligor and (d) all other fees, expenses (including fees, charges, and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities, and reimbursement of amounts paid and other sums chargeable to any Obligor under any Loan Document.

“Lender Secured Parties” means (a) the Agent and the Lenders under the Loan Documents, (b) the Swap Lenders under the Lender Hedge Agreements and (c) the Cash Managers under the Cash Management Documents.

“Lender Swap Obligations” means all indebtedness, obligations and liabilities of any Obligor under any Lender Hedge Agreement entered into at any time on or after the Closing Date (regardless of whether such Lender or its Affiliate ceases to be a Lender after such Lender Hedge Agreement is entered into), but excluding, for certainty, any Lender Hedge Agreement entered into by any Obligor with any Swap Lender after such Lender’s or its Affiliate’s Commitment has been fully cancelled in accordance with the terms hereof or after such Lender or its Affiliate has assigned all of its rights to the Credit Facilities in accordance with Section 16.2.

“Lenders’ Counsel” means Torys LLP and such other firm(s) of legal counsel as the Agent may from time to time designate.

“Letter of Credit” or “LC” means a standby or documentary letter of credit or letter of guarantee in Cdn. Dollars or US Dollars issued by a Fronting Lender at the request of the Principal Borrower pursuant to this Agreement.

“Levy” has the meaning attributed thereto in Section 9.1(f).

“LIBO Rate” means, for any Interest Period with respect to a LIBO Rate Loan, the rate of interest per annum, expressed on the basis of a year of 360 days, determined by the Agent at approximately 11:00 a.m. (London, England time), on the date that is 2 Banking Days prior to the commencement of such Interest Period by reference to the rate set by ICE Benchmark Administration (or any display substituted therefor or any successor thereto) for deposits in US Dollars (as set forth by any service selected by the Agent that has been nominated by ICE Benchmark Administration (or any display substituted therefor or any successor thereto) as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided, however, that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Agent to be the average of the rates per annum at which deposits in US Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Agent (or an Affiliate thereof, if the Agent does not offer such deposits) at approximately 11:00 a.m. (London, England time) on the date that is 2 Banking Days prior to the beginning of such Interest Period; provided, however that in no event shall the LIBO Rate be less than zero (0).

“LIBO Rate Loan” means an Advance in, or Conversion into, United States Dollars made by the Applicable Lenders to the Principal Borrower under a Credit Facility, with respect to which the Principal Borrower has specified that interest is to be calculated by reference to the LIBO Rate, and each Rollover in respect thereof.

“LIBO Suspension Notice” has the meaning assigned to such term in Section 13.6(c).

“Liens” means mortgages, charges, pledges, hypothecs, assignments by way of security, conditional sales or other title retentions, security created under the Bank Act (Canada), liens, encumbrances, security interests or other interests in Property, howsoever created or arising, whether fixed or floating, perfected or not, which secure payment or performance of an obligation and, including, in any event, (a) rights of set-off created for the purpose of securing (directly or indirectly) any Funded Debt, and (b) the rights of lessors under Capital Leases and any other lease financing included as Funded Debt.

“Loan” means a Prime Loan, a USBR Loan, a LIBO Rate Loan, a BA Equivalent Advance, or an Advance by way of the issuance of Bankers’ Acceptances or a Letter of Credit.

“Loan Documents” means this Agreement, the LC Issuer Documents, the Obligor Guarantees, the Security Documents, Equity Nomination and Support Agreement, the Collateral Agency and Intercreditor Agreement, any letter agreements reflecting agency fee arrangements agreed to between the Agent and the Borrowers, any letter agreements reflecting the Fronting Fee arrangements agreed to between a Fronting Lender and the Principal Borrower and all other agreements, certificates, notices, instruments and other documents delivered or to be delivered to the Agent, the Lenders or any of them, in relation to the Credit Facilities pursuant hereto or thereto and, when used in relation to any Person, the term “Loan Documents” shall mean and refer to the Loan Documents executed and delivered by such Person.

“Market Consultant” means Muse, Stancil & Co.

“Material Acquisition” means an Acquisition by an Obligor (but excluding an Acquisition from an Obligor), the cost of which, together with the cost of all such Acquisitions previously completed in such Fiscal Year which were not included in any previous Material Acquisition, exceed the Threshold Amount.

“Material Adverse Effect” means a material adverse effect on:

(a)                                 the business, financial condition, operations or properties of the Principal Borrower and its Subsidiaries on a consolidated basis and taken as a whole; or

(b)                                 the ability of the Pledgors and the Obligors to observe or perform their respective material obligations under the Loan Documents and the Material Project Agreements to which any of them is a party or the validity or enforceability of the Loan Documents or the Material Project Agreements or any material provision thereof.

“Material Disposition” means a Disposition by any Obligor of Equity Securities or other assets (but excluding a Disposition to an Obligor), the net proceeds of which, together with all such Dispositions previously completed in such Fiscal Year which were not included in any previous Material Disposition, exceed the Threshold Amount.

“Material EPC Agreements” means, collectively:

(a)                                 the agreement to be entered into between the Principal Borrower (or an Affiliate thereof) and ** to carry out the engineering, procurement, construction and commissioning of  the ** component of the Project, as the same may be amended, modified, supplemented or restated from time to time **; and

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “**” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(b)                                 the agreement to be entered into between the Principal Borrower (or an Affiliate thereof) and ** to carry out the construction of Spread **, as the same may be amended, modified, supplemented or restated from time to time, and any other contract or agreement entered into in replacement thereof.

“Material Project Agreements” means, collectively, (a) the Material Transportation Services Agreements and (b) the Material EPC Agreements.

“Material Transportation Services Agreement” means, collectively, the transportation services agreements in respect of the Project (together with the facility support agreement corresponding thereto while it remains in existence in accordance with its terms) with the following shippers, together with any other transportation services agreements in respect of the Project with the shippers who have provided a Consent and Acknowledgement as required pursuant to Section 3.3(d)(ii) (provided that, to the extent after having made commercially reasonable efforts to deliver a Consent and Acknowledgement with the following shippers, the Principal Borrower may replace the following and designate additional such agreements so long as it remains in compliance with Section 3.3(d)(ii)):

(a)                                 BP Products North America Inc.;

(b)                                 Brion Energy Corporation;

(c)                                  Canadian Natural Resources;

(d)                                 Cenovus Energy Inc.;

(e)                                  Suncor Energy Marketing Inc.;

(f)                                   Tesoro Canada Supply & Distribution Ltd.; and

(g)                                  Total E&P Canada Ltd.

“Maturity Date” means the fifth anniversary of the Closing Date or, if such day is not a Banking Day, the immediately preceding Banking Day.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“NEB” means the National Energy Board of Canada.

“NEB Financial Resources Requirement” means the requirement under NEB Order FRO-002-2107 for the NEB Reserve Borrower (as the same may be amended, restated or replaced from

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “**” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

time to time by the NEB) or any other similar requirement on any Obligor imposed on it by the NEB to obtain and maintain minimum financial resources in the forms of available lines of credit from its Affiliates or unrelated third parties and available insurance policies.

“NEB Reserve Availability” means up to Cdn.$500,000,000 of the undrawn availability under the Contingent Facility to satisfy the line of credit requirements under the NEB Financial Resources Requirement.

“NEB Reserve Borrower” means Trans Mountain Pipeline ULC.

“Net Disposition Proceeds” means the net cash proceeds received by an Obligor after the Closing Date from any Disposition (other than Permitted Dispositions) and, including any cash payment received in respect of promissory notes or other non-cash consideration delivered to an Obligor in respect thereof, less, for certainty, but without limitation, the sum of each of the following:

(a)                                 all reasonable and customary legal, investment banking, brokerage and accounting fees and expenses incurred in connection with such Disposition;

(b)                                 all Taxes actually paid, or estimated to be payable by, the Obligors in cash in connection with such Disposition; and

(c)                                  reasonable reserves in connection with the Disposition established in accordance with GAAP against any liabilities associated with the assets being Disposed of.

“Net Forecasted Retained Cash Flow” means, as at any date of determination, the forecasted Distributable Cash for the 6 month period following such date of determination, net of all forecasted dividends and distributions to be made by KMCL and the Parent during such period (to the extent applicable, based upon the then prevailing policies and resolutions of the board of directors of KMCL).

“Net Insurance Proceeds” means the Equivalent Amount in Canadian Dollars of the net amount of property insurance proceeds (and excluding, for certainty, business interruption and delay in start-up insurance) received by an Obligor after the Closing Date in excess of Cdn.$25,000,000 in aggregate between all of the Obligors over the course of a Fiscal Year, less, for certainty, but without limitation, the sum of each of the following:

(a)                                 amounts applied to a Permitted Use;

(b)                                 any proceeds or awards required to be paid to a creditor (other than the Lender Secured Parties) which holds a Permitted Lien on the Property which is the subject of a casualty event and which ranks in priority to the Liens arising under the Security Documents; and

(c)                                  all Taxes actually paid, or estimated to be payable, by the Obligors in cash in connection with such proceeds or awards.

“Net Permitted Refinancing Debt Proceeds” means, with respect to the incurrence by an Obligor of Permitted Refinancing Debt after the Closing Date, the net cash proceeds received by such Obligor from such incurrence, less, for certainty, but without limitation, the sum of each of the following:

(a)                                 all reasonable and customary legal, investment banking, brokerage and accounting fees and expenses incurred and other professional fees, underwriting discounts and commissions in connection with such incurrence; and

(b)                                 all Taxes actually paid, or estimated to be payable, by the Obligors in cash in connection with such incurrence;

provided that, no proceeds of any Permitted Refinancing Debt shall be used to satisfy any reserves required pursuant to the terms of any Permitted Refinancing Debt.

“New Rules” has the meaning attributed thereto in the definition of “Change in Law”.

“Non-Acceptance Lender” means (a) a Lender which does not accept bankers’ acceptances in the ordinary course of its business or (b) in respect of Lenders which are not chartered banks or Schedule III Lenders, a Lender who, by notice in writing to the Agent and the Borrower, elects thereafter to make BA Equivalent Advances in lieu of accepting Bankers’ Acceptances.

“Nonrenewal Notice Date” has the meaning attributed thereto in Seciton 6.2(c).

“Obligor Debenture” means a debenture given by each Obligor pursuant to Section 10.2. substantially in the form attached as a schedule to the Collateral Agency and Intercreditor Agreement

“Obligor Guarantee” means a Guarantee made by each Obligor substantially in the form attached as Schedule H-1 from time to time in favour of the Agent for the benefit of the Lender Secured Parties with such modifications and insertions as may be agreed to by the Agent, acting reasonably.

“Obligors” means, collectively, the Borrowers, the Parent, the General Partner, KMCL, and the Restricted Subsidiaries and “Obligor” means any of them.

“On-Hand Funding” means an amount equal to, without duplication, of the following:

(a)                                 the sum of:

(i)                                                             cash then held by Obligors in deposit accounts maintained with the Agent or any other Lender and which is not subject to (i) any Liens other than Liens constituted by the Security Documents or (ii) any restrictions on payment or withdrawal other than pursuant to the Loan Documents; plus

(ii)                                                          the Fair Market Value of Cash Equivalents then held by the Obligors and registered in the name of an Obligor or a Subsidiary in accounts of the Agent and/or one or more Lenders, in each case, which are not subject to

(i) any Liens other than Liens constituted by the Security Documents or (ii) any restrictions on transfer or Disposition other than pursuant to the Loan Documents; minus

(b)                                 any outstanding payables relating to current Project Costs incurred but unpaid as at the date of determination, but, for the purpose of determining the amount of such payables, excluding the total incremental Project Costs requested to be funded on such date in the applicable Drawdown Notice.

For certainty, (i) any proceeds of any Permitted Debt other than Permitted Subordinated Loans shall not be used in calculating the amounts set out in item (a) above, and (ii) On-Hand Funding shall at no time be less than $0.

“OSFI” means the Office of the Superintendent of Financial Institutions Canada (or any successor thereto).

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outside Date” means June 30, 2021.

“Outstanding Principal” means the aggregate, at any time, of:

(a)                                 the aggregate outstanding principal amount of all Prime Loans, USBR Loans, BA Equivalent Advances, and LIBO Rate Loans;

(b)                                 the aggregate face amount of all outstanding Bankers’ Acceptances which have not been Cash Collateralized; and

(c)                                  the aggregate undrawn amount of all outstanding Letters of Credit (as determined in accordance with Section 1.8) which have not been Cash Collateralized.

“Outstandings” means, at any time and from time to time, all of the obligations, indebtedness and liabilities (present or future, absolute or contingent, matured or not) of any Obligors to the Lenders or the Agent under, pursuant or relating to the Loan Documents or the Credit Facilities and whether the same are from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and including all principal, interest, fees, legal and other costs, charges and expenses and other amounts payable by any Obligors under the Loan Documents.

“Parent” means Kinder Morgan Canada Limited Partnership, and its successors.

“Participant” has the meaning assigned to such term in Section 16.2(d).

“Permitted Contest” means action taken by an Obligor in good faith by appropriate proceedings diligently pursued to contest any Taxes, Other Taxes, claims or Liens, provided that:

(a)                                 such Obligor has established reasonable reserves therefor if required in accordance with GAAP; and

(b)                                 proceeding with such contest will not create a material risk of sale, forfeiture or loss, or interference with the use of any material Property of such Obligor and would not reasonably be expected to have a Material Adverse Effect.

“Permitted Debt” means, in respect of an Obligor, any Funded Debt which meets any one of the following conditions: (and any Guarantee of any Funded Debt which constitutes Permitted Debt shall also constitute Permitted Debt):

(a)                                 the Lender Secured Obligations;

(b)                                 any Funded Debt owing by an Obligor to another Obligor;

(c)                                  Permitted Refinancing Debt;

(d)                                 Permitted Incremental Debt;

(e)                                  Permitted Subordinated Loans;

(f)                                   (i) Capital Lease Obligations; (ii) Purchase Money Obligations; and (iii) other Funded Debt to the extent not otherwise referred to in this definition; provided that, the aggregate outstanding principal amount of such Capital Lease Obligations, Purchase Money Obligations and other Funded Debt shall not exceed the Threshold Amount (or the Equivalent Amount in any other currency, as determined at the time of incurrence); and

(g)                                  other Funded Debt, provided that: (i) both the Construction Facility and Contingent Facility have been indefeasibly repaid in full and the entirety of the Commitments under each such Credit Facility have been cancelled; and (ii) the Principal Borrower shall have an Investment Grade Rating both immediately prior to, and immediately after, the incurrence of such Funded Debt, in each case, subject to compliance with the Financial Covenant.

“Permitted Dispositions” means, with respect to an Obligor, any one or more of the following:

(a)                                 a Disposition by such Obligor in the ordinary course of business and in accordance with prudent industry practice of property that is obsolete, no longer useful for its intended purpose or no longer required for the operation of the Project or the Closing Date Business or being replaced in the ordinary course of business;

(b)                                 a Disposition by such Obligor in the ordinary course of business that would not reasonably be expected to have a Material Adverse Effect (it being acknowledged and agreed that any Disposition of a major component of the Trans Mountain Pipeline System existing mainline, any Disposition of an entire business unit comprising part of the Closing Date Business or any Disposition of a major component of the Project shall not be in the ordinary course of business);

(c)                                  a Disposition by any of them of its interest in machinery, equipment or other tangible personal property for which Purchase Money Obligations were incurred and which obligations are fully repaid concurrently with such Disposition;

(d)                                 a Disposition of assets (including shares or ownership interests) by a Restricted Subsidiary to the Borrower, by a Restricted Subsidiary to a wholly-owned Subsidiary and by the Borrower to a wholly-owned Subsidiary, subject to compliance with Section 9.1(l);

(e)                                  transfers, leases, subleases, easements, licenses, sublicenses and grants of rights of way, rights of access and similar rights transferred or made in the ordinary course of business and that are not otherwise required for the development, construction and operation of the Project;

(f)                                   except for those leases, subleases, easements, licenses, sublicenses and grants of rights-of-way, rights of access and similar rights dealt with and referred to in subparagraph (e) above, leases, subleases, easements, licenses, sublicenses or grants of rights of way in the ordinary course of business and which do not (singularly or in the aggregate) interfere with the business or operations of such Obligor in any material respect;

(g)                                  Dispositions relating to or in connection with easements, rights-of-way, servitudes, statutory exceptions to title, restrictions and other similar charges, restrictions or encumbrances as to the use of real property or immaterial imperfections of title which do not (singularly or in the aggregate) interfere with the business or operations of the Principal Borrower or such Subsidiary in any material respect;

(h)                                 a grant of a Lien which constitutes a Permitted Lien;

(i)                                     Dispositions permitted by Sections 9.2(d), 9.2(f), 9.2(k) or 9.2(l);

(j)                                    transfers of Property subject to casualty events upon receipt of the Net Insurance Proceeds of such casualty event or as part of an insurance settlement;

(k)                                 transfers of expropriated or condemned Property as a result of expropriation or other similar rights to the respective Governmental Authority that has expropriated or condemned the same; and

(l)                                     any other Disposition of assets of such Obligors; provided that the aggregate net proceeds of Disposition of the assets sold or otherwise disposed of by such Obligor, together with all other Obligors pursuant to this subparagraph (l), do not, in the aggregate, exceed (i) prior to the “in-service” date of the Project in accordance with the applicable Government Authorizations therefor, the

Threshold Amount, and (ii) after such “in-service date”, Cdn.$100,000,000 (or the Equivalent Amount thereof in any other currency) in any Fiscal Year.

“Permitted Incremental Debt” means Funded Debt, provided that:

(a)                                 pro forma compliance with the Financial Covenant on the date such Funded Debt is incurred;

(b)                                 no Default or Event of Default shall have occurred and be continuing on the date such Funded Debt is incurred;

(c)                                  such Funded Debt shall have a maturity date at least 6 months later than the Maturity Date;

(d)                                 such Funded Debt may be unsecured or if secured, the Liens granted in respect thereof shall rank no better than pari passu with the Lender Secured Obligations (and shall be subject to the Collateral Agency and Intercreditor Agreement);

(e)                                  the aggregate principal amount of such Funded Debt shall not exceed Cdn.$250,000,000, (or the Equivalent Amount thereof in any other currency) minus the amount of any increase to the Working Capital Facility effected pursuant to Section 2.3(c), if any; and

(f)                                   the proceeds of such Funded Debt will be for general corporate purposes (other than Project Costs).

“Permitted Investments” means, without duplication:

(a)                                 any Investment in an Obligor;

(b)                                 any Investment in cash or Cash Equivalents;

(c)                                  Investments expressly required pursuant to any Material Project Agreement;

(d)                                 any Investment by an Obligor in a Person if as a result of such Investment:

(i)                                     such Person becomes an Obligor; or

(ii)                                  such Person is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, an Obligor;

(e)                                  any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(f)                                   Acquisitions;

(g)                                  any Investment which would constitute Permitted Debt and any Guarantees of Permitted Debt;

(h)                                 Guarantees of performance or other obligations (other than Funded Debt) arising in the ordinary course of the business of the Obligors and their respective Subsidiaries or as contemplated by the Material Project Agreements and/or the constitutional documents of the Obligors and their respective Subsidiaries, including obligations under joint operating and related agreements and licenses or concessions related to such business; and

(i)                                     any other Investment; provided that the Fair Market Value of such Investment, together with the aggregate Fair Market Value of all other Investments of the Obligors pursuant to this subparagraph (i), do not exceed the Threshold Amount, in each case, the Fair Market Value being determined as of the date each such Investment was made, provided that at the time of any such Investments described in subparagraphs (f) and (i) above, no Event of Default exists or would reasonably be expected to result therefrom.

“Permitted Liens” means, as at any particular time, any of the following on the Property or any part of the Property of an Obligor:

(a)                                 Liens for Taxes, Other Taxes, assessments, customs duties or governmental charges which are not due and delinquent or, if due or delinquent, the validity of which is being contested at the time by a Permitted Contest;

(b)                                 Liens under or pursuant to any judgment rendered, or claim filed, against such Obligor, which such Obligor shall be contesting at the time by a Permitted Contest or which is adequately covered by insurance;

(c)                                  Liens imposed or permitted by law, such as undetermined, inchoate or statutory liens and deemed trusts, carriers’ liens, garagekeepers’ liens, builders’ liens, warehousemen’s liens, mechanics’ liens, materialmen’s liens, repairmen’s liens and other liens, privileges or other charges of a similar nature which relate to obligations which are not due and delinquent or, if due and delinquent, the validity of which is being contested at the time by a Permitted Contest;

(d)                                 Liens in favour of a public utility or any municipality or governmental or other public authority when required by such utility, municipality or authority in connection with the operations of such Obligor, all in the ordinary course of its business which individually or in the aggregate do not materially detract from the value of the asset concerned or materially impair its use in the operation of the business of the Obligors, taken as a whole;

(e)                                  Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of Funded Debt), statutory obligations, appeal bonds and performance bonds and other obligations of like nature, incurred as incidental to and in the ordinary course of business of such Obligor; provided, however, that all such Liens only secure sums not at the time overdue or, if overdue, the validity of which is being contested at the time by a Permitted Contest;

(f)                                   the Lien or any right of distress reserved in or exercisable under any real property lease for rent or otherwise to effect compliance with the terms of such lease, in respect of which the rent or other obligations are not at the time overdue, or if overdue, the validity of which is being contested at the time by a Permitted Contest;

(g)                                  easements, rights-of-way, permits, restrictive covenants, encroachments, protrusions, servitudes, leases, licenses, subleases, sublicenses, zoning, caveats registered in respect of any of the foregoing or other similar rights or interests in land held by such Obligor (including, without in any way limiting the generality of the foregoing, rights-of-way and servitudes for railways, roadways, sewers, drains, pipe lines, gas and water mains, electric light and power and telecommunication, telephone or telegraph or cable television conduits, poles, wires, cables, meter stations and sub stations) granted to or reserved or taken by other Persons which individually or in the aggregate do not materially detract from the value of such land or materially impair its use in the operation of the business of the Obligors, taken as a whole;

(h)                                 Purchase Money Security Interests and Capital Leases; provided that those Liens are limited to all or any part of the Property purchased or leased and that such obligations do not exceed the Threshold Amount, in each case as determined in the aggregate for the Obligors;

(i)                                     Liens created under any of the Security Documents;

(j)                                    Liens consented to in writing by the Required Lenders;

(k)                                 Liens in favour of an Obligor;

(l)                                     Liens in favour of one or more of the other parties under any of the Material Project Agreements;

(m)                             Liens resulting from the deposit of cash or obligations as security when an Obligor is required to do so by a Governmental Authority or by normal business practice in connection with contracts, licenses or tenders or similar matters in the ordinary course of business and for the purpose of carrying on the same, or to secure workers’ compensation, surety or appeal bonds or to secure costs of litigation when required by Applicable Law;

(n)                                 bankers’ liens, rights of set-off and other similar liens existing solely with respect to cash, term deposits, guaranteed investment certificates, certificates of deposit, bankers’ acceptances and other debt instruments, in each case, in one or more accounts maintained by an Obligor, in each case, granted in the ordinary course of business in favour of any Lender with which such accounts are maintained, securing amounts owing to such Lender with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements;

(o)                                 any lease or sublease granted by an Obligor in the ordinary course of business, provided that, any such lease or sublease does not materially adversely affect the enjoyment by an Obligor of the assets of such Obligor in the conduct of the business of the Obligors, taken as a whole;

(p)                                 title defects or irregularities which are of a minor nature which, in the aggregate, do not materially affect or impair the use of any material Property of such Obligor for the purposes for which it is held by or on behalf of such Obligor;

(q)                                 any Lien whether arising under statute or under contracts for the transportation, transmission, storage, processing, distribution, gathering, terminalling, trimming, handling, injection, repressuring or recycling of petroleum substances, hydrogen or other gases or other products, by products, waste products, consumables, inventory or water in favour of pipeline owners, other transporters and carriers and other providers of goods and services, provided that in the case of Liens arising under contracts, such Lien is limited to the assets that are the subject of the relevant contract and that the indebtedness and obligations of the applicable Obligor thereunder do not constitute Funded Debt;

(r)                                    Liens incurred in the ordinary course of business (not securing any Funded Debt) in respect of the rights of any shipper or supplier of inventory or petroleum substances (including the rights of such shipper or supplier to any inventory or petroleum substances owned by such shipper or supplier or owned by an Obligor but not yet paid for or overdue but that are located on or within any property or assets of such Obligor);

(s)                                   to the extent required by Applicable Law, any Lien (including, for certainty, any reclamation trust or similar arrangement in connection with any present or future reclamation, clean-up, abandonment or operational obligations to the extent any such trust or similar arrangement may constitute a Lien) relating to the present or future reclamation, clean-up, abandonment or operation of any properties, facilities and interests and surrounding lands whether or not owned by an Obligor and the decommissioning or removal of structures or facilities located on such properties or facilities;

(t)                                    Liens securing Permitted Refinancing Debt and Permitted Incremental Debt, in each case, which rank no greater than pari passu with the Liens in favour of the Lender Secured Parties and which are subject to the Collateral Agency and Intercreditor Agreement;

(u)                                 any operating lease (as characterized under GAAP as in effect on December 31, 2016) entered into in the ordinary course of business (which, for certainty, shall not include any leases entered into in connection with any Sale Leaseback);

(v)                                 (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business of such Obligor complies, and (ii) any zoning, ordinance or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of such Obligor;

(w)                               any right reserved to, or vested in, any applicable Governmental Authority by the terms of:

(i)                                     any Applicable Law;

(ii)                                  any applicable Governmental Authorization; or

(iii)                               any property interest, easement, right-of-way, or servitude issued or granted by Applicable Law or by any applicable Governmental Authorization,

to terminate any such Governmental Authorization, easement, right-of-way or servitude or to purchase, expropriate, appropriate or recapture, or designate a purchaser of any property;

(x)                                 any obligation or duty affecting property to any Governmental Authority with respect to any Governmental Authorization and any defect in title to structures or other facilities arising solely from the fact that such structures or other facilities are constructed or installed on real property held under such Governmental Authorization, which obligations and duties and defects in the aggregate do not materially impair the use or enjoyment of such property, structures and facilities for the purposes for which they are held;

(y)                                 any Liens granted in respect of:

(i)                                     cash or Cash Equivalents in respect of Excluded Deposits/Amounts; or

(ii)                                  any Equity Securities or Equity Securities Equivalents (and cash and other property on deposit in any Excluded Securities Accounts), in either case, held in or on deposit in any Excluded Securities Accounts;

(z)                                  any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the preceding subparagraphs (a) to (y) inclusive of this definition, so long as any such extension, renewal or replacement of such Lien is limited to all or any part of the same Property that secured the Lien extended, renewed or replaced (plus improvements on such Property) and the Funded Debt or obligation secured thereby is not increased; and

(aa)                          other Liens that are not permitted under any of the foregoing subparagraphs of this definition and which secure obligations that are not otherwise prohibited under this Agreement, provided that the aggregate of the obligations secured by all such Liens does not at any time exceed the Threshold Amount;

provided that nothing in this definition shall in and of itself cause the Lender Secured Obligations to be subordinated in priority of payment of the obligations secured by any such Permitted Lien.

“Permitted Refinancing Debt” means Funded Debt of the Principal Borrower, subject to:

(a)                                 pro forma compliance with the Financial Covenant;

(b)                                 no Default or Event of Default shall have occurred and be continuing on the date such Funded Debt is incurred;

(c)                                  such Funded Debt shall have a maturity date at least 6 months later than the Maturity Date;

(d)                                 such Funded Debt may be unsecured or if secured, the liens granted in respect thereof shall rank no better than pari passu with the Lender Secured Obligations (and shall be subject to the Collateral Agency and Intercreditor Agreement); and

(e)                                  the proceeds thereof must be used to prepay the Credit Facilities as required by Section 7.1.

“Permitted Subordinated Loans” means unsecured Funded Debt of the Principal Borrower owing to KMI or other Related Parties provided:

(a)                                 such Funded Debt is on terms and conditions satisfactory to the Agent, acting reasonably (including that there shall be no financial test or any restriction on debt incurrence nor any cross-default or cross-acceleration to any other Funded Debt); and

(b)                                 such Funded Debt is fully subordinated to the Lender Secured Obligations pursuant to, and which is then subject to, a subordination agreement, in form and substance satisfactory to the Agent, acting reasonably (and which, among other things, shall provide: (i) for a perpetual standstill and (ii) that payments on or in respect of such Funded Debt shall be subject to the limitations prescribed by Section 9.2(i).

“Permitted Use” means repair or replacement of Property in respect of which the related insurance claim was made (or a binding commitment to do the same) within 365 days of receipt by the applicable Obligor of the proceeds of such a claim (or such longer period as may be acceptable to the Agent, acting reasonably given the nature of the Property to be repaired or replaced).

“Person” means any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” has the meaning attributed thereto in Section 16.15(a).

“Pledges” means, collectively, each limited recourse securities pledge given by each Pledgor in favour of the Collateral Agent for the benefit of the Secured Parties pursuant to Section 10.2(b).

“Pledgors” means, collectively, KM Canada Terminals ULC and Kinder Morgan Canada Company and any other Person that from time to time is a direct owner of Equity Securities or Equity Securities Equivalents of the Parent, and “Pledgor” means any of them.

“Pledgor Guarantee” means a limited recourse Guarantee made by each Pledgor from time to time in favour of the Agent for the benefit of the Lender Secured Parties, the recourse under such limited recourse Guarantee being limited to the Pledgor’s interests in the Equity Securities or Equity Securities Equivalents of the Parent under and pursuant to the Pledge to which it is a party.

“PPSA” means the Personal Property Security Act (Alberta) and all regulations thereto, as the same may from time to time be in effect and the personal property security legislation of any other province or territory of Canada to the extent it may be required to apply to any item or items of Collateral.

“Prime Loan” means an Advance in, or Conversion into, Canadian Dollars made by the Applicable Lenders to a Borrower under a Credit Facility with respect to which the applicable Borrower has specified or a provision hereof requires that interest is to be calculated by reference to the Prime Rate.

“Prime Rate” means, for any day, the greater of:

(a)                                 the rate of interest per annum established from time to time by the Agent as the reference rate of interest in effect at its principal office in Toronto for the determination of interest rates that the Agent will charge for commercial loans in Canadian Dollars made in Canada; and

(b)                                 the rate of interest per annum equal to the average annual yield rate for one month Canadian Dollar bankers’ acceptances (expressed for such purpose as a yearly rate per annum in accordance with Section 5.3) which rate is shown on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Service at 10:00 a.m. (Toronto time) on such day or, if such day is not a Banking Day, on the immediately preceding Banking Day, plus 1.00% per annum.

“Principal Borrower” means Kinder Morgan Cochin ULC and its successors.

“Project” means the development, construction, completion, testing and commissioning by the Principal Borrower and/or any Affiliate (current or to be formed) thereof (including the NEB Reserve Borrower) of the proposed project to expand the Trans Mountain pipeline system in respect of which the NEB issued its Certificate of Public Convenience and Necessity on December 1, 2016.

“Project Budget” means the “Project Budget” in respect of the Project, attached hereto as Schedule M.

“Project Completion” means that:

(a)                                 the Project has been granted all leave to open(s) as required by the NEB;

(b)                                 the “Commencement Date” shall have occurred under each of the Project’s facility support agreements;

(c)                                  all Project Costs then due and payable and which were necessary to achieve Project Completion have been paid, except with respect to required statutory holdbacks;

(d)                                 any performance related completion tests under the Material EPC Agreements and other material construction agreements in respect of the Project have been satisfied; and

(e)                                  berth 3 of the Westridge Marine Terminal has been completed.

“Project Completion Date” means the date on which Project Completion occurs, as certified in writing by the Independent Engineer.

“Project Costs”  means the costs for the design, development, construction, completion, testing and commissioning of the Project necessary to achieve Project Completion, including, without limitation, interest costs during construction (other than interest accruing after the “Commencement Date” (as defined in each Transportation Service Agreements), to the extent not capitalized in accordance with GAAP), all fees and expenses relating to the establishment of the Construction Facility and the Contingent Facility, the acquisition of insurance for the Project and, for certainty, Punch List Items and further including all legal costs and expenses relating to any of the foregoing.

“Project Permit Conditions” means: (a) the conditions attached to the Certificate of Public Convenience and Necessity issued by the NEB on December 1, 2016; and (b) the conditions attached to the Environmental Assessment Certificate from the British Columbia Environmental Assessment Office issued by the Minister of Environment, on behalf of the British Columbia Cabinet on January 10, 2017, in each case, as in effect on the Closing Date.

“Projected Project Completion Date” means, as of any date, the then reasonably anticipated date of Project Completion, which, as at the Closing Date, is April 30, 2020.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Punch List Items” means the final definitive list of items of work remaining to be performed or corrected in relation to the completion of the construction of the Project, which list shall be declared in writing to the Agent by the Principal Borrower prior to the last Drawdown Date under the Construction Facility or the Contingent Facility, as applicable, and which list shall be approved by the Agent, in consultation with the IE, each acting reasonably.

“Purchase Money Obligation” means any monetary obligation created or assumed as part of the purchase price of Property, whether or not secured, provided that any Purchase Money Security Interest incurred in respect of such obligation shall not extend to any Property other than the Property acquired in connection with which such obligation was created or assumed and fixed improvements, if any, erected or constructed thereon and the proceeds thereof.

“Purchase Money Security Interest” means:

(a)                                 a Lien taken or reserved in Property to secure payment of all or part of its purchase price or the cost of construction of any improvement thereon; or

(b)                                 a Lien taken in Property by a Person who gives value for the purpose of enabling the relevant Obligor to acquire rights in such Property, to the extent that the value is applied to acquire those rights;

but does not include a Capital Lease or an operating lease.

“RBC” means Royal Bank of Canada.

“Register” has the meaning attributed thereto in Section 16.2(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents and trustees of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leak, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or sub-surface strata.

“Required Lenders” means (a) if no Event of Default has occurred and is continuing, Lenders holding more than 66 2/3% of the Total Commitment and (b) if an Event of Default has occurred and is continuing, Lenders holding more than 66 2/3% of the Equivalent Amount in Canadian Dollars of the Outstanding Principal under the Credit Facilities.

“Required Permits” means all Governmental Authorizations which are necessary at any given time:

(a)                                 in connection with the construction (to the current state of construction), development, operation, business or ownership of the Project;

(b)                                 in connection with the operation, business or ownership of the Closing Date Business;

(c)                                  for the Principal Borrower and each of its Restricted Subsidiaries to own and operate its property, assets, rights and interests or to carry on its business and affairs; or

(d)                                 for the Principal Borrower’s observance and performance of its obligations under the Material Project Agreements,

provided that, for certainty, Required Permits shall not include any Governmental Authorization which has been determined by a court of competent jurisdiction to no longer be required or applicable to the Project or the subject matter thereof or any of the foregoing from and after the date of such determination, but for greater certainty only until an appellate court of competent jurisdiction determines it to again be applicable thereto (including, without limitation, as a result of a provincial, municipal or local Governmental Authorization being in conflict with a Governmental Authorization of the Government of Canada or another federal Canadian Governmental Authority).

“Required Working Capital Facility Lenders” means (a) if no Event of Default has occurred and is continuing, Working Capital Facility Lenders holding more than 66 2/3% of the Total Working Capital Facility Commitment and (b) if an Event of Default has occurred and is continuing, Working Capital Facility Lenders holding more than 66 2/3% of the Outstanding Principal under the Working Capital Facility.

“Restricted Subsidiary” means any Subsidiary of KMCL or the Principal Borrower that:

(a)                                 directly owns any Equity Securities in any other Obligor;

(b)                                 is the general partner of a limited partnership or general partnership that is an Obligor;

(c)                                  that owns any material assets that are required to perform any Obligor’s obligations under a transportation services agreement or other services agreements in connection with the Project or the Closing Date Business; or

(d)                                 has been designated by the Principal Borrower as a Restricted Subsidiary pursuant to Section 11.1.

As of the Closing Date, the Restricted Subsidiaries are Trans Mountain Pipeline ULC, KM Canada Terminals GP ULC, KM Canada Rail Holdings GP Limited, Trans Mountain (Jet Fuel) Inc., Kinder Morgan Canada Inc., Trans Mountain Pipeline L.P., KM Canada Marine Terminal Limited Partnership, KM Canada North 40 Limited Partnership, Base Line Terminal East Limited Partnership, KM Canada Edmonton South Rail Terminal Limited Partnership, KM Canada Edmonton North Rail Terminal Limited Partnership and Trans Mountain Pipeline (Puget Sound) LLC.

“Rollover” means:

(a)                                 with respect to any LIBO Rate Loan, the continuation of all or a portion of such Loan (subject to the provisions hereof) for an additional Interest Period subsequent to the initial or any subsequent Interest Period applicable thereto;

(b)                                 with respect to Bankers’ Acceptances, the issuance of new Bankers’ Acceptances or the making of new BA Equivalent Advances (subject to the provisions hereof) in respect of all or any portion of Bankers’ Acceptances (or BA Equivalent Advances made in lieu thereof) maturing at the end of the Interest Period applicable thereto, all in accordance with Article 5; and

(c)                                  with respect to a Letter of Credit, the extension or replacement of such Letter of Credit, provided that (i) the beneficiary remains the same, (ii) the undrawn face amount is not increased and (iii) the other principal terms thereof (other than the expiry date) remain the same.

“Rollover Date” means:

(a)                                 with respect to any LIBO Rate Loan or Bankers’ Acceptances, the date of commencement of a new Interest Period applicable to such Loan and which shall be a Banking Day; and

(b)                                 with respect to any Letter of Credit, the date of any extension or replacement thereof which constitutes a Rollover.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., its Affiliates and their respective successors.

“Sale Leaseback” means any arrangement with any Person providing for the leasing by any Obligor of any Property, which Property has been or is to be sold or transferred by such Obligor to such Person in contemplation of such leasing.

“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, any Person listed in any Sanctions-related list of designated Persons maintained by any Sanctions Authority, in all cases, to the extent such list and the maintenance thereof would not violate Applicable Law in Canada (or in the case of Obligors who are incorporated or formed, or otherwise carry on business, in the United States, Applicable Law in the United States).

“Sanctions” means, solely in respect of the business activities of each of the Obligors or its respective Subsidiaries, economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by a Sanctions Authority that are applicable to each Obligor or its respective Subsidiaries; provided however that, with respect to economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Sanctions Authority outside of Canada (or in the case of Obligors who are resident, or otherwise carry on business, in the United States, the United States), only to the extent such sanctions or trade embargoes would not violate Applicable Law in Canada (or in the case of Obligors who are incorporated or formed, or otherwise carry on business, in the United States, Applicable Law in the United States).

“Sanctions Authority” means any of: (i) the Canadian government; (ii) the United States government; (iii) the United Nations Security Council (to the extent it would not violate Applicable Law in Canada); (iv) the European Union; (v) the United Kingdom; or (vi) the respective governmental institutions, departments and agencies of any of the foregoing, and “Sanctions Authorities” means all of the foregoing, collectively.

“Schedule I Lender” means a Lender which is a Canadian chartered bank listed on Schedule I to the Bank Act (Canada).

“Schedule II Lender” means a Lender which is a Canadian chartered bank listed on Schedule II to the Bank Act (Canada).

“Schedule III Lender” means a Lender which is an authorized foreign bank listed on Schedule III to the Bank Act (Canada).

“Secured Obligations” has the meaning given to such term in the Collateral Agency and Intercreditor Agreement.

“Secured Parties” has the meaning given to such term in the Collateral Agency and Intercreditor Agreement.

“Securities” means collectively, all Equity Securities, Equity Securities Equivalents, voting trust certificates, bonds, debentures, instruments and other evidence of Funded Debt, whether or not secured, convertible or subordinated, all certificates of interest, share or participation in, all certificates for the acquisition of, and all warrants, options, and other rights to acquire, any such securities.

“Security Documents” means, collectively, the guarantees, mortgages, debentures, debenture pledge agreements, pledge agreements, negative pledge agreements, general security agreements, assignments and other security agreements executed and delivered, or required to be executed and delivered to the Collateral Agent or the Agent, by each of the Obligors and the Pledgors under and pursuant to this Agreement to secure the Lender Secured Obligations, including each Consent and Acknowledgement.

“Series of Secured Debt” has the meaning given to such term in the Collateral Agency and Intercreditor Agreement.

“Similar Business” means the Project and the Closing Date Business, or any business that is reasonably similar, related, synergistic, incidental, or ancillary thereto.

“Solvent” means, with respect to any Person as of any date, that, as of such date, such Person: (a) is able to meet its obligations as they generally become due, (b) has not ceased paying its current obligations in the ordinary course of business as they generally become due or (c)

otherwise has not incurred, and does not intend to incur, or believe that it will incur indebtedness (including current obligations) beyond its ability to pay principal and interest on such indebtedness as it becomes due (whether at maturity or otherwise).

“Spot Rate” means, in relation to the conversion of one currency into another currency, the spot rate of exchange for such conversion as quoted by the Bank of Canada at the close of business on the Banking Day that such conversion is to be made (or, if such conversion is to be made before close of business on such Banking Day, then at the close of business on the immediately preceding Banking Day), and, in either case, if no such rate is quoted, the spot rate of exchange quoted for wholesale transactions by the Agent on the Banking Day such conversion is to be made in accordance with its normal practice.

“Subsidiary” means, with respect to a Person:

(a)                                 any corporation of which at least a majority of the outstanding Voting Securities having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of any other class or classes of such corporation might have voting power by reason of the happening of any contingency, unless the contingency has occurred and then only for as long as it continues) is at the time directly, indirectly or beneficially owned or controlled by such Person, or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries;

(b)                                 any partnership of which, at the time, such Person, or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries: (i) directly, indirectly or beneficially own or control more than 50% of the income, capital, beneficial or ownership interests (however designated) thereof; and (ii) is a general partner, in the case of limited partnerships, or is a partner or has authority to bind the partnership, in all other cases; or

(c)                                  any other Person of which at least a majority of the income, capital, beneficial or ownership interests (however designated) are at the time directly, indirectly or beneficially owned or controlled by such Person, or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries.

Unless otherwise specified herein, “Subsidiary” refers to a Subsidiary of the Borrower.

“Successor” has the meaning attributed thereto in Section 9.2(d).

“Successor Transaction” has the meaning attributed thereto in Section 9.2(d).

“Swap Lender” means any Lender or its Affiliate that enters into a Lender Hedge Agreement (regardless of whether such Lender ceases to be a Lender after such Lender Hedge Agreement is entered into), but excluding, for certainty, any Lender Hedge Agreement entered into by an Obligor with any Lender after such Lender’s Commitment has been fully cancelled in accordance with the terms hereof or after such Lender has assigned all of its rights to the Credit Facilities in accordance with Section 16.2.

“Swap Obligation” means, with respect to any Obligor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Takeover” means an offer to acquire (which shall include an offer to purchase securities, solicitation of an offer to sell securities, an acceptance of an offer to sell securities, whether or not the offer to sell was solicited, or any combination of the foregoing) outstanding Equity Securities of any Person (the “Target”) other than (a) a corporation or limited partnership whose Equity Securities are directly or indirectly held by one Person, or (b) a Person that is a private issuer or not a reporting issuer under applicable securities legislation and the “take-over bid” is exempt from the requirements of such legislation) and which constitutes a “take-over bid” pursuant to applicable securities legislation, including the Canada Business Corporations Act if the Target is governed thereby.

“Target” has the meaning attributed thereto in the definition of Takeover.

“Tax Act” means the Income Tax Act (Canada).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, and any interest, fines, penalties or additions to taxes with respect to any of the foregoing.

“Term Conversion Date” means the last day of the second month following the month in which Projection Completion occurs.

“Third Party Proceeds” has the meaning attributed thereto in Section 7.1(b)(iii).

“Threshold Amount” means Cdn.$50,000,000 (or the Equivalent Amount thereof in any other currency).

“Total Borrower Equity Financing” means, as at any date of determination, the aggregate (without duplication) of the following:

(a)                               On-Hand Funding;

(b)                               Net Forecasted Retained Cash Flow; and

(c)                                the Nominated Equity Amount (as defined in the Equity Nomination and Support Agreement), being the amount of capital that KMI has committed to contribute to the Principal Borrower or other Obligor in the form of a subscription for Equity Securities of the Principal Borrower or other Obligor or by way of Permitted Subordinated Loans to the Principal Borrower.

“Total Commitment” means the aggregate of the Total Construction Facility Commitment, the Total Working Capital Facility Commitment and the Total Contingent Facility Commitment.

“Total Contingent Facility Commitment” means the aggregate of the Contingent Facility Commitments of each of the Contingent Facility Lenders, as increased, decreased, cancelled or terminated from time to time pursuant to this Agreement, and which as of the Closing Date is Cdn.$1,000,000,000.

“Total Construction Facility Commitment” means the aggregate of the Construction Facility Commitments of each of the Construction Facility Lenders, as increased, decreased, cancelled or terminated from time to time pursuant to this Agreement, and which as of the Closing Date is Cdn.$4,000,000,000.

“Total Working Capital Facility Commitment” means the aggregate of the Working Capital Facility Commitments of each of the Working Capital Facility Lenders, as increased, decreased, cancelled or terminated from time to time pursuant to this Agreement, which as of the Closing Date is Cdn.$500,000,000.

“United States” and “U.S.” mean the United States of America.

“United States Dollars”, “US Dollars” and “US$” means the lawful money of the United States.

“Unreimbursed Amount” has the meaning attributed thereto in Section 6.3(a).

“Unrestricted Subsidiary” means any other Subsidiary of KMCL or the Principal Borrower that is not a Restricted Subsidiary.

“US Base Rate” means, on any day, the greatest of:

(a)                                 the rate of interest per annum established from time to time by the Agent as the reference rate of interest in effect at its principal office in Toronto for the determination of interest rates that the Agent will charge for commercial loans in United States Dollars made in Canada;

(b)                                 the rate of interest per annum for such day or, if such day is not a Banking Day, on the immediately preceding Banking Day, equal to the sum of the Federal Funds Rate (expressed for such purpose as a yearly rate per annum in accordance with Section 4.9), plus 0.50% per annum; and

(c)                                  the LIBO Rate on such day for one month LIBO Rate Loans plus 1.00%.

“USBR Loan” means an Advance in, or Conversion into, United States Dollars made by the Applicable Lenders under a Credit Facility to a Borrower with respect to which the applicable Borrower has specified or a provision hereof requires that interest is to be calculated by reference to the US Base Rate.

“Voting Securities” means:

(a)                                 shares of any class of any corporation or other Equity Securities of any other Person which carries voting rights to elect the board of directors (or other persons performing similar functions) under any circumstances; and

(b)                                 an interest in a general partnership, limited partnership, trust, limited liability company, joint venture or similar Person which entitles the holder of such interest to receive a share of the profits, or on dissolution or partition, of the assets, of such Person.

“Working Capital Facility” has the meaning attributed thereto in Section 2.3(a).

“Working Capital Facility Commitment” means the aggregate of the Working Capital Facility Commitments of each of the Working Capital Facility Lenders, as increased, decreased, cancelled or terminated from time to time pursuant to this Agreement, which as of the Closing Date is Cdn.$500,000,000.

“Working Capital Facility Lender” means, at any time, any Lender that has a Working Capital Commitment or Working Capital Loan at such time.

“Working Capital Facility Loan” means a Loan under the Working Capital Facility.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2                               Headings; Articles and Sections

The division of this Agreement into Articles and Sections, the table of contents contained herein and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.3                               Number; persons; including; successors; in writing

Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa, words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa and words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by their context or by the words or phrases which precede or succeed them.  References herein to any Person shall, unless the context otherwise requires, include such Person’s successors and assigns permitted under the Loan Documents.  References herein to “in writing”

or “written” includes printing, typewriting or any electronic means of communication capable of being visibly reproduced at the point of reception, including facsimile.

1.4                               Accounting Principles

Wherever in this Agreement reference is made to “generally accepted accounting principles” or “GAAP”, such reference shall be deemed to be to the recommendations at the relevant time of the Financial Accounting Standards Board, or any successor organization, applicable on a consolidated basis (unless otherwise specifically provided or contemplated herein to be applicable on an unconsolidated basis) as at the date on which such calculation is made or required to be made in accordance with such principles. Where the character or amount of any asset or liability or item of revenue or expense or amount of equity or unitholder equity is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement or any other Loan Document, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles applied on a consistent basis.

1.5                               Changes in Generally Accepted Accounting Principles

(a)                                 If the Principal Borrower, the Agent or the Required Lenders determine at any time that any financial calculation or other amount calculated based on references to amounts in financial statements required to be determined hereunder would be materially different if such amount were determined in accordance with:

(i)                                   GAAP intended to be applied by the Principal Borrower, KMCL or the Parent in respect of its Financial Statements on the Closing Date (“Old GAAP”), instead of

(ii)                                GAAP subsequently in effect and applied by the Principal Borrower, KMCL or the Parent in respect of its Financial Statements and utilized for purposes of determining such amount, then written notice of such determination shall be delivered by the Principal Borrower to the Agent, in the case of a determination by the Principal Borrower, KMCL or the Parent, or by the Agent to the Principal Borrower, in the case of a determination by the Agent or the Required Lenders.

(b)                                 If the Principal Borrower, KMCL or the Parent adopts a change in an accounting policy in the preparation of its Financial Statements in order to conform to accounting recommendations, guidelines, or similar pronouncements, or legislative requirements, and such change would require disclosure thereof under Old GAAP, or would reasonably be expected to materially and adversely affect (i) the rights of, or the protections afforded to, the Agent or the Required Lenders hereunder or (ii) the position either of the Principal Borrower or of the Agent or the Required Lenders hereunder, the Principal Borrower shall so notify the Agent, describing the nature of the change and its effect on the current and immediately prior year’s Financial Statements in accordance with Old GAAP and in detail sufficient for the Agent and the Required Lenders to make the determination required of them in the following sentence. If any of the Principal Borrower, the Agent or the Required Lenders determine at any time that such change in accounting policy results in a material adverse change either (i) in the rights of, or protections afforded to, the Agent or the Required Lenders intended to be derived, or provided for, hereunder or (ii) in the position either of the Principal Borrower or of the Agent and the Required Lenders hereunder, written notice of such determination shall be delivered by the Principal Borrower to the Agent, in the case of a determination by the Principal Borrower, or by the Agent to the Principal Borrower, in the case of a determination by the Agent or the Required Lenders.

(c)                                  Upon the delivery of a written notice pursuant to Section 1.5(a) or Section 1.5(b) the Principal Borrower and the Agent on behalf of the Required Lenders shall meet to consider the impact of such change in Old GAAP or such change in accounting policy (in each case, an “Accounting Change”), as the case may be, on the rights of, or protections afforded to, the Agent and the Required Lenders or on the position of the Principal Borrower or of the Agent and the Required Lenders and shall in good faith negotiate to execute and deliver an amendment or amendments to this Agreement in order to preserve and protect the intended rights of, or protections afforded to, the Principal Borrower or the Agent and the Required Lenders (as the case may be) on the date hereof or the position of the Principal Borrower or the Agent and the Required Lenders (as the case may be); provided that, until this Agreement has been amended in accordance with the foregoing, then for all purposes hereof, the applicable changes from Old GAAP or in accounting policy (as the case may be) shall be disregarded hereunder and any amount required to be determined hereunder shall, nevertheless, continue to be determined under Old GAAP and the Principal Borrower’s, KMCL’s or the Parent’s as the case may be, prior accounting policy. If the Principal Borrower and the Agent on behalf of the Required Lenders do not (for any reason whatsoever) mutually agree (in their respective sole discretions, without any obligation to so agree) on such amendment or amendments to this Agreement within 60 days following the date of delivery of such written notice, the Principal Borrower, KMCL or the Parent as the case may be, shall either continue to provide financial statements in accordance with Old GAAP or provide all such financial information as is reasonably required (or requested by the Agent acting reasonably) in order for any amount required to be determined hereunder to be determined in accordance with Old GAAP and/or such prior accounting policy and, for all purposes hereof, the applicable changes from Old GAAP or in accounting policy (as the case may be) shall be disregarded hereunder and any amount required to be determined hereunder shall, nevertheless, continue to be determined under Old GAAP and/or such prior accounting policy.

(d)                                 If a Compliance Certificate is delivered in respect of a Fiscal Quarter or Fiscal Year in which an Accounting Change is implemented without giving effect to any revised method of calculating any financial calculation hereunder, and subsequently, as provided above, the method of calculating such financial calculation is revised in response to such Accounting Change, or the amount to be determined pursuant to such financial calculation is to be determined without giving effect to such Accounting Change, the Principal Borrower shall deliver a revised Compliance Certificate. Any Event of Default which arises as a result of the Accounting Change and which is cured by this Section 1.5 shall be deemed never to have occurred.

1.6                               References to Documents and Applicable Law

Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Loan Documents and the Material Project Agreements) and instruments, licences or other documents shall be deemed to include all subsequent amendments, restatements, amendment, and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases thereof, but only to the extent that such amendments, restatements, amendment, and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases are not prohibited by the Loan Documents and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such Applicable Laws.

1.7                               Per Annum and Currency Calculations

(a)                                 Unless otherwise stated, wherever in this Agreement reference is made to a rate “per annum” or a similar expression is used, such rate shall be calculated on the basis of a calendar year of 365 or 366 days, as applicable.

(b)                                 Unless otherwise specified herein, all references to currency shall be deemed to refer to Cdn. Dollars and, for the purposes of all monetary thresholds in Article 7, Article 8, Article 9, Article 10, Article 11 and Article 12 (including the definitions used therein), all references to an amount in Cdn. Dollars shall be deemed to include the Equivalent Amount in US Dollars or any other applicable currency.

1.8                               Letter of Credit Amounts

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated undrawn amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any ancillary document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.9                               Schedules

The following are the Schedules annexed hereto and incorporated by reference and deemed to be part hereof:

Schedule A	—	Lenders and Commitments

Schedule B	—	Form of Assignment and Assumption

Schedule C	—	Form of Compliance Certificate

Schedule D	—	Form of Conversion/Rollover/Repayment Notice

Schedule E	—	Form of Discount Note

Schedule F-1	—	Form of Drawdown Notice for Working Capital Facility

Schedule F-2	—	Form of Drawdown Notice for Construction Facility and Contingent Facility

Schedule G	—	Form of Consent and Acknowledgement (Shipper)

Schedule H-1	—	Form of Obligor Guarantee

Schedule H-2	—	Form of Pledgor Guarantee

Schedule I	—	Organization Chart

Schedule J	—	Relevant Jurisdictions

Schedule K	—	Existing Project Related Proceedings

Schedule L	—	Required Permits

Schedule M	—	Project Budget

Schedule N	—	Project Real Property Rights

Schedule O-1	—	Form of Independent Engineer Certificate for Drawdown

Schedule O-2	—	Form of Independent Engineer Certificate for Restricted Payments

Schedule P	—	Form of Principal Borrower’s Certificate for Restricted Payments

Each reference to a Schedule herein shall be deemed to refer to such schedule as it is updated from time to time as required hereunder.

ARTICLE 2
CREDIT FACILITIES

2.1                               Construction Facility

(a)                                 Establishment of Construction Facility.  Subject to this Agreement, the Construction Facility Lenders hereby agree to establish in favour of the Principal Borrower a senior secured revolving construction credit facility (such facility, the “Construction Facility”) to be made available in accordance with this Agreement, provided that:

(i)                                   the obligation of each Construction Facility Lender to make Advances under the Construction Facility shall be several and shall be limited to each such Construction Facility Lender’s Construction Facility Commitment, and

(ii)                                subject to Section 7.3, at no time shall the Equivalent Amount in Cdn. Dollars of the Outstanding Principal under the Construction Facility exceed the Total Construction Facility Commitment.

(b)                                 Availability and Purpose. The Construction Facility shall, subject to this Agreement, be available by way of multiple Drawdowns on and after the Closing Date on a revolving basis prior to the Term Conversion Date, and the Principal Borrower may borrow, repay and reborrow Cdn. Dollars or US Dollars, may issue, repay and re-issue Bankers’ Acceptances or BA Equivalent Advances, provided that (collectively, the “Construction Facility Funding Conditions”):

(i)                                   no more than one Drawdown under the Construction Facility may be requested in any calendar month;

(ii)                                each Drawdown under the Construction Facility shall only be used to fund, in whole or in part, Project Costs that are due (including the reimbursement to any Affiliate of the Principal Borrower who has advanced loans to an Obligor between the IPO Date and the Closing Date to fund Project-related Capital Expenditures of the Obligors during such period) as well as projected Project Costs for up to the next 60 day period and the maximum amount of each requested Drawdown shall not exceed the amount of such due and projected Project Costs;

(iii)                             Consolidated Total Funded Debt (excluding the Equivalent Amount in Canadian Dollars of the Outstanding Principal under the Working Capital Facility and Permitted Incremental Debt) shall not exceed 60% of the total pro forma Project Costs incurred and to be incurred over the period noted in clause (ii) above as set out in the applicable Drawdown Notice and for certainty including the total incremental Project Costs requested to be funded as set out in such Drawdown Notice; and

(iv)                            the Total Borrower Equity Financing, together with projected undrawn availability under the Construction Facility and the Contingent Facility over the next following 6 month period (and subject to the limitations on the permitted amount of Consolidated Total Funded Debt set out in clause (iii) above), is no less than the projected Project Costs for the next following 6 month period (the “Forward Funding Test”).

(c)                                  Drawdowns following Project Completion.  Each Drawdown under the Construction Facility requested by the Principal Borrower following the Project Completion Date shall only be used to fund, in whole or in part, Punch List Items, provided that, the maximum aggregate the Equivalent Amount in Canadian

Dollars of the Outstanding Principal of all Drawdowns requested under the Construction Facility in respect of Punch List Items, together with all Drawdowns requested under the Contingent Facility in respect of Punch List Items, shall not exceed Cdn.$200,000,000 (or the Equivalent Amount in US Dollars) unless otherwise agreed by the Agent, acting reasonably and in consultation with the Independent Engineer.

(d)                                 Conversion to Term Loan.  The undrawn portion of the Construction Facility will be automatically cancelled at 5:01 p.m. (Toronto time) on the Term Conversion Date.  Effective at such time, the Construction Facility will cease to be a revolving type facility and the Outstanding Principal thereunder will become a non-revolving term loan in an equivalent principal amount.

2.2                               Contingent Facility

(a)                                 Establishment of Contingent Facility.  Subject to this Agreement, the Contingent Facility Lenders hereby agree to establish in favour of the Borrowers a senior secured revolving construction credit facility (such facility, the “Contingent Facility”) to be made available in accordance with this Agreement, provided that:

(i)                                   the obligation of each Contingent Facility Lender to make Advances under the Contingent Facility shall be several and shall be limited to each such Contingent Facility Lender’s Contingent Facility Commitment;

(ii)                                subject to Section 7.3, at no time shall the Equivalent Amount in Cdn. Dollars of the Outstanding Principal under the Contingent Facility exceed the Total Contingent Facility Commitment; and

(iii)                             the NEB Reserve Borrower shall only be permitted to request an Advance under the Contingent Facility for the purpose prescribed in Section 2.2(b)(i).

(b)                                 Availability and Purpose.  The Contingent Facility shall, subject to this Agreement, be available by way of multiple Drawdowns on and after the Closing Date on a revolving basis prior to the Term Conversion Date, and the Borrowers may borrow, repay and reborrow Cdn. Dollars or US Dollars, may issue, repay and re-issue Bankers’ Acceptances or BA Equivalent Advances, provided that (collectively, the “Contingent Facility Funding Conditions”):

(i)                                   except as provided in clause (ii) below, Drawdowns under the Contingent Facility shall only be requested by the NEB Reserve Borrower and used to satisfy the NEB Financial Resources Requirement in an aggregate principal amount of up to Cdn.$500,000,000 (in each case, a “NEB Reserve Drawdown”); and

(ii)                                  Drawdowns under the Contingent Facility may also be used to fund Project Costs if the Construction Facility has been fully drawn at the time of a Drawdown under the Contingent Facility and, in such case:

(A)                             no more than one Drawdown under the Contingent Facility may be requested in any calendar month and not in the same calendar month in which a Drawdown has been made under the Construction Facility;

(B)                             each Drawdown under the Contingent Facility shall only be used to fund, in whole or in part, Project Costs that are due as well as projected Project Costs for up to the next 60 day period and the maximum amount of each requested Drawdown shall not exceed the amount of such due and projected Project Costs;

(C)                             Consolidated Total Funded Debt (excluding the Equivalent Amount in Canadian Dollars of the Outstanding Principal under the Working Capital Facility and Permitted Incremental Debt) shall not exceed 60% of the total pro forma Project Costs incurred and to be incurred over the period noted in clause (B) above as set out in the applicable Drawdown Notice and for certainty including the total incremental Project Costs requested to be funded as set out in such Drawdown Notice; and

(D)                             the Forward Funding Test has been satisfied.

(c)                                  NEB Reserve Drawdowns and Cancellation.  Immediately upon any Advance being made by the Contingent Facility Lenders pursuant to Section 2.2(b)(ii), the NEB Reserve Borrower shall not be permitted to request any additional NEB Reserve Drawdowns pursuant to Section 2.2(b)(i) and the NEB Reserve Availability shall thereafter be immediately and permanently cancelled; provided however that the Total Contingent Facility Commitment shall not be reduced solely as a result thereof.

(d)                                 Drawdowns following Project Completion.  Each Drawdown under the Contingent Facility requested by the Principal Borrower following Project Completion shall only be used to fund, in whole or in part, Punch List Items, provided that, the maximum aggregate Equivalent Amount in Canadian Dollars of the Outstanding Principal of all Drawdowns requested under the Contingent Facility in respect of Punch List Items, together with all Drawdowns requested under the Construction Facility in respect of Punch List Items, shall not exceed Cdn.$200,000,000 (or the Equivalent Amount in US Dollars) unless otherwise agreed by the Agent, acting reasonably and in consultation with the Independent Engineer.

2.3                               Working Capital Facility

(a)                                 Establishment of Working Capital Facility. Subject to this Agreement, the Working Capital Facility Lenders hereby agree to establish in favour of the Principal Borrower a revolving credit facility (such facility, the “Working Capital Facility”) to be made available in accordance with this Agreement until the Maturity Date, provided that:

(i)                                   the obligation of each Working Capital Facility Lender to make Advances under the Working Capital Facility shall be several and shall be limited to each such Working Capital Facility Lender’s Working Capital Facility Commitment, and

(ii)                                subject to Section 7.3, at no time shall the Equivalent Amount in Cdn. Dollars of the Outstanding Principal under the Working Capital Facility exceed the Total Working Capital Facility Commitment.

(b)                                 Availability and Purpose.  The Working Capital Facility shall, subject to this Agreement, be available by way of multiple Drawdowns on and after the Closing Date on a revolving basis prior to the Maturity Date, and the Principal Borrower may borrow, repay and reborrow Cdn. Dollars or US Dollars, may issue, repay and re-issue Bankers’ Acceptances or BA Equivalent Advances and may obtain, cancel and re-obtain Letters of Credit thereunder, provided that:

(i)                                   each Drawdown shall be used for working capital requirements and other general corporate purposes of the Obligors, including Capital Expenditures, unrelated to the Project;

(ii)                                to pay fees and expenses incurred in connection with the Project (but not in any event for Capital Expenditures related to the Project prior to the Term Conversion Date); and

(iii)                             to make repayments of NEB Reserve Drawdowns in accordance with Section 7.1(e).

(c)                                  Increase in Working Capital Facility Commitments.  The Principal Borrower may at any time and from time to time add additional financial institutions hereunder as Working Capital Facility Lenders or, with the consent of the applicable Working Capital Facility Lender, increase the Working Capital Facility Commitment of such Working Capital Facility Lender, and, in each case, thereby increase the Total Working Capital Facility Commitment provided that at the time of any such addition:

(i)                                   no Default or Event of Default has occurred and is continuing or would reasonably be expected to result therefrom;

(ii)                                the Total Working Capital Facility Commitment, as a result of the application of this Section 2.3(c) or otherwise, shall not at any time exceed

Cdn.$750,000,000 minus the then Canadian Dollar Equivalent of the outstanding principal amount of Permitted Incremental Debt;

(iii)                             the Agent and each Fronting Lender has consented to such financial institution becoming a Working Capital Facility Lender or, in the case of an existing Working Capital Facility Lender, increasing its Working Capital Facility Commitment, such consent not to be unreasonably withheld;

(iv)                            the Working Capital Facility Commitment of a new financial institution being added as a Working Capital Facility Lender pursuant to this Section 2.3(c) shall be no less than Cdn.$10,000,000;

(v)                               concurrently with the addition of a financial institution as an additional Working Capital Facility Lender or the increase of a Working Capital Facility Lender’s Working Capital Facility Commitment, such financial institution or Working Capital Facility Lender, as the case may be, shall purchase from each other Working Capital Facility Lender, such portion of the Outstandings under the Working Capital Facility owed to each Working Capital Facility Lender as is necessary to ensure that the Outstandings under the Working Capital Facility owed to all Working Capital Facility Lenders and including therein such additional financial institution and the increased Working Capital Facility Commitment of any Working Capital Facility Lender, are in accordance with the Applicable Percentage of all such Working Capital Facility Lenders (including any new financial institution and the increased Working Capital Facility Commitment of any Working Capital Facility Lender) and such financial institution shall execute such documentation as is required by the Agent, acting reasonably, to novate such financial institution as a Working Capital Facility Lender hereunder; provided that with respect to any portion of such Outstandings which are outstanding by way of Bankers’ Acceptance or LIBO Rate Loans, the new financial institution or such Working Capital Facility Lender shall provide an indemnity to the other Working Capital Facility Lenders (provided that no such indemnity may exceed two months in duration unless agreed to by all of the affected Working Capital Facility Lenders) in order to ensure such Bankers’ Acceptances and LIBO Rate Loans are outstanding in accordance with the new Applicable Percentages of all Working Capital Facility Lenders; and

(vi)                            the Principal Borrower has provided to the Agent a certified copy of a directors’ resolution of the Principal Borrower and each other Obligor authorizing any such increase in the Total Working Capital Facility Commitment (which may be the original directors’ resolutions authorizing the Credit Facilities hereunder) together with a legal opinion from Borrowers’ Counsel with respect thereto in substantially the same form, mutatis mutandis, as the opinion delivered on the Closing Date.

2.4                               Availments.

Advances under each Credit Facility (except as indicated otherwise below) shall be made by way of:

(a)                                 Prime Loans;

(b)                                 USBR Loans;

(c)                                  Bankers’ Acceptances (and BA Equivalent Advances in accordance with Section 5.9);

(d)                                 LIBO Rate Loans; and

(e)                                  Letters of Credit (under the Working Capital Facility only),

provided that, subject to Section 7.3, at no time shall the Equivalent Amount in Cdn. Dollars of the Outstanding Principal under the Credit Facilities exceed the Total Commitment.

2.5                               Drawdowns — Notices and Limitations

A Borrower may request Drawdowns upon the following terms and conditions:

(a)                                 a Borrower may request a Drawdown as follows:

(i)                                   in the case of a Prime Loan or a USBR Loan, by delivering a Drawdown Notice to the Agent before 12:00 noon (Toronto time) at least 1 Banking Day prior to the requested Drawdown Date;

(ii)                                in the case of a Bankers’ Acceptance or BA Equivalent Advance, by delivering a Drawdown Notice to the Agent before 12:00 noon (Toronto time) at least 2 Banking Days prior to the requested Drawdown Date;

(iii)                             in the case of a LIBO Rate Loan, by delivering a Drawdown Notice to the Agent before 12:00 noon (Toronto time) at least 3 Banking Days prior to the requested Drawdown Date; and

(iv)                            in the case of a Letter of Credit, by complying with Section 6.2,

and provided that notwithstanding the foregoing, for any Drawdown in excess of Cdn.$650,000,000 (or the Equivalent Amount thereof in US Dollars), the Drawdown Notice must be delivered at least 3 Banking Days prior to the requested Drawdown Date;

(b)                                 each Drawdown by the Principal Borrower under the Working Capital Facility shall be requested and made available in minimum amounts of not less than:

(i)                                   in the case of a Prime Loan or USBR Loan, Cdn.$ or US$1,000,000;

(ii)                                in the case of a LIBO Rate Loan, US$1,000,000;

(iii)                             in the case of Bankers’ Acceptances or BA Equivalent Advances, Cdn.$1,000,000 and in multiples of Cdn.$100,000 thereafter; and

(iv)                            in the case of a Letter of Credit, no minimum amount applies;

(c)                                  each NEB Reserve Drawdown shall be made by way of a Prime Loan or USBR Loan; and

(d)                                 Drawdowns will only be made available if all applicable conditions precedent in Article 3 are or will be satisfied on or before the requested Drawdown Date.

2.6                               Rollovers and Conversions - Notices and Limitations

(a)                                 General Provisions. A Borrower may request Rollovers and Conversions upon the following terms and conditions:

(i)                                   a Borrower may request a Rollover or Conversion by delivering a Conversion/Rollover/Repayment Notice with the same prior notice period that would apply if it were obtaining a Drawdown of the relevant type of Loan resulting from such Rollover or Conversion;

(ii)                                a Borrower may request a Rollover or Conversion of part only of a Loan, provided that:

(A)                             each Loan resulting from such Rollover or Conversion is not less than the relevant Drawdown minimum specified in Section 2.5(b);

(B)                             any portion of an existing LIBO Rate Loan or Bankers’ Acceptances which is not rolled over or converted shall be repaid in accordance with the provisions hereof; and

(C)                             a Borrower may not convert a portion only of an outstanding Loan unless both the unconverted portion and converted portion of such Loan are equal to or exceed, in the relevant currency of each such portion, the minimum amounts required for Drawdowns of Loans of the same type as that portion as set forth in Section 2.5(b);

(iii)                             in respect of Conversions of a Loan denominated in one currency to a Loan denominated in another currency, the Principal Borrower shall at the time of the Conversion repay the Loan or portion thereof being converted in the currency in which it was denominated and each Lender may make a further Advance to the Principal Borrower in the other currency;

(iv)                            a Rollover/Conversion shall not result in an increase in Outstanding Principal as increases in Outstanding Principal may only be effected by Drawdowns;

(v)                               a Rollover or Conversion of a LIBO Rate Loan may occur only on the last day of the relevant Interest Period for such LIBO Rate Loan (unless the Principal Borrower pays the breakage costs to the Lenders in accordance with Section 7.4(a));

(vi)                            no Rollover of or Conversion into a LIBO Rate Loan, Bankers’ Acceptance or Letter of Credit may occur if a Default or Event of Default is then in existence; and

(vii)                         a Rollover or Conversion of a Bankers Acceptance may occur only on the maturity date for such Bankers’ Acceptance.

(b)                                 LIBO Rate Loans. In anticipation of the expiry of each Interest Period for each LIBO Rate Loan the Principal Borrower shall do one or a combination of the following:

(i)                                   request a Rollover of all or part of such LIBO Rate Loan in accordance with Section 2.6(a);

(ii)                                request a Conversion of all or part of such LIBO Rate Loan in accordance with Section 2.6(a); or

(iii)                             repay all or part of such LIBO Rate Loan before 12:00 noon (Toronto time) on the last day of such Interest Period with notice in accordance with Section 7.1(c).

If and to the extent that the Principal Borrower fails to so notify the Agent, or to so pay the relevant LIBO Rate Loan in accordance with the foregoing, the Principal Borrower, in the case of a LIBO Rate Loan, shall be deemed to have requested a Conversion into a USBR Loan, in each case in an amount equal to that portion of the LIBO Rate Loan which is not rolled over, converted or repaid.

(c)                                  Bankers’ Acceptances. In anticipation of the maturity of any Bankers’ Acceptances, the Principal Borrower shall, subject to and in accordance with the requirements hereof, do one or a combination of the following with respect to the aggregate face amount at maturity of all such Bankers’ Acceptances:

(i)                                   (A) request a Rollover of the maturing Bankers’ Acceptances in accordance with Section 2.6(a), and (B) on the maturity date of the maturing Bankers’ Acceptances, pay to the Agent for the account of the Lenders any amount that the Principal Borrower is required to pay under Section 5.6;

(ii)                                (A) request a Conversion of the maturing Bankers’ Acceptances to another type of Loan in accordance with Section 2.6(a), and (B) on the maturity date of the maturing Bankers’ Acceptances pay to the Agent for the account of the Lenders an amount equal to the aggregate face amount of such Bankers’ Acceptances; or

(iii)                             on the maturity date of the maturing Banker’s’ Acceptances, pay to the Agent for the account of the Lenders an amount equal to the aggregate face amount of such Bankers’ Acceptances with notice in accordance with Section 7.1(c).

If and to the extent that the Principal Borrower fails to notify the Agent or pay the relevant Bankers’ Acceptances in accordance with the foregoing, the Principal Borrower shall be deemed to have requested a Conversion into a Prime Loan in an amount equal to that portion of the Bankers’ Acceptances which is not rolled over, converted or repaid.

2.7                               Optional Reduction of Commitments

(a)                                 Reduction of Commitments Prior to Project Completion. Prior to the Project Completion Date, the Principal Borrower may, at its option, permanently reduce the Commitments under any Credit Facility by cancelling all or any part of the undrawn portion of such Credit Facility, provided that:

(i)                                     in the case of any cancellation and permanent reduction under either the Construction Facility or the Contingent Facility, the Principal Borrower shall be able to demonstrate to the satisfaction of the Agent in consultation with the Independent Engineer, each acting reasonably, that:

(A)                             the Total Borrower Equity Financing plus the remaining undrawn Commitments under the Construction Facility and the Contingent Facility (subject to Sections 2.1(b)(iii) and 2.2(b)(ii)(C)) are sufficient to pay any then remaining Project Costs necessary to achieve Project Completion; and

(B)                             the Projected Project Completion Date, as confirmed by the Independent Engineer, is anticipated to be attained within 3 months after the proposed date of cancellation (and, for certainty, prior to the Outside Date);

(ii)                                  the Principal Borrower shall provide the Agent with at least 10 Banking Days’ prior written notice of any such cancellation (or such shorter period as the Agent may agree);

(iii)                               each such cancellation shall be a minimum of Cdn.$5,000,000 and in whole multiples of Cdn.$1,000,000 thereafter;

(iv)                              any such cancellation shall be allocated among the Lenders based on their respective Applicable Percentages under the applicable Credit Facility at the time of cancellation; and

(v)                                 any cancellation notice shall be irrevocable.

(b)                                 Reduction of Commitments Following Project Completion Date. At any time, and from time to time, following the Project Completion Date, the Principal Borrower may, at its option, permanently reduce the Commitments under any Credit Facility by cancelling all or any part of the undrawn portion of such Credit Facility, provided that:

(i)                                   the Principal Borrower shall provide the Agent with at least 3 Banking Days’ prior written notice of any such cancellation (or such shorter period as the Agent may agree);

(ii)                                each such cancellation shall be a minimum of Cdn.$5,000,000 and in whole multiples of Cdn.$1,000,000 thereafter;

(iii)                             any such cancellation shall be allocated among the Lenders based on their respective Applicable Percentages under the applicable Credit Facility at the time of cancellation; and

(iv)                            any cancellation notice shall be irrevocable.

2.8                               Several Obligations of Lenders

No Lender shall be responsible for the Commitments of any other Lenders. The failure of a Lender to make available its share of any Advance in accordance with this Agreement shall not release any other Lender from its obligations hereunder. Notwithstanding anything to the contrary in this Agreement, no Lender shall be obligated to make Advances under any Credit Facility (based on the Equivalent Amount thereof in Cdn. Dollars) in excess of its applicable Commitment thereunder. The obligation of each Lender to make its Commitment available to the Borrowers under a Credit Facility is a separate obligation between that Lender and the Borrowers and such obligation is not the joint or the joint and several obligation of any other Lender.

2.9                               Loans - General

(a)                                 Making of Loans. Loans shall be made in such currency and at the time and in the manner requested by the applicable Borrower, subject to this Agreement and upon fulfilment of all conditions precedent to the making of such Loans.

(b)                                 Banking Day. No Loans shall be made except on a Banking Day.

(c)                                  Time of Advances. All Advances by the Lenders hereunder shall be made to the Agent at the Agent’s Branch in immediately available freely transferable funds in the applicable currency by no later than 3:00 p.m. (Toronto time) on the relevant Drawdown Date. All payments by a Borrower hereunder shall be made to the Agent at the Agent’s Branch in immediately freely transferable funds by no later than 12:00 noon (Toronto time) on the relevant Drawdown Date. Each Borrower shall open and maintain the Borrower’s Accounts for the purpose of receiving Advances and making payments, repayments and prepayments under this Agreement.

(d)                                 Books of Account. The Agent shall open and maintain books of account evidencing all Advances and all other amounts owing by the Borrowers to the Lenders hereunder. The Agent shall enter in the foregoing books of account details of all applicable amounts from time to time owing, paid or repaid by the Borrowers hereunder. The information entered in the foregoing books of account shall constitute prima facie evidence of the Outstandings owing from time to time by the Borrowers to the Agent and the Lenders hereunder, absent manifest error.

2.10                        Loans:  Inter-Lender Arrangements

(a)                                 Agent Notification. Upon receipt by the Agent of a Drawdown Notice or Conversion/Rollover/Repayment Notice from a Borrower, the Agent shall promptly advise each Lender of the date, amount and other particulars with respect to such Drawdown, Conversion or Rollover and the amount of each Lender’s Applicable Percentage thereof.

(b)                                 Payment of Funds. Subject to prior satisfaction of the applicable conditions precedent set forth in Article 3, each Lender shall remit its Applicable Percentage of each requested Advance to the Agent’s Accounts on the relevant Drawdown Date, Rollover Date or Conversion Date for same day value. Subject to Section 15.11, the Agent shall make such funds available to the applicable Borrower by crediting the applicable Borrowers’ Accounts for same day value on the relevant Drawdown Date, Rollover Date or Conversion Date.

2.11                        Hedging With Lenders

Subject to the hedging restrictions in Section 9.2(g), each Swap Lender may elect to enter into Hedge Agreements with any of the Obligors, and all Lender Swap Obligations shall at all times rank pari passu with the Outstandings; provided that any Lender that enters into a Hedge Agreement in good faith and without actual knowledge of a contravention of the hedging restrictions in Section 9.2(g) shall be entitled to the benefit of any Obligor Guarantee and Security Documents regardless of any contravention of such negative covenant.

ARTICLE 3
CONDITIONS PRECEDENT

3.1                               Conditions for Initial Drawdown

As conditions precedent to the initial Drawdown, the following conditions shall be satisfied:

(a)                                 Loan Documents.  The Agent (or its counsel) shall have received (as applicable):

(i)                                     this Agreement, duly executed and delivered by an Authorized Officer of each of the Borrowers;

(ii)                                  the Collateral Agency and Intercreditor Agreement, duly executed and delivered by each party thereto;

(iii)                             the Obligor Guarantee, duly executed and delivered by each Obligor;

(iv)                            the Obligor Debenture, duly executed and delivered by each Obligor;

(v)                               the Pledgor Guarantee, duly executed by each Pledgor;

(vi)                            the Pledge, duly executed and delivered by each Pledgor; and

(vii)                         the Equity Nomination and Support Agreement, duly executed and delivered by each party thereto.

(b)                                 Additional Matters.

(i)                                   The IPO has been completed and the final investment decision in respect of the Project shall have been declared by KMI, as certified in an officer’s certificate from an Authorized Officer of the Principal Borrower.

(ii)                                The Debt Rating shall be an Investment Grade Rating.

(iii)                             The minimum financial resources requirements of the NEB in respect of the Obligors (including the NEB Financial Resources Requirement) have been satisfied (either through the NEB Reserve Availability or otherwise), and the Agent shall have received: (A) a copy of, to the extent any are provided by the NEB, any related approvals from the NEB related thereto; and (B) an officer’s certificate from an Authorized Officer of the Principal Borrower certifying the matters set forth in this clause (ii).

(c)                                  Consultant Reports. The Agent shall have received:

(i)                                   the Initial Independent Engineer Opinion, in form and substance satisfactory to the Lenders, acting reasonably;

(ii)                                an environmental assessment by the Environmental and Social Consultant, satisfactory to the Lenders, acting reasonably, together with a report of the Environmental and Social Consultant confirming satisfaction of all reasonable recommendations of the Environmental and Social Consultant with respect to environmental and social matters relating to the Project;

(iii)                             a written confirmation and report by the Insurance Consultant of the adequacy of the Obligors insurance coverage and receipt of required certificates of insurance satisfying the requirements of Section 9.1(e), with results satisfactory to the Lenders, acting reasonably; and

(iv)                            a written report by the Market Consultant in form and substance satisfactory to the Lenders, acting reasonably.

(d)                                 Financial Information. The Agent shall have received:

(i)                                   the Initial Financial Model, in form and substance satisfactory to the Lenders and the Independent Engineer, acting reasonably; and

(ii)                                the most recent audited annual and unaudited quarterly combined consolidated financial statements of the Canadian business of KMI (for periods prior to the IPO Date).

(e)                                  Approvals and Permitting.

(i)                                   All approvals and Governmental Authorizations specified in the Material Project Agreements have been obtained (other than those that are to be obtained in normal course after the Closing Date and are not then required for the current state of the Project), save and except such approvals which are reasonably expected to be obtained in the normal course or which the failure to so obtain and have the same would not be reasonably be expected to have a Material Adverse Effect or materially delay Project Completion, and the Agent shall have received an officer’s certificate from an Authorized Officer of the Principal Borrower certifying the same.

(ii)                                All Required Permits material on the Closing Date for the continuing construction and future operation of the Project have been obtained and are in full force and effect and the Obligors are in compliance in all material respects thereunder (and all conditions thereto that are required to be filed with or approved by the applicable Governmental Authority by such time have been so filed or approved, including the Project Permit Conditions), save and except for such Required Permits which are reasonably expected to be obtained in the normal course and are not then required to have been obtained for the current state of the Project or which the failure to so obtain such Required Permits would not reasonably be expected to have a Material Adverse Effect or materially delay Project Completion, and the Agent shall have received an officer’s certificate from an Authorized Officer of the Principal Borrower certifying the same.

(f)                                   Material Project Agreements. All Material Project Agreements (other than those that are to be entered into in the normal course after the Closing Date and are not then required for the current state of the Project, including the Material EPC Agreements) shall have been duly executed and delivered by the parties thereto and shall be in full force and effect without default, in substantially the forms approved by the Lenders prior to the Closing Date, subject in each case only to such modifications, additions or other amendments that are not materially prejudicial to the interests of the Lenders and the Agent shall have received an officer’s certificate from an Authorized Officer of the Principal Borrower attaching true, complete and fully executed copies of the Material Project Agreements then in effect, including, for certainty, with all exhibits and schedules thereto, then in effect.

(g)                                  Real Estate Matters. The Obligors:

(i)                                   own, have leased or otherwise have access to (by way of  right of way, easement, option to purchase or other suitable arrangement) at least 65% of the parcels of privately owned land required to facilitate the entire construction of the Project, and the transportation, storage and delivery of petroleum substances to the counterparties under the Material Project Agreements, and the Agent shall have received an officer’s certificate from an Authorized Officer of the Principal Borrower certifying the same; and

(ii)                                have a presented plan that is, satisfactory to the Lenders, acting reasonably, to obtain any outstanding, requisite real property rights in connection with the Project, including the right to seek a right of entry order under section 104 of the National Energy Board Act (Canada) and the issuance and service of all required notices to land owners in connection therewith in a timely manner to meet expected construction timelines to achieve Project Completion by the Projected Project Completion Date.

(h)                                 Litigation Matters.  As at the Closing Date, no material litigation proceedings have been commenced (other than the Existing Project Related Proceedings) that have a material likelihood of success and that if successful would reasonably be expected to have a Material Adverse Effect, and no events have arisen since May 10, 2017, with respect to the Existing Project Related Proceedings that would reasonably be expected to have a Material Adverse Effect, and the Agent shall have received an officer’s certificate from an Authorized Officer of the Principal Borrower certifying the same.

(i)                                     Pledged Equity Securities.  The Collateral Agent shall have received the share or unit certificates representing all of the Equity Securities of the Obligors (other than KMCL) pledged to the Agent pursuant to the Security Documents, together with any applicable transfers or powers of attorney for each such certificate executed in blank by an Authorized Officer of the applicable pledgor thereof.

(j)                                    Security Registrations.  The Agent (or its counsel) shall have received copies of proper financing statements, filed or duly prepared for filing under the PPSA, in all jurisdictions that the Agent or Lender’s Counsel, each acting reasonably, may deem reasonably necessary in order to perfect and protect the Liens created under the Security Documents, covering the Collateral described in the Security Documents.

(k)                                 Lien Searches. The Agent (or its counsel) shall have received results of a recent lien search in each of the jurisdictions where the Obligors and Pledgors are organized and assets of the Obligors are located, and such search shall reveal no Liens on any of the assets of the Obligors except for Permitted Liens or, active Liens released and discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Agent, acting reasonably.

(l)                                     AML and KYC.  The Agent shall have received, at least 5 Banking Days prior to the Closing Date or such shorter period as the Agent may agree, all documentation and other information about the Obligors as shall have been reasonably requested in writing by the Agent at least 10 Banking Days prior to the Closing Date and as is mutually agreed to be required by U.S. and Canadian regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including AML Legislation.

(m)                             Closing Certificates.  The Agent (or its counsel) shall have received, in form and substance satisfactory to the Agent, acting reasonably, a certificate of each Obligor, the Pledgor and KMI, certified by an Authorized Officer of such Obligor, Pledgor or KMI (or in the case of a Obligor that is a partnership, certified on behalf of such Obligor by an Authorized Officer of a general partner of such partnership), dated as of the Closing Date, including:

(i)                                   the certificate and articles of formation, organization, incorporation, or amalgamation (or similar) as applicable, of such Obligor, Pledgor and KMI (together with all amendments thereto);

(ii)                                the by-laws (or similar) for each Obligor, Pledgor and KMI as in effect on the date on which the resolutions referred to below were adopted;

(iii)                             in the case of a Obligor that is a partnership, the partnership agreement providing for the organization of such partnership;

(iv)                            other than KMI, each unanimous shareholders’ agreement or declaration of sole shareholder binding upon such Obligor, if any;

(v)                               resolutions of the governing body of each Obligor (or in the case of a partnership, of its general partner), Pledgor and KMI approving the execution, delivery and performance of each Loan Document to which it is a party, and of all documents evidencing other necessary corporate action; and

(vi)                            a certification that the names and signatures of the officers of each Obligor (or in the case of a partnership, of its general partner), Pledgor and KMI authorized to sign each Loan Document to which it is or is to be a party and other documents to be delivered hereunder and thereunder are true and correct.

(n)                                 Good Standing Certificates.  The Agent (or its counsel) shall have received a certificate of status or good standing certificate (or equivalent) for each Obligor, Pledgor and KMI from its jurisdiction of organization.

(o)                                 Legal Opinions.  The Agent shall have received legal opinions from Borrowers’ Counsel and Lenders’ Counsel each in form and substance satisfactory to the Agent, acting reasonably.

(p)                                 Representations and Warranties.  The representations and warranties in Article 8 and in any other Loan Documents shall be true, complete and correct in all material respects as of the Closing Date (provided that any such representations and warranties which are already qualified by materiality, material adverse effect or similar language shall be true and correct in all respects), and the Agent shall have received an officer’s certificate from an Authorized Officer of the Principal Borrower certifying same.

(q)                                 No Material Adverse Effect.  Since December 31, 2016, no Material Adverse Effect shall have occurred and be continuing in respect of the Closing Date Business, and the Agent shall have received an officer’s certificate from an Authorized Officer of the Principal Borrower certifying same.

(r)                                    No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing, and the Agent shall have received an officer’s certificate from an Authorized Officer of the Principal Borrower certifying same.

(s)                                   Fees and Expenses.  All fees required to be paid on the Closing Date and reasonable out-of-pocket expenses required to be paid on the Closing Date, to the extent such expenses are invoiced at least 2 Banking Days prior to the Closing Date (or such shorter period as is otherwise reasonably agreed by the Principal Borrower) shall have been paid (which amounts may, at the option of the Principal Borrower, be offset against the proceeds of the Credit Facilities).

(t)                                    Ancillary Agreements.  The Agent shall have received satisfactory evidence that (i) the agency fee arrangements have been agreed to between the Agent and the Borrowers and (ii) the Fronting Fee arrangements have been agreed to between each of the Fronting Lenders and the Principal Borrower.

3.2                               Conditions for All Drawdowns

On each Drawdown Date hereunder (other than in respect of any NEB Reserve Drawdown), the following conditions shall be satisfied:

(a)                               the Agent shall have received a proper and timely Drawdown Notice from the Principal Borrower requesting the applicable Drawdown;

(b)                               the representations and warranties set forth in Article 8 (excluding those representations and warranties which are expressly made as of a specific date only) shall be true and accurate in all material respects (provided that any such representations and warranties which are already qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) on and as of the date of the requested Drawdown; and

(c)                                no Default or Event of Default shall have occurred and be continuing nor shall the Drawdown result in the occurrence of any such event.

3.3                               Additional Conditions for Drawdowns under the Construction Facility

In addition to the conditions set out in Sections 3.1 and 3.2, on each Drawdown Date for any Drawdown under the Construction Facility, the following conditions shall be satisfied:

(a)                               the Term Conversion Date has not occurred;

(b)                               the Construction Facility Funding Conditions shall have been satisfied; provided that, the Principal Borrower shall be entitled to satisfy Section 2.1(b)(iii) if it then has sufficient Total Borrower Equity Financing to ensure that, after giving effect to such Drawdown and the application of the proceeds thereof, the condition prescribed by Section 2.1(b)(iii) shall continue to be satisfied and shall have so applied the requisite proceeds of such Total Borrower Equity Financing to the payment of Project Costs;

(c)                                the Principal Borrower has delivered to the Agent and the Independent Engineer the applicable Drawdown Notice in respect of the requested Drawdown:

(i)                                   certifying, inter alia, the current stage of development and construction of the Project, the accrued and unpaid Project Costs to be paid from such Drawdown, together with the Project Costs for the next following 60 day period in respect of which the proceeds of requested Drawdown are to be used and the current Projected Project Completion Date, which shall not be later than the Outside Date;

(ii)                                certifying that all Required Permits material at that time for the continuing construction and future operation of the Project have been obtained and are in full force and effect and that the Obligors are in compliance in all material respects thereunder, (and all conditions thereto that are required to be filed with or approved by the applicable Governmental Authority by such time have been so filed or approved, including the Project Permit Conditions), save and except for such Required Permits which are reasonably expected to be obtained in the normal course and are not then required to have been obtained for the current state of the Project or which the failure to so obtain the same would not be reasonably be expected to have a Material Adverse Effect or materially delay Project Completion;

(iii)                             certifying that the Forward Funding Test is then satisfied; and

(iv)                            detailing therein the particulars of Total Borrower Equity Financing and applicable projections of debt availability,

and the Independent Engineer will have provided the Independent Engineer Certificate confirming the reasonableness of (i) and (ii) above and, with respect to (iii) above, the reasonableness of the Net Forecasted Retained Cash Flow in such Drawdown Notice to the Agent and the Lenders; and

(d)                               for any Drawdown under the Construction Facility on or after September 30, 2017, or which result in the Canadian Dollar Equivalent of the Outstanding Principal thereunder exceeding Cdn.$500,000,000, the following documents shall have been delivered by the Agent and the Lenders:

(i)                                   the Material EPC Agreements, the form and substance of which and the counterparties to which, shall, in each case, be satisfactory to the Required Lenders, acting reasonably; and

(ii)                                the applicable Consent and Acknowledgment from counterparties to (A) the Material EPC Agreements, and (B) the Material Transportation Services Agreements representing a minimum of 65% of the committed shipping volumes of the Project.

3.4                               Additional Conditions for Drawdowns under the Contingent Facility

In addition to the conditions set out in Sections 3.1 and 3.2, on each Drawdown Date any Drawdown under the Contingent Facility (other than in respect of any NEB Reserve Drawdown), the following conditions shall be satisfied:

(a)                               the Term Conversion Date has not occurred;

(b)                               the Contingent Facility Funding Conditions shall have been satisfied; provided that, the Principal Borrower shall be entitled to satisfy Section 2.2(b)(ii)(C) if it then has sufficient Total Borrower Equity Financing to ensure that, after giving effect to such drawdown and the application of the proceeds thereof, the condition prescribed by Section 2.2(b)(ii)(C) shall continue to be satisfied and shall have so applied the requisite proceeds of such Total Borrower Equity Financing to the payment of Project Costs; and

(c)                                the Principal Borrower has delivered to the Agent and the Independent Engineer the applicable Drawdown Notice in respect of the requested Drawdown:

(i)                                   certifying, inter alia, the current stage of development and construction of the Project, the accrued and unpaid Project Costs to be paid from such Drawdown, together with the Project Costs for the next following 60 day period in respect of which the proceeds of requested drawdown is to be used and the current Projected Project Completion Date, which shall not be later than the Outside Date; and

(ii)                                certifying that all Required Permits material at that time for the continuing construction and future operation of the Project have been obtained and are in full force and effect and that the Obligors are in compliance in all material respects thereunder (and all conditions thereto that are required to be filed with or approved by the applicable Governmental Authority by such time have been so filed or approved, including the Project Permit Conditions) save and except for such Required Permits which are reasonably expected to be obtained in the normal course and are not then required to have been obtained for the current state of the Project or which the failure to so obtain the same would not be reasonably be expected to have a Material Adverse Effect or materially delay Project Completion;

(iii)                             certifying that the Forward Funding Test is then satisfied; and

(iv)                            detailing therein the particulars of Total Borrower Equity Financing and applicable projections of debt availability,

and the Independent Engineer will have provided the Independent Engineer Certificate confirming the reasonableness of (i) and (ii) above and, with respect to (iii) above, the reasonableness of the Net Forecasted Retained Cash Flow in such Drawdown Notice to the Agent and the Lenders.

3.5                               Additional Conditions for NEB Reserve Drawdowns

In addition to the conditions set out in Sections 3.1, on each Drawdown Date in respect of any NEB Reserve Drawdown, the following conditions shall be satisfied:

(a)                               the Agent shall have received a proper and timely Drawdown Notice from the NEB Reserve Borrower requesting the applicable Drawdown and certifying the matters set forth in subparagraphs (b), (c) and (d) below;

(b)                               The Agent shall have received a copy of the consent or other authorization of the NEB approving the use of the NEB Reserve Availability for purposes of NEB Order FRO-002-2017 issued pursuant to subsection 48.13(2) of the National Energy Board Act (Canada);

(c)                                the representations and warranties (other than those which would not be true as a direct or indirect result of the event, circumstance or occurrence giving rise to the requirement to make a NEB Reserve Drawdown) set forth in Article 8 (excluding those representations and warranties which are expressly made as of a specific date only) shall be true and accurate in all material respects (provided that any such representations and warranties which are already qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) on and as of the date of the requested Drawdown;

(d)                               no Default (other than those which are a direct or indirect result of the event, circumstance or occurrence giving rise to the requirement to make a NEB Reserve Drawdown) shall have occurred and be continuing nor shall the Drawdown result in the occurrence of any Default; and

(e)                                no Event of Default (other than those which are a direct or indirect result of the event, circumstance or occurrence giving rise to the requirement to make a NEB Reserve Drawdown) shall have occurred and be continuing nor shall the Drawdown result in the occurrence of an Event of Default.

3.6                               Waiver

The conditions set forth in Sections 3.1, 3.2, 3.3, 3.4 and 3.5 are inserted for the sole benefit of the Lenders and the Agent and may be waived by all of the Lenders (provided that, in the case of the Working Capital Facility, a waiver of the foregoing conditions shall only be required to be made by the Working Capital Facility Lenders), in whole or in part (with or without terms or conditions) without prejudicing the right of the Lenders or Agent at any time to assert such waived conditions in respect of any subsequent Drawdown.  For certainty, upon the initial Drawdown hereunder, the conditions set forth in Section 3.1 shall be deemed to have satisfied as of the date of such Drawdown, unless expressly conditioned by the Agent in writing.

ARTICLE 4
PAYMENTS OF INTEREST AND FEES

4.1                               Interest on Prime Loans

The applicable Borrower shall pay interest to the Agent on behalf of each Lender on each Prime Loan outstanding from time to time at a rate per annum equal to the Prime Rate in effect from time to time plus the Applicable Margin. Such interest shall accrue daily and shall be payable monthly in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the Prime Loan outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 days. Changes in the Prime Rate shall cause an immediate adjustment of the interest rate applicable to such Loans without the necessity of any notice to the Borrowers.

4.2                               Interest on USBR Loans

The applicable Borrower shall pay interest in US Dollars on each USBR Loan to the Agent on behalf of each Lender outstanding from time to time at a rate per annum equal to the US Base Rate in effect from time to time plus the Applicable Margin. Such interest shall accrue daily and shall be payable monthly in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the USBR Loan outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 days. Changes in the US Base Rate shall cause an immediate adjustment of the interest rate applicable to such Loans without the necessity of any notice to the Borrowers.

4.3                               Interest on LIBO Rate Loans

The applicable Borrower shall pay interest to the Agent on behalf of each Lender on each LIBO Rate Loan outstanding during each Interest Period applicable thereto at a rate per annum, calculated on the basis of a 360 day year, equal to the LIBO Rate with respect to such Interest Period plus the Applicable Margin. Such interest shall accrue daily and shall be payable in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Rollover Date, Conversion Date or Interest Payment Date, as

the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the LIBO Rate Loan outstanding during such period and on the basis of the actual number of days elapsed divided by 360.

4.4                               Acceptance Fees

Upon the acceptance by a Lender of a Bankers’ Acceptance, the Principal Borrower shall pay to the Agent for the account of such Lender an acceptance fee in Cdn. Dollars equal to the Applicable Margin calculated on the principal amount at maturity of such Bankers’ Acceptance and for the period of time from and including the date of acceptance to but excluding the maturity date of such Bankers’ Acceptance and calculated on the basis of the actual number of days elapsed in a year of 365 days.

4.5                               LC and Related Fees

(a)                                 LC Fee. The Principal Borrower shall pay to the Agent for the account of the Working Capital Facility Lenders, pro rata in accordance with the amount of each Working Capital Facility Lender’s Working Capital Commitment, a Letter of Credit issuance fee (the “LC Fee”) for each Letter of Credit issued at the request of the Principal Borrower calculated at a rate per 365 or 366 day period, as applicable, equal to the Applicable Margin multiplied by the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit); provided, however, that any LC Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable Fronting Lender pursuant to Section 16.11(d) shall be payable, to the maximum extent permitted by Applicable Law, to the other Working Capital Facility Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 16.11(d), with the balance of such fee, if any, payable to the applicable Fronting Lender for its own account. The LC Fee shall be payable quarterly in arrears on the fifth Banking Day of each Fiscal Quarter following the issuance of the relevant Letter of Credit and upon termination or cancellation of the Total Working Capital Facility Commitment and following receipt of a written notice from the Agent setting out the amount of such fee.

(b)                                 Fronting Fee. In addition to the above fees, the Principal Borrower shall pay directly to the applicable Fronting Lender for its own account a Fronting Fee calculated at a rate per 365 or 366 day period, as applicable, equal to the rate to be agreed upon in writing by the Principal Borrower and the applicable Fronting Lender on or before each anniversary of the Closing Date, which shall be computed on the daily amount available to be drawn under such Letter of Credit and paid on a quarterly basis in arrears. Such Fronting Fee shall be due and payable on the third Banking Day of each April, July, October and January in respect of the immediately preceding Fiscal Quarter (or portion thereof, in the case of the first payment) and following receipt of a written notice from the Agent setting out the amount of such fee, commencing with the first such date to occur after the issuance of such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.8.

(c)                                  Other Fees. In addition to the above fees, the Principal Borrower shall pay directly to the applicable Fronting Lender for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the applicable Fronting Lender relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within 3 Banking Days of demand and are non-refundable, except as otherwise agreed by the applicable Fronting Lender.

4.6                               Standby Fees

The Principal Borrower shall pay to the Agent for the account of each Applicable Lender a standby fee in Cdn. Dollars calculated at a rate per annum equal to the Applicable Margin (based on a year of 365 or 366 days, as applicable) on the amount, if any, for each day by which the amount of the Outstanding Principal owing to such Applicable Lender under the applicable Credit Facility, as the case may be, is less than the Total Construction Facility Commitment, Contingent Facility Commitment or Total Working Capital Facility Commitment of such Applicable Lender, as applicable. Fees determined in accordance with this Section 4.6 with respect to any Credit Facility shall accrue daily from the first day of each Fiscal Quarter until the last day of each Fiscal Quarter and be payable quarterly in arrears on the third Banking Day of each Fiscal Quarter and following receipt of a written notice from the Agent setting out the amount of such fee, until the earlier of (i) cancellation in full of the undrawn portion of such Credit Facility and (ii) in the case of the Working Capital Facility, the Maturity Date, or, in the case of the Construction Facility and the Contingent Facility, the Term Conversion Date. In order to calculate the daily Outstanding Principal under this Section 4.6 for any day in a Fiscal Quarter, the Agent shall convert any outstanding Loans denominated in US Dollars into the Equivalent Amount thereof in Canadian Dollars.

4.7                               Default Interest

Notwithstanding any other provision hereof, if at any time an Event of Default has occurred and is continuing, the Principal Borrower shall pay interest on the principal amount of all Outstandings hereunder (including but not limited to Letters of Credit) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent not prohibited by Applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

4.8                               Agent’s Fees

The Principal Borrower shall pay to the Agent, for its own account, all agency fees payable from time to time pursuant to the separate written agreement between such parties. Any unpaid agency fees shall be deemed to form part of the Outstandings.

4.9                               General Interest Provisions

(a)                               Rates. Each determination by the Agent of the Prime Rate, US Base Rate, CDOR Rate or LIBO Rate in effect at any time shall be prima facie evidence thereof for all purposes of this Agreement, absent manifest error.

(b)                               Accuracy of Rates. Each determination by the Agent of the amount of interest, fees or other amounts due from the Borrowers hereunder shall be prima facie evidence of the accuracy of such determination, absent manifest error.

(c)                                Accrual. All interest, fees and other amounts payable by any Borrower hereunder shall accrue daily, be computed as described herein, and be payable both before and after demand, maturity, default and judgment.

(d)                               Waivers. To the extent permitted by Applicable Law, the covenant of each Borrower to pay interest at the rates provided herein shall not merge in any judgment relating to any obligation of any Borrower to the Lenders or the Agent and any provision of the Interest Act (Canada) or Judgment Interest Act (Alberta) which restricts any rate of interest set forth herein shall be inapplicable to this Agreement and is hereby waived by each Borrower.

(e)                                Maximum Rate. No interest or fee to be paid hereunder shall be paid at a rate exceeding the maximum rate permitted by Applicable Law. In the event that such interest or fee exceeds such maximum rate, such interest or fees shall be reduced or refunded, as the case may be, so as to be payable at the highest rate recoverable under Applicable Law.

(f)                                   Interest Act (Canada).

(i)                                   Whenever a rate of interest or other rate per annum hereunder is calculated on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

(ii)                                Whenever a rate of interest or other rate per annum hereunder is expressed or calculated on the basis of a year of 360 days, such rate of interest or other rate shall be expressed as a rate per annum, calculated on the basis of a 365 day year, by multiplying such rate of interest or other rate by 365 and dividing it by 360.

(g)                                No Deemed Reinvestment. The principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement; all interest payments to be made hereunder shall be paid without allowance or deduction for deemed reinvestment or otherwise, before and after maturity, default and judgment. The rates of interest specified in this Agreement are intended to be nominal rates and not effective rates. Interest calculated hereunder shall be calculated using the nominal rate method and not the effective rate method of calculation.

4.10                        Defaulting Lender Fees

Each Defaulting Lender shall be entitled to receive any fees payable under this Article 4 for any period during which such Lender is a Defaulting Lender only to the extent allocable to the Loans funded by it. With respect to any fees not required to be paid to any Defaulting Lender pursuant to the preceding sentence, the applicable Borrower shall pay to each Lender that is not a Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in the Loans that has been reallocated to the other Lenders as provided for in Section 16.11(b) or Section 16.11(d).

ARTICLE 5
BANKERS’ ACCEPTANCES

5.1                               Form and Execution of Bankers’ Acceptances

The following provisions shall apply to each Bankers’ Acceptance under any Credit Facility:

(a)                               the face amount at maturity of each draft drawn by the Principal Borrower to be accepted as a Bankers’ Acceptance shall be at least in the amounts set out in Section 2.5(b)(iii);

(b)                               the term to maturity of each draft drawn by the Principal Borrower to be accepted as a Bankers’ Acceptance shall, subject to market availability as determined by the Applicable Lenders, be 1, 2, 3 or 6 months (or such other longer or shorter term as agreed by all of the Applicable Lenders), as selected by the Principal Borrower in the relevant Drawdown Notice or Conversion/Rollover/Repayment Notice, and each Bankers’ Acceptance shall be payable and mature on the last day of the Interest Period selected by the Principal Borrower for such Bankers’ Acceptance;

(c)                                each draft drawn by the Principal Borrower and presented for acceptance by an Applicable Lender shall be drawn on the standard form of such Lender in effect at the time; provided, however, that the Agent may require the Applicable Lenders to use a generic form of Bankers’ Acceptance, in a form satisfactory to each Lender, acting reasonably, provided by the Agent for such purpose in place of such Lenders’ own forms;

(d)                               subject to Section 5.1(e), Bankers’ Acceptances shall be signed by Authorized Officers of the Principal Borrower or, in the alternative, the signatures of such officers may be mechanically reproduced in facsimile thereon and Bankers’ Acceptances bearing such facsimile signatures shall be binding on the Principal Borrower as if they had been manually executed and delivered by such officers on behalf of the Principal Borrower; notwithstanding that any person whose manual or facsimile signature appears on any Bankers’ Acceptance may no longer be an authorized signatory for the Principal Borrower on the date of issuance of a Bankers’ Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers’ Acceptance shall be binding on the Principal Borrower; and

(e)                                in lieu of the Principal Borrower signing Bankers’ Acceptances in accordance with Section 5.1(d) and, for so long as the power of attorney in Section 5.2(a) is in force with respect to a given Lender, such Lender shall execute and deliver Bankers’ Acceptances on behalf of the Principal Borrower in accordance with the provisions thereof and, for certainty, all references herein to drafts drawn by the Principal Borrower, Bankers’ Acceptances executed by the Principal Borrower or similar expressions shall be deemed to include Bankers’ Acceptances executed in accordance with such power of attorney, unless the context otherwise requires.

If and for so long as the power of attorney referred to in Section 5.2(a) is in force with respect to each of the Lenders, it is intended that pursuant to the DBNA, all Bankers’ Acceptances accepted by the Lenders under this Agreement will be issued in the form of a “depository bill” (as defined in the DBNA), deposited with a “clearing house” (as defined in the DBNA including The Canadian Depository for Securities Ltd. or its nominee CDS & Co.). In order to give effect to the foregoing, the Agent will, subject to the approval of the Principal Borrower and the Applicable Lenders, establish and notify the Principal Borrower and the Applicable Lenders of any additional procedures, consistent with the terms of this Agreement and the DBNA, as are reasonably necessary to accomplish such intention, including:

(a)                               any instrument held by the Agent for the purposes of Bankers’ Acceptances will have marked prominently and legibly on its face and within its text, at or before the time of issue, the words “This is a depository bill subject to the Depository Bills and Notes Act (Canada)”;

(b)                               any reference to the authentication of the Bankers’ Acceptance will be removed; and

(c)                                any reference to the “bearer” will be removed and such Bankers’ Acceptances will not be marked with any words prohibiting negotiation, transfer or assignment of it or of an interest in it.

5.2                               Power of Attorney; Provision of Bankers’ Acceptances to Lenders

(a)                               Power of Attorney. As a condition precedent to each Applicable Lender’s obligation to accept Bankers’ Acceptances hereunder, the Principal Borrower hereby appoints each Lender, acting by any authorized signatory of the Lender in question, the attorney of the Principal Borrower:

(i)                                     to sign for and on behalf and in the name of the Principal Borrower as drawer, drafts in such Lender’s standard form which are depository bills as defined in the DBNA, payable to a “clearing house” (as defined in the

DBNA) including The Canadian Depository For Securities Limited or its nominee, CDS & Co. (the “clearing house”);

(ii)                                  for drafts which are not depository bills, to sign for and on behalf and in the name of the Principal Borrower as drawer and to endorse on its behalf, Bankers’ Acceptances drawn on the Lender payable to the order of the undersigned or payable to the order of such Lender;

(iii)                               for Discount Notes, to sign for and on behalf and in the name of the Principal Borrower as drawer and to endorse on its behalf Discount Notes payable to the order of such Lender;

(iv)                              to fill in the amount, date and maturity date of such Bankers’ Acceptances (or Discount Notes as applicable); and

(v)                                 to deposit and/or deliver such Bankers’ Acceptances which have been accepted by such Lender or such Discount Notes which are payable to the order of such Lender,

provided that such acts in each case are to be undertaken by the Applicable Lender in question strictly in accordance with instructions given to such Lender by the Principal Borrower as provided in this Section. For certainty, signatures of any authorized signatory of a Lender may be mechanically reproduced in facsimile on Bankers’ Acceptances (or Discount Notes as applicable) in accordance herewith and such facsimile signatures shall be binding and effective as if they had been manually executed by such authorized signatory of such Lender.

Instructions from the Principal Borrower to a Lender relating to the execution, completion, endorsement, discount, deposit and/or delivery by that Lender on behalf of the Principal Borrower of Bankers’ Acceptances (or Discount Notes as applicable) which the Principal Borrower wishes to submit to such Lender for acceptance by such Lender shall be communicated by the Principal Borrower in writing to the Agent by delivery to the Agent of Drawdown Notices and Conversion/Rollover/Repayment Notices, as the case may be, in accordance with this Agreement which, in turn, shall be communicated by the Agent, on behalf of the Principal Borrower, to the Lender.

The communication in writing by the Principal Borrower, or on behalf of the Principal Borrower by the Agent, to a Lender of the instructions set out in the Drawdown Notices and Conversion/Rollover/Repayment  Notices referred to above shall constitute (a) the authorization and instruction of the Principal Borrower to such Lender to sign for and on behalf and in the name of the Principal Borrower as drawer the requested Bankers’ Acceptances (or Discount Notes as applicable) and to complete and/or endorse Bankers’ Acceptances (or Discount Notes as applicable) in accordance with such information as set out above and (b) the request of the Principal Borrower to such Lender to accept such

Bankers’ Acceptances and deposit the same with the clearing house or deliver the same, as the case may be, in each case in accordance with this Agreement and such instructions. The Principal Borrower acknowledges that a Lender shall not be obligated to accept any such Bankers’ Acceptances except in accordance with the provisions of this Agreement.

A Lender shall be and it is hereby authorized to act on behalf of the Principal Borrower upon and in compliance with instructions communicated to that Lender as provided herein if such Lender reasonably believes such instructions to be genuine. If a Lender accepts Bankers’ Acceptances pursuant to any such instructions, that Lender shall confirm particulars of such instructions and advise the Agent that it has complied therewith by notice in writing addressed to the Agent and served personally or sent by facsimile in accordance with the provisions hereof. A Lender’s actions in compliance with such instructions, and (if applicable) confirmed and advised to the Agent by such notice, shall be conclusively deemed to have been in accordance with the instructions of the Principal Borrower.

This power of attorney may be revoked by the Principal Borrower with respect to any particular Lender at any time upon not less than 3 Banking Days’ prior written notice served upon the Lender in question and the Agent, provided that no such revocation shall reduce, limit or otherwise affect the obligations of the Principal Borrower in respect of any Bankers’ Acceptance (or Discount Note as applicable) executed, completed, endorsed, deposited and/or delivered in accordance herewith prior to the time at which such revocation becomes effective.

(b)                                 Blank Drafts. If the power of attorney in Section 5.2(a) is revoked with respect to any Lender, the Principal Borrower shall, from time to time as required by the Applicable Lenders, provide to the Agent for delivery to each such Lender drafts drawn in blank by the Principal Borrower (pre-endorsed and otherwise in fully negotiable form, if applicable) in quantities sufficient for each such Lender to fulfil its obligations hereunder. Any such pre-signed drafts which are delivered by the Principal Borrower to the Agent or a Lender shall be held in safekeeping by the Agent or such Lender, as the case may be, with the same degree of care as if they were the Agent’s or such Lender’s property, and shall only be dealt with by the Lenders and the Agent in accordance herewith. No Lender shall be responsible or liable for its failure to make its share of any Drawdown, Rollover or Conversion of Bankers’ Acceptances required hereunder if the cause of such failure is, in whole or in part, due to the failure of the Principal Borrower to provide such pre-signed drafts to the Agent (for delivery to such Lender) on a timely basis.

(c)                                  Execution of Drafts. By 10:00 a.m. (Toronto time) on the applicable Drawdown Date, Conversion Date or Rollover Date, the Principal Borrower shall (i) either deliver to each Applicable Lender, or, if previously delivered, be deemed to have authorized each Applicable Lender to complete and accept, or (ii) where the power of attorney in Section 5.2(a) is in force with respect to an Applicable

Lender, be deemed to have authorized each such Lender to sign on behalf of the Principal Borrower, complete and accept, drafts drawn by the Principal Borrower on such Lender in a principal amount at maturity equal to such Lender’s share of the Bankers’ Acceptances specified by the Principal Borrower in the relevant Drawdown Notice or Conversion/Rollover/Repayment, as the case may be, as notified to the Lenders by the Agent.

5.3                               Mechanics of Issuance

(a)                               Terms of Bankers’ Acceptance. Upon receipt by the Agent of a Drawdown Notice or Conversion/Rollover/Repayment Notice from the Principal Borrower requesting the issuance of Bankers’ Acceptances under a Credit Facility, the Agent shall promptly notify the Applicable Lenders thereof and advise each Applicable Lender of the aggregate face amount of Bankers’ Acceptances to be accepted by such Lender, the date of issue, the Interest Period for such Loan and, whether such Bankers’ Acceptances are to be self-marketed by the Principal Borrower or purchased by such Applicable Lender for its own account; the apportionment among such Applicable Lenders of the face amounts of Bankers’ Acceptances to be accepted by each Applicable Lender shall be determined by the Agent by reference and in proportion to the respective applicable Commitments under the applicable Credit Facility of each Applicable Lender; provided that, when such apportionment cannot be evenly made, the Agent shall round allocations amongst such Lenders consistent with the Agent’s normal money market practices.

(b)                               Marketing by Borrower. Unless the Principal Borrower has elected pursuant to Section 5.3(c) to have each Lender purchase for its own account the Bankers’ Acceptances to be accepted by it in respect of any Drawdown, Rollover or Conversion under a Credit Facility, on each Drawdown Date, Rollover Date or Conversion Date involving the issuance of Bankers’ Acceptances:

(i)                                   the Principal Borrower shall obtain quotations from prospective purchasers regarding the sale of the Bankers’ Acceptances and shall accept such offers in its sole discretion;

(ii)                                by no later than 10:00 a.m. (Toronto time) on such date, the Principal Borrower shall provide the Agent with details regarding the sale of the Bankers’ Acceptances described in (i) above whereupon the Agent shall promptly notify the Applicable Lenders of the identity of the purchasers of such Bankers’ Acceptances, the amounts being purchased by such purchasers, the BA Discount Proceeds and the acceptance fees applicable to such issue of Bankers’ Acceptances pursuant to Section 4.4 (including each Applicable Lender’s share thereof);

(iii)                             each Applicable Lender shall complete and accept in accordance with the Drawdown Notice or Conversion/Rollover/Repayment Notice delivered by the Principal Borrower and, if applicable, advised by the Agent in connection with such issue, its share of the Bankers’ Acceptances to be issued on such date; and

(iv)                            in the case of a Drawdown, each Applicable Lender shall, on receipt of the BA Discount Proceeds, remit the BA Discount Proceeds (net of the acceptance fee payable to such Lender pursuant to Section 4.4) to the Agent for the account of the Borrower; the Agent shall make such funds available to the Principal Borrower for same day value on such date.

(c)                                Purchase by Schedule I Lenders. The Principal Borrower may, with respect to the issuance of Bankers’ Acceptances under a Credit Facility, elect in the Drawdown Notice or Conversion/Rollover/Repayment Notice, as the case may be, delivered in respect of such issuance to have the Applicable Lenders purchase such Bankers’ Acceptances for their own account.  On each such Drawdown Date, Rollover Date or Conversion Date involving the issuance of Bankers’ Acceptances being so purchased by the Applicable Lenders:

(i)                                   on or about 10:00 a.m. (Toronto time) on such date, the Agent shall determine the CDOR Rate and shall obtain quotations from each Schedule II Lender or Schedule III Lender of the Discount Rate then applicable to bankers’ acceptances accepted by such Schedule II Lender or Schedule III Lender in respect of an issue of bankers’ acceptances in a comparable amount and with comparable maturity to the Bankers’ Acceptances proposed to be issued on such date;

(ii)                                on or about 10:00 a.m. (Toronto time) on such date, the Agent shall determine the BA Discount Rate applicable to each Applicable Lender and shall advise each Applicable Lender of the BA Discount Rate applicable to it;

(iii)                             each relevant Applicable Lender shall complete and accept, in accordance with the Drawdown Notice or Conversion/Rollover/Repayment Notice delivered by the Principal Borrower and (if applicable) advised by the Agent in connection with such issue, its share of the Bankers’ Acceptances to be issued on such date and shall purchase such Bankers’ Acceptances for its own account at a purchase price which reflects the BA Discount Rate applicable to such issue; and

(iv)                            in the case of a Drawdown, each Applicable Lender shall, for same day value on the Drawdown Date, remit the BA Discount Proceeds or advance the BA Equivalent Advance, as the case may be, payable by such Lender (net of the acceptance fee payable to such Lender pursuant to Section 4.4) to the Agent for the account of the Principal Borrower; the Agent shall make such funds available to the Principal Borrower for same day value on such date.

(d)                               Lenders’ Rights. Each Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers’ Acceptances accepted and purchased by it for its own account.

5.4                               Rollover, Conversion or Payment on Maturity

In anticipation of the maturity of Bankers’ Acceptances, the Principal Borrower shall, subject to and in accordance with the requirements hereof, do one or a combination of the following with respect to the aggregate face amount at maturity of all such Bankers’ Acceptances:

(a)                                 (i) deliver to the Agent a Conversion/Rollover/Repayment Notice that the Borrower intends to draw and present for acceptance on the maturity date new Bankers’ Acceptances (issued under the same Credit Facility as the maturing Bankers’ Acceptances) in an aggregate face amount up to the aggregate amount of the maturing Bankers’ Acceptances and (ii) make the payments required under Section 5.6;

(b)                                 (i) deliver to the Agent a Conversion/Rollover/Repayment Notice requesting a Conversion of the maturing Bankers’ Acceptances to another type of Loan under the same Credit Facility as the maturing Bankers’ Acceptances and (ii) make the payments required under Section 5.7; or

(c)                                  on the maturity date of the maturing Bankers’ Acceptances, pay to the Agent for the account of the Applicable Lenders an amount equal to the aggregate face amount of such Bankers’ Acceptances.

If the Principal Borrower fails to so notify the Agent or make such payments on maturity, the Agent shall effect a Conversion into a Prime Loan under the same Credit Facility as the maturing Bankers’ Acceptances of the entire amount of such maturing Bankers’ Acceptances as if a Conversion/Rollover/Repayment Notice had been given by the Borrower to the Agent to that effect.

5.5                               Restriction on Rollovers and Conversions

Subject to the other provisions hereof, Conversions and Rollovers of Bankers’ Acceptances may only occur on the maturity date thereof.

5.6                               Rollovers

In order to satisfy the continuing liability of the Principal Borrower to a Lender for the face amount of maturing Bankers’ Acceptances accepted by such Lender, such Lender shall receive and retain for its own account the BA Discount Proceeds of new Bankers’ Acceptances issued on a Rollover, and the Principal Borrower shall on the maturity date of the Bankers’ Acceptances being rolled over pay to the Agent for the account of the Lenders an amount equal to the difference between the face amount of the maturing Bankers’ Acceptances and the BA Discount Proceeds from the new Bankers’ Acceptances, together with the acceptance fees to which the relevant Lenders are entitled pursuant to Section 4.4.

5.7                               Conversion into Bankers’ Acceptances

In respect of Conversions into Bankers’ Acceptances, in order to satisfy the continuing liability of the Principal Borrower to the Lenders for the amount of the converted Loan, each Lender shall receive and retain for its own account the BA Discount Proceeds of the Bankers’ Acceptances issued upon such Conversion, and the Principal Borrower shall on the Conversion Date pay to the Agent for the account of the Lenders an amount equal to the difference between the principal amount of the converted Loan and the aggregate BA Discount Proceeds from the Bankers’ Acceptances issued on such Conversion, together with the acceptance fees to which the relevant Lenders are entitled pursuant to Section 4.4.

5.8                               Conversion from Bankers’ Acceptances

In order to satisfy the continuing liability of the Principal Borrower to the Lenders for an amount equal to the aggregate face amount of the maturing Bankers’ Acceptances converted to another type of Loan, the Agent shall record the obligation of the Principal Borrower to the Lenders as a Loan of the type into which such continuing liability has been converted.

5.9                               BA Equivalent Advances

Notwithstanding the foregoing provisions of this Article 5, a Non-Acceptance Lender shall, in lieu of accepting Bankers’ Acceptances, make a BA Equivalent Advance. The amount of each BA Equivalent Advance shall be equal to the BA Discount Proceeds which would be realized from a hypothetical sale of those Bankers’ Acceptances which, but for this Section 5.9, such Lender would otherwise be required to accept as part of such a Drawdown, Conversion or Rollover of Bankers’ Acceptances. To determine the amount of such BA Discount Proceeds, the hypothetical sale shall be deemed to take place at the BA Discount Rate for such Loan. Any BA Equivalent Advance shall be made on the relevant Drawdown Date, Rollover Date or Conversion Date as the case may be and shall remain outstanding for the term of the relevant Bankers’ Acceptances. Concurrent with the making of a BA Equivalent Advance, a Non-Acceptance Lender shall be entitled to deduct therefrom an amount equal to the acceptance fee which, but for this Section 5.9, such Lender would otherwise be entitled to receive as part of such Loan. Subject to Section 5.4, upon the maturity date for such Bankers’ Acceptances, the Principal Borrower shall pay to each Non-Acceptance Lender an amount equal to the face amount at maturity of the Bankers’ Acceptances which, but for this Section, such Lender would otherwise be required to accept as part of such a Drawdown, Conversion or Rollover of Bankers’ Acceptances as repayment of the amount of its BA Equivalent Advance; for all purposes of this Agreement, the principal amount of each Loan made by way of BA Equivalent Advance shall be deemed to be such face amount.  All BA Equivalent Advances made by a Non-Acceptance Lender shall, if requested by such Lender, be evidenced by a Discount Note.

All references herein to “Loans” and “Bankers’ Acceptances” shall, unless otherwise expressly provided herein or unless the context otherwise requires, be deemed to include BA Equivalent Advances made by a Non-Acceptance Lender as part of a Drawdown, Conversion or Rollover of Bankers’ Acceptances.

5.10                        Termination of Bankers’ Acceptances

If at any time a Lender ceases to accept bankers’ acceptances in the ordinary course of its business, such Lender shall be deemed to be a Non-Acceptance Lender and shall make BA Equivalent Advances in lieu of accepting Bankers’ Acceptances under this Agreement.

5.11                        Borrower Acknowledgements

In the event that the Principal Borrower is marketing its own Bankers’ Acceptances in accordance with Section 5.3(b), the Principal Borrower hereby agrees that it shall make its own arrangements for the marketing and sale of such Bankers’ Acceptances to be issued hereunder and that neither the Agent nor the Lenders shall have any obligation nor be responsible in that regard.  The Principal Borrower further acknowledges and agrees that the availability of purchasers for such Bankers’ Acceptances requested to be issued hereunder, as well as all risks relating to the purchasers thereof, are its own risk.

ARTICLE 6
LETTERS OF CREDIT

6.1                               Letter of Credit Commitment

(a)                                 Fronted Letters of Credit. Subject to the terms and conditions set forth herein, each Fronting Lender agrees, in reliance upon the agreements of the other Working Capital Facility Lenders set forth in this Section 6.1, to issue Letters of Credit denominated in US Dollars or in Canadian Dollars under the Working Capital Facility for the account of the Principal Borrower; provided that the Working Capital Facility Lenders severally agree to participate in Letters of Credit issued for the account of such Obligor; and further provided that the amount of Letters of Credit outstanding at any one time, as calculated in accordance with Section 1.8, shall not exceed Cdn.$200,000,000.

(b)                                 Restrictions on Issuance. No Fronting Lender shall be under any obligation to issue any Letter of Credit if:

(i)                                   any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the applicable Fronting Lender from issuing such Letter of Credit, or any Applicable Law applicable to the applicable Fronting Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the applicable Fronting Lender shall prohibit, or request that the applicable Fronting Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the applicable Fronting Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the applicable Fronting Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the applicable Fronting Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which, in each case, the applicable Fronting Lender in good faith deems material to it;

(ii)                                subject to Section 6.2(c), the expiry date of such requested Letter of Credit would occur more than 12 months (or 364 days in the case of trade Letters of Credit) after the date of issuance or last renewal, unless the applicable Fronting Lender has approved such expiry date;

(iii)                             the expiry date of such requested Letter of Credit would occur after the Maturity Date, unless such Letter of Credit is Cash Collateralized pursuant to arrangements reasonably acceptable to the applicable Fronting Lender;

(iv)                            the issuance of such Letter of Credit would violate one or more policies of the applicable Fronting Lender in place at the time of such request; or

(v)                               any Working Capital Facility Lender is at that time a Defaulting Lender, unless the applicable Fronting Lender has entered into arrangements, including reallocation of the Defaulting Lender’s Applicable Percentage share of the outstanding LC Obligations applicable pursuant to Section 16.11(d) or the delivery of Cash Collateral, satisfactory to the applicable Fronting Lender (in its sole discretion), with the Principal Borrower or such Defaulting Lender to eliminate the applicable Fronting Lender’s actual or potential Fronting Exposure (after giving effect to Section 16.11(d)) with respect to such Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other LC Obligations as to which the applicable Fronting Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(c)                                  Amendments. No Fronting Lender shall be under any obligation to amend any Letter of Credit if (i) the applicable Fronting Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (ii) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(d)                                 Indemnities. The applicable Fronting Lender shall act on behalf of the Working Capital Facility Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the applicable Fronting Lender shall have all of the benefits and immunities (i) provided to the Agent in Article 15 with respect to any acts taken or omissions suffered by the applicable Fronting Lender in connection with Letters of Credit issued by it or proposed to be issued by it and LC Issuer Documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in Article 15 included the applicable Fronting Lender with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the applicable Fronting Lender.

(e)                                  Commercial Letter of Credit. It is agreed that, in the case of a commercial Letter of Credit, such commercial Letter of Credit shall in no event provide for time drafts or bankers’ acceptances.

6.2                               Procedures for Issuance, Conversion and Amendment of Letters of Credit; Auto-Renewal Letters of Credit

(a)                                 LC Application. Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Principal Borrower delivered to the applicable Fronting Lender (with a copy to the Agent) in the form of a LC Application, appropriately completed and signed by the Principal Borrower. Such LC Application must be received by the applicable Fronting Lender and the Agent not later than 12:00 noon (Toronto time) at least 3 Banking Days (or such shorter period as the applicable Fronting Lender and the Agent may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such LC Application shall specify in form and detail reasonably satisfactory to the applicable Fronting Lender: (i) the proposed issuance date of the requested Letter of Credit (which shall be a Banking Day); (ii) the amount thereof (including the specification of currency); (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (viii) such other matters as the applicable Fronting Lender may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such LC Application shall specify in form and detail reasonably satisfactory to the applicable Fronting Lender (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Banking Day); (3) the nature of the proposed amendment; and (4) such other matters as the applicable Fronting Lender may reasonably request.

(b)                                 Issuance. Promptly after receipt of any LC Application, the applicable Fronting Lender will confirm with the Agent that the Agent has received a copy of such LC Application from the Principal Borrower and, if not, the applicable Fronting Lender will provide the Agent with a copy thereof. Upon receipt by the applicable Fronting Lender of confirmation from the Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the applicable Fronting Lender shall, on the requested date, issue a Letter of Credit for the account of the Principal Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Fronting Lender a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(c)                                  Auto-Renewal. If the Principal Borrower so requests in any LC Application, the applicable Fronting Lender may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the applicable Fronting Lender to prevent any such renewal at least once in each twelve-month period (or, in the case of trade Letters of Credit, at least once in each 364-day period) (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period (or 364-day period, as applicable) to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Fronting Lender, the Principal Borrower shall not be required to make a specific request to the applicable Fronting Lender for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Fronting Lender to permit the renewal of such Letter of Credit; provided that, for avoidance of doubt, the Principal Borrower shall ensure that any Letter of Credit with an expiry date after the Maturity Date complies with Section 6.1(b)(iii).

(d)                                 Copies of Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Fronting Lender will also deliver to the Principal Borrower and the Agent a true and complete copy of such Letter of Credit or amendment, and (in the case of a Letter of Credit) the Agent shall notify each Working Capital Facility Lender of such issuance or amendment and the amount of such Working Capital Facility Lender’s Applicable Percentage share thereof and, upon a specific request by any Working Capital Facility Lender, furnish to such Lender a copy of such Letter of Credit or amendment.

6.3                               Drawings and Reimbursements; Funding of Participations

(a)                                 Drawing under Letter of Credit. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the applicable Fronting Lender shall promptly notify the Principal Borrower and the Agent thereof. If the applicable Fronting Lender notifies the Principal Borrower of such payment prior to 12:00 noon (Toronto time) on the date of any payment by the applicable Fronting Lender under a Letter of Credit (each such date, an “Honor Date”), the Principal Borrower shall reimburse the applicable Fronting Lender through the Agent in an amount equal to the amount of such drawing by no later than the next succeeding Banking Day and such extension of time shall be reflected in computing fees in respect of any such Letter of Credit. If the Principal Borrower fails to so reimburse the applicable Fronting Lender by such time, the Principal Borrower shall be deemed to have effected a Conversion of such Letter of Credit to Prime Loans (in the case of a Letter of Credit denominated in Canadian Dollars) or USBR Loans (in the case of a Letter of Credit denominated in US Dollars), to be disbursed on the Honor Date in an amount equal to unreimbursed drawing (the “Unreimbursed Amount”), without regard to the minimum and multiples specified in Section 2.5 or whether there is compliance with any of the conditions set forth in Section 3.2. Such deemed Conversion shall be to a Working Capital Loan. The Agent shall promptly notify each Working Capital Facility Lender of the Honor Date, the Unreimbursed Amount, and the amount of such Working Capital Facility Lender’s pro rata share thereof. Any notice given by a Fronting Lender or the Agent pursuant to this Section 6.3(a) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(b)                                 Reimbursement by Lenders. Each Working Capital Facility Lender (including the Working Capital Facility Lender acting as a Fronting Lender) shall upon any notice pursuant to Section 6.3(a) make funds available (and the Agent may apply Cash Collateral provided for this purpose) for the account of the applicable Fronting Lender at the Agent’s Branch in an amount equal to its pro rata share of the Unreimbursed Amount not later than 3:00 p.m. (Toronto time) on the Banking Day specified in such notice by the Agent, whereupon each Working Capital Facility Lender that so makes funds available shall be deemed to have made a USBR Loan (in the case of a Letter of Credit denominated in US Dollars) or a Prime Loan (in the case of a Letter of Credit denominated in Canadian Dollars), to the Principal Borrower in such amount. The Agent shall remit the funds so received to the applicable Fronting Lender.

(c)                                  Interest. Until each Working Capital Facility Lender funds its Applicable Percentage share of any Working Capital Loan pursuant to this Section 6.3 to reimburse the applicable Fronting Lender for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the applicable Fronting Lender.

(d)                                 Additional Reimbursement Provisions. Each Working Capital Facility Lender’s obligation to make Working Capital Loans to reimburse a Fronting Lender for amounts drawn under Letters of Credit, as contemplated by this Section 6.3, shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the applicable Fronting Lender, the Principal Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or Event of Default, (iii) non-compliance with any of the conditions set forth in Article 3 or (iv) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of a Working Capital Loan shall relieve or otherwise impair the obligation of the Principal Borrower to reimburse the applicable Fronting Lender for the amount of any payment made by the applicable Fronting Lender under any Letter of Credit, together with interest as provided herein.

(e)                                  Failure of Lender to Reimburse. If any Working Capital Facility Lender fails to make available to the Agent for the account of the applicable Fronting Lender any amount required to be paid by such Working Capital Facility Lender pursuant to the foregoing provisions of this Section 6.3 by the time specified in Section 6.3(b), then, without limiting the other provisions of this Agreement, the applicable Fronting Lender shall be entitled to recover from such Working Capital Facility Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable Fronting Lender at a rate per annum reasonably determined by the applicable Fronting Lender in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the applicable Fronting Lender in connection with the foregoing. If such Working Capital Facility Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Working Capital Facility Lender’s Loan included in the relevant Borrowing in respect of the relevant  LC Borrowing, as the case may be. A certificate of the applicable Fronting Lender submitted to any Working Capital Facility Lender (through the Agent) with respect to any amounts owing under this Section 6.3(e) shall be conclusive absent manifest error.

6.4                               Repayment of Participations

(a)                                 Reimbursement by Principal Borrower. If, at any time after a Fronting Lender has made a payment under any Letter of Credit issued by it and has received from any Working Capital Facility Lender such Lender’s Applicable Percentage share of any Working Capital Loan in respect of such payment in accordance with Section 6.3, if the Agent receives for the account of the applicable Fronting Lender any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Principal Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Agent), the Agent will distribute to such Working Capital Facility Lender its Applicable Percentage share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Working Capital Facility Lender’s Working Capital Loan was outstanding) in the same funds as those received by the Agent.

(b)                                 Claw-Back of Reimbursement Amounts. If any payment received by the Agent for the account of a Fronting Lender pursuant to Section 6.3(a) is required to be returned by Applicable Law (including pursuant to any settlement entered into by the applicable Fronting Lender in its discretion), each Working Capital Facility Lender shall pay to the Agent for the account of the applicable Fronting Lender its Applicable Percentage share thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Working Capital Facility Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Working Capital Facility Lenders under this subparagraph shall survive the repayment of the Outstandings under the Working Capital Facility in full and the cancellation of the Working Capital Facility.

6.5                               Obligations Absolute

The obligation of the Principal Borrower to reimburse the applicable Fronting Lender for each drawing under each Letter of Credit and to repay each LC Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(a)                                 any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(b)                                 the existence of any claim, counterclaim, setoff, defense or other right that the Principal Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable Fronting Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(c)                                  any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(d)                                 any payment by the applicable Fronting Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable Fronting Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, in each case in the absence of its bad faith, gross negligence or willful misconduct on the part of the applicable Fronting Lender as determined by a final non-appealable judgment of a court of competent jurisdiction;

(e)                                  any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any Obligor Guarantee or any Security Document, for all or any of the Outstandings of the Principal Borrower in respect of such Letter of Credit; or

(f)                                   any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Principal Borrower, in each case in the absence of its bad faith, gross negligence or willful misconduct on the part of the applicable Fronting Lender as determined by a final non-appealable judgment of a court of competent jurisdiction.

6.6                               Role of Fronting Lenders

Each of the Principal Borrower and the Working Capital Facility Lenders agrees that, in paying any drawing under a Letter of Credit, a Fronting Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Fronting Lenders, any Related Party of any Fronting Lender nor any of the respective correspondents, participants or assignees of any Fronting Lender shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Working Capital Facility Lenders or the Required Working Capital Facility Lenders, as applicable; (ii) any action taken or omitted by it in the absence of its bad faith, gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or LC Application. The Principal Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Principal Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Fronting Lenders, any Related Party of any Fronting Lender, nor any of the respective correspondents, participants or assignees of any Fronting Lender, shall be liable or responsible for any of the matters described in subparagraphs (a) through (e) of Section 6.5; provided, however, that anything in such subparagraphs to the contrary notwithstanding, the Principal Borrower may have a claim against a Fronting Lender, and a Fronting Lender may be liable to the Principal Borrower, to the extent, but only to the extent, of any direct, as opposed to indirect, special, punitive, consequential or exemplary, damages suffered by the Principal Borrower which a court of competent jurisdiction determines in a final non-appealable judgment were caused by a Fronting Lender’s bad faith, willful misconduct or gross negligence or a Fronting Lender’s bad faith, willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each Fronting Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no Fronting Lender shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

6.7                               Applicability of ISP98 and UCP

Unless otherwise expressly agreed by a Fronting Lender and the Principal Borrower when a Letter of Credit is issued, (a) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (b) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

6.8                               Applicant Under Letter of Credit

If the Principal Borrower so requests in any applicable LC Application, any other Obligor may be named as the applicant in the applicable Letter of Credit; provided that the Principal Borrower shall remain fully liable for all fees and reimbursement obligations in respect of such Letter of Credit.

6.9                               Conflict with LC Application

In the event of any conflict between the terms hereof and the terms of any LC Application, the terms hereof shall control.

ARTICLE 7
PAYMENTS

7.1                               Mandatory Repayments

(a)                                 Maturity Date. The Principal Borrower shall repay all Outstandings on the Maturity Date.

(b)                                 Mandatory Prepayments (Proceeds of Certain Debt, Dispositions and Damages).  Promptly, and in any event within 5 Banking Days after receipt by any Obligor of any of the proceeds referred to below, the Borrowers shall apply such proceeds toward the prepayment of Outstanding Principal as prescribed by Section 7.1(d):

(i)                                   100% of Net Permitted Refinancing Debt Proceeds;

(ii)                                100% of the Net Disposition Proceeds; and

(iii)                             100% of expropriation or similar payments from any Governmental Authority and liquidated damage payments made to an Obligor by counterparties under any Material Project Agreement or counterparties under any construction, engineering or procurement contract related to the Project, in each case, received by the Obligors in an aggregate amount in excess of Cdn.$25,000,000 (or the Equivalent Amount thereof in any other currency) (the “Third Party Proceeds”).

The Borrower shall provide the Agent with at least 2 Banking Days’ prior written notice of each such prepayment.

(c)                                  Mandatory Prepayments (Proceeds of Insurance).

(i)                                   Subject to Section 7.1(c)(ii), on the earlier of (i) 365 days after receipt by any Obligor of Net Insurance Proceeds and (ii) 5 Banking Days after the Obligors have determined that such Net Insurance Proceeds shall not be applied to a Permitted Use, the Borrowers shall apply 100% of such Net

Insurance Proceeds toward the prepayment of Outstanding Principal as prescribed by Section 7.1(d).

(ii)                                Notwithstanding Section 7.1(c)(i), if KMI or one of its Affiliates has:

(A)                               advanced funds to an Obligor which funds were used to repay in full an Advance in respect of a NEB Reserve Drawdown; or

(B)                               advanced funds to an Obligor that have, instead of the applicable Net Insurance Proceeds, been applied to a Permitted Use;

then, any Net Insurance Proceeds shall first be paid to KMI, or the applicable Affiliate thereof, in order to repay in full the amounts described in clauses (A) and (B) above and any remaining Net Insurance Proceeds thereafter shall be repaid in accordance with Section 7.1(d).

(d)                                 Application of Prepayments and Reduction of Credit Facilities.

(i)                                   All prepayments made under Sections 7.1(b) and 7.1(c) shall be applied toward the prepayment of, firstly, Outstanding Principal under the Contingent Facility and, secondly, Outstanding Principal under the Construction Facility.

(ii)                                The Total Commitment shall be permanently reduced, in the case of the Net Disposition Proceeds, the Third Party Proceeds and the Net Insurance Proceeds, by the amount thereof, in each such case, with such permanent reduction to be applied, firstly, against the Total Contingent Facility Commitment and, secondly, against the Total Construction Facility Commitment (notwithstanding that the Outstanding Principal under any such Credit Facility may be less than the amounts by which the commitments thereunder are to be reduced as required hereby).

(iii)                             The Total Commitment shall be reduced, in the case of Net Permitted Refinancing Debt Proceeds, by the amount thereof with such reduction to be applied, firstly, against the Total Construction Facility Commitment and, secondly, against the Total Contingent Facility Commitment (notwithstanding that the Outstanding Principal under any such Credit Facility may be less than the amounts by which the commitments thereunder are to be reduced as required hereby).

(iv)                            Each reduction of the commitment amount under a Credit Facility pursuant to Sections 7.1(d)(ii) and (iii) above shall apply to the Commitment of each applicable Lender under such Credit Facility based on its Applicable Percentage thereunder.

(e)                                  Repayments of NEB Reserve Drawdowns. The NEB Reserve Borrower shall repay all Outstandings in respect of a NEB Reserve Drawdown within 30 days of the applicable Drawdown Date of such NEB Reserve Drawdown.

7.2                               Optional Repayment

The Borrowers may, without premium or penalty and at any time and from time to time, repay to the Agent for the account of the Lenders the whole or any part of any Loan under any Credit Facility (as directed by the applicable Borrower) together with accrued interest thereon to the date of such repayment; provided that:

(a)                                 in anticipation of any repayment of any Loan, the applicable Borrower shall give a Conversion/Rollover/Repayment Notice to the Agent at least (i) 3 Banking Days prior to any such repayment in the case of LIBO Rate Loan, and (ii) 1 Banking Day prior to any such repayment, in the case of any other Loan;

(b)                                 each repayment of any Loan shall be in a minimum amount equal to the lesser of:

(i)                                     the applicable amounts set forth in Section 2.5(b); and

(ii)                                  the Outstanding Principal of all Loans outstanding immediately prior to such repayment;

(c)                                  repayments pursuant to this Section 7.2 may only be made on a Banking Day;

(d)                                 unless the Principal Borrower pays breakage costs pursuant to Section 7.4(a), each such repayment may only be made on the last day of the applicable Interest Period with regard to a LIBO Rate Loan that is being repaid;

(e)                                  a Bankers’ Acceptance (including a BA Equivalent Advance) may only be repaid on its maturity, but may be Cash Collateralized; and

(f)                                   a Letter of Credit may only be repaid if it is returned for cancellation, but may be Cash Collateralized.

7.3                               Currency Excess

(a)                                 Requirement to Repay. If the Agent determines that the Equivalent Amount in Cdn. Dollars of the Outstanding Principal under a Credit Facility exceeds the aggregate amount of all Lender Commitments under such Credit Facility (the amount of such excess is herein called the “Currency Excess”), then, upon written request by the Agent (which request shall detail the applicable Currency Excess), the Principal Borrower shall either repay sufficient Outstanding Principal under the applicable Credit Facility to remove the Currency Excess or collateralize the Currency Excess in accordance with Section 7.3(b) within (i) if the Currency Excess exceeds 3% of the aggregate amount of all Lender Commitments under the applicable Credit Facility, 5 Banking Days, or (ii) if the Currency Excess is less than 3% of the aggregate amount of all Lender Commitments under the applicable Credit Facility, 20 Banking Days.

(b)                                 Failure to Repay. If and to the extent that the Principal Borrower fails to make sufficient repayments to eliminate such Currency Excess (the remainder thereof being herein called the “Currency Excess Deficiency”), the Principal Borrower shall place an amount equal to the Currency Excess Deficiency on deposit with the Agent in an interest-bearing account with interest at rates prevailing at the time of deposit for the account of the Principal Borrower, to be held and applied to maturing Bankers’ Acceptances or LIBO Rate Loans, as the case may be (converted if necessary at the exchange rate for determining the Equivalent Amount on the date of such application). The Agent is hereby irrevocably directed by the Principal Borrower to apply any such sums on deposit to maturing Loans under the applicable Credit Facility as provided in the preceding sentence. Upon the Currency Excess being eliminated as aforesaid or by virtue of subsequent changes in the exchange rate for determining the Equivalent Amount, then, provided no Default or Event of Default is then continuing, such funds on deposit, together with interest thereon, shall be returned to the Principal Borrower.

7.4                               Additional Repayment Terms

(a)                                 Breakage Costs. If any LIBO Rate Loan is repaid or converted on other than the last day of the applicable Interest Period, the Principal Borrower shall, within 3 Banking Days after notice is given by the Agent, pay to the Agent for the account of the Lenders all costs, losses, premiums and expenses incurred by such Lenders by reason of the liquidation or re-deployment of deposits or other funds or for any other reason whatsoever resulting from the repayment of such Loan or any part thereof on other than the last day of the applicable Interest Period. Any Lender, upon becoming entitled to be paid such costs, losses, premiums and expenses, shall deliver to the Principal Borrower and the Agent, a certificate of such Lender, prepared in good faith, certifying as to such amounts and, in the absence of manifest error, such certificate shall be conclusive and binding for all purposes.

(b)                                 Cash Collateral — Bankers’ Acceptances. With respect to the prepayment or Cash Collateralization of unmatured Bankers’ Acceptances required as a result of Section 7.2(e) or 12.4, the Principal Borrower shall provide for the funding in full of such unmatured Bankers’ Acceptances by paying to and depositing with the Agent Cash Collateral for each such unmatured Bankers’ Acceptances equal to the face amount payable at maturity thereof; such Cash Collateral deposited by the Principal Borrower shall be held by the Agent in an interest-bearing Cash Collateral Account with interest to be credited to the Principal Borrower at rates prevailing at the time of deposit for similar accounts with the Agent. Such Cash Collateral Account shall be assigned to the Agent as security for the obligations of the Principal Borrower in relation to such Bankers’ Acceptances and the security of the Agent thereby created shall rank in priority to all other Liens and adverse claims against such Cash Collateral. Such Cash Collateral shall be applied to satisfy the obligations of the Principal Borrower for such Bankers’ Acceptances as they mature and the Agent is hereby irrevocably directed by the Principal Borrower to apply any such Cash Collateral to such maturing Bankers’ Acceptances. Amounts held in such Cash Collateral Accounts may not be withdrawn by the Principal Borrower without the consent of the Lenders;

however, interest on such deposited amounts shall be for the account of the Principal Borrower and may be withdrawn by the Principal Borrower so long as no Default or Event of Default is then continuing. If after maturity of the Bankers’ Acceptances for which such funds are held and application by the Agent of the amounts in such Cash Collateral Accounts to satisfy the obligations of the Principal Borrower hereunder with respect to the Bankers’ Acceptances being repaid, any excess remains, such excess shall be promptly paid by the Agent to the Principal Borrower so long as no Default or Event of Default is then continuing.

(c)                                  Cash Collateral — Letters of Credit. With respect to the prepayment or Cash Collateralization of undrawn Letters of Credit required as a result of Section 7.2(f) or 12.4, the Principal Borrower shall provide for the funding in full of such undrawn Letters of Credit by paying to and depositing with the Agent Cash Collateral for each such undrawn Letter of Credit equal to the maximum then undrawn amount payable at the maturity thereof; such Cash Collateral deposited by the Principal Borrower shall be held by the Agent in an interest-bearing Cash Collateral Account with interest to be credited to the Principal Borrower at rates prevailing at the time of deposit for similar accounts with the Agent. Such Cash Collateral Account shall be assigned to the Agent as security for the LC Obligations in relation to such Letters of Credit and the security of the Agent thereby created shall rank in priority to all other Liens and adverse claims against such Cash Collateral. Such Cash Collateral shall be applied to satisfy the LC Obligations for such Letters of Credit if they are drawn and the Agent is hereby irrevocably directed by the Principal Borrower to apply any such Cash Collateral to pay the applicable LC Obligations. Amounts held in such Cash Collateral Accounts may not be withdrawn by the Principal Borrower without the consent of the Working Capital Facility Lenders; however, interest on such deposited amounts shall be for the account of the Principal Borrower and may be withdrawn by the applicable Borrower so long as no Default or Event of Default is then continuing. If after the expiration or cancellation of the Letters of Credit for which such funds are held and application by the Agent of the amounts in such Cash Collateral Accounts to satisfy the applicable LC Obligations with respect to such Letters of Credit, any excess remains, such excess shall be promptly paid by the Agent to the Principal Borrower so long as no Default or Event of Default is then continuing.

7.5                               Payments — General

(a)                                 Unconditional Payments. All payments of principal, interest, fees and other amounts to be made by the Borrowers pursuant to this Agreement shall be made unconditionally and without set-off, defence, counterclaim or other reduction of any type, in the currency in which the Loan is outstanding for value on the day such amount is due, and if such day is not a Banking Day on the Banking Day next following, by deposit or transfer thereof to the Agent’s Accounts or at such other place as the applicable Borrower and the Agent may from time to time agree. Notwithstanding anything to the contrary expressed or implied in this

Agreement, the receipt by the Agent in accordance with this Agreement of any payment made by a Borrower for the account of any of the Lenders shall, insofar as the Borrowers’ obligations to the relevant Lenders are concerned, be deemed also to be receipt by such Lenders and the Borrowers shall have no liability in respect of any failure or delay on the part of the Agent in disbursing and/or accounting to the relevant Lenders in regard thereto.

(b)                                 Value. All payments of principal, interest, fees or other amounts to be made by the Agent to the Lenders pursuant to this Agreement shall be made for value on the day required hereunder, provided that the Agent receives funds from a Borrower for value on such day, and if such funds are not so received from such Borrower or if such day is not a Banking Day, on the Banking Day next following, by deposit or transfer thereof at the time specified herein to the account of each Lender designated by such Lender to the Agent for such purpose or to such other place or account as the Lenders may from time to time notify the Agent.

(c)                                  Non-Banking Days. Unless otherwise specifically provided for herein, if any payment required hereunder shall become due and payable on a day which is not a Banking Day, such payment shall be made on the next following Banking Day and any extension of time shall in such case be included in computing interest payable hereunder relating to such payment.

7.6                               Application of Payments after Default

(a)                                 Rateable Payments. Except as otherwise agreed in writing by all of the Lenders and subject to the terms of the Collateral Agency and Intercreditor Agreement, all monies and property received by the Lenders for application in respect of the Lender Secured Obligations after delivery of a notice pursuant to Section 12.2(a) or the occurrence of an Event of Default set out in Section 12.1(f) or Section 12.1(g) and all monies received as a result of a realization upon the Security Documents shall be applied and distributed to the Lenders and the Agent in the following order:

(i)                                     Rateably to the Lenders and the Agent in accordance with amounts owing to each Lender and the Agent on account of the costs and expenses of enforcement and realization upon the Security Documents; and

(ii)                                  Rateably to the Lender Secured Parties on account of the Lender Secured Obligations;

with the balance (if any) to be paid to the Principal Borrower or otherwise as may be required by Applicable Law.  Amounts and other distributions due to the Agent and the Lenders in respect of the Outstandings pursuant to paragraph (ii) above shall be applied in accordance with Section 7.6(b). For the foregoing purposes, “Rateably” means, at any date of determination, the proportion that the Equivalent Amount in Canadian Dollars of the amount of Lender Secured

Obligations due to any Lender bears to the aggregate of the Equivalent Amount in Canadian Dollars of the Lender Secured Obligations of all Lenders.

(b)                                 Lender Secured Obligations. Except as otherwise agreed in writing by all of the Lenders and subject to the terms of the Collateral Agency and Intercreditor Agreement, all payments and other distributions required to be made to the Agent and the Lenders pursuant to Section 7.6(a)(ii) in respect of the Outstandings shall be applied in the following order:

(i)                                     to the payment of all reasonable and documented costs and expenses incurred by the Agent, including all court costs and the reasonable fees and expenses of its agents and legal counsel (on a full indemnity basis);

(ii)                                  to amounts due hereunder as fees other than acceptance fees for Bankers’ Acceptances, LC Fees, standby fees and Fronting Fees;

(iii)                               to amounts due hereunder as costs and expenses (not otherwise contemplated in (a) above);

(iv)                              to amounts due hereunder as default interest;

(v)                                 to amounts due hereunder as interest, LC fees, acceptance fees for Bankers’ Acceptances, Fronting Fees and standby fees;

(vi)                              to amounts due as Outstanding Principal, Lender Swap Obligations and Cash Management Obligations, on a pro rata basis; and

(vii)                           to all other Outstandings.

Notwithstanding the foregoing, amounts received from any Restricted Subsidiary that is not an “Eligible Contract Participant” (as defined in the Commodity Exchange Act) shall not be applied to Lender Swap Obligations that are Excluded Swap Obligations.

7.7                               Margin Changes; Adjustments for Margin Changes

(a)                                 Effectiveness. Changes in Applicable Pricing Rates shall be effective:

(i)                                     on the Banking Day immediately following any change in the relevant Debt Rating (or when the Principal Borrower ceases to have a Debt Rating, if applicable) which results in a change in the Applicable Margin in accordance with the definition thereof; and

(ii)                                  without the necessity of notice to the Borrowers.

(b)                                 Loans. For any Loans outstanding as of the effective date of a change in an Applicable Margin:

(i)                                     in the case of increases in such rates per annum, the applicable Borrower shall pay to the Agent for the account of the Lenders such additional interest or fees, as the case may be, as may be required to give effect to the relevant increases in the interest or fees payable on or in respect of such Loans from and as of the effective date of the relevant increase in rates; and

(ii)                                  in the case of decreases in such rates per annum, the applicable Borrower shall receive a credit against subsequent interest payable on Loans or fees payable pursuant to Article 4, as the case may be, to the extent necessary to give effect to the relevant decreases in the interest or fees payable on or in respect of such Loans from and as of the effective date of the relevant decrease in rates.

(c)                                  Payments. The additional payments required by Section 7.7(b)(i) shall be made on the last Banking Day of the calendar month immediately following the calendar month in which the changes in Applicable Margins are effective. The adjustments required by Section 7.7(b)(ii) shall be accounted for in successive interest and fee payments by the applicable Borrower until the amount of the credit therein contemplated has been fully applied; provided that, upon satisfaction in full of all Outstandings and cancellation of the Credit Facilities in accordance herewith, the Lenders shall pay to the applicable Borrower an amount equal to any such credit which remains outstanding.

ARTICLE 8
REPRESENTATIONS AND WARRANTIES

8.1                               Representations and Warranties

The Principal Borrower represents and warrants as follows to the Agent and to each of the Lenders and acknowledges and confirms that the Agent and each of the Lenders are relying upon such representations and warranties:

(a)                                 Status.  Each Obligor has been duly incorporated, amalgamated or formed, as applicable, and is validly existing under the law of its jurisdiction of incorporation, amalgamation or formation, as applicable. Each of the Obligors is duly licensed, registered or qualified in all jurisdictions where the character of its Property owned or leased or the nature of the activities conducted by it makes such licensing, registration or qualification necessary or desirable, except to the extent failure to be so licensed, registered or qualified would not reasonably be expected to have a Material Adverse Effect.

(b)                                 Power and Capacity.  Each of the Obligors has full corporate, partnership or other (as applicable) capacity, power and authority:

(i)                                     to own, lease and operate its respective properties and assets and carry on its respective business as presently carried on and, if applicable, as contemplated to be carried on under the Material Project Agreements to which it is a party; and

(ii)                                  to enter into each of the Loan Documents to which it is a party and to do all acts and execute and deliver all other documents as are required hereunder or thereunder to be done, observed or performed by it or them in accordance with their respective terms and, in the case of the Borrowers, to obtain extensions of credit hereunder.

(c)                                  Authorization; Execution and Delivery.  Each of the Obligors has taken all necessary corporate, partnership and other action (as applicable) to authorize the creation, execution and delivery of, and performance of its respective obligations under, each of the Loan Documents and Material Project Agreements to which it is then a party in accordance with the respective terms thereof, and each such Loan Document and Material Project Agreements has been, or when signed and delivered will have been, duly executed and delivered in accordance with such corporate, partnership or other action (as applicable).

(d)                                 Validity and Enforceability.  This Agreement constitutes and each other Loan Document constitutes or, when executed and delivered, will constitute, valid and legally binding obligations of each of the Obligors that is a party thereto, enforceable against each of them in accordance with its terms, subject only to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors’ rights, and to general principles of equity.

(e)                                  No Violation, Breach, Conflict etc.  Neither the execution and delivery of this Agreement, any other Loan Document or any Material Project Agreement, nor compliance with the terms and conditions of any of them:

(i)                                     has resulted, or will result, in a violation of the articles, by-laws, partnership agreement, unanimous shareholders’ agreement or other constating or governing documents of any Obligor party thereto or any resolutions passed by the directors, shareholders or partners (as applicable) of such Obligor;

(ii)                                  has resulted, or will result, in a violation of any Applicable Law or any Required Permit that has then been issued or which is then required to have been obtained for the current state of the Project, except to the extent such violation would not reasonably be expected to have a Material Adverse Effect;

(iii)                               has resulted, or will result, in a breach of, or constitute a default under, any loan agreement, indenture, trust deed or any other agreement or instrument to which any Obligor is a party or by which it or any of its Property is bound, or requires any consent thereunder other than such as has already been received (including the Material Project Agreements then in effect), except to the extent that such breach, default or failure would not reasonably be expected to have a Material Adverse Effect; or

(iv)                              has resulted or will result, in the creation of, or the obligation to create, any Lien on, against or in respect of any of the Property of any Obligor except for Permitted Liens or except as expressly permitted or contemplated hereby or thereby or by any other Loan Document.

(f)                                   Authorizations.

(i)                                     All material Governmental Authorizations (including all Required Permits and material Environmental Permits) required (A) for the execution and delivery by each Obligor of each of the Loan Documents and the Material Project Agreements to which it is a party or (B) for the development, construction, ownership or operation of the Project or any portion thereof, have been obtained and are in full force and effect, except for those Governmental Authorizations (x) not required to have been obtained or issued as of the date this representation is made or is deemed to be made hereunder are reasonably expected to be obtained in the normal course of the construction of the Project after the date this representation is made or is deemed to be made hereunder and for which no fact or circumstance exists, to the Principal Borrower’s Knowledge, which makes it likely that such Governmental Authorizations shall not be timely issued or obtained without unnecessary delay or cost or (y) which the failure to so obtain would not reasonably be expected to have a Material Adverse Effect or materially delay Project Completion.

(ii)                                  The material Required Permits required for the development and construction of the Project as of the Closing Date are as set out in Schedule L.

(g)                                  Organization and Location.  Schedule I (as at the date hereof and as it may be required to be updated from time to time by the Principal Borrower in accordance with this Agreement) lists the names, jurisdictions of incorporation, continuance, amalgamation or formation of and the details of ownership of the outstanding Equity Securities and Equity Securities Equivalents of each Obligor and their respective Subsidiaries, in each case existing on the Closing Date. Schedule J (as at the date hereof and as it may be required to be updated from time to time by the Principal Borrower in accordance with this Agreement) lists the jurisdiction of organization of each Obligor, the jurisdiction in which the chief executive office of each Obligor is located and each jurisdiction in which each Obligor holds any material tangible Property.

(h)                                 Ownership of Assets.  Each Obligor:

(i)                                     has good and marketable title to all of the material Property that it owns, subject only to Permitted Liens and defects in title which in the aggregate do not materially detract from the value of such Property or any significant part thereof or materially impair the use of any thereof in the operation of the businesses of the Obligors, taken as a whole and, to the Knowledge of the Principal Borrower, no Person has any agreement or right to acquire any of any Obligor’s respective interest in any material Property necessary for the conduct of the Closing Date Business or for the Project; and

(ii)                                  owns, leases or has the lawful right to use all of the material Property and undertaking necessary for the conduct of the businesses of such Obligor.

Such material Property is not subject to any Liens, except for Permitted Liens.

(i)                                     Funded Debt.  No Obligor has any Funded Debt other than Permitted Debt.

(j)                                    Intellectual Property.  Each of the Obligors owns or has the right to use all Intellectual Property that is used in or otherwise necessary for the operation of their respective businesses as currently conducted (and as contemplated to be conducted under the Material Project Agreements), except where the failure of the foregoing would not reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Principal Borrower, the operation of their respective businesses by each of the Obligors does not infringe upon, misappropriate, violate or otherwise conflict with the Intellectual Property of any third party, except as would not reasonably be expected to have a Material Adverse Effect.

(k)                                 No Default.  No Default or Event of Default has occurred and is continuing.

(l)                                     Combined Consolidated Financial Statements. The combined consolidated Financial Statements provided to the Lenders prior to the Closing Date as set out in the IPO Prospectus have been prepared in good faith, based on assumptions believed by the Principal Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respect on a combined consolidated basis the estimated financial position of the Closing Date Business as at their estimated results of operations on such date.

(m)                             Certain Information and Projections.  All written factual information,  heretofore or contemporaneously furnished by or on behalf of any Obligor to the Agent or the Lenders in connection with the Obligors, the Credit Facilities, or the Project was:

(i)                                     in the case of projections, prepared in good faith based upon reasonable assumptions at the date of preparation, and, in all other cases, true, complete and correct in all material respects as of the respective dates thereof; and

(ii)                                  to the extent prepared by persons other than the Obligors or any of their Subsidiaries and provided to the Agent by or on behalf of an Obligor or any of their respective Subsidiaries, or as required by the terms of the Credit Agreement, to the Knowledge of the Principal Borrower:

(A)                               in the case of projections, prepared in good faith based upon reasonable assumptions at the date of preparation; and

(B)                               in all other cases, true, complete and correct in all material respects as of the respective dates thereof.

(n)                                 Financial Condition.  The most recent audited and unaudited consolidated Financial Statements of KMCL delivered to the Agent hereunder present fairly, in all material respects, the consolidated financial condition of KMCL as at the date or dates thereof and the results of the consolidated operations thereof for the Fiscal Quarter or Fiscal Year then ending, as applicable, all in accordance with GAAP consistently applied and, since the date of the most recent Financial Statements delivered to the Agent hereunder, no event or circumstance has occurred and is continuing which would reasonably be expected to have a Material Adverse Effect (provided that, in the case of a representation being deemed to be made hereunder solely in respect of a Drawdown under the Working Capital Facility, or the NEB Reserve Drawdown, except as has been disclosed by written notice from the Principal Borrower to the Agent).

(o)                                 Books and Records.  All books and records of the Obligors have been fully, properly and accurately kept in accordance with GAAP and completed in all material respects and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

(p)                                 Material Project Agreements.  Each Obligor is in compliance with each Material Project Agreement to which it is a party and in existence on the date this representation is made or deemed to be made, except for any non-compliance with respect to which the counterparty or counterparties to such Material Project Agreements do not have a right to terminate such Material Project Agreements or a right for such counterparty or counterparties to cease performing its material obligations thereunder.  All consents and approvals required under any Material Project Agreements in connection with the Loan Documents, the other Material Project Agreements and the development, construction, ownership and operation of the Project have been obtained (other than those that are not then required for the current state of the Project), save and except such consents which are reasonably expected to be obtained in the normal course or which the failure to so obtain and have the same would not be reasonably be expected to have a Material Adverse Effect or materially delay Project Completion.

(q)                                 Litigation.  Except with respect to the Existing Project Related Proceedings, there are no actions, suits, proceedings or Environmental Claims pending or, to the Knowledge of the Principal Borrower, threatened against or affecting any Obligor (including any claims against their Property, at law, in equity or before any arbitrator or before or by any Governmental Authority) in respect of which there is a reasonable likelihood of a determination adverse to any Obligor and which, if determined adversely to such Obligor, would have a Material Adverse Effect and since the Closing Date, there have been no material and adverse developments with respect to the Existing Project Related Proceedings that would reasonably be expected to have a Material Adverse Effect (provided that, in the case of a representation being deemed to be made hereunder solely in respect of a Drawdown under the Working Capital Facility, or the NEB Reserve Drawdown, except as has been disclosed by written notice from the Principal Borrower to the Agent).

(r)                                    Compliance with Laws, etc.  Each Obligor and its businesses and operations are in compliance with: all Applicable Laws (including all applicable Environmental Laws); all applicable directives, judgments, decrees, injunctions and orders rendered by any Governmental Authority or any court of competent jurisdiction; its and their constating or governing documents (including partnership agreements and unanimous shareholders’ agreements) and by-laws; all material agreements or instruments to which it is a party or by which any of its Property are bound (including the Material Project Agreements then in effect); except to the extent that non-compliance with any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

(s)                                   Taxes.  Each Obligor has duly filed on a timely basis all material tax returns required to be filed and have paid all material Taxes which are then due and payable, and have paid all material assessments and reassessments and all material Other Taxes, governmental charges, governmental royalties, other required payments to Governmental Authorities, penalties, interest and fines claimed against them, other than those which, in each case, are subject to a Permitted Contest or the failure to file or pay the same would not otherwise reasonably be expected to have a Material Adverse Effect. Each Obligor has made adequate provision for, and all required instalment payments have been made in respect of, Taxes and Other Taxes in all material amounts payable for the current period for which returns are not yet required to be filed.  There are no actions or proceedings being taken by any Governmental Authority to enforce the payment of any material Taxes or Other Taxes by them, other than those which are subject to a Permitted Contest. All of the material remittances and source deductions required to be made by an Obligor to any Governmental Authority (including in respect of Taxes and Other Taxes) have been made and are currently up to date, and there are no outstanding material arrears other than those which are subject to a Permitted Contest.

(t)                                    Insurance.  All insurance policies required to be maintained by (or on behalf of) each Obligor pursuant to Section 9.1(e) have been obtained and are in full force and effect, and such insurance policies comply in all material respects with the requirements of Section 9.1(e).

(u)                                 Environmental Matters.

(i)                                     Each Obligor and its Property comply in all respects, and the businesses, activities and operations of each Obligor and the use of its Property comply in all respects, with all Environmental Laws, Environmental

Permits and Environmental Orders except to the extent failure to comply would not reasonably be expected to have a Material Adverse Effect; further, the Principal Borrower does not have Knowledge of any facts which result in, or constitute, or are likely to give rise to, non-compliance with any Environmental Laws, Environmental Permits or Environmental Orders, which facts or non-compliance would reasonably be expected to result in a Material Adverse Effect.

(ii)                                  Each Obligor has obtained all Environmental Permits which are then required in relation to its Property or in respect of their respective businesses, activities, and operations except to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect; all such Environmental Permits are valid and in full force and effect, and no violations thereof have occurred which are continuing and which would reasonably be expected to have a Material Adverse Effect; no proceedings are pending and, to the Knowledge of the Principal Borrower, no proceedings are being taken by any Governmental Authority to remove or invalidate any of the Environmental Permits, the removal or invalidation of which would reasonably be expected to have a Material Adverse Effect; and there is no reasonable reason to believe that any Environmental Permits required to be obtained after the date hereof will not be issued pursuant to applications made for such Environmental Permits if the failure to have such Environmental Permit would reasonably be expected to have a Material Adverse Effect.

(iii)                               The businesses, activities and operations of each Obligor which have generated, manufactured, refined, treated, transported, stored, handled, disposed, transferred, produced or processed Hazardous Materials have done so in compliance in all respects with all Environmental Laws, Environmental Permits and Environmental Orders, except to the extent such failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(iv)                              All contaminants and other Hazardous Materials owned or controlled by an Obligor and disposed of, treated or stored on or in relation to their Property have been or are in the process of being disposed of, treated and stored in compliance in all respects with all Environmental Laws, Environmental Permits and Environmental Orders, except to the extent such failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(v)                                 No Obligor has received written notice of any material non-compliance under any Environmental Laws, Environmental Permits or Environmental Orders, nor has Knowledge of any facts which could give rise to any notice of non-compliance with any Environmental Laws, Environmental Permits and Environmental Orders, which facts or non-compliance would have a Material Adverse Effect, or except as previously disclosed to the

Agent in writing, any notice that an Obligor is a potentially responsible party for a federal, provincial, regional, municipal or local clean-up or corrective action in connection with their Property which, if not complied with, would reasonably be expected to have a Material Adverse Effect.

(vi)                              To the Knowledge of the Principal Borrower, each Obligor has maintained all environmental and operating documents and records in the manner and for the time periods required to comply in all respects with all Environmental Laws, Environmental Permits and Environmental Orders, except where failure to do so would not reasonably be expected to have a Material Adverse Effect.

(vii)                           Each Obligor has in effect a management structure and policies and procedures that will permit such Obligor to effectively manage environmental risk and respond in a timely manner in compliance with the Environmental Laws, Environmental Orders and Environmental Permits in the event of Release of Hazardous Materials in, on or under Property of such Obligor.

(viii)                        Each Obligor is in compliance in all material respects with the NEB’s Reasons for Decision MH-001-2013 dealing with the Obligors’ requirement to establish and maintain pipeline abandonment trust funds.

(v)                                 Labour Matters. Prior to the Project Completion Date, as at the date of any Drawdown requested under the Construction Facility of the Contingent Facility, there are no strikes or other labour or work stoppage or union disputes against the Principal Borrower or any other Obligor pending or, to the Knowledge of the Principal Borrower, threatened that would reasonably be expected to have a Material Adverse Effect or delay Project Completion beyond the Outside Date.

(w)                               No Defined Benefits Plan.  As of the date hereof, none of the Obligors have established or contributed to any Defined Benefits Plan, and have not incurred any liability in respect of any Defined Benefits Plan, other than Kinder Morgan Canada Inc. and the liabilities thereof under its Defined Benefits Plan.

(x)                                 Anti-Corruption Laws and Sanctions.

(i)                                     The Obligors will have implemented within the 90 day period referred to in Section 9.1(k), and thereafter will maintain in effect, procedures, policies or codes of conduct intended to ensure compliance in all material respects by its directors, officers and employees with, in each case, Anti-Corruption Laws and Sanctions applicable to such Persons.

(ii)                                  None of the Obligors or their Subsidiaries or, to the Knowledge of the Principal Borrower, any of their respective directors, officers and employees is a Sanctioned Person.

(iii)                               No part of the proceeds of the Loans will be used intentionally by a Borrower (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation in any material respect of any Anti-Corruption Laws, (B) for the purpose of funding (including payments made to) or financing any activities, investments, business or transaction of or with any Person actually known to the Obligors to be a Sanctioned Person, or in any country actually known to the Obligors to be a Sanctioned Country where such Sanctions relate to the business activities of the Obligors, or (C) in any manner that would result in the violation in any material respect of any Sanctions applicable to the Obligors.

(y)                                 Collateral Representations.

(i)                                     Valid and Perfected Security Interests.  Each Security Document delivered pursuant to this Agreement will, upon execution and delivery thereof, be effective to create in favour of the Collateral Agent for the benefit of, inter alios, the Lender Secured Parties, a legal, valid and enforceable Lien in the Collateral described therein to the extent intended to be created thereby and required to be perfected therein under the Loan Documents. In the case of the Pledged Equity Securities described in the Security Documents, when certificates representing such Pledged Equity Securities are delivered to the Collateral Agent, and in the case of the other Collateral described in the Security Documents, when financing statements and other filings in appropriate form are filed in the offices of the appropriate Governmental Authority in the jurisdictions specified in Schedule J, the Liens created by the Security Documents shall constitute fully perfected first priority Liens on, and security interests in (to the extent intended to be created thereby and required to be perfected under the Loan Documents and subject only to Permitted Liens which under Applicable Law rank in priority thereto)) all rights, title and interest of the Obligors and the Pledgors in such Collateral, as security for, inter alios, the Lender Secured Obligations, in each case free and clear of any Liens other than Permitted Liens.

(ii)                                  Filings and Registrations.  Except as have been obtained and are in full force and effect, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for:

(A)                               the grant by each Obligor and Pledgor of the Liens granted pursuant to the Security Documents; or

(B)                               the perfection of such security interest (other than as described in paragraph (i) above) and such other filings and recordings (and renewals thereof) as may be required to perfect the Liens created by the Security Documents.

(iii)                               Accounts.  Except for any Excluded Securities Accounts and except for accounts maintained with any financial institution or other Person to hold Excluded Deposits/Amounts, the Obligors maintain all of their deposit accounts and securities accounts with the Agent and one or more Lenders in Canada. No deposit account or securities account of any Obligor is subject to any Control Agreement (except such agreements as may exist with the Collateral Agent, the Agent or any Lender or which may exist in respect of Excluded Securities Accounts or in respect of accounts which hold Excluded Deposits/Amounts).

(z)                                  Solvency.  Each Obligor is, and after giving effect to the incurrence of all Funded Debt and obligations incurred in connection herewith will be, Solvent.

(aa)                          Pari Passu Ranking. The Lender Secured Obligations rank at least pari passu in right of payment with all of their other senior secured Funded Debt of the Obligors, including all Permitted Refinancing Debt and Permitted Incremental Debt.

(bb)                          Residency for Tax Purposes. The Principal Borrower is not a non-resident of Canada as defined in, and for the purposes of, the Tax Act.

(cc)                            Use of Credit Facilities. Each Borrower acknowledges that the Credit Facilities are for use by the Obligors and will be used for the Obligors’ and their Subsidiaries’ lawful business purposes only, as permitted by Section 2.1, 2.2 and 2.3.

(dd)                          Operation of Project and Closing Date Business. The facilities, plants, and equipment in respect of the Project and/or the Closing Date Business have all been operated and maintained in a good and workmanlike manner, and such business has been conducted, in accordance with prudent industry practice and in accordance with all Applicable Laws, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(ee)                            Real Estate Matters. All material easements, rights of way and other real property rights (including consents of the Crown) necessary to operate the Closing Date Business and to develop, construct and operate the Project have been acquired and are in full force and effect (and all such material rights related to the Project are identified in Schedule N) and all Governmental Authorizations necessary to use such easements, rights of way and other real property rights have been acquired by the Obligors and are in full force and effect, other than:

(i)                                     any such rights related to the Project, the failure of which to have been obtained by the Obligors at such time would not reasonably be expected to materially adversely affect the construction schedule in effect at such time to achieve Project Completion prior to the Outside Date for, or the operation of, the Project; and

(ii)                                  any such rights related to the Project that can be obtained, and the Principal Borrower reasonably expects to obtain, in the normal course of construction of the Project.

(ff)                              Consultant Reports. As of the Closing Date, the Principal Borrower has, and has caused each other Obligor to, take all commercially reasonable action necessary to satisfy the material recommendations contained in each of the reports delivered pursuant to Section 3.1(c) of each of the Independent Engineer, the Environmental and Social Consultant, the Insurance Consultant and the Market Consultant, as the case may be.

8.2                               Deemed Repetition

On the date of any Drawdown made by the applicable Borrower pursuant hereto:

(a)                                 each of the representations and warranties contained in Section 8.1 shall be true and correct in all material respects as if made on such date of such Drawdown (excluding those representations and warranties which are expressly made as of a specific date only and, in the case of any NEB Reserve Drawdown, excluding those representations and warranties which would not be true as a direct or indirect result of the event, circumstance or occurrence giving rise to the requirement to make a NEB Reserve Drawdown); and

(b)                                 the applicable Borrower shall be deemed to have represented to the Agent and the Lenders that, except as has otherwise been notified to the Agent in writing and has been waived in accordance herewith, no Default or Event of Default has occurred and is continuing (other than, in the case of any NEB Reserve Drawdown, those which are a direct or indirect result of the event, circumstance or occurrence giving rise to the requirement to make a NEB Reserve Drawdown) nor will any such event occur as a result of the aforementioned Drawdown.

8.3                               Other Loan Documents

All representations and warranties of any Obligor contained elsewhere in this Agreement or in any other Loan Document delivered pursuant hereto or thereto shall be deemed to constitute representations and warranties made by the Principal Borrower to the Agent and the Lenders under Section 8.1 of this Agreement as of the date made under such Loan Document.

8.4                               Effective Time of Repetition

All representations and warranties herein are made as of the date hereof, and, when repeated or deemed to be repeated hereunder, shall be construed with reference to the facts and circumstances existing at the time of repetition, unless they are stated herein to be made as of a specific date or as at another date.

8.5                               Nature of Representations and Warranties

The representations and warranties set out in this Agreement or deemed to be made pursuant hereto shall survive the execution and delivery of this Agreement and the making of each Drawdown, notwithstanding any investigations or examinations which may be made by the Agent, the Lenders or Lenders’ Counsel, until the repayment of the Outstandings and the cancellation of the Credit Facilities.

ARTICLE 9
GENERAL COVENANTS

9.1                               Positive Covenants

So long as any Outstandings exist or any Credit Facility is available hereunder, the Principal Borrower covenants and agrees with each of the Lenders and the Agent that without the prior written consent of the Lenders:

(a)                                 Payment and Performance.  Each Borrower shall duly and punctually pay the principal of all Loans, all interest thereon and all fees and other amounts required to be paid by it hereunder at the times and in the manner specified hereunder and the Principal Borrower shall, and shall cause each of the other Obligors to, perform and observe all of their respective obligations under this Agreement and under any other Loan Document to which it or any other Obligor is a party.

(b)                                 Existence and Conduct of Business.  The Principal Borrower shall, and shall cause each of the other Obligors to:

(i)                                     except as permitted by Section 9.2(d), maintain their respective corporate or partnership existences in good standing;

(ii)                                  register and qualify and remain duly registered and qualified as a corporation or partnership authorized to carry on business under the laws of each jurisdiction in which the nature of any business transacted by it or the character of any Property owned or leased by it requires such registration and qualification except where failure to obtain and maintain such registration or qualification would not reasonably be expected to have a Material Adverse Effect;

(iii)                               subject to Sections 9.1(h)(iv) and 9.1(h)(v) in respect of the Project, preserve and keep in full force and effect all Governmental Authorization, Required Permits and other franchises, licenses, rights, privileges and permits necessary to enable the each of the Obligors to operate and conduct their respective businesses in accordance with good industry practice, except to the extent such failure to comply or to preserve or keep in full force and effect would not reasonably be expected to have a Material Adverse Effect;

(iv)                              keep and maintain all of its Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Property, including all equipment, machinery and facilities, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect; and

(v)                                 maintain, protect and defend title to all Property held by any Obligor and take all such acts and steps as are necessary or advisable at any time and from time to time to maintain such Property in good standing, except to the extent the failure to so maintain, protect and defend or to take any such acts or steps would not reasonably be expected to have a Material Adverse Effect.

(c)                                  Compliance with Applicable Laws.  The Principal Borrower shall, and shall cause each of the other Obligors to:

(i)                                     carry on and conduct its business, and keep, maintain and operate its Property, in accordance with all Applicable Laws and prudent industry practice in the pipeline industry and the other businesses conducted by the Obligors;

(ii)                                  comply in all respects with Applicable Law; and

(iii)                               observe and conform to all requirements of any Governmental Authorization and Required Permit relative to any of its Property and all covenants, terms and conditions of all agreements upon or under which any of such Property is held, in any case, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(d)                                 Books and Records/Inspection.  The Principal Borrower will, and will cause each other Obligor to, maintain books and records in accordance with GAAP and all Applicable Law in respect of all its material dealings and transactions (including the Project and any portion thereof).  At any reasonable time and from time to time upon reasonable prior notice, and during usual business hours, the Principal Borrower shall permit the Agent or any representative thereof (which may include a Lender) (at the expense of the Borrowers) to examine and make copies of and abstracts from the records and books of account of any Obligor (subject to the Obligors’ reasonable safety requirements and standards) and to visit and inspect the premises and properties of any Obligor and to discuss the affairs, finances and accounts of any Obligor with any of the officers or auditors and other professional advisors of any Obligor, subject to any contractual restrictions regarding confidentiality provided that, excluding any such visits and inspections during the continuation of an Event of Default, the Lenders shall not exercise such rights more than once in any calendar year, which such permitted visits will be at the Borrower’s reasonable expense.

(e)                                  Insurance.  The Principal Borrower shall maintain, or cause to be maintained, all risks property insurance during construction and operations in connection with the Property and businesses of the Obligors and other types of insurance, including liability insurance with respect to claims for personal injury, death or property damage, with respect to the construction and operation of such businesses, all in accordance with prudent industry standards and consistent with the requirements of the Material Project Agreements and the reports delivered to the Lender under Section 3.1(c)(iii) and to the extent available on commercially reasonable terms and with creditworthy and reputable insurance companies in such amounts and with such deductibles as are in accordance with prudent industry standards, except to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect and in any event in accordance with the requirements of any Required Permits which are then required the current state of the Project (including NEB Financial Resources Requirement) and the Material Project Agreements. The insurance policies shall name the Collateral Agent and the Secured Parties as additional insureds (except in the case of automobile policies) and the Collateral Agent, on behalf of the Secured Parties, as loss payee (as its interests may appear). The Principal Borrower shall, from time to time at the request of the Agent acting reasonably, promptly deliver to the Agent evidence of the insurance required to be maintained pursuant to this Section 9.1(e) in the form of a certificate of insurance. The Obligors will use any proceeds from (i) business interruption insurance for the purposes of the Obligors’ business and (ii) delay in start-up insurance for the purposes of paying Project Costs. The Principal Borrower shall require its insurers to, or to the extent not commercially available, the Principal Borrower shall provide 30 days’ notice of cancellation (10 days for nonpayment of premium) to the Collateral Agent in the event any policy is cancelled.

(f)                                   Payment of Taxes and Other Amounts.  The Principal Borrower shall, and shall cause each of the other Obligors to, from time to time, file all material tax returns which are required to be filed and pay or cause to be paid all material Taxes, Other Taxes, levies, assessments (ordinary or extraordinary), governmental fees and dues, other required payments to Governmental Authorities, wages, workers’ compensation arrangements, government royalties, pension fund obligations and any other amounts, in each case, which may result in a Lien on their Property arising under statute or regulation (any of which being a “Levy”) and to make and remit other payments and all withholdings lawfully levied, assessed or imposed upon an Obligor or any of the assets of an Obligor, as and when the same become due and payable, except when and for so long as the validity of such Levy, payment or withholding is subject to a Permitted Contest or would not otherwise reasonably be expected to have a Material Adverse Effect.

(g)                                  Environmental Matters. Without limiting the generality of Section 9.1(c), the Principal Borrower shall, and shall cause each of the other Obligors to (i) conduct their business and operations so as to so comply at all times with all Environmental Laws, Environmental Permits and Environmental Orders, except to the extent the failure to so conduct or comply would not reasonably be expected to have a Material Adverse Effect, and (ii) in any event, comply in all material respects with the NEB’s Reasons for Decision MH-001-2013 setting out the Obligors’ requirement to establish and maintain pipeline abandonment trust funds.

(h)                                 Project.

The Principal Borrower shall, and shall cause each of the other Obligors to:

(i)                                     obtain all requisite rights in any real property necessary to construct and develop the Project and achieve Project Completion by no later than the Outside Date, and, once obtained, maintain all such required real property rights in respect of the Project;

(ii)                                  provide the Independent Engineer and the Environment and Social Consultant, as applicable, with all information reasonably requested by it to allow it to provide the required reports to the Agent and the Lenders, including to allow (A) the Independent Engineer to provide  monthly update reports to Agent and the Lenders on the status of construction of the Project and the expected Projected Project Completion Date until the Project Completion Date to the extent such information has not been provided in the prior month in satisfaction of the requirements of either Section 3.3(c) or 3.4(c), and (B) the Environment and Social Consultant to provide (I) quarterly monitoring reports in relation to Equator Principles III compliance until the Project Completion Date, and (II) annual monitoring reports in relation to Equator Principles III compliance following the Project Completion Date and until the Construction Facility and the Contingent Facility have been unconditionally repaid in full and cancelled;

(iii)                               satisfy the NEB Financial Resources Requirement;

(iv)                              obtain and maintain all Required Permits issued in connection with the development, construction, ownership and operation of the Project or any portion thereof and satisfy all material conditions to any such Required Permit at or before the time any such condition is required to be satisfied in accordance with the terms thereof or otherwise as required under Applicable Law, save and except for: (A) the obtaining of such Required Permits which are reasonably expected to be obtained in the normal course and are not then required to have been obtained for the current state of the Project; (B) (x) the obtaining of such Required Permits, (y) the maintaining of such Required Permits or (z) the satisfaction of any such conditions, in any case in clause (x), (y) or (z), where the failure to so obtain, maintain or satisfy the same would not reasonably be expected to have a Material Adverse Effect or delay Project Completion beyond the Outside Date; and

(v)                                 in addition to the requirements of clause (iv) above, satisfy and comply with all Project Permit Conditions in all material respects, provided that notwithstanding the foregoing, any such condition that is by its terms “for approval” of the applicable Governmental Authority shall only be deemed to be satisfied for purposes of this clause once such Governmental Authority has confirmed such approval.

(i)                                     Material Project Agreements.

The Principal Borrower shall, and shall cause each of the other Obligors to:

(i)                                     perform and observe all the material terms and provisions of each Material Project Agreement to be performed or observed by it except to the extent the failure to so perform or observe such terms and provisions would not reasonably be expected to have a Material Adverse Effect;

(ii)                                  use all commercially reasonable efforts to deliver a Consent and Acknowledgment (Shipper) from each of the counterparties to the Material Transportation Services Agreements and from each of the counterparties to the Material EPC Agreements (and, in any event, subject to compliance with Section 3.3(d)(ii)); and

(iii)                               enforce its rights and remedies under each such Material Project Agreement in accordance with its terms to the extent necessary to achieve Project Completion by the Outside Date.

(j)                                    End of Fiscal Years.  The Principal Borrower will, for financial reporting purposes, cause each of its Fiscal Years, and the Principal Borrower will cause each of the other Obligors’ Fiscal Years, to end on December 31 of each applicable calendar year.

(k)                                 Anti-Corruption Laws and Sanctions.  The Principal Borrower shall (within 90 days after the date hereof) maintain in effect and enforce procedures, policies or codes of conduct intended to ensure compliance in all material respects by the Obligors and their respective directors, officers and employees with Anti-Corruption Laws and Sanctions applicable to such Persons.

(l)                                     Ownership of Assets.  The Principal Borrower shall ensure that at all times the Obligors (i) directly own, on an unconsolidated basis, at least 95% of Consolidated Total Assets and (ii) generate at least 95% of Consolidated EBITDA.

(m)                             Pari Passu Ranking. The Principal Borrower will ensure that the Lender Secured Obligations rank at least pari passu in right of payment with all of their other senior secured Funded Debt of the Obligors, including all Permitted Refinancing Debt and Permitted Incremental Debt.

(n)                                 Use of Proceeds. Each Borrower will use the proceeds of the Credit Facilities only as provided for in Section 2.1, 2.2 and 2.3, as applicable, and subject to Section 8.1(x)(iii).

(o)                                 Intellectual Property. The Principal Borrower shall, and shall cause each other Obligor to, maintain all Intellectual Property required in connection with the Project and the Closing Date Business, as the case may be, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(p)                                 Protection of Liens. The Principal Borrower shall, and shall cause each other Obligor to, do all things reasonably requested by the Agent or the Collateral Agent to establish, protect and maintain the Security Documents and the Liens granted thereunder and the priority thereof in relation to other Persons, subject to Permitted Liens.

(q)                                 Pensions. The Principal Borrower shall ensure that all pension plans, including any Defined Benefit Plan, maintained or operated by, or for the benefit of, any Obligor and/or any of its employees are maintained, operated and funded in accordance with all Applicable Laws except where failure to do so would not reasonably be expected to have a Material Adverse Effect.

(r)                                    Equity Nomination and Support Agreement. If and to the extent any letters of credit are delivered by or on behalf of KMI to the Principal Borrower as required under the Equity Nomination and Support Agreement, the Principal Borrower will, as and to the extent required under such agreement, make drawings under such letter of credit and make use of such funds in accordance with such agreement. The Principal Borrower will take all such steps as are reasonably necessary to grant the Collateral Agent an assignment and a Lien over its rights and benefits under such letter of credit. The Principal Borrower will otherwise abide by the terms and provisions of the Equity Nomination and Support Agreement.

(s)                                   Further Assurances.  The Principal Borrower, at its expense, shall, and shall cause each other Obligor to promptly cure any default by it in the execution and delivery of this Agreement or of any of the other Loan Documents to which it is a party and, after reasonable notice thereof from the Agent, the Principal Borrower shall promptly execute and deliver, or cause to be executed and delivered, all such other and further deeds, agreements, opinions, certificates, instruments, affidavits, registration materials and other documents (and cause each other Obligor to take such action) necessary for the Principal Borrower’s compliance with or performance of the covenants and agreements of the Principal Borrower or any other Obligor in any of the Loan Documents, including this Agreement, or to further evidence and more fully describe the property subject to the Liens, privileges and priorities purported to be created by the Security Documents, or to correct any omissions in any of the Loan Documents, or more fully to state the obligations set out herein or in any of the Loan Documents, or to perfect, protect or preserve the Liens created pursuant to any of the Loan Documents, or to make any registration, recording, to file any notice or to obtain any consent, all as may be necessary or appropriate in connection therewith, in the judgment of the Agent, acting reasonably.

9.2                               Negative Covenants

So long as any Outstandings exist or any Credit Facility is available hereunder, the Principal Borrower covenants and agrees with each of the Lenders and the Agent that without the prior written consent of the Lenders:

(a)                                 Incurrence of Funded Debt.  The Principal Borrower shall not, and shall not permit any other Obligor to, create, incur, assume, or permit to be outstanding any Funded Debt, except for Permitted Debt.

(b)                                 Negative Pledge.  The Principal Borrower shall not, and shall not permit any other Obligor to, create, issue, incur, assume, have outstanding or permit to exist any Liens on any of its or their present or future Property, except for Permitted Liens.

(c)                                  Limitation on Dispositions.  The Principal Borrower shall not, and shall not permit any other Obligor to, consummate a Disposition other than Permitted Dispositions.

(d)                                 Transactions with Affiliates.  The Principal Borrower shall not, and shall not permit any other Obligor to, make any payment to, or Dispose of any of its Property to, or purchase any Property from, or, except for Existing Affiliate Agreements, enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Principal Borrower which is not an Obligor or a Subsidiary of the Borrower involving aggregate consideration in excess of Cdn.$5,000,000, unless each such Affiliate transaction is on terms that are not less favourable (taken as a whole) in any material respect to such Obligor as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate.

(e)                                  Change of Business.  The Principal Borrower and the other Obligors, taken as a whole, shall not fundamentally and substantively alter the character of their businesses, taken as a whole, from the businesses conducted by, contemplated to be conducted by or proposed to be conducted by, the Principal Borrower and the other Obligors, taken as a whole, on the Closing Date, and other business activities which are extensions thereof or otherwise incidental, synergistic, reasonably related, or ancillary to any of the foregoing.

(f)                                   Reorganization etc.  The Principal Borrower shall not, and shall not permit any other Obligor to, enter into any transaction or series of transactions whereby all or substantially all of its Property would become the property of any other Person (herein called a “Successor”) whether by way of reconstruction, reorganization, recapitalization, consolidation, amalgamation, merger, transfer, sale or otherwise (each a “Successor Transaction”) unless:

(i)                                     if the Successor Transaction involves a Borrower, the Successor is a Person organized and existing under the federal laws of Canada, the laws in force in a province in Canada or under the laws of any state in the United States of America and the Successor Transaction would not result in a Default or an Event of Default under Section 12.1(m);

(ii)                                  if the Successor Transaction involves an Obligor but not a Borrower, an Obligor is the continuing entity and the Successor is a Person organized and existing under the federal laws of Canada, the laws in force in a province in Canada or under the laws of any state in the United States of America;

(iii)                               prior to or contemporaneously with the consummation of such Successor Transaction:

(A)                               the Successor will be bound by or have assumed all the covenants and obligations of the applicable Obligor(s) under all Loan Documents to which it is a party; and

(B)                               the Loan Documents to which the applicable Obligor(s) was a party immediately prior to entering into the Successor Transaction, will be valid and binding obligations of the Successor, enforceable against the Successor and entitling the Lenders, as against the Successor, to exercise all their rights under such Loan Documents;

provided that the Successor shall also execute and/or deliver to the Lenders such documents (including legal opinions of counsel to the Successor), if any, as may, in the opinion of the Agent, acting reasonably, be necessary to effect or establish (A) and (B) above;

(iv)                              such Successor Transaction shall be on such terms and shall be carried out in such a matter so as to preserve and not to impair in any material respect any of the rights and powers of the Lenders hereunder or under any other Loan Documents; and

(v)                                 no Event of Default or Default shall have occurred and be continuing immediately prior to such Successor Transaction or will occur (including as determined on a pro forma basis) upon or as a result of such Successor Transaction.

(g)                                  Hedge Agreements.  The Principal Borrower shall not, and shall not permit any other Obligor to, enter into any Hedge Agreements (i) for speculative purposes, (ii) in a manner inconsistent with the hedging policies governed by the board of directors of KMCL or the Principal Borrower, or (iii) while any Outstanding Principal remains under the Construction Facility or the Contingent Facility, where the obligations thereunder are secured by a Lien, except Lender Swap Obligations.

(h)                                 No Postponement or Subordination of Inter-Corporate Debt.  The Principal Borrower shall not, and shall not permit any other Obligor to, directly or indirectly, enter into any arrangement whereby any Funded Debt owed to it or them by the Principal Borrower or any other Obligor is postponed or subordinated to and in favour of any other such Funded Debt unless such postponement and subordination is also extended to the Outstandings on substantially the same terms and conditions.

(i)                                     Restricted Payments. Neither KMCL, the Principal Borrower nor the Parent shall:

(i)                                     prior to the Project Completion Date, make any Distribution unless the following three conditions have been satisfied:

(A)                               such Distribution would not result in aggregate Distributions in any period of four consecutive Fiscal Quarters exceeding Distributable Cash for such period;

(B)                               prior to making any such Distribution, it shall have delivered to the Agent, an officer’s certificate from an Authorized Officer of the Principal Borrower in the form of Schedule P certifying that, after giving effect to such Distribution, (I) the Obligors remain in material compliance with the maximum debt and minimum equity requirements of Section 2.1(b)(iii) or 2.2(b)(ii)(C), as applicable, (II) the Obligors have sufficient Total Borrower Equity Financing in an amount to fund projected Project Costs for the next following 6 month period to the extent required to maintain compliance with the maximum debt and minimum equity requirements of Section 2.1(b)(iii) or 2.2(b)(ii)(C), as applicable, and (III) such Distribution is consistent in all material respects with the forecasted Distributions forming part of the Net Forecasted Retained Cash Flow calculation set out in the then most recently delivered Drawdown Notice; and the Independent Engineer will have provided the applicable Independent Engineer Certificate to the Agent or the Lenders confirming the reasonableness of the conclusions above (with respect to Total Borrower Equity Financing, confirming, the reasonableness of the Net Forecasted Retained Cash Flow) to the Agent and the Lenders; and

(C)                               no Default or Event of Default has occurred and is continuing at the time of such Distribution; and

(ii)                                  after the Project Completion Date, KMCL, the Parent and the Principal Borrower shall be permitted to make quarterly dividends and other Distributions, provided that no Default or Event of Default has occurred and is continuing.

(j)                                    Voluntary Prepayments. The Principal Borrower shall not, and shall not permit any other Obligor to, prepay, redeem, purchase, defease, acquire or otherwise satisfy prior to the scheduled maturity thereof any Permitted Debt (other than the Credit Facilities, Capital Leases and Purchase Money Obligations); provided that, the Obligors may prepay, redeem, purchase, defease, acquire or otherwise satisfy prior to the scheduled maturity thereof any Permitted Debt following the Project Completion Date and provided no Default or Event of Default exists at such time or would reasonably be expected to result therefrom and, in the case of Permitted Refinancing Debt, if such prepayment, redemption, purchase, defeasance, acquisition or satisfaction is funded entirely from the proceeds of the issuance of Equity Securities by KMCL or the Parent or other Permitted Debt.

(k)                                 Investments. The Principal Borrower shall not, and shall not permit any other Obligor to, make any Investment except for Permitted Investments.

(l)                                     Sale Leasebacks.  The Principal Borrower shall not, and shall not permit any other Obligor to, enter into any Sale Leaseback where the Fair Market Value of such Sale Leaseback, together with the aggregate Fair Market Value of all other Sale Leasebacks of the Obligors, exceeds the Threshold Amount, in each case, the Fair Market Value being determined as of the date each such Sale Leaseback was made.

(m)                             Amendments to Constating Documents and Material Project Agreements.  The Principal Borrower shall not, and shall not permit any other Obligor to, enter into or provide any  amendments, waivers and consents to any of (i) the articles, by-laws, partnership agreement or other constating or governing documents of any Obligor or (ii) the Material Project Agreements or Required Permits, except in each case for any such amendments, waivers and consents as would not reasonably be expected to have a Material Adverse Effect, delay Project Completion beyond the Outside Date or otherwise materially and adversely the rights of the Lender Secured Parties.

(n)                                 No Accounts other than with Lenders.  Except for the Excluded Securities Accounts and except for any accounts maintained with any financial institution or other Person to hold Excluded Deposits/Amounts, the Principal Borrower shall not, nor shall it permit any Obligor to: (i) establish or maintain any deposit accounts or any securities accounts with, or (ii) have any cash or Cash Equivalents on deposit with, in each case, any financial institution or other Person except the Agent or a Lender.

9.3                               Financial Covenants

So long as any Outstandings exist or any Credit Facility is available hereunder, the Principal Borrower covenants and agrees with each of the Lenders and Agent that, without the prior written consent of the Lenders, as at the end of each Fiscal Quarter (commencing with the Fiscal Quarter ending September 30, 2017), the ratio of Consolidated Total Funded Debt to Consolidated Capitalization shall not be greater than 70%.

The covenant in this Section 9.3 is referred to herein as the “Financial Covenant”.

9.4                               Reporting Requirements

So long as any Outstandings exist or any Credit Facility is available hereunder, the Principal Borrower covenants and agrees with each of the Lenders and Agent that without the prior written consent of the Lenders:

(a)                                 Financial and Project Reporting.  The Principal Borrower shall deliver to the Agent:

(i)                                     within 90 days after the end of each of KMCL’s Fiscal Years, the audited annual Financial Statements of KMCL on a consolidated basis, for each such Fiscal Year, together with the notes thereto, all prepared in accordance with GAAP consistently applied, and, in each case, certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or contain a note as to the status of KMCL or any other Obligor as a going concern;

(ii)                                  within 45 days after the end of its first, second and third Fiscal Quarters in each Fiscal Year, the unaudited quarterly Financial Statements of KMCL on a consolidated basis, for each such Fiscal Quarter, all in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous Fiscal Year (other than in the case of such Financial Statements for the first Fiscal Year), all prepared in accordance with GAAP consistently applied and certified by an Authorized Officer of KMCL to present fairly, in all material respects, the consolidated financial condition of KMCL in accordance with GAAP;

(iii)                               concurrently with delivering the Financial Statements pursuant to Sections 9.4(a)(i) and 9.4(a)(ii), a Compliance Certificate, including any update to Schedule I and Schedule J;

(iv)                              all material updates and material amendments to the Project Budget (if any) from time to time;

(v)                                 with respect to the Project, a listing within 30 days after the end of each calendar month of (A) prior to Project Completion, evidence of any additional requisite material permits and Governmental Authorization applied for or acquired by any Obligor in such fiscal quarter and evidence of any conditions on any Required Permits having been satisfied, (B) each filing with Governmental Authorities or notice to any counterparties under any Material Project Agreements to amend or change the tolls charged under any transportation services agreement, (C) any material order issued by a Governmental Authority in connection with the Project, (D) the then current Projected Project Completion Date (which must in any event be prior to the Outside Date); and (E) and any material update on any material litigation or material administrative proceeding affecting the Project or the Obligors (including the Existing Project Related Proceedings); and

(vi)                              at the request of the Agent, such other information, reports, certificates or other matters affecting the business, affairs, financial condition or Property of the Obligors as the Agent or any Lender may reasonably request.

The financial statements, budgets, descriptions, reports and other documents to be delivered pursuant to Sections 9.4(a)(i) to 9.4(a)(iv) inclusive may be delivered by transmitting an electronic version of the same to the Agent and confirming (x) receipt thereof by the Agent and (y) the ability of the Agent to access the same.

(b)                                 Material Litigation.  The Principal Borrower shall promptly, and in any event within 5 Banking Days of obtaining Knowledge of the same, give written notice to the Agent of:

(i)                                     any litigation, proceeding or dispute affecting the any Obligor which either claims damages in excess of $25,000,000 or, if adversely determined, would reasonably be expected to have a Material Adverse Effect; and

(ii)                                  with respect to the Existing Project Related Proceedings, any occurrence concerning any such Existing Project Related Proceedings that would reasonably be expected to have a Material Adverse Effect;

and shall from time to time furnish to the Agent all reasonable information requested by the Agent concerning the status of any such litigation, proceeding or dispute, including the Existing Project Related Proceedings.

(c)                                  Environmental Notices. If an Obligor shall:

(A)                               receive or give any notice that a violation of any Environmental Law, Environmental Permit or Environmental Order has or may have been committed or is about to be committed by such Obligor, or in respect of any of its Property, if such violation would reasonably be expected to result in such Obligor incurring liabilities or costs in excess of $25,000,000 in any Fiscal Year;

(B)                               receive any notice that a complaint, proceeding or order has been filed or is about to be filed against such Obligor, or in respect of any of their Property, alleging a violation of any Environmental Law, Environmental Permit or Environmental Order, if such violation would reasonably be expected to result in such Obligor incurring liabilities or costs in excess of $25,000,000 in any Fiscal Year; or

(C)                               receive any notice requiring such Obligor to take any action in connection with the Release of Hazardous Materials into the environment or alleging that such Obligor may be liable or responsible for costs associated with a response to, or to clean-up, a Release of Hazardous Materials into the environment, or any damages caused thereby, if such action or liability would result in such Obligor incurring liabilities or costs in excess of $25,000,000 in any Fiscal Year;

the Principal Borrower shall promptly provide the Agent with a copy of such notice and shall furnish to the Agent details of any action taken or proposed to be taken in respect of such notice and, from time to time, all reasonable information requested by the Agent relating to the same.

(d)                                 Material Project Agreements. Promptly after obtaining Knowledge thereof, the Principal Borrower shall provide the Agent with notice of:

(i)                                     the entering into of any material amendment or waiver to any Material Project Agreement (together with a true copy thereof);

(ii)                                  the occurrence of any event that constitutes a material default under, or the receipt or giving of a notice of default or termination under, a Material Project Agreement, which notice shall specify in reasonable detail the nature of such default, the period of existence thereof and what action the applicable Obligor(s) proposes to take with respect thereto; and

(iii)                               any material notice delivered or received by any Obligor under or pursuant to any Material Project Agreement.

(e)                                  Corporate Information.  The Principal Borrower shall promptly notify the Agent if at any time any of the information on Schedule I or Schedule J becomes incorrect (as at such time) and shall in such event promptly (and in any event within 10 Banking Days) provide to the Agent an updated Schedule I or Schedule J, as applicable.

(f)                                   Other Notices.

(i)                                     The Principal Borrower shall deliver to the Agent, promptly upon becoming aware of the occurrence of a Default or the occurrence of an Event of Default, an officer’s certificate from an Authorized Officer describing the foregoing in reasonable detail and specifying the steps, if any, being taken to cure or remedy the same.

(ii)                                  The Principal Borrower shall promptly notify the Agent of any event, circumstance or condition that has had a Material Adverse Effect.

(iii)                               Promptly after obtaining Knowledge thereof, the Principal Borrower shall provide the Agent with notice of any material notice delivered or received by any Obligor under or pursuant to any Required Permit.

9.5                               Agent May Perform Covenants

If the Principal Borrower or any Obligor fails to perform any covenants on its part herein contained, subject to any consents or notices or cure periods required by Section 12.1 and provided that a period of 10 Banking Days after written notice from the Agent to remedy the same has been given, the Agent may give written notice to the Principal Borrower of such failure and if such covenant remains unperformed, the Agent may, in its discretion but need not, perform any such covenant capable of being performed by the Agent, and if the covenant requires the payment or expenditure of money, the Agent may, upon having received approval of all Lenders, make such payments or expenditure and all sums so expended shall constitute credit advanced by the Lenders for the benefit of the Principal Borrower and shall be forthwith payable by the Principal Borrower to the Agent on behalf of the Lenders and shall bear interest at the applicable interest rate provided in Section 4.7 for amounts due in Cdn. Dollars or US Dollars, as the case may be. No such performance, payment or expenditure by the Agent shall be deemed to relieve any Obligor of any default hereunder or under the other Loan Documents.

9.6                               Most Favoured Lender Provisions re: Permitted Incremental Debt

If at any time any of the documents related to Permitted Incremental Debt provide for interest rates, fees or other amounts (including make-whole amounts and premiums in connection with an early repayment or pre-payment of any Permitted Incremental Debt) payable in respect of any Permitted Incremental Debt that are in excess of the interest rates, fees or other amounts payable under the Credit Facilities (for purposes of this Section, the “Incremental Pricing”) then: (i) such Incremental Pricing shall upon notice from the Agent to the Principal Borrower be incorporated by reference in this Agreement as if set forth fully herein, mutatis mutandis, retroactive to the date such Incremental Pricing took effect under the documents governing Permitted Incremental Debt and no such provision may thereafter be waived, amended or modified under this Agreement except pursuant to the provisions of Section 16.10, and (ii) the Obligors shall promptly, and in any event within 10 days after entering into such documents so advise the Agent in writing. Thereafter, upon the request of the Required Lenders, the Required Lenders shall enter into an amendment to this Agreement evidencing the incorporation of such Incremental Pricing, it being agreed that any failure to make such request or to enter into any such amendment shall in no way qualify or limit the incorporation by reference described in clause (i) of the immediately preceding sentence.

ARTICLE 10
GUARANTEES AND SECURITY

10.1                        Obligor and Pledgor Guarantees

(a)                                 Scope of Guarantees.  Each Obligor shall Guarantee all of the Lender Secured Obligations of the other Obligors. Each Pledgor shall Guarantee all of the Lender Secured Obligations of the other Obligors pursuant to a limited recourse Guarantee, the recourse of which is limited to such Pledgor’s interests in the Equity Securities or Equity Securities Equivalents of the Parent under and pursuant to the Pledge to which it is a party.

(b)                                 Obligor and Pledgor Guarantees.  The Principal Borrower shall execute and deliver, and shall cause each of the other Obligors and the Pledgors, as the case may be, to execute and deliver, the following (as applicable):

(i)                                     from each of the Borrowers and all other Obligors that are organized under the laws of any jurisdiction of Canada or the United States, an Obligor Guarantee substantially in the form of Schedule H-1, with such modifications and insertions as may be agreed to by the Agent, acting reasonably;

(ii)                                  from each of the Pledgors, a Pledgor Guarantee substantially in the form of Schedule H-2, with such modifications and insertions as may be agreed to by the Agent, acting reasonably; and

(iii)                               from each of the Obligors which are organized under the laws of any jurisdiction outside of Canada and the United States, an Obligor Guarantee in a form satisfactory to the Agent, acting reasonably.

10.2                        Security

(a)                                 Scope of Security.  All of the Lender Secured Obligations of all Obligors shall be secured, equally and rateably, by the Security Documents which will grant first priority Liens (subject to Permitted Liens) on, to and against all present and future Property of the Obligors. The Lender Secured Obligations of all Pledgors shall be secured, equally and rateably by first priority Liens (subject to Permitted Liens) on, to and against all Equity Securities and Equity Securities Equivalents of the Obligors owned by the Pledgors, and all proceeds of the foregoing (other than Distributions permitted to be made hereunder), as described therein.

(b)                                 Security Documents.  The Principal Borrower shall execute and deliver, and shall cause each of the other Obligors and the Pledgors to execute and deliver or shall execute, the following (as applicable):

(i)                                     from each of the Obligors, an Obligor Debenture;

(ii)                                  from each of the Pledgors, a Pledge; and

(iii)                               from each Obligor and each other party thereto, any applicable Consent and Acknowledgement; provided that, such Consents and Acknowledgements shall only be required to be executed and delivered if and when required pursuant to and in accordance with Section 9.1(i)(ii).

(c)                                  Collateral Requirements.  The Principal Borrower shall, and shall cause each other Obligor to:

(i)                                     comply with and perform in all material respects each of the terms, conditions and covenants set forth in the Security Documents applicable to such Obligor; and

(ii)                                  take such reasonable action as is necessary to maintain a valid first priority Lien (subject to Permitted Liens) on all Collateral in favour of the Lender Secured Parties, and deliver to the Collateral Agent such documentation in connection therewith as is delivered to the Collateral Agent or any other Lender Secured Party, in form and substance reasonably satisfactory to the Agent.

10.3                        Registration and Perfection

The Collateral Agent or the Agent may require the Principal Borrower to, at the Borrowers’ expense, register, file or record the Security Documents in all offices where such registration, filing or recording is necessary or of advantage to the creation, perfection and preserving of the Lien constituted thereby; provided that registrations, filings or recordings in relation to register any specific fixed mortgages or charges against real property shall not be made unless an Event of Default has occurred and is continuing, except with the consent of the Principal Borrower. The Agent or the Collateral Agent may amend and renew, or direct the Principal Borrower to do so, such registrations, filings and recordings from time to time as and when required to keep them in full force and effect or to preserve the priority established by any prior registration, filing or recording thereof.

10.4                        Continuing Security

Each item or part of the Security Documents shall for all purposes be treated as a separate and continuing collateral security and shall be deemed to have been given in addition to and not in place of any other item or part of the Security Documents or any other security now held or hereafter acquired by the Collateral Agent, the Agent or the Lenders. No item or part of the Security Documents shall be merged or be deemed to have been merged in or by this Agreement or any documents, instruments or acknowledgements delivered hereunder, or any simple contract debt or any judgment, and any realization of or steps taken under or pursuant to any security, instrument or agreement shall be independent of and not create a merger with any other right available to the Collateral Agent, the Agent or the Lenders under any security, instruments or agreements held by it or at law or in equity.

10.5                        Dealing with Security

The Agent on behalf of the Lender Secured Parties may grant extensions of time or other indulgences, take and give up securities (including the Security Documents or any part or parts thereof), accept compositions, grant releases and discharges and otherwise deal with any Obligor, other Lender Secured Parties and others and with the Security Documents and each part thereof as the Agent (on behalf of the Lender Secured Parties and subject to the terms of the Collateral Agency and Intercreditor Agreement) may see fit, and may, subject to Section 7.6, apply all amounts received from any Obligor or others or from securities upon such part of the liabilities of the Borrower hereunder or under any of the Security Documents as the Agent may direct, without prejudice to or in any way limiting the liability of the Obligors under the Loan Documents or any other collateral security.

10.6                        Release and Discharge of Security

(a)                                 Subject to the terms of the Collateral Agency and Intercreditor Agreement, the Borrower and the other Obligors and the Pledgors shall not be discharged from the Security Documents or any part thereof, other than to the extent that such security constituted by the Security Documents applies to a Permitted Disposition (in which case the Liens subject to such Security Documents shall, without further action, cease to apply to the subject matter thereof for the benefit of the Agent and the Lenders) except by a written release and discharge signed by the Collateral Agent with the prior written consent of all of the Lenders.  If all of the Lender Secured Obligations have been repaid, paid, satisfied and discharged, as the case may be, in full and the Credit Facilities has been fully cancelled, then the Agent shall cause its, the Lenders’ and the Swap Lenders’ interest in the Security Documents to be released in accordance with the Collateral Agency and Intercreditor Agreement, at the expense of the Principal Borrower.

(b)                                 The Lenders hereby authorize the Agent, upon the written request of the Principal Borrower, to, without further authorization from the Lenders, take such steps as may be required under the Collateral Agency and Intercreditor Agreement or as may be requested by the Collateral Agent to release the Liens created by the Security Documents from any property or assets in relation to a Permitted Disposition or to postpone the Liens constituted by the Security Documents to any Permitted Lien under subparagraph (h), (u) or (y) of the definition thereof.

10.7                        Acknowledgement in Respect of Security

The parties acknowledge that the Security Documents contemplated to be provided herein shall be provided pursuant to the Collateral Agency and Intercreditor Agreement for the benefit of all holders of Secured Obligations and in accordance with Section 15.16 and the Collateral Agency and Intercreditor Agreement.

10.8                        Transfer of Security

If RBC, in its capacity as Agent, or any successor thereto, in its capacity as Agent ceases to be the Agent (the “Departing Agent”), the Departing Agent shall transfer and assign all of its right, title and interest in its capacity as Agent in and to the Security and the Collateral Agency and Intercreditor Agreement to the sucessor Agent.

10.9                        Effectiveness

The Liens created by the Security Documents shall be effective, and the undertakings as to the Security Documents herein or in any other Loan Document shall be continuing, whether any Loans are then outstanding or any amounts thereby secured or any part thereof shall be owing before or after, or at the same time as, the creation of such Liens or before or after or upon the date of execution of any amendments to this Agreement, until all Outstandings have been repaid in full and this Agreement has been terminated.

10.10                 Hedging Affiliates

Each Lender hereby confirms to and agrees with the Agent and the other Lenders as follows:

(a)                                 such Lender is, for the purpose of securing the Lender Swap Obligations owing to or in favour of its Affiliates pursuant to the Security Documents, executing and delivering this Agreement both on its own behalf and as agent for and on behalf of such Affiliates;

(b)                                 the Agent shall be and is hereby authorized by each such Affiliate to act in accordance with the provisions of the Loan Documents (including on the instructions or at the direction of the Lenders or the Required Lenders (which, for certainty, shall not include their respective Affiliates)) in all respects with respect to the Security Documents; and

(c)                                  the Lender Hedge Agreements of any such Affiliate or the Lender Swap Obligations owing to or in favour of any such Affiliate shall not be included or taken into account for the purposes of Section 16.10 or (for certainty) in any determination of the Required Lenders or all of the Lenders which shall be determined solely based upon the Commitments of the Lenders hereunder or the Outstanding Principal owing to the Lenders.

10.11                 Security for Hedging with Former Lenders

If a Lender ceases to be a Lender under this Agreement (a “Former Lender”), all Lender Swap Obligations owing to such Former Lender and its Affiliates under Lender Hedge Agreements entered into while such Former Lender was a Lender shall remain secured by the Security Documents (equally and rateably) to the extent that such Lender Swap Obligations were secured by the Security Documents prior to such Lender becoming a Former Lender and, subject to the following provisions of this Section 10.11 and, unless the context otherwise requires, all references herein to “Lender Swap Obligations” shall include such obligations to a Former Lender and its Affiliates and all references herein to “Lender Hedge Agreements” shall include such Lender Hedge Agreements with a Former Lender and its Affiliates (in each case, other than Excluded Swap Obligations). For certainty, any Lender Swap Obligations under any individual Lender Hedge Agreements entered into with a Former Lender or an Affiliate thereof after the

Former Lender has ceased to be a Lender (irrespective of the fact that the master agreement between such parties was entered into prior thereto) shall not be secured by the Security Documents. Notwithstanding the foregoing, no Former Lender or any Affiliate thereof shall have any right to cause or require the enforcement of the Security Documents or any right to participate in any decisions relating to the Security Documents, including any decisions relating to the enforcement or manner of enforcement of the Security Documents or decisions relating to any amendment to, waiver under, release of or other dealing with all or any part of the Security Documents; for certainty, the sole right of a Former Lender and its Affiliates with respect to the Security Documents is to share, on a pari passu basis, in any proceeds of realization and enforcement of the Security Documents.

10.12                 Security Disclaimer

If any Lender determines, acting reasonably, that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender to hold or benefit from a Lien over real property pursuant to any law of the United States or any state thereof, then such Lender may notify the Agent that such Lender disclaims any and all benefit of such Lien under the Security Documents to the extent of such illegality; provided that such determination or disclaimer shall not (a) invalidate or render unenforceable such Lien for the benefit of the Agent or any other Lender or Swap Lender or (b) result in any redistribution of any payments under Section 15.14 as a consequence of the Agent, the other Lenders and the Swap Lenders receiving realization proceeds from such Lien in excess of their respective Applicable Percentages of such realization proceeds.

ARTICLE 11
DESIGNATION OF RESTRICTED SUBSIDIARIES

11.1                        Designation of Restricted Subsidiaries

The Principal Borrower shall be entitled, from time to time (but subject to the proviso below) by notice in writing to the Agent (together with reasonable particulars which demonstrate compliance with the positive covenant in Section 9.1(l)), to designate that:

(a)                                 a Subsidiary of KMCL or the Principal Borrower which is an Unrestricted Subsidiary shall become a Restricted Subsidiary; or

(b)                                 a Restricted Subsidiary shall cease to be a Restricted Subsidiary;

provided that the Principal Borrower shall not be entitled to designate that (i) a Restricted Subsidiary shall cease to be a Restricted Subsidiary if a Default or an Event of Default would result from or exist immediately after such designation, (ii) a Subsidiary of KMCL or the Principal Borrower shall become a Restricted Subsidiary if a Default or an Event of Default would result from or exist immediately after such designation.

11.2                        Obligor Guarantee and Security

(a)                                 The Principal Borrower shall cause any Subsidiary of any Obligor that becomes a Restricted Subsidiary after the Closing Date to enter into and become a party to a

Obligor Guarantee, and to deliver to the Agent or the Collateral Agent, as applicable, the following as soon as reasonably practicable (and in any event within 30 days thereafter (or such longer period as may be agreed to by the Agent)):

(i)                                     an Obligor Guarantee;

(ii)                                  a certificate signed by from an Authorized Officer of such Subsidiary making representations and warranties to the effect of those contained in Sections 8.1(a), 8.1(b), 8.1(c), 8.1(d), 8.1(e) and 8.1(f) but with respect to such Subsidiary and its Obligor Guarantee and the Security Documents delivered pursuant to clause (vi) below, and, if relevant under Applicable Law to the provision of the Obligor Guarantee, a certificate confirming the solvency of such Subsidiary;

(iii)                               such documents and evidence with respect to such Subsidiary as the Required Lenders may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by the Obligor Guarantee and the Security Documents to be delivered by it under clause (vi) below;

(iv)                              such Security Documents and other agreements, documents and instruments related thereto, necessary to grant a first priority (subject to Permitted Liens and the Collateral Agency and Intercreditor Agreement) perfected Lien on all of the Property of such Subsidiary, each in form and substance satisfactory to the Agent and the Agent and similar to those required to be provided by other Restricted Subsidiaries;

(v)                                 all original certificates evidencing Equity Securities of any Obligor owned by it, together with any endorsements thereto required by the Agent;

(vi)                              such certificates, lien searches, organizational and other charter documents, resolutions and other documents and agreements as the Agent may reasonably request in connection therewith; and

(vii)                           an opinion of counsel satisfactory to the Agent and the Collateral Agent, acting reasonably, to the effect that (A) the Obligor Guarantee and the Security Documents entered into by such Subsidiary pursuant to clause (vi) above have been duly authorized, executed and delivered and such Obligor Guarantee and such Security Documents constitute the legal, valid and binding obligation of such Subsidiary enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles and other customary qualifications, (B) the Obligor Guarantee and the Security Documents to which it is becoming a party do not violate or conflict with any law or its constating documents, (C) the

Liens of the Collateral Agent on the Collateral granted by such Subsidiary are valid, attached, perfected Liens, and (D) as to such other matters as are reasonably required by the Agent and the Collateral Agent.

(b)                                 The Agent shall promptly release any Obligor Guarantee, provided by a Restricted Subsidiary that ceases to be a Restricted Subsidiary in accordance with the provisions hereof.

ARTICLE 12
EVENTS OF DEFAULT AND REMEDIES

12.1                        Events of Default

Each of the following events or conditions shall constitute an “Event of Default”:

(a)                                 Principal Default.  if the applicable Borrower fails to pay any Outstanding Principal of any Loan when due and payable hereunder;

(b)                                 Other Payment Default.  if the applicable Borrower fails to pay (i) any interest (including, if applicable, default interest) on any Loan; (ii) any acceptance fee with respect to Bankers’ Acceptances; (iii) any standby fees payable hereunder; or (iv) any other amount not specifically referred to herein payable by the applicable Borrower hereunder or under any other Loan Document in each case when due and payable, and, in the case of amounts described in clause (i), (ii) or (iii) above, such default remains unremedied for a period of 5 Banking Days and, in the case of amounts described in clause (iv) above, such failure remains unremedied for a period of 30 days after written notice of such default is delivered by the Agent to the Principal Borrower;

(c)                                  Breach of Certain Covenants.

(i)                                     if any Obligor defaults in the performance of or compliance with (i) any term contained in Section 9.2(b), Section 9.2(c), Section 9.2(f), Section 9.2(i), Section 9.2(j), and Section 9.3; or

(ii)                                  if the Principal Borrower defaults in the performance of or compliance with its obligations under Section 9.4(f)(i) and such failure remains unremedied for a period of 5 Banking Days;

(d)                                 Breach of Other Covenants.  if any Obligor or Pledgor fails to observe or perform any covenant or obligation herein or in any other Loan Document on its part to be observed or performed (other than a covenant or obligation whose breach or default in performance is specifically dealt with elsewhere in this Section 12.1) and such failure remains unremedied for a period of 30 days after written notice of such default is delivered by the Agent to the Principal Borrower;

(e)                                  Incorrect Representations.  if any representation, warranty or certification (each a “Representation”) made or deemed to be made by or on behalf of any Obligor or Pledgor herein or in any other Loan Document, certificate, report or financial statement at any time furnished by or on behalf of any Obligor or Pledgor under or in connection with this Agreement or any other Loan Document shall prove to have been false or misleading on and as of the date made or deemed made and the Representation remains incorrect or misleading for a period of 30 days after written notice of such default is delivered by the agent to the Principal Borrower;

(f)                                   Involuntary Insolvency. If any case, proceeding or other action shall be instituted in any court of competent jurisdiction against any Obligor or Pledgor, seeking in respect of such Obligor or Pledgor an adjudication in bankruptcy, reorganization of its indebtedness, dissolution, winding up, liquidation, a composition, proposal or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian, liquidator sequestrator or other Person with similar powers with respect to such Obligor or Pledgor or of all or any substantial part of its Property, or any other like relief in respect of such Person under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the United States Bankruptcy Code, or any other bankruptcy, insolvency or analogous law and:

(i)                                     such case, proceeding or other action results in an entry of an order for relief or any such adjudication or appointment; or

(ii)                                  the same shall continue undismissed, or unstayed and in effect, for any period of 30 days;

(g)                                  Voluntary Insolvency.  if any Obligor or Pledgor:

(i)                                     makes any assignment in bankruptcy or makes any other assignment for the benefit of creditors;

(ii)                                  makes any proposal under the Bankruptcy and Insolvency Act (Canada) or any comparable law, seeks relief under the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the United States Bankruptcy Code, or any other bankruptcy, insolvency or analogous law, or files a petition or proposal to take advantage of any act of insolvency;

(iii)                               consents to or acquiesces in the appointment of a trustee in bankruptcy, receiver, receiver and manager, interim receiver, custodian, sequestrator or other person with similar powers of itself or of all or any portion of its Property which is, in the opinion of the Required Lenders, material;

(iv)                              files a petition or otherwise commences any proceeding seeking any arrangement with creditors, composition, administration or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditors’ rights; or

(v)                                 consents to, or acquiesces in, the filing of such assignment, proposal, relief, petition, proposal, appointment or proceeding or takes any action to authorize or effect any of the foregoing;

(h)                                 Dissolution.  other than as permitted by Section 9.2(f), if proceedings are commenced for the dissolution, liquidation or winding-up of an Obligor unless such proceedings are being actively and diligently contested in good faith to the satisfaction of the Required Lenders, or if a decree or order is enacted for the dissolution, liquidation or winding-up of an Obligor, except in each case as permitted hereunder;

(i)                                     Security Realization.  if any secured creditors of an Obligor realize upon or enforce their security against Property of such Person having an aggregate Fair Market Value in excess of the Threshold Amount and such realization or enforcement shall continue in effect and not be released, discharged or stayed within 30 days;

(j)                                    Seizure.  if (i) Property of any Obligor having an aggregate Fair Market Value in excess of the Threshold Amount or (ii) any Property which is pledged or charged pursuant to any Pledge is seized or otherwise attached by anyone pursuant to any legal process or other means, including distress, execution or any other step or proceeding with similar effect, and, in any case, any such attachment, step or other proceeding shall continue in effect and not be released, discharged or stayed within 30 days;

(k)                                 Judgments.  if final judgments or orders for the payment of money aggregating in excess of the Threshold Amount are rendered against any Obligor and the same remain undischarged and not effectively stayed or appealed for a period of 30 days after entry thereof or shall remain undischarged for a period of 30 days after expiration of any such stay;

(l)                                     Writs of Execution.  if writs of execution or attachment or similar process in respect of any judgments or claims which in the aggregate are in excess of the Threshold Amount are entered, commenced or levied against all or a substantial portion of the Property of an Obligor or against any Property which is pledged or charged pursuant to a Pledge, and such writs, execution, attachment or similar processes are not released, bonded, satisfied, discharged, vacated or stayed within 30 days after their entry, commencement or levy;

(m)                             Cross Default. if a default, event of default or other similar condition or event (however described) in respect of any Obligor occurs or exists under: (i) any Permitted Refinancing Debt; (ii) any Permitted Incremental Debt; or (iii) any other indentures, credit agreements, agreements or other instruments evidencing or relating to any other Funded Debt of any Obligor (individually or collectively) where the aggregate outstanding principal amounts thereof are in excess of the Threshold Amount and, in any such case, any such default, event or condition has resulted in such Funded Debt becoming, or becoming capable at such time of being declared, due and payable thereunder before it would otherwise have been due and payable and, if there is a grace period applicable thereto, such default continues unremedied beyond the expiry of such grace period;

(n)                                 Change of Control. if a Change of Control occurs;

(o)                                 Lender Hedge Agreement.  if a Hedge Agreement Demand for Payment has been delivered to any Obligor and such Obligor fails to make payment thereunder within 3 Banking Days after the time when such payment is due;

(p)                                 Invalidity.  if any Loan Document or any material provision thereof shall at any time for any reason cease to be in full force and effect (other than through a release by the Agent or the Lenders pursuant to the Loan Documents), be declared to be void or voidable and the same is not forthwith effectively rectified or replaced by the applicable Obligor or Pledgor forthwith upon demand by the Agent within 5 Banking Days of notice of such Loan Document not being in full force and effect, or declaration that such Loan Document is void or voidable, by the Agent to the applicable Obligor or Pledgor specifying the particulars of such failure or declaration and requiring rectification or replacement (as applicable) or shall be repudiated, or the validity or enforceability thereof shall at any time be contested by any Obligor or Pledgor, or any Obligor or Pledgor shall deny that it has any or any further liability or obligation thereunder or at any time it shall be unlawful or impossible for it to perform any of its obligations under any Loan Document;

(q)                                 Loss of Priority of Security.  except for Permitted Liens or as otherwise permitted under this Agreement, if any of the Security Documents shall at any time and for any reason fail or cease to create a valid and perfected first priority Lien against any Collateral in favour of the Collateral Agent for the benefit of the Lender Secured Parties (subject to the terms of the Collateral Agency and Intercreditor Agreement) as against third parties (and the same is not forthwith effectively rectified or replaced by the applicable Obligor or Pledgor) within 5 days of notice of the same being received by the Borrower or any Obligor from the Agent or Pledgor denies, disaffirms or challenges the validity, perfection or priority of any such Lien;

(r)                                    Project Completion. if Project Completion is not achieved by the Outside Date;

(s)                                   Abandonment of Project.  the permanent cessation or abandonment of all or substantially all of the Project or the suspension of all or substantially all work relating to the development, construction and completion of the Project (for any cause or reason whatsoever) (i) for any period in excess of 120 consecutive days or (ii) 210 days, in the aggregate, in the immediately preceding 12 month period (provided such periods will be deemed not to run while a Force Majeure event is continuing as long as Project Completion would still be reasonably expected to occur before the Outside Date), in each case, prior to Project Completion and whether voluntary or involuntary (including as a result of an injunction), and shall in any event include: (A) any resolution of the directors of KMCL or the Principal Borrower (or in respect of any successor of KMCL or the Principal Borrower, the board of directors or other body exercising analogous authority with respect to any person that is not a corporation) authorizing or directing the same; and (B) and any publicly announced decision by the Principal Borrower, other Obligor or any Affiliate thereof, to abandon the Project;

(t)                                    Equity Nomination and Support Agreement. if a default, event of default or other similar condition or event (however described) occurs or exists under the Equity Nomination and Support Agreement and such default, event of default or other similar condition or event continues unremedied for a period of 5 Banking Days;

(u)                                 Termination of Material EPC Agreement.  an event of default under any Material EPC Agreement occurs (or such Material EPC Agreement is terminated as a consequence thereof) and such event of default is not cured or a replacement Material EPC Agreement with terms and conditions no less favourable in any material respect to the applicable Obligor than the Material EPC Agreement being replaced is entered into, in each case, within a time period which would not reasonably be expected to cause the Projected Project Completion Date to be later than the Outside Date;

(v)                                 Default under Transportation Services Agreements

(i)                                     one or more Obligors shall default in the performance of any of their respective obligations under one or more transportation services agreements having as the subject matter thereof committed shipping volumes in excess, in the aggregate, of 20% of all committed shipping volumes in respect of the Project, which default continues unremedied for more than 30 days or if such agreements cease to be in full force and effect (without replacement with additional transportation services agreements) prior to the end of its scheduled term; or

(ii)                                  one or more counterparties (other than an Obligor) shall default in the performance of any of their respective obligations under one or more transportation services agreements having as the subject matter thereof committed shipping volumes in excess, in the aggregate, of 20% of all committed shipping volumes in respect of the Project, which defaults continue for more than 90 days, if such agreements are not replaced with additional transportation services agreements (including pursuant to a further “open season” in respect of such shipping volumes); and

(w)                               Cessation of Business.  if an Obligor shall cease to carry on all or any material part of its business as now conducted or threatens to do the same.

12.2                        Enforcement

(a)                                 Acceleration. If any Event of Default shall occur and for so long as it is continuing, the Total Commitment shall, upon the direction of the Required Lenders to the Agent and written notice of the same from the Agent to the Principal Borrower, terminate, and:

(i)                                     the entire principal amount of all Loans then outstanding hereunder and all accrued and unpaid interest thereon,

(ii)                                  an amount equal to the face amount at maturity of all Bankers’ Acceptances issued by the Principal Borrower hereunder which are unmatured, and

(iii)                               all other Outstandings outstanding hereunder,

shall, at the option of the Agent in accordance with the last sentence of Section 15.9 or upon the request of the Required Lenders, become immediately due and payable upon written notice to that effect from the Agent to the Borrowers, all without presentment, protest, demand, notice of dishonour or any other demand whatsoever (all of which are hereby expressly waived by the Borrowers); provided that upon the occurrence of the events described in Sections 12.1(f)and (g), such termination and acceleration shall be automatic and no such notice shall be required.

(b)                                 Remedies. If the Borrowers do not pay all Outstandings owing by them forthwith after receipt of a notice under Section 12.2, the Agent on behalf of the Lenders and in accordance with Section 15.9 may, in its discretion, exercise any right or recourse and/or proceed by any action, suit, remedy or proceeding against the Borrowers authorized or permitted by Applicable Law (and the Collateral Agency and Intercreditor Agreement) for the recovery of all the Outstandings of the Borrowers owing to the Lenders hereunder and proceed to exercise any and all rights hereunder and under the other Loan Documents and no such remedy for the enforcement of the rights of the Lenders shall be exclusive of or dependent on any other remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

12.3                        Suspension of Lenders’ Outstandings

The occurrence of a Default or Event of Default that is continuing shall relieve the Lenders of all obligations to provide any further Drawdowns to any Borrower hereunder (subject to Section 3.5); provided that the foregoing shall not prevent the Lenders or the Agent from disbursing money or effecting any Conversion which, by the terms hereof, they are entitled to effect, or any Conversion or Rollover requested by the Borrower and acceptable to the Lenders and the Agent, acting reasonably.

12.4                        Cash Collateral Accounts

(a)                                 Upon the occurrence of an Event of Default, the Agent on behalf of the Lenders may require any Borrower to forthwith pay funds in an amount sufficient to pay the maximum aggregate amount for which such Lenders are or may become liable in respect of all outstanding Bankers’ Acceptances into a Cash Collateral Account in accordance with Section 7.4(b).

(b)                                 Upon the occurrence of an Event of Default, the Agent on behalf of the Lenders may require the Principal Borrower to forthwith pay funds in an amount sufficient to pay the maximum aggregate amount for which such Lenders are or may become liable in respect of all outstanding Letters of Credit into a Cash Collateral Account in accordance with Section 7.4(c).

12.5                        Right of Set Off

If an Event of Default has occurred and is continuing, each of the Lenders is hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender to or for the credit or the account of any Obligor against any and all of the obligations of the Obligors now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender has made any demand under this Agreement or any other Loan Document and although such obligations of the Obligor may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each of the Lenders under this Section 12.5 are in addition to other rights and remedies (including other rights of setoff, consolidation of accounts and bankers’ lien) that the Lenders may have. Each Lender agrees to promptly notify the Principal Borrower and the Agent after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application.

12.6                        Sharing of Payments by Lenders

If any Lender, by exercising any right of setoff or counterclaim or otherwise, obtains any payment or other reduction that might result in such Lender receiving payment or other reduction of a proportion of the aggregate amount of its Loans and accrued interest thereon or other obligations hereunder greater than its pro rata share thereof as provided herein, then the Lender receiving such payment or other reduction shall:

(a)                                 notify the Agent of such fact; and

(b)                                 purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders rateably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing to them, provided that:

(i)                                     if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest;

(ii)                                  the provisions of this Section 12.6  shall not be construed to apply to (x) any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Obligor or any Affiliate of an Obligor (as to which the provisions of this Section shall apply); and

(iii)                               the provisions of this Section 12.6 shall not be construed to apply to (A) Cash Collateral provided, payment received, or the exercise of rights of counterclaim, set-off or banker’s lien or similar rights, in respect of any Cash Management Services provided by, or Cash Management Obligations owing to, any Cash Manager, (B) any payment made while no Event of Default has occurred and is continuing in respect of obligations of the Borrower to such Lender that do not arise under or in connection with the Loan Documents, (C) any payment made in respect of an obligation that is secured by a Permitted Lien or that is otherwise entitled to priority over the Borrower’s obligations under or in connection with the Loan Documents, (D) any reduction arising from an amount owing to an Obligor upon the termination of any Lender Hedge Agreement, or (E) any payment to which such Lender is entitled as a result of any form of credit protection obtained by such Lender.

The Obligors consent to the foregoing and agree, to the extent they may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Obligor rights of setoff and counterclaim and similar rights of Lenders with respect to such participation as fully as if such Lender were a direct creditor of each Obligor in the amount of such participation.

12.7                        Remedies Cumulative and Waivers

For greater certainty, it is expressly understood and agreed that the rights and remedies of the Lenders and the Agent hereunder or under any other Loan Document are cumulative and are in addition to and not in substitution for any rights or remedies provided by law or by equity; and any single or partial exercise by the Lenders or by the Agent of any right or remedy for a default or breach of any term, covenant, condition or agreement contained in this Agreement or other Loan Document shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy or other rights or remedies to which any one or more of the Lenders and the Agent may be lawfully entitled for such default or breach. Any waiver by, as applicable, the Required Lenders, the Lenders or the Agent of the strict observance, performance or compliance with any term, covenant, condition or other matter contained herein and any indulgence granted, either expressly or by course of conduct, by, as applicable, the Required Lenders, the Lenders or the Agent shall be effective only in the specific instance and for the purpose for which it was given and shall be deemed not to be a waiver of any rights and remedies of the Lenders or the Agent under this Agreement or any other Loan Document as a result of any other default or breach hereunder or thereunder.

ARTICLE 13
YIELD PROTECTION / TAXES / REPLACEMENT OF LENDERS

13.1                        Increased Costs

(a)                                 Increased Costs Generally.  If, after the Closing Date, any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)                                  subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof, except for Indemnified Taxes or Other Taxes covered by Section 13.2 and except for the imposition, or any change in the rate, of any Excluded Tax payable by such Lender; or

(iii)                               impose on any Lender or any applicable interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then upon request of the Required Lenders, the Principal Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or its holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of its holding company with respect to capital adequacy), then the Principal Borrower, will pay to such Lender such additional amount or amounts as will compensate such Lender or its holding company for any such reduction suffered.

(c)                                  Certificates for Reimbursement.  Upon a Lender having determined that it is entitled to additional compensation in accordance with the provisions of Section 13.1(a) or 13.1(b), such Lender shall, within 90 days, so notify the Principal Borrower and the Agent, provided that, if the Principal Borrower is not provided with such notice within such period, then such Lender shall not be entitled to claim additional compensation for any period prior to the date of delivery of such notice. The Lender shall provide to the Borrowers and the Agent a photocopy of the relevant law or official directive (or, if it is impracticable to provide a photocopy, a written summary of the same). A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 13.1(a) or 13.1(b), including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 Banking Days after receipt thereof.

(d)                                 Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, except that the Borrowers shall not be required to compensate a Lender pursuant to this Section 13.1 for any increased costs incurred or reductions suffered more than 90 days prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor, unless the Change in Law giving rise to such increased costs or reductions is retroactive, in which case the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)                                  Consistent Treatment. A Lender shall only be entitled to claim compensation pursuant to this Section 13.1 if and to the extent that is claiming similar compensation from other comparable borrowers under comparable credit facilities.

13.2                        Taxes

(a)                                 Payments Subject to Taxes.  If any Obligor, the Agent, or any Lender is required by Applicable Law (as determined in the good faith discretion of the applicable withholding agent) to deduct or pay any Indemnified Taxes (including any Other Taxes) in respect of any payment by or on account of any obligation of an Obligor hereunder or under any other Loan Document, then:

(i)                                     the sum payable shall be increased by that Obligor when payable as necessary so that after making or allowing for all required deductions and payments (including deductions and payments applicable to additional sums payable under this Section 13.2) the Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or payments been required;

(ii)                                  the Borrowers shall make any such deductions required to be made by it under Applicable Law; and

(iii)                               the Borrowers shall timely pay the full amount required to be deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b)                                 Payment of Other Taxes by the Borrower.  Without limiting the provisions of paragraph (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c)                                  Indemnification.

(i)                                     The Borrowers shall indemnify the Agent and each Lender, within 10 Banking Days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Agent or such Lender or required to be withheld or deducted from a payment to the Agent or such Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (subject to the following sentence and Section 13.2(f)) with a certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. In the event a Borrower has made a payment to the Agent or a Lender pursuant to this paragraph (c) and the Agent or Lender is thereafter granted or receives a credit, refund or remission in respect of the Indemnified Taxes or Other Taxes, then the Agent or Lender, as the case may be, shall, subject to the applicable Borrower having paid the relevant amount payable under this paragraph (c) and to the extent it is satisfied that it can do so without prejudice to the retention of the amount of such credit, refund or remission, refund to the applicable Borrower such amount (if any) as the Agent or Lender determines in good faith will leave the Agent or Lender in no worse position than would have been the case if there had been no obligation to pay the Indemnified Taxes or Other Taxes in the first place. The Agent or Lender shall not be obligated to provide to the Borrowers copies of all or any part of its tax returns, financial statements or other corporate financial data by reason of any such matter.

(ii)                                  Each Lender shall severally indemnify the Agent, within 10 Banking Days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Agent for such Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to the Agent’s failure to comply with the provisions of Section 16.2(c) relating to the maintenance of a Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph.

(d)                                 Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by an Obligor to a Governmental Authority, the applicable Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(e)                                  Status of Lenders.  Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall, at the request of a Borrower or the Agent, deliver to the applicable Borrower and the Agent, no later than 30 days after the later of the date of the request and the date such Lender becomes a party hereto (or designates a new lending office) under this Agreement, at the time or times prescribed by Applicable Law or reasonably requested by the applicable Borrower or the Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition:

(i)                                     any Lender, if requested by a Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the applicable Borrower or the Agent to determine whether or not such Lender is subject to withholding or information reporting requirements; and

(ii)                                  any Lender that becomes subject to Canadian withholding tax with respect to any Outstandings other than by reason of a Change in Law, shall within 5 days thereof notify the Borrowers and the Agent in writing.

(f)                                   Treatment of Certain Refunds and Tax Reductions.  Without duplication of amounts payable pursuant to Section 13.2(c), if the Agent or a Lender determines, in its sole discretion, that it has received a credit, refund or remission of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the

Borrowers or with respect to which another Obligor has paid additional amounts pursuant to this Section, it shall pay to the applicable Borrower or other Obligor, as applicable, an amount equal to such credit, refund or remission (but only to the extent of indemnity payments made, or additional amounts paid, by the applicable Borrower or other Obligor under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund, credit or remission), net of all reasonable out-of-pocket expenses of the Agent or such Lender, as the case may be, and without interest. The Principal Borrower shall, and shall cause each other Obligor, as applicable, to, upon the request of the Agent or such Lender, repay the amount paid over to the applicable Borrower or other Obligor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender if the Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person, to arrange its affairs in any particular manner or to claim any available refund or reduction.

(g)                                  Survival.  The provisions of Section 13.2(c) shall survive the repayment of the Outstandings and the cancellation of the Credit Facilities.

13.3                        Mitigation Obligations: Replacement of Lenders

(a)                                 Designation of a Different Lending Office.  If any Lender requests compensation under Section 13.1, or requires any Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 13.2, then, with the consent of the Borrowers, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 13.1 or 13.2 , as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 Replacement of Lenders.  If: (I) any Lender requests compensation under Section 13.1; (II) a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 13.2; (III) any Lender’s obligations are suspended pursuant to Section 13.4; (IV) any Lender exercises its rights under Section 13.5 or 13.6 or 13.7 but not all Lenders are so affected; any Lender does not provide its consent to a request by a Borrower for a waiver of a condition precedent as provided in Section 3.4; (V) any Lender does not provide its consent, waiver or agreement to a request by a Borrower for a consent, waiver or amendment that requires the consent of all of the Lenders, all Required Lenders or all affected Lenders as provided for in Section 16.10(a) or 16.10(b), as applicable; or (VI) any Lender becomes a Defaulting Lender; then, in addition to and not in limitation of or derogation from the other provisions hereof, the Borrowers shall have the right, at their option:

(i)                                     at their sole expense and effort, upon 10 days’ written notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 16.2), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(A)                               the assigning Lender receives payment of an amount equal to the Outstanding Principal of its Loans and accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any breakage costs and amounts required to be paid under this Agreement as a result of prepayment to a Lender) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts) (or such lower amount as the Assigning Lender may agree in its sole discretion);

(B)                               in the case of any such assignment resulting from a claim for compensation under Section 13.1 or payments required to be made pursuant to Section 13.2, such assignment will result in a reduction in such compensation or payments thereafter;

(C)                               in the case of any assignment in the circumstances set out in subparagraph (V) of this Section 13.3(b), such waiver or amendment is approved by (A) all other Lenders, in the case of a consent or agreement requiring all Lenders, (B) at least the Required Lenders, in the case of a consent or agreement requiring the Required Lenders, or (C) all other affected Lenders, in the case of a consent or agreement requiring all affected Lenders, and in each case the assignee consents to such waiver or amendment; and

(D)                               such assignment does not conflict with Applicable Law; or

(ii)                                  at any time after the Project Completion Date, elect to terminate such Lender’s Commitments, in which case the Total Commitment shall be reduced by an amount equal to the amount of any Lender’s Commitment so cancelled (provided that prior to or concurrently with such cancellation such Lender shall have received payment in full of all principal, interest, fees and other amounts through such date of cancellation and a release from any further obligations to make Advances under the Loan Documents after such termination).

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Solely for purposes of effecting any assignment involving a Defaulting Lender under this Section 13.3 and to the extent permitted under Applicable Law, each Lender hereby designates and appoints the Agent as true and lawful agent and attorney-in-fact, with full power and authority, for and on behalf of and in the name of such Lender to execute, acknowledge and deliver the assignment required hereunder if such Lender is a Defaulting Lender and such Lender shall be bound thereby as fully and effectively as if such Lender had personally executed, acknowledged and delivered the same.

The Borrowers may exercise any combination of their rights to replace or repay Lenders under this Section 13.3; provided that in each case each Lender being replaced or repaid is treated rateably with each of the other Lenders being replaced or repaid.

13.4                        Illegality

If any Lender determines in good faith that the adoption of any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make or maintain any Loan (or to maintain its obligation to make any Loan), or to determine or charge interest rates based upon any particular rate, then, on notice thereof by such Lender to the Borrowers through the Agent, any obligation of such Lender with respect to the activity that is unlawful shall be suspended until such Lender notifies the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice (with a copy to the Agent), the applicable Borrower shall, within the time required by such Applicable Law (or on demand if no such time period is prescribed by Applicable Law or at the end of such longer period as such Lender at its discretion may agree), prepay without penalty or premium or, if conversion would avoid the activity that is unlawful, convert any Loans in order to avoid the activity that is unlawful. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be disadvantageous to such Lender.  If any such change shall only affect a portion of such Lender’s obligations under this Agreement which is, in the opinion of such Lender and the Agent, severable from the remainder of this Agreement so that the remainder of this Agreement may be continued in full force and effect without otherwise affecting any of the obligations of the Agent, the other Lenders or the Borrowers hereunder, such Lender shall only declare its obligations under that portion so terminated.

13.5                        Market Disruption Respecting Bankers’ Acceptances

If:

(a)                                 the Agent (acting reasonably) makes a determination, which determination shall be conclusive and binding upon the Principal Borrower, and notifies the Principal Borrower, that there no longer exists an active market for bankers’ acceptances accepted by the Lenders; or

(b)                                 the Principal Borrower is not marketing Bankers’ Acceptances on its own and the Agent is advised by Lenders holding at least 35% of the Commitments by written notice (each, a “BA Suspension Notice”) that such Lenders have determined (acting reasonably) that the BA Discount Rate will not or does not accurately reflect the cost of funds of such Lenders or the discount rate which would be applicable to a sale of Bankers’ Acceptances accepted by such Lenders in the market for the applicable term;

then:

(c)                                  the right of the Principal Borrower to request Bankers’ Acceptances or BA Equivalent Advances from any Lender shall be suspended until the Agent determines that the circumstances causing such suspension no longer exist, and so notifies the Principal Borrower and the Lenders;

(d)                                 any outstanding Drawdown Notice requesting a Loan by way of Bankers’ Acceptances or BA Equivalent Advances under a Credit Facility shall be deemed to be a Drawdown Notice requesting a Prime Loan under the same Credit Facility in the amount specified in the original Drawdown Notice;

(e)                                  any outstanding Conversion/Rollover/Repayment Notice requesting a Conversion of a Loan by way of Prime Loan, USBR Loan or LIBO Rate Loan under a Credit Facility into a Loan by way of Bankers’ Acceptances or BA Equivalent Advances shall be deemed to be a Conversion/Rollover/Repayment Notice requesting a Conversion of such Loan into a Prime Loan under the same Credit Facility; and

(f)                                   any outstanding Conversion/Rollover/Repayment Notice requesting a Rollover of a Loan by way of Bankers’ Acceptances or BA Equivalent Advances under a Credit Facility, shall be deemed to be a Conversion/Rollover/Repayment Notice requesting a Conversion of such Loan into a Prime Loan under the same Credit Facility.

The Agent shall promptly notify the Principal Borrower and the Lenders of any suspension of the Principal Borrower’s right to request Bankers’ Acceptances or BA Equivalent Advances and of any termination of any such suspension. A BA Suspension Notice shall be effective upon receipt of the same by the Agent if received prior to 12:00 noon (Toronto time) on a Banking Day and if not, then on the next following Banking Day, except in connection with a Drawdown Notice or Conversion/Rollover/Repayment Notice previously received by the Agent, in which case the applicable BA Suspension Notice shall only be effective with respect to such previously received Drawdown Notice or Conversion/Rollover/Repayment Notice if received by the Agent prior to 12:00 noon (Toronto time) 2 Banking Days prior to the proposed Drawdown Date, Conversion Date or Rollover Date (as applicable) applicable to such previously received Drawdown Notice or  Conversion/Rollover/Repayment Notice, as applicable.

13.6                        Market Disruption Respecting LIBO Rate Loans

If, at any time subsequent to the giving of a Drawdown Notice or a Conversion/Rollover/Repayment Notice to the Agent by the Principal Borrower with regard to any requested LIBO Rate Loan:

(a)                                 the Agent (acting reasonably) determines that by reason of circumstances affecting the London interbank market, adequate and fair means do not exist for ascertaining the rate of interest with respect to, or deposits are not available in sufficient amounts in the ordinary course of business at the rate determined hereunder to fund, a requested LIBO Rate Loan during the ensuing Interest Period selected;

(b)                                 the Agent (acting reasonably) determines  that the making or continuing of the requested LIBO Rate Loan by the Lenders has been made impracticable by the occurrence of an event which materially adversely affects the London interbank market generally; or

(c)                                  the Agent is advised by Lenders holding at least 35% of the Total Commitment by written notice (each, a “LIBO Suspension Notice”), such notice to be received by the Agent no later than 12:00 noon (Toronto time) on the third Banking Day prior to the date of the requested Drawdown, Rollover or Conversion, as the case may be, that such Lenders have determined (acting reasonably) that the LIBO Rate will not or does not adequately reflect the effective cost of funds to such Lenders of United States Dollar deposits in such market for the relevant Interest Period, then the Agent shall give notice thereof to the Lenders and the Principal Borrower as soon as possible after such determination or receipt of such LIBO Suspension Notice, as the case may be, and the Borrower shall, within one Banking Day after receipt of such notice and in replacement of the Drawdown Notice or Conversion/Rollover/Repayment Notice, as the case may be, previously given by the Principal Borrower, give the Agent a Drawdown Notice or a Conversion/Rollover/Repayment Notice, as the case may be, which specifies the Drawdown of any other Loan or the Conversion of the relevant LIBO Rate Loan on the last day of the applicable Interest Period into any other Loan which would not be affected by the notice from the Agent pursuant to this Section 13.6.

In the event the Principal Borrower fails to give, if applicable, a valid replacement Conversion/Rollover/Repayment Notice with respect to the maturing LIBO Rate Loans which were the subject of a Conversion/Rollover/Repayment Notice, such maturing LIBO Rate Loans shall be converted on the last day of the applicable Interest Period into USBR Loans as if a valid replacement Conversion/Rollover/Repayment Notice had been given to the Agent by the Principal Borrower pursuant to the provisions hereof. In the event the Borrower fails to give, if applicable, a valid replacement Drawdown Notice with respect to a Drawdown originally requested by way of a LIBO Rate Loan, then the Principal Borrower shall be deemed to have requested a Drawdown by way of a USBR Loan in the amount specified in the original Drawdown Notice and, on the originally requested Drawdown Date, the Lenders (subject to the other provisions hereof) shall make available the requested amount by way of a USBR Loan.

13.7                        Takeovers

(a)                                 Takeover Procedure. If the Principal Borrower wishes to utilize, whether directly or indirectly, Drawdowns under the Working Capital Facility to facilitate, assist or participate in a Takeover by any Obligor or any Affiliate thereof:

(i)                                     at least 10 Banking Days prior to the delivery to the Agent of a Drawdown Notice made in connection with a Takeover, an Authorized Officer of the Principal Borrower will notify the Agent in writing (who will then notify the Applicable Lenders) of the particulars of the Takeover in sufficient detail to enable each Applicable Lender to determine, in each Applicable Lender’s sole discretion, whether it will permit a Drawdown to be utilized for such Takeover;

(ii)                                  if a Lender decides not to fund an Advance to be utilized for such Takeover, then upon such Lender so notifying the Agent in writing (who will then notify the Principal Borrower), such Lender will have no obligation to fund such Advance notwithstanding any other provision of this Agreement to the contrary; and

(iii)                               each Applicable Lender will use reasonable commercial efforts to notify the Agent in writing as soon as practicable (and in any event within 5 Banking Days of receipt of the particulars thereof from the Agent) of its decision whether or not to fund a proposed Takeover and if no such notice is delivered to the Agent in such period, such Applicable Lender will be deemed to have elected not to fund, and in the event that any Lender has such a conflict of interest and has elected not to participate in the requested Advance, then upon the Agent so notifying the Principal Borrower, such Lender will have no obligation to provide Advances for such Takeover notwithstanding any other provision of this Agreement to the contrary; provided, however, that each Lender, which has, or is deemed to have, no such conflict of interest will have an obligation, up to the amount of its Working Capital Facility Commitment, to provide Advances for such Takeover, and any such Advance for such Takeover will be provided by each Takeover Lender in accordance with the ratio that its Working Capital Facility Commitment bears to the aggregate of the Working Capital Facility Commitments of all Lenders participating in such Advance.

(b)                                 Takeover Loans. If an Advance under the Working Capital Facility is utilized for the purposes of a Takeover and there are Lenders that have not funded such

Advance in accordance with Section 13.7(a), then following the making of any such Advance and notwithstanding any other provision of this Agreement to the contrary, all subsequent Advances under the Working Capital Facility shall be made entirely by the Lenders not funding such Advance until such time as each Lender’s Applicable Percentage of the Outstanding Principal under the Working Capital Facility is equal to its Applicable Percentage of the Total Working Capital Facility Commitment.

ARTICLE 14
EXPENSES, INDEMNIFICATION AND JUDGMENT CURRENCY

14.1                        Expenses; Indemnity; Damage Waiver

(a)                                 Costs and Expenses.  The Borrowers shall pay, within 30 days after notice from the Agent:

(i)                                     all reasonable out-of-pocket expenses incurred by the Agent, including the reasonable fees, charges and disbursements of primary counsel for the Agent (including a single firm of local counsel in each appropriate jurisdiction or otherwise retained with the Principal Borrower’s written consent (such written consent not to be unreasonable withheld or delayed), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); and

(ii)                                  all reasonable out-of-pocket expenses incurred by the Agent or any Lender, including the reasonable fees, charges and disbursements of primary counsel for the Agent and the Lenders (including a single firm of local counsel in each appropriate jurisdiction, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)                                 Indemnification by the Borrower.  The Borrowers (on a joint and several basis) shall indemnify the Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, even if joint or several, including the reasonable fees, charges and disbursements of any counsel (on a full indemnity basis) for any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party arising out of, in connection with, or as a result of:

(i)                                     the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or non-performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation or non-consummation of the transactions contemplated hereby or thereby;

(ii)                                  any Loan or the use or proposed use of the proceeds therefrom;

(iii)                               the Project (including the financing thereof contemplated by this Agreement);

(iv)                              the Closing Date Business;

(v)                                 any actual or alleged presence or Release of Hazardous Materials on or from any Property owned or operated by any Obligor, or any of their respective Subsidiaries, or any Environmental Claims related in any way to any Obligor, or any of their respective Subsidiaries; or

(vi)                              any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the bad faith, gross negligence or wilful misconduct of such Indemnitee or an unexcused material breach of such Indemnitee’s obligations under a Loan Document by such Indemnitee as determined by a final non-appealable judgment of a court of competent jurisdiction, but shall continue to apply to other Indemnitees, nor shall it be available in respect of matters specifically addressed in Sections 13.1, 13.2 and 14.1(a). An Indemnitee shall not settle any claim asserted against any Indemnitee by a third party without the written consent of the Principal Borrower, which consent shall not be unreasonably delayed or withheld.

(c)                                  Reimbursement by Lenders.  To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under Section 14.1(a) or 14.1(b) to be paid by it to the Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the other provisions of this Agreement concerning several liability of the Lenders.

(d)                                 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by Applicable Law, the Principal Borrower shall not, and shall not permit any other Obligor to, assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for indirect, special, consequential, punitive, aggravated or exemplary damages (as opposed to direct damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby (or any breach thereof), the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that, nothing in this paragraph (d) shall relieve any Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, provided that the Indemnitee has used its usual and customary practices to avoid such use.

(e)                                  Payments.  Except as expressly set forth in this Section 14.1, all amounts due under this Section 14.1 shall be payable promptly after demand therefor. A certificate of the Agent or a Lender which sets forth the amount or amounts owing to the Agent, Lender or a sub-agent or Related Party, as the case may be, as specified in this Section 14.1, including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Borrowers shall be conclusive absent manifest error.

(f)                                   Survival.  The provisions of this Section 14.1 shall survive the repayment of the Outstandings and the cancellation of the Credit Facilities.

14.2                        Judgment Currency

(a)                                 If for the purpose of obtaining or enforcing judgment against a Borrower in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 14.2 referred to as the “Judgment Currency”) an amount due in Cdn. Dollars or United States Dollars under this Agreement, the conversion shall be made at the rate of exchange prevailing on the Banking Day immediately preceding:

(i)                                     the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date; or

(ii)                                  the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 14.2 being hereinafter in this Section 14.2 referred to as the “Judgment Conversion Date”).

(b)                                 If, in the case of any proceeding in the court of any jurisdiction referred to in Section 14.2(a)(ii), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable Borrower shall pay such additional amount (if any) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Cdn. Dollars or United States Dollars, as the case may be, which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

(c)                                  Any amount due from a Borrower under the provisions of Section 14.2(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

(d)                                 The term “rate of exchange” in this Section 14.2 means the Spot Rate.

ARTICLE 15
AGENCY

15.1                        Appointment and Authority

Each of the Lenders hereby irrevocably appoints RBC as Agent and to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent and the Lenders, and no Obligor shall have rights as a third party beneficiary of any of such provisions. Each of the Lenders hereby authorizes the Agent to execute and deliver on behalf of the Lenders the Collateral Agency and Intercreditor Agreement, the Equity Nomination and Support Agreement, any subordination agreement required in connection with Permitted Subordinated Loans and any document or instrument contemplated in connection therewith, in each case, to the extent this Agreement does not otherwise require the consent of the Required Lenders or all Lenders therefor.

15.2                        Rights as a Lender

Each Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Each Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Obligor or any Affiliate thereof as if such Person were not the Agent and without any duty to account to the Lenders.

15.3                        Exculpatory Provisions

(a)                                 The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent:

(i)                                     shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)                                  shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents), but the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or Applicable Law; and

(iii)                               shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Principal Borrower or any of its Affiliates that is communicated to or obtained by the person serving as the Agent or any of its Affiliates in any capacity.

(b)                                 The Agent shall not be liable for any action taken or not taken by it:

(i)                                     with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as is necessary, or as the Agent believes in good faith is necessary, under the provisions of the Loan Documents); or

(ii)                                  in the absence of its own bad faith, gross negligence or wilful misconduct.

The Agent shall be deemed not to have knowledge of any Default unless and until notice describing the Default or Event of Default is given to the Agent by a Borrower or a Lender.

(c)                                  Except as otherwise expressly specified in this Agreement, the Agent shall not be responsible for or have any duty to ascertain or inquire into:

(i)                                     any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document;

(ii)                                  the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith;

(iii)                               the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default;

(iv)                              the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document; or

(v)                                 the satisfaction of any condition specified in this Agreement, other than to confirm receipt of items expressly required to be delivered to the Agent.

15.4                        Reliance by Agent

The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Agent may consult with legal counsel (who may be Borrowers’ Counsel), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Agent shall promptly provide information to one another in order to carry out the purpose and intent of this Agreement.

15.5                        Indemnification of Agent

Each Lender agrees to indemnify the Agent and each Related Party and hold it harmless (to the extent not reimbursed by a Borrower), rateably according to its Applicable Percentage (and not jointly or jointly and severally) from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel, which may be incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or the transactions therein contemplated. However, no Lender shall be liable for any portion of such losses, claims, damages, liabilities and related expenses resulting from the Agent’s bad faith, gross negligence or wilful misconduct.

15.6                        Delegation of Duties

The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-Agent appointed by the Agent from among the Lenders and their respective Affiliates. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The provisions of this Article 15 and other provisions of this Agreement for the benefit of the Agent shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities provided for herein as well as activities as the Agent.

15.7                        Replacement of Agent

(a)                                 The Agent may at any time give notice of its resignation to the Lenders and the Principal Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Principal Borrower, such consent not to be unreasonably withheld, to appoint a successor, which shall be a Lender having a Commitment and having an office in Toronto, Ontario or Calgary, Alberta, or an Affiliate of any such Lender with an office in Toronto, Ontario or Calgary, Alberta. The Agent may also be removed at any time by the Required Lenders upon 45 days’ notice to the Agent and the Principal Borrower as long as the Required Lenders, with the consent of the Principal Borrower, such consent not to be unreasonably withheld, appoint and obtain the acceptance of a successor within such 45 days, which, in the case of the Agent, shall be a Lender having an office in Toronto, Ontario or Calgary, Alberta, or an Affiliate of any such Lender with an office in Toronto, Ontario or Calgary, Alberta.

(b)                                 If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, and with the consent of the Principal Borrower, such consent not to be unreasonably withheld, appoint a successor Agent meeting the qualifications specified in Section 15.7(a), provided that if the Agent shall notify the Principal Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in the preceding paragraph.

(c)                                  Upon a successor’s appointment as the Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the former Agent, and the former Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided in the preceding paragraph). The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the termination of the service of the former Agent, the provisions of this Section 15.7 and of Section 14.1 shall continue in effect for the benefit of such former Agent, its sub-Agent and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while such former Agent was acting as the Agent.

15.8                        Non-Reliance on Agent and Other Lenders

Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

15.9                        Collective Action of the Lenders

Each of the Lenders hereby acknowledges that to the extent permitted by Applicable Law, the remedies and any collateral security provided under the Loan Documents to the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder and under any collateral security are to be exercised not severally, but by the Agent upon the decision of the Required Lenders (or such other number or percentage of the Lender Secured Parties as shall be expressly provided for in the Loan Documents). Accordingly, notwithstanding any of the provisions contained herein or in any collateral security, each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder with respect to the Credit Facilities including any declaration of Default or Event of Default hereunder or thereunder but that any such action shall be taken only by the Agent with the prior written agreement of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents). Each of the Lenders hereby further covenants and agrees that upon any such written agreement being given, it shall co-operate fully with the Agent to the extent requested by the Agent. Notwithstanding the foregoing, in the absence of instructions from the Lenders and where in the sole opinion of the Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action, the Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as it deems appropriate or desirable in the interest of the Lenders.

15.10                 Lender Decisions

The Lenders agree that all decisions as to actions to be or not to be taken, as to consents or waivers to be given or not to be given, as to determinations to be made and otherwise in connection with this Agreement and the Loan Documents, shall be made upon the decision of the Required Lenders except in respect of a decision or determination where it is specifically provided in this Agreement that “all of the Lenders”, “all Lenders”, “each of the Lenders” or words to similar effect, or the Agent alone, is to be responsible for same. Each of the Lenders shall be bound by and agrees to abide by and adopt all decisions made as aforesaid and covenants in all communications with the Borrowers to act in concert and to join in the action, consent, waiver, determination or other matter decided as aforesaid.

15.11                 Procedure for Funding Loans

The Agent shall make Loans available to the Borrowers as required hereunder by debiting the Agent’s Account to which the Lender’s Applicable Percentage of such Loans have been credited in accordance with Section 2.10(b) (or causing such account to be debited) and, in the absence of other arrangements agreed to by the Agent and the applicable Borrower in writing, by crediting the account of the applicable Borrower or, at the expense of the applicable Borrower, transferring (or causing to be transferred) like funds in accordance with the instructions of the applicable Borrower as set forth in the Drawdown Notice or Conversion/Rollover/Repayment Notice, as the case may be, in respect of each Loan; provided that the obligation of the Agent hereunder to effect such a transfer shall be limited to taking such steps as are commercially reasonable to implement such instructions, which steps once taken shall constitute conclusive and binding evidence that such funds were advanced hereunder in accordance with the provisions relating thereto and the Agent shall not be liable for any damages, claims or costs which may be suffered by the applicable Borrower and occasioned by the failure of such Loan to reach the designated destination.

15.12                 Remittance of Payments

Except for amounts payable to the Agent for its own account, forthwith after receipt of any repayment pursuant hereto or payment of interest or fees pursuant to Article 4 or payment pursuant to Article 7, the Agent shall remit to each Lender its Applicable Percentage of such payment.

15.13                 Agent’s Clawback

(a)                                 Funding by Lenders; Presumption by Agent.  Unless the Agent shall have received notice from a Lender prior to the proposed date of any Advance of funds that such Lender will not make available to the Agent such Lender’s share of such Advance, the Agent may assume that such Lender has made such share available on such date in accordance with the provisions of this Agreement concerning funding by Lenders and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable advance available to the Agent, then such Lender shall pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Agent, at a rate determined by the Agent in accordance with prevailing banking industry practice on interbank compensation. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender’s Loan included in such Advance. If such Lender does not do so forthwith, the applicable Borrower shall pay to the Agent forthwith on demand such corresponding amount with interest thereon at the interest rate applicable to the Advance in question. Any payment by the applicable Borrower shall be without prejudice to any claim the applicable Borrower may have against a Lender that has failed to make such payment to the Agent.

(b)                                 Payments by Borrower; Presumptions by Agent.  Unless the Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Agent for the account of any Lender hereunder that the applicable Borrower will not make such payment, the Agent may assume that the applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute the amount due to the Lenders. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at a rate determined by the Agent in accordance with prevailing banking industry practice on interbank compensation.

15.14                 Adjustments Among Lenders

(a)                                 Adjustments to Outstandings.  Each Lender under a Credit Facility agrees that, after delivery of a notice of acceleration pursuant to Section 12.2 or the occurrence of an Event of Default specified in Section 12.1(f) or 12.1(g), it will at any time and from time to time upon the request of the Agent as required by any Lender under such Credit Facility purchase portions of the Outstanding Principal owed to the other Lenders under such Credit Facility and make any other adjustments which may be necessary or appropriate, so that the amount of Outstanding Principal owed to each Lender under such Credit Facility, as adjusted pursuant to this Section 15.14(a), will be equal to its Applicable Percentage of all Outstanding Principal under such Credit Facility. For the purposes of this Section 15.14(a), any undrawn Commitments shall be deemed to have been cancelled upon delivery of such notice of acceleration or the occurrence of such specified Event of Default.

(b)                                 Application of Payments.  The Agent and the Lenders agree that, after delivery of a notice of acceleration pursuant to Section 12.2 or the occurrence of an Event of Default specified in Section 12.1(f) or 12.1(g), the amount of any repayment made by a Borrower under this Agreement, and the amount of any proceeds from the exercise of any rights or remedies of the Lenders under the Loan Documents, which are to be applied against amounts owing hereunder, shall be so applied in a manner so that, to the extent possible, the amount of the Outstanding Principal owed to each Lender after giving effect to such application and any adjustments made pursuant to Section 15.14(a) shall be equal to its Applicable Percentage of all Outstanding Principal owed to all Lenders.

(c)                                  Further Assurances.  Each Borrower agrees to be bound by and, at the request of the Agent, to do all things necessary or appropriate to give effect to any and all purchases and other adjustments made by and between the Lenders pursuant to this Section 15.14, but shall incur no increased liabilities, in aggregate, by reason thereof.

15.15                 Agent and Defaulting Lenders

(a)                                 To the extent permitted by Applicable Law, each Defaulting Lender shall be required to provide to the Agent cash in an amount, as shall be determined from time to time by the Agent or any Fronting Lender, as the case may be, in its discretion, equal to all obligations of such Defaulting Lender to the Agent or such Fronting Lender, as the case may be, that are owing or may become owing pursuant to this Agreement, including such Defaulting Lender’s obligation to pay, on a pro rata basis, any indemnification or expense reimbursement amounts not paid by a Borrower. Such cash shall be held by the Agent in one or more Cash Collateral Accounts, which accounts shall be in the name of the Agent and shall not be required to be interest bearing. The Agent shall be entitled to apply the foregoing cash in accordance with Section 15.5.

(b)                                 In addition to the indemnity and reimbursement obligations in Section 15.5, each Lender agrees to indemnify the Agent and hold it harmless (to the extent not reimbursed by a Borrower) on a pro rata basis (and, in calculating the pro rata basis, the Commitments of any Defaulting Lenders shall be excluded) any amount that a Defaulting Lender fails to pay the Agent and which is due and owing to the Agent pursuant to Section 15.5. Each Defaulting Lender agrees to indemnify each other Lender for any amounts paid by such Lender and which would otherwise be payable by the Defaulting Lender.

(c)                                  The Agent shall be entitled to set-off and/or withhold from any Defaulting Lender’s pro rata portion of all payments received from the Borrower against such Defaulting Lender’s obligations to make payments and fund Loans required to be made by it and to purchase participations required to be purchased by it in each case under this Agreement and the other Loan Documents.  The Agent shall be entitled to withhold and deposit in one or more non-interest bearing Cash Collateral Accounts in the name of the Agent amounts (whether principal, interest, fees or otherwise) received by the Agent and due to a Defaulting Lender pursuant to this Agreement, for so long as such Lender is a Defaulting Lender, which amounts shall be used by the Agent:

(i)                                     first, to reimburse the Agent for any amounts owing to it, in its capacity as Agent, by the Defaulting Lender pursuant to any Loan Document;

(ii)                                  second, to the payment, on a pro rata basis, of any amounts owing by such Defaulting Lender to the Fronting Lenders hereunder;

(iii)                               third, to the reimbursement, on a pro rata basis, of any indemnity amounts owing by such Defaulting Lender pursuant to Section 15.15(b);

(iv)                              fourth, to Cash Collateralize all other contingent obligations of such Defaulting Lender to the Agent or any Fronting Lender owing pursuant to this Agreement in such amount as shall be determined from time to time by the Agent or any Fronting Lender in its discretion, including such

Defaulting Lender’s obligation to pay, on a pro rata basis, any indemnification or expense reimbursement amounts not paid by a Borrower; and

(v)                                 fifth, to fund from time to time such Defaulting Lender’s pro rata portion of Loans,

provided that any such funds in excess of such Defaulting Lender’s defaulted obligations shall be paid to the Defaulting Lender.

(d)                                 For greater certainty and in addition to the foregoing, neither the Agent nor any of its Affiliates nor any of their respective shareholders, officers, directors, employees, agents or representatives shall be liable to any Lender (including a Defaulting Lender) for any action taken or omitted to be taken by it in connection with amounts payable by a Borrower to a Defaulting Lender and received and deposited by the Agent in a cash collateral account and applied in accordance with the provisions of this Agreement, save and except for the bad faith, gross negligence or wilful misconduct of the Agent.

15.16                 Debt Sharing Confirmation Under Collateral Agency and Intercreditor Agreement

Each of the Agent, the Lenders (on its own behalf and on behalf of its Affiliates which are Swap Lenders) and the Cash Managers hereby: (a) acknowledges that it has received and reviewed the Collateral Agency and Intercreditor Agreement and agrees to be bound to the terms thereof, and (b) agrees and confirms for the benefit of all holders of each other existing and future Series of Secured Debt and each existing and future Debt Representative that for purposes of the Collateral Agency and Intercreditor Agreement that (i) all Secured Obligations will, subject to the terms of the Collateral Agency and Intercreditor Agreement, be and are secured equally and rateably by all Liens at any time granted by the Principal Borrower, any other Obligor or the Pledgor to secure any Lender Secured Obligations, whether or not upon property otherwise constituting Collateral (under and as defined in the Collateral Agency and Intercreditor Agreement), (ii) all such Liens will be enforceable by the Collateral Agent for the benefit of all holders of Secured Obligations equally and rateably, and (iii) the Agent, Lenders, Swap Lenders and Cash Managers are bound by the provisions of the Collateral Agency and Intercreditor Agreement relating to the order of application of proceeds from enforcement of such Liens, and (c) consent to and direct the Collateral Agent to perform its obligations under the Collateral Agency and Intercreditor Agreement, including providing discharges and releases of the Security Documents and the Liens constituted thereby and postponements and subordinations as provided therein.

ARTICLE 16
GENERAL

16.1                        Notices: Effectiveness; Electronic Communication

(a)                                 Notices Generally. All notices and other communications provided for in hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile to the addresses or facsimile numbers specified:

(i)                                     in the case of the Agent, as follows

Royal Bank of Canada, as Agent
20 King Street West, 4th Floor

Toronto, ON M5H 1C4

Attention:  Manager, Agency
Facsimile: (416) 842-4023

(ii)                                  in the case of the Principal Borrower, as follows:

Kinder Morgan Cochin ULC

Suite 2700, 300 — 5th Avenue S.W.

Calgary, AB  T2P 5J2

Attention:  Assistant General Counsel
Facsimile:  (403) 514-6622

(iii)                               in the case of an Obligor other than the Principal Borrower, in care of the Principal Borrower; and

(iv)                              in the case of a Lender, in its Administrative Questionnaire provided to the Agent.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given on a Banking Day between 9:00 a.m. and 5:00 p.m. local time where the recipient is located, shall be deemed to have been given at 9:00 a.m. on the next Banking Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 16.1(b), shall be effective as provided therein.

(b)                                 Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender of Loans to be made if such Lender has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Banking Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                                  Change of Address, Etc.  Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

16.2                        Assigns

(a)                                 Assigns Generally. Except as permitted hereunder, no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 16.2(b), (ii) by way of participation in accordance with the provisions of Section 16.2(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 16.2(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Indemnitees, Participants to the extent provided in Section 16.2(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that:

(i)                                     except if an Event of Default has occurred and is continuing or in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment being assigned (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the Equivalent

Amount in Canadian Dollars of the Outstanding Principal of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than Cdn.$10,000,000 (and in each case increments of Cdn.$10,000,000 in excess thereof) (or, if less, all of such Lender’s remaining Loans and applicable Commitments under the applicable Credit Facility) and the minimum amount of any Commitment retained, if any, by the assigning Lender shall be not less than Cdn.$10,000,000 unless each of the Agent (and in the case of the assignment of any part of the Working Capital Facility Commitment, the Fronting Lenders) and, so long as no Event of Default has occurred and is continuing, the Principal Borrower otherwise consents to a lower amount (each such consent not to be unreasonably withheld or delayed);

(ii)                                  each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Outstanding Principal or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate credits on a non-pro rata basis; provided that an assignment by any Lender of an interest in either the Construction Facility or the Contingent Facility, as the case may be, must assign a corresponding and proportionate interest in either the Construction Facility or Contingent Facility, as applicable. to the extent it has an interest in such other Credit Facility, to the same assignee;

(iii)                               any assignment must be approved by the Agent and (in the case of an assignment by a Lender of Working Capital Facility Loans or Working Capital Facility Commitment) each Fronting Lender (such approval not to be unreasonably withheld or delayed) unless:

(A)                               the proposed assignee is itself already a Lender (other than a Defaulting Lender) acting through a branch in Canada, or

(B)                               the proposed assignee is an Affiliate of a Lender or an Approved Fund with respect to a Lender, and such Lender has agreed not to be released from its obligations under this Agreement;

(iv)                              any assignment must be approved by the Principal Borrower (such approval not to be unreasonably withheld or delayed) unless:

(A)                               the proposed assignee is itself already a Lender (other than a Defaulting Lender) acting through a branch in Canada,

(B)                               the proposed assignee is an Affiliate of a Lender or an Approved Fund with respect to a Lender, and such Lender has agreed not to be released from its obligations under this Agreement and such assignment will not increase the amounts payable by the Borrowers in connection with any withholding Taxes, or

(C)                               an Event of Default has occurred and is continuing; and

(v)                                 the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500.00 (unless waived by the Agent) and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Agent pursuant to Section 16.2(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and the other Loan Documents, including any collateral security, and, unless the assigning Lender has agreed otherwise, the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Article 13 and Section 14.1, and shall continue to be liable for any breach of this Agreement by such Lender, with respect to facts and circumstances occurring prior to the effective date of such Assignment and Assumption. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 16.2(d). Any payment by an assignee to an assigning Lender in connection with an assignment or transfer shall not be or be deemed to be a repayment by a Borrower or a new Loan to a Borrower.

(c)                                  Register.  The Agent shall maintain at one of its offices in Toronto, Ontario or Calgary, Alberta a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (each, a “Register”). The entries in each Register shall be conclusive, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in a Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Each Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Agent, sell participations to any Person (other than a natural person, a Defaulting Lender, an Obligor or any Affiliate of an Obligor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Outstanding Principal owing to it); provided that:

(i)                                     such Lender’s obligations under this Agreement shall remain unchanged;

(ii)                                  such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

(iii)                               the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; and

(iv)                              such Person is not a Disqualified Lender.

Any payment by a Participant to a Lender in connection with a sale of a participation shall not be or be deemed to be a repayment by a Borrower or a new Loan to a Borrower.

Subject to Section 16.2(e), each Borrower agrees that each Participant shall be entitled to the benefits of Article 13 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 16.2(b); provided that no Participant shall be entitled to receive any amount which the transferor Lender would not have been entitled to receive in such circumstances nor any greater amount pursuant to either such Section than the transferor Lender would have been entitled to receive in respect of such amount of the participation transferred by such transferor Lender to such participant had no such transfer occurred.

(e)                                  Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Sections 13.1 and 13.2 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Principal Borrower’s prior written consent. The agreement or consent of a Participant shall not be required for any amendment or waiver of the Loan Documents.

(f)                                   Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender to any Governmental Authority, but no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

16.3                        Governing Law; Jurisdiction; Etc.

(a)                                 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Alberta and the federal laws of Canada applicable in that Province.

(b)                                 Submission to Jurisdiction.  Each of the parties hereto irrevocably and unconditionally submits, for itself and its Property, to the non-exclusive jurisdiction of the courts of the Province of Alberta, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Obligor or its properties in the courts of any other jurisdiction.

(c)                                  Waiver of Venue.  Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

16.4                        Waiver of Jury Trial

Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in any legal action, proceeding or counterclaim directly or indirectly arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other Person has represented, expressly or otherwise, that such other Person would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents by, among other things, the mutual waivers and certifications in this Section.

16.5                        Counterparts; Integration; Effectiveness; Electronic Execution

(a)                                 Counterparts: Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, and all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by the Agent and each of the other parties hereto and when the Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)                                 Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law.

16.6                        Treatment of Certain Information: Confidentiality

(a)                                 Each of the Agent and the Lenders acknowledges the confidential nature of the Information (as defined below) and agrees to maintain the confidentiality of the Information and prevent the disclosure thereof, except that Information may be disclosed:

(i)                                     its Affiliates and its and its Affiliates’ respective partners, directors, officers, employees, agents, professional advisors and representatives to the extent reasonably required to be disclosed thereto (provided that such Persons to whom such disclosure is made shall be under a like duty of confidentiality to that contained in this Section 16.6 and further provided that the Agent or the Lender, as the case may be, providing the Information shall be responsible for any breach by such Person of the aforementioned like duty of confidentiality);

(ii)                                  if, in the reasonable opinion of the Agent or such Lender, such disclosure is required by any regulatory authority having jurisdiction over it (including any self-regulatory authority);

(iii)                               if, in the reasonable opinion of the Agent or such Lender, such disclosure is required by Applicable Laws or regulations or by any subpoena or similar legal process;

(iv)                              to any other Lender or their respective counsel and advisors;

(v)                                 in connection with the exercise of any remedies, or the enforcement of any rights, hereunder or under any other Loan Document or in connection with any suit, action or proceeding initiated by the Agent and the Lenders or commenced by the Borrower the issues of which touch on the Information, in each case, relating to this Agreement or any other Loan Document but only to the extent such disclosure is necessary to the initiation or defense of such suit, action or proceeding;

(vi)                              subject to an agreement containing provisions substantially the same as those of this Section 16.6, to:

(A)                               any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement; or

(B)                               any actual or prospective insurers, re-insurers or counterparty (or its advisors) to any swap, derivative, credit-linked note or similar transaction relating to any Obligor;

(vii)                           with the written consent of the Principal Borrower; or

(viii)                        to the extent such Information:

(A)                               becomes publicly available other than as a result of a breach of this Section 16.6 (including, for certainty, by a breach of this Section 16.6 by a Person for which the applicable Lender or the Agent is responsible); or

(B)                               becomes available to the Agent or any Lender on a non-confidential basis from a source other than an Obligor or a Pledgor, provided that the Agent or such Lender can show that such Information was, prior to the receipt thereof from an Obligor or a Pledgor, lawfully in the Agent’s or such Lender’s possession from such source and not then subject to any obligation on its part to the Borrowers to maintain confidentiality.

(b)                                 For purposes of this Section, “Information” means all financial, operational and other information and data received in connection with this Agreement or any other Loan Document from any Obligor, KMI or any Affiliate of KMI relating to any KMI, any Pledgor, any Obligor or any Affiliate of the foregoing or in respect of any of their respective businesses.

16.7                        Nature of Obligation under this Agreement

(a)                                 The obligations of each Lender and of the Agent under this Agreement are several. The failure of any Lender to carry out its obligations hereunder shall not relieve the other Lenders, the Agent or the Borrowers of any of their respective obligations hereunder.

(b)                                 Subject to and without derogating from the operation of Sections 15.15 and 16.11, neither the Agent nor any Lender shall be responsible for the obligations of any other Lender hereunder.

16.8                        Benefit of the Agreement

This Agreement shall enure to the benefit of and be binding upon the Borrowers, the Lenders, the Fronting Lenders, the Agent and their respective successors and permitted assigns.

16.9                        Severability

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16.10                 Amendments and Waivers

Any provision of this Agreement may be amended only if the Borrowers and the Required Lenders so agree in writing and, except as otherwise specifically provided herein, may be waived only if the Required Lenders (or the Agent on their behalf) so agree in writing, provided that:

(a)                                 an amendment or waiver which changes or relates to:

(i)                                     increases in the Total Commitment, the Total Construction Facility Commitment, the Total Contingent Facility Commitment, the Total Working Capital Facility Commitment, or any Lender’s Commitment;

(ii)                                  decreases in the amounts or rates of, or deferral of the dates of any scheduled or mandatory payment of principal, interest, Bankers’ Acceptance acceptance fees, LC Fees or standby fees; or

(iii)                               decreases in the amount of, or deferral of the dates of payment of, any fees payable hereunder (other than fees payable for the account of the Agent or the Fronting Lenders), shall require the agreement or waiver of each Lender directly and adversely affected thereby and also (in the case of an amendment) of the other parties hereto;

(b)                                 an amendment or waiver which changes or relates to:

(i)                                     the definition of “Required Lenders”;

(ii)                                  any provision hereof that requires treatment of Lenders on a pro rata basis or according to each Lender’s Applicable Percentage;

(iii)                               any provision hereof contemplating or requiring consent, approval or agreement of “all Lenders”, “each Lender”, “all of the Lenders” or similar expressions or permitting waiver of conditions or covenants or agreements by “all Lenders” or similar expressions;

(iv)                              the provisions of Section 12.1(a) or 12.1(b)(i), (ii) or (iii);

(v)                                 any release or discharge of any Obligor Guarantee or Liens under any Security Document (other than as expressly permitted hereby or pursuant to a Permitted Disposition or as otherwise expressly permitted hereby;

(vi)                              the definition of “Maturity Date”;

(vii)                           an assignment or transfer by a Borrower of any or all of its rights and obligations under any Loan Document;

(viii)                        any alteration of the amount, currency, or mode of calculation of any principal, interest or other amounts owing hereunder; or

(ix)                              this Section 16.10,

shall require the agreement or waiver of all of the Lenders and also (in the case of an amendment) of the other parties hereto;

(c)                                  an amendment or waiver which changes or relates to the rights and/or obligations of the Agent shall also require the agreement of the Agent thereto; and

(d)                                 an amendment or waiver which changes or relates to the rights and/or obligations of a Fronting Lender shall also require the agreement of the applicable Fronting Lender thereto.

Any such waiver and any consent by the Agent, any Lender, the Required Lenders, all affected Lenders or all of the Lenders (as applicable) under any provision of this Agreement must be in writing and may be given subject to any conditions deemed appropriate by the Person giving that waiver or consent. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

The Lenders hereby confirm that, upon an amendment, waiver, consent or other agreement made by the applicable Lenders pursuant to this Agreement which requires action to be taken by the Collateral Agent to give effect to the same, the Agent shall provide such directions and take such other actions as may be required under, pursuant to and in accordance with the Collateral Agency and Intercreditor Agreement to direct the Collateral Agent to give effect to the same.

16.11                 Defaulting Lenders

(a)                                 Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)                                     the standby fees payable pursuant to Section 4.6 shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender;

(ii)                                  a Defaulting Lender shall not be included in determining whether, and the Commitment and proportion of Outstanding Principal under any or all of the Credit Facilities of such Defaulting Lender shall not be included in determining whether, all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 16.10), provided that any waiver or amendment requiring the consent of all Lenders or each affected Lender that (A) materially and adversely affects such Defaulting Lender differently than other affected Lenders, (B) increases the Commitment or extends the Maturity Date of such Defaulting Lender, or (C) relates to the matters set forth in Sections 16.10(a), 16.10(b)(iii) and 16.10(b)(ix) shall require the consent of such Defaulting Lender; and

(iii)                               for the avoidance of doubt, the Borrowers shall retain and reserve their other rights and remedies respecting each Defaulting Lender.

(b)                                 If any Lender fails to fund its Applicable Percentage of an Advance hereunder, then each other Lender shall fund a portion of such Lender’s unfunded Applicable Percentage of such Advance in an amount equal to its Applicable Percentage (and, in calculating a Lender’s Applicable Percentage, the Commitment of any Defaulting Lender shall be excluded) of such unfunded portion of such Advance; provided that, for certainty, no Lender shall be obligated by this Section 16.11 to make or provide an Advance which would result in the Outstanding Principal owing to it being in excess of its Commitment after taking into account any re-allocations pursuant to Section 16.11(d).

(c)                                  If the re-allocation described in subparagraph (b) above cannot be effected, or can only partially be effected, then (to the extent permitted by Applicable Law) such Defaulting Lender shall, within 1 Banking Day following notice by the Agent, provide Cash Collateral to the Agent for such Defaulting Lender’s Applicable Percentage of such Advance (after giving effect to any partial re-allocation pursuant to subparagraph (b) above) for so long as such Advance is outstanding.

(d)                                 If any Letters of Credit are outstanding at the time that a Lender becomes a Defaulting Lender (such Defaulting Lender’s Applicable Percentage of the Equivalent Amount in Canadian Dollars of the Outstanding Principal of such Letters of Credit is the “Defaulting Lender Exposure”), then:

(i)                                     to the extent the Defaulting Lender has not provided Cash Collateral for its Defaulting Lender Exposure pursuant to Section 16.11(c) above, such Defaulting Lender Exposure shall be re-allocated among the non-Defaulting Lenders under the Working Capital Facility for the purposes of Section 6.1 in accordance with their respective Applicable Percentages thereunder (and, in calculating a Lender’s Applicable Percentage, the Commitment of any Defaulting Lender shall be excluded); but, for each non-Defaulting Lender, such re-allocation may only be effected if and to the extent that the sum of (A) any non-Defaulting Lender’s Applicable

Percentage of all outstanding Advances under the Working Capital Facility, plus (B) such non-Defaulting Lender’s rateable share (after giving effect to the reallocation contemplated herein) of the Defaulting Lender’s Exposure, does not exceed such Defaulting Lender’s Commitment under the Working Capital Facility;

(ii)                                  if the re-allocation described in clause (i) above cannot be effected, or can only partially be effected, then the Borrower shall within one Banking Day following notice by a Fronting Lender prepay outstanding Letters of Credit (by the provision of Cash Collateral to the Agent) to the extent necessary to allow a full reallocation of the Defaulting Lender Exposure as aforesaid; and

(iii)                               if the Applicable Percentages of the non-Defaulting Lenders are re-allocated pursuant to this Section 16.11(d), then the LC Fees payable to the Lenders pursuant to Section 4.5 shall be adjusted to give effect to such re-allocations in accordance with each such non-Defaulting Lender’s Applicable Percentages and if the applicable Borrower provides Cash Collateral pursuant to clause (ii) above, then the applicable Borrower shall not be required to pay the LC Fees or fronting fees attributable to the Cash Collateralized exposure of such Letters of Credit.

Subject to Section 16.17, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(e)                                  If any Lender shall cease to be a Defaulting Lender, then, upon becoming aware of the same, the Agent shall notify the other Lenders and (in accordance with the written direction of the Agent) such Lender (which has ceased to be a Defaulting Lender) shall purchase, and the other Lenders shall on a pro rata basis sell and assign to such Lender, portions of such Loans equal in total to such Lender’s Applicable Percentage share thereof without regard to subsection (b) of this Section 16.11.

(f)                                   Each Defaulting Lender hereby indemnifies the Principal Borrower for any losses, claims, costs, damages or liabilities (including reasonable out-of-pocket expenses and reasonable legal fees on a solicitor and his own client basis) incurred by the Principal Borrower as a result of such Defaulting Lender failing to comply with the terms of this Agreement, including any failure to fund its portion of any Loans required to be made by it hereunder.

16.12                 Further Assurances

Each Borrower shall, and shall cause each other Obligor to, the Lenders and the Agent shall promptly cure any default by it or defect in the execution and delivery of this Agreement,

the other Loan Documents or any of the agreements provided for hereunder to which it is a party. The Borrowers at their expense shall, as promptly practicable, execute and deliver to the Agent, upon request by the Agent (acting reasonably), all such other and further deeds, agreements, opinions, certificates, instruments, affidavits, registration materials and other documents reasonably necessary for its compliance with, or accomplishment of its respective covenants and agreements hereunder or more fully to state its respective obligations as set out herein or to make any registration or recording, or to file any notice or to obtain any consent, all as may be necessary or appropriate in connection therewith, in the judgment of the Agent, acting reasonably.

16.13                 Time of the Essence

Time shall be of the essence of this Agreement.

16.14                 Anti-Money Laundering Legislation

(a)                                 Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act) or any other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” Applicable Laws (collectively, including any guidelines or orders thereunder, “AML Legislation”), it may be required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of each such Person and such other information that will allow such Lender or the Agent, as applicable, to identify each such Person in accordance with AML Legislation (including, information regarding such Person’s directors, authorized signing officers, or other Persons in control of each such Person). Each Borrower shall provide, to the extent commercially reasonable, such information and take such actions as may be reasonably requested by the Agent or any Lender in order to assist the Agent and the Lenders in maintaining compliance with AML Legislation. Each Borrower shall promptly provide all such information, to the extent commercially reasonable, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Agent (for itself and not on behalf of any Lender), or any prospective assignee of a Lender or the Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b)                                 If, upon the written request of any Lender, the Agent (for itself and not on behalf of any Lender) has ascertained the identity of an Obligor or any authorized signatories of such Person for the purposes of applicable AML Legislation on such Lender’s behalf, then the Agent:

(i)                                     shall be deemed to have done so as the Agent for such Lender, and this Agreement shall constitute a “written agreement” in such regard between such Lender and the Agent within the meaning of applicable AML Legislation; and

(ii)                                  shall provide to such Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

(c)                                  Notwithstanding anything to the contrary in this Section 16.14, each of the Lenders agrees that the Agent has no obligation to ascertain the identity of an Obligor or any authorized signatories of such Person, on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any such Person or any such authorized signatory in doing so.

16.15                 Platform

(a)                                 Each Borrower agrees that the Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debtdomain, IntraLinks, SyndTrak or a substantially similar electronic transmission system (the “Platform”).

(b)                                 The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Agent or any of its Affiliates (collectively, the “Agent Parties”) have any liability to a Borrower or any of its Subsidiaries, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the applicable Borrower’s, any Subsidiary’s or the Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material that the applicable Borrower or any Subsidiary thereof provides to the Agent pursuant to any Document or the transactions contemplated therein which is distributed to the Agent or any Lender by means of electronic communications pursuant to this Section 16.15, including through the Platform.

16.16                 No Fiduciary Duty

(a)                                 The Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this Section 16.16, the “Lenders”), may have economic interests that conflict with those of the Obligors and/or their respective Affiliates. Each Borrower agrees that nothing in the Loan Documents will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrowers, their Subsidiaries and their Affiliates, on the other hand. Each Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s length commercial transactions between the Lenders, on the one hand, and the Borrowers, on the other hand, and (ii) in connection therewith and with the process leading thereto, (A) no Lender has assumed an advisory or fiduciary responsibility in favour of any Borrower, their Subsidiaries or their Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise a Borrower or its Affiliates on other matters) or any other obligation to the Borrowers except the obligations expressly set forth in the Loan Documents and (B) each Lender is acting solely as principal and not as the agent or fiduciary of a Borrower, its management, shareholders, creditors or any other Person. Each Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to it, in connection with such transactions or the process leading thereto.

(b)                                 Each Borrower acknowledges that (i) each Lender may be involved in a broad range of activities (including providing debt financing, equity capital, financial advisory or other services to other Persons) in respect of which the Obligors and/or their respective Affiliates may have conflicting interests regarding the Credit Facilities or otherwise and (ii) no Lender has any obligation to (A) disclose such other activities to the Borrowers or (B) use in connection with the Credit Facilities, or furnish to the Borrower confidential information obtained by such Lender from such other Persons.

16.17                 Acknowledgement and Consent to Bail-In of EEA Financial Institutions

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                               the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

16.18                 Credit Agreement Governs

For certainty, subject to the Collateral Agency and Intercreditor Agreement, in the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions of this Agreement which relate to the respective rights and obligations of the Obligors, on the one hand, and the Agent and the Lenders, on the other hand in respect of the Credit Facilities and the security constituted by the Security Documents to be provided therefor, to the extent of the conflict or inconsistency, shall govern and prevail.

16.19                 Whole Agreement

This Agreement and the other Loan Documents constitute the whole and entire agreement between the parties hereto regarding the subject matter hereof and thereof and cancel and supersede any prior agreements (including any commitment letters), undertakings, understandings, declarations, commitments, representations, written or oral, in respect thereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

PRINCIPAL BORROWER:

KINDER MORGAN COCHIN ULC

By:	/s/ Ian D. Anderson
	Name:	Ian D. Anderson
	Title:	President

NEB RESERVE BORROWER:

TRANS MOUNTAIN PIPELINE ULC

By:	/s/ Ian D. Anderson
	Name:	Ian D. Anderson
	Title:	President

[Signature Page — Credit Agreement — Kinder Morgan Cochin ULC]

AGENT:

ROYAL BANK OF CANADA

By:	/s/ Susan Khokher
	Name:	Susan Khokher
	Title:	Manager, Agency

By:	/s/ Marshall A. Blue
	Name:	Marshall A. Blue
	Title:	Authorized Signatory

[Signature Page — Credit Agreement — Kinder Morgan Cochin ULC]

CANADIAN IMPERIAL BANK OF COMMERCE

By:	/s/ Anar Ramji
	Name:	Anar Ramji
	Title:	Director

By:	/s/ Randy Geislinger
	Name:	Randy Geislinger
	Title:	Managing Director

[Signature Page — Credit Agreement — Kinder Morgan Cochin ULC]

THE BANK OF NOVA SCOTIA

By:	/s/ Chris Freeman
	Name:	Chris Freeman
	Title:	Director

By:	/s/ Jonathan Leech
	Name:	Jonathan Leech
	Title:	Associate

[Signature Page — Credit Agreement — Kinder Morgan Cochin ULC]

THE TORONTO DOMINION BANK

By:	/s/ Jason Bate
	Name:	Jason Bate
	Title:	Vice President

By:	/s/ Greg Hickaway
	Name:	Greg Hickaway
	Title:	Managing Director

[Signature Page — Credit Agreement — Kinder Morgan Cochin ULC]

NATIONAL BANK OF CANADA

By:	/s/ Rahul Rahul
	Name:	Rahul Rahul
	Title:	Authorized Signatory

By:	/s/ Mark Williamson
	Name:	Mark Williamson
	Title:	Authorized Signatory

[Signature Page — Credit Agreement — Kinder Morgan Cochin ULC]

BANK OF MONTREAL

By:	/s/ Grace Potter
	Name:	Grace Potter
	Title:	Vice President

By:
Name:
Title:

[Signature Page — Credit Agreement — Kinder Morgan Cochin ULC]

JPMORGAN CHASE BANK, N.A.

By:	/s/ Deborah Booth
	Name:	Deborah Booth
	Title:	Executive Director

By:
Name:
Title:

[Signature Page — Credit Agreement — Kinder Morgan Cochin ULC]

JPMORGAN CHASE BANK, N.A. (TORONTO BRANCH)

By:	/s/ Deborah Booth
	Name:	Deborah Booth
	Title:	Executive Director

By:
Name:
Title:

[Signature Page — Credit Agreement — Kinder Morgan Cochin ULC]

BANK OF AMERICA, N.A., CANADA BRANCH

By:	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Vice President

By:
Name:
Title:

[Signature Page — Credit Agreement — Kinder Morgan Cochin ULC]

MIZUHO BANK, LTD.

By:	/s/ Brad C. Crilly
	Name:	Brad C. Crilly
	Title:	Managing Director

By:
Name:
Title:

[Signature Page — Credit Agreement — Kinder Morgan Cochin ULC]

BARCLAYS BANK PLC

By:	/s/ Christopher M. Aitkin
	Name:	Christopher M. Aitkin
	Title:	Assistant Vice President

By:
Name:
Title:

[Signature Page — Credit Agreement — Kinder Morgan Cochin ULC]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., CANADA BRANCH

By:	/s/ Catherine Siu
	Name:	Catherine Siu
	Title:	Director

By:
Name:
Title:

[Signature Page — Credit Agreement — Kinder Morgan Cochin ULC]

CHINA CONSTRUCTION BANK, TORONTO BRANCH

By:	/s/ Nianbei Sun
	Name:	Nianbei Sun
	Title:	General Manager

By:	/s/ Thomas Drusnitter
	Name:	Thomas Drusnitter
	Title:	Associate Director, Corporate Banking

[Signature Page — Credit Agreement — Kinder Morgan Cochin ULC]

SUMITOMO MITSUI BANKING CORPORATION, CANADA BRANCH

By:	/s/ Makoto Oko
	Name:	Makoto Oko
	Title:	Joint General Manager
Executive Vice President

By:
Name:
Title:

[Signature Page — Credit Agreement — Kinder Morgan Cochin ULC]

HSBC BANK CANADA

By:	/s/ Adam Lamb
	Name:	Adam Lamb
	Title:	Vice President, Global Banking

By:	/s/ Jason Lang
	Name:	Jason Lang
	Title:	Director, Resources and Energy Group

[Signature Page — Credit Agreement — Kinder Morgan Cochin ULC]

SUNTRUST BANK

By:	/s/ Carmen Malizia
	Name:	Carmen Malizia
	Title:	Director

By:
Name:
Title:

[Signature Page — Credit Agreement — Kinder Morgan Cochin ULC]

FIPPGV/PX (INVESTMENTS) LTD.

By:	/s/ Laurie Harding
	Name:	Laurie Harding
	Title:	President

By:
Name:
Title:

[Signature Page — Credit Agreement — Kinder Morgan Cochin ULC]

ALBERTA TREASURY BRANCHES

By:	/s/ Trevor Guinard
	Name:	Trevor Guinard
	Title:	Director

By:	/s/ Evan Hahn
	Name:	Evan Hahn
	Title:	Associate Director

[Signature Page — Credit Agreement — Kinder Morgan Cochin ULC]

FÉDÉRATION DES CAISSES DESJARDINS DU QUÉBEC

By:	/s/ Oliver Sumugod
	Name:	Oliver Sumugod
	Title:	Director

By:	/s/ Matt van Remmen
	Name:	Matt van Remmen
	Title:	Managing Director

[Signature Page — Credit Agreement — Kinder Morgan Cochin ULC]

SIEMENS FINANCIAL LIMITED

By:	/s/ Rayna Narayansingh
	Name:	Rayna Narayansingh
	Title:	Account Executive

By:	/s/ Bo Ouyang
	Name:	Bo Ouyang
	Title:	Chief Financial Officer

[Signature Page — Credit Agreement — Kinder Morgan Cochin ULC]

UNITED OVERSEAS BANK LTD., VANCOUVER BRANCH

By:	/s/ John Gleason
	Name:	John Gleason
	Title:	Country Manager

By:
Name:
Title:

[Signature Page — Credit Agreement — Kinder Morgan Cochin ULC]

BANK OF CHINA (CANADA)

By:	/s/ Liming Xiao
	Name:	Liming Xiao
	Title:	Head of Corporate Banking Department

By:	/s/ Yuchen Sun
	Name:	Yuchen Sun
	Title:	Account Manager

[Signature Page — Credit Agreement — Kinder Morgan Cochin ULC]

BANK OF CHINA TORONTO BRANCH

By:	/s/ Wen Chen
	Name:	Wen Chen
	Title:	Director/Corporate Banking

By:	/s/ Liang Tiao
	Name:	Liang Tiao
	Title:	SVP

[Signature Page — Credit Agreement — Kinder Morgan Cochin ULC]

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (CANADA)

By:	/s/ Guanghao Sun
	Name:	Guanghao Sun
	Title:	Director, Corporate Banking (Calgary)

By:	/s/ Qi Tao
	Name:	Qi Tao
	Title:	Head, Corporate Banking

[Signature Page — Credit Agreement — Kinder Morgan Cochin ULC]

CANADIAN WESTERN BANK

By:	/s/ Kuna Ryckborst
	Name:	Kuna Ryckborst
	Title:	Senior Manager, Energy and Corporate Banking

By:	/s/ Jeff Bowling
	Name:	Jeff Bowling
	Title:	Snr. VP and RGM Prairie Region

[Signature Page — Credit Agreement — Kinder Morgan Cochin ULC]

SCHEDULE A
TO THE KINDER MORGAN COCHIN ULC CREDIT AGREEMENT
MADE AS OF JUNE 16, 2017

LENDERS AND COMMITMENTS

Lender	Construction Facility		Contingent Facility		Working Capital Facility		Total
Royal Bank of Canada	Cdn.$	301,818,181.81	Cdn.$$	75,454,545.46	Cdn.$	37,727,272.73	Cdn.$	415,000,000.00
Canadian Imperial Bank of Commerce	Cdn.$	301,818,181.81	Cdn.$	75,454,545.46	Cdn.$	37,727,272.73	Cdn.$	415,000,000.00
The Bank of Nova Scotia	Cdn.$	301,818,181.81	Cdn.$	75,454,545.46	Cdn.$	37,727,272.73	Cdn.$	415,000,000.00
The Toronto Dominion Bank	Cdn.$	301,818,181.81	Cdn.$	75,454,545.46	Cdn.$	37,727,272.73	Cdn.$	415,000,000.00
National Bank of Canada	Cdn.$	229,090,909.09	Cdn.$	57,272,727.27	Cdn.$	28,636,363.64	Cdn.$	315,000,000.00
Bank of Montreal	Cdn.$	229,090,909.09	Cdn.$	57,272,727.27	Cdn.$	28,636,363.64	Cdn.$	315,000,000.00
JPMorgan Chase Bank	Cdn.$	229,090,909.09	Cdn.$	57,272,727.27	Cdn.$	28,636,363.64	Cdn.$	315,000,000.00
Bank of America, N.A.	Cdn.$	229,090,909.09	Cdn.$	57,272,727.27	Cdn.$	28,636,363.64	Cdn.$	315,000,000.00
Mizuho Bank, Ltd.	Cdn.$	229,090,909.09	Cdn.$	57,272,727.27	Cdn.$	28,636,363.64	Cdn.$	315,000,000.00
Barclays Bank PLC	Cdn.$	229,090,909.09	Cdn.$	57,272,727.27	Cdn.$	28,636,363.64	Cdn.$	315,000,000.00
The Bank of Tokyo-Mitsubishi UFG, Ltd., Canada Branch	Cdn.$	229,090,909.09	Cdn.$	57,272,727.27	Cdn.$	28,636,363.64	Cdn.$	315,000,000.00

A-1

China Construction Bank, Toronto Branch	Cdn.$	181,818,181.82	Cdn.$	45,454,545.46	Cdn.$	22,727,272.72	Cdn.$	250,000,000.00
Sumitomo Mitsui Banking Corporation, Canada Branch	Cdn.$	145,454,545.45	Cdn.$	36,363,636.37	Cdn.$	18,181,818.18	Cdn.$	200,000,000.00
HSBC Bank Canada	Cdn.$	145,454,545.45	Cdn.$	36,363,636.37	Cdn.$	18,181,818.18	Cdn.$	200,000,000.00
SunTrust Bank	Cdn.$	145,454,545.45	Cdn.$	36,363,636.37	Cdn.$	18,181,818.18	Cdn.$	200,000,000.00
FIPPGV/PX (Investments) Ltd.	Cdn.$	109,090,909.10	Cdn.$	27,272,727.27	Cdn.$	13,636,363.63	Cdn.$	150,000,000.00
Alberta Treasury Branches	Cdn.$	109,090,909.10	Cdn.$	27,272,727.27	Cdn.$	13,636,363.63	Cdn.$	150,000,000.00
Fédération des caisses Desjardins du Québec	Cdn.$	105,454,545.44	Cdn.$	26,363,636.36	Cdn.$	13,181,818.20	Cdn.$	145,000,000.00
Siemens Financial Limited	Cdn.$	58,181,818.19	Cdn.$	14,545,454.54	Cdn.$	7,272,727.27	Cdn.$	80,000,000.00
United Overseas Bank Ltd., Vancouver Branch	Cdn.$	58,181,818.19	Cdn.$	14,545,454.54	Cdn.$	7,272,727.27	Cdn.$	80,000,000.00
Bank of China (Canada)	Cdn.$	29,090,909.10	Cdn.$	7,272,727.27	Cdn.$	3,636,363.63	Cdn.$	40,000,000.00
Bank of China (Toronto Branch)	Cdn.$	29,090,909.10	Cdn.$	7,272,727.27	Cdn.$	3,636,363.63	Cdn.$	40,000,000.00
Industrial and Commercial Bank of China	Cdn.$	36,363,636.37	Cdn.$	9,090,909.09	Cdn.$	4,545,454.54	Cdn.$	50,000,000.00
Canadian Western Bank	Cdn.$	36,363,636.37	Cdn.$	9,090,909.09	Cdn.$	4,545,454.54	Cdn.$	50,000,000.00
Total	Cdn.$	4,000,000,000.00	Cdn.$	1,000,000,000.00	Cdn.$	500,000,000.00	Cdn.$	5,500,000,000.00

A-2

SCHEDULE B

TO THE KINDER MORGAN COCHIN ULC CREDIT AGREEMENT
MADE AS OF JUNE 16, 2017

FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Eligible Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, supplemented or otherwise modified or restated from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other Loan Documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any Obligor Guarantees, Cash Management Documents, and Hedge Agreements included in such facilities) and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrowers:

4.                                      Credit Agreement: The Credit Agreement made as of June 16, 2017 among Kinder Morgan Cochin ULC, as Principal Borrower, Trans Mountain Pipeline ULC, as NEB Reserve Borrower, the Lenders from time to time party thereto and Royal Bank of Canada as Administrative Agent, as amended, supplemented or otherwise modified or restated from time to time.

5.                                      Assigned Interest:

Credit Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders		Amount of Commitment/Loans Assigned		Percentage Assigned of Commitment/Loans
	$	•	$	•	•	%
	$	•	$	•	•	%
	$	•	$	•	•	%

6.                                      [Trade Date:                        ]

DATED this       day of                  , 20     (the “Effective Date”). [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

By:
Name:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

By:
Name:
Title:

[Consented to and] Accepted:

ROYAL BANK OF CANADA, as
Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[Consented to:]

[NAME OF PARTY] [NTD: Insert signature lines for Principal Borrower and each Fronting Lender if required pursuant to section 16.2(b)]

By:
Name:
Title:

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

ARTICLE 1
REPRESENTATIONS AND WARRANTIES.

1.                                      Assignor. The Assignor: (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any Guarantor, any of the Subsidiaries or Affiliates of the Borrowers or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrowers, any Guarantor, any of the Subsidiaries or Affiliates of the Borrowers or any other Person of any of their respective obligations under any Loan Document.

2.                                      Assignee. The Assignee: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, and (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.4 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

3.                                      Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

4.                                      General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law governing the Credit Agreement.

SCHEDULE C
TO THE KINDER MORGAN COCHIN ULC CREDIT AGREEMENT
MADE AS OF JUNE 16, 2017

FORM OF COMPLIANCE CERTIFICATE

TO:	Royal Bank of Canada, as Agent 20 King Street West, 4th Floor Toronto, ON M5H 1C4 Attention: Manager Agency Telecopier: (416) 842-4023

AND TO:	The Lenders

Re:

Credit Agreement made as of June 16, 2017 among Kinder Morgan Cochin ULC as Principal Borrower (the “Principal Borrower”), Trans Mountain Pipeline ULC (the “NEB Reserve Borrower”), those persons party thereto from time to time in their capacities as lenders, and Royal Bank of Canada, as administrative agent (such credit agreement, as it may be amended, supplemented or otherwise modified or restated from time to time, referred to as the “Credit Agreement”).

1.                                      This Compliance Certificate is given pursuant to Section 9.4(a)(iii) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings given to them by the Credit Agreement.

2.                                      I am the duly appointed [Chief Executive Officer/ President/ Chief Financial Officer/ Treasurer/Controller/Vice President Finance/ Vice President, TMEP/OTHER AUTHORIZED OFFICER] of the Principal Borrower, and hereby certify in such capacity and not in my personal capacity, after making due inquiry, that:

(a)                                 no Default or Event of Default has occurred and is continuing [except as described in Annex • hereto];

(b)                                 the Restricted Subsidiaries are: • [and]

(c)                                  as at the end of the Fiscal Quarter ending •, the ratio of Consolidated Total Funded Debt to Consolidated Capitalization is •, and attached hereto as Exhibit 1 are the detailed particulars of the manner in which the above were calculated[; and] OR[.]

(d)                                 [as at the end of the Fiscal Quarter ending:

(i)                                     the Consolidated EBITDA for such Fiscal Quarter was • and the Consolidated EBITDA directly attributed to the Obligors on an unconsolidated but combined basis is equal to at least 95% of such amount; and

(ii)                                  the Obligors directly own not less than 95% of the Consolidated Total Assets.

and attached hereto as Exhibit 1 are the detailed particulars of the manner in which the above were calculated.] [INSERT only if there are any Unrestricted Subsidiaries.]

3.                                      [Attached are the updated Schedule I and Schedule J referred to in Section 9.4(a)(iii) of the Credit Agreement, which are each complete and accurate as of the date hereof. / There have been no changes to Schedule I or Schedule J since the copies thereof last provided to the Agent on [describe date and method of delivery.]

DATED this        day of                      , 20   .

KINDER MORGAN COCHIN ULC

By:
Name:
Title:

EXHIBIT 1 TO THE KINDER MORGAN COCHIN ULC COMPLIANCE CERTIFICATE DATED

Calculation of:	(1) Consolidated Total Funded Debt

(2) Consolidated Capitalization

[(3) Consolidated EBITDA

(4) Consolidated Total Assets]

SCHEDULE D

TO THE KINDER MORGAN COCHIN ULC CREDIT AGREEMENT
MADE AS OF JUNE 16, 2017

FORM OF CONVERSION / ROLLOVER / REPAYMENT NOTICE

TO:	Royal Bank of Canada, as Agent 20 King Street West, 4th Floor Toronto, ON M5H 1C4 Attention: Manager, Agency Telecopier: (416) 842-4023

RE:

Credit Agreement made as of June 16, 2017 among Kinder Morgan Cochin ULC, as the Principal Borrower, Trans Mountain Pipeline ULC, as the NEB Reserve Borrower), those persons party thereto as Lenders, and Royal Bank of Canada, as Agent (such credit agreement, as it may be amended, supplemented or otherwise modified or restated from time to time, referred to as the “Credit Agreement”).

1.                                      Pursuant to Section [2.6 / 7.1 / 7.2 / 7.3] of the Credit Agreement, the undersigned hereby irrevocably notifies the Agent that it will be:

(a)                                 rolling over part or all of a Loan under the [Construction Facility/Contingent Facility/Working Capital Facility] described as follows:

Type of Loan:
Principal Amount(1):
Interest Period (if applicable):

into another Loan of the same type described as:

Interest Period (if applicable):

Note:

(1)                                 If only part of maturing Loan is rolled over, please indicate.

or;

(b)                                 converting part or all of the Loan under the [Construction Facility/Contingent Facility/Working Capital Facility] described as follows:

Type of Loan:
Principal Amount(1):
Interest Period (if applicable):

into another Loan of the same type described as:

Type of Loan:
Principal Amount(1):
Interest Period (if applicable):

effective the         day of                            ,               .

Note:

(1)                                 If only part of maturing Loan is being converted, please indicate.

(c)                                  repaying part or all of the Loan under the [Construction Facility/Contingent Facility/Working Capital Facility] described as follows:

Type of Loan:
Principal Amount(1):
Interest Period (if applicable):

on the         day of                            ,               .

Note:

(1)                                 If only part of Loan is being repaid, please indicate.

2.                                      [For Drawdowns of Bankers’ Acceptances:] The Bankers’ Acceptance(s) to be issued and accepted by the Schedule I Lenders in connection with such requested [Conversion] / [Rollover] shall be [self-marketed by the Principal Borrower pursuant to Section 5.3(b) of the Credit Agreement / purchased by the Schedule I Lenders for their own account pursuant to Section 5.3(c) of the Credit Agreement].

3.                                      The undersigned certifies to the Agent and the Lenders that as of the date of this Notice, no Default or Event of Default exists nor will a Default or Event of Default result after giving effect to the proposed Rollover, Conversion or repayment of the type provided herein.

4.                                      This Notice is irrevocable.

5.                                      Capitalized terms used herein and not otherwise defined herein have the meanings given to them by the Credit Agreement.

[Signature follows on next page]

DATED this        day of                   ,           at         a.m. Calgary, Alberta time.

KINDER MORGAN COCHIN ULC

By:
Name:
Title:

SCHEDULE E

TO THE KINDER MORGAN COCHIN ULC CREDIT AGREEMENT
MADE AS OF JUNE 16, 2017

FORM OF DISCOUNT NOTE

Cdn$	Date:

FOR VALUE RECEIVED, the undersigned unconditionally promises to pay on                     , 20     , to or to the order of [NAME OF NON-ACCEPTANCE LENDER] (“Holder”), the sum of Cdn$                            with no interest thereon.

The undersigned hereby waives presentment, protest and notice of every kind and waives any defences based upon indulgences which may be granted to the undersigned by the holder hereof and any days of grace.

This promissory note evidences a BA Equivalent Advance, as defined in the Credit Agreement made as of June 16, 2017 among Kinder Morgan Cochin ULC, as Principal Borrower, Trans Mountain Pipeline ULC, as NEB Reserve Borrower, the persons party thereto from time to time in their capacities as lenders and Royal Bank of Canada as administrative agent (such credit agreement, as it may be amended, supplemented or otherwise modified or restated from time to time, referred to as the “Credit Agreement”) and constitutes evidence of indebtedness to the holder arising from such BA Equivalent Advance. Payment of this note shall be made at the account designated by the Agent pursuant to the Credit Agreement.  This note is subject to the terms of the Credit Agreement.

KINDER MORGAN COCHIN ULC

By:
Name:
Title:

E-1

SCHEDULE F-1

TO THE KINDER MORGAN COCHIN ULC CREDIT AGREEMENT
MADE AS OF JUNE 16, 2017

FORM OF DRAWDOWN NOTICE FOR WORKING CAPITAL FACILITY

TO:	Royal Bank of Canada, as Agent 20 King Street West, 4th Floor Toronto, ON M5H 1C4 Attention: Manager, Agency Telecopier: (416) 842-4023

RE:

Credit Agreement made as of June 16, 2017 among Kinder Morgan Cochin ULC as Principal Borrower (the “Principal Borrower”), Trans Mountain Pipeline ULC (the “NEB Reserve Borrower”), those persons party thereto from time to time in their capacities as lenders, and Royal Bank of Canada, as administrative agent (such credit agreement, as it may be amended, supplemented or otherwise modified or restated from time to time, referred to as the “Credit Agreement”).

1.                                      The Drawdown Date is the        day of                   , 20     .

2.                                      Pursuant to Section 2.5 of the Credit Agreement, the undersigned hereby irrevocably requests that the following Drawdown(s) under the Working Capital Facility be made available:

Type of Loan	Principal Amount	Interest Period
Prime Loan
USBR Loan
Bankers’ Acceptances and BA Equivalent Advances
LIBO Rate Loan
Letter of Credit

3.                                      The undersigned certifies to the Agent and to the Lenders that:

(a)                                 on the date hereof, all representations and warranties set forth in Section 8.1 of the Credit Agreement (excluding those representations and warranties which are expressly made as of a specific date only) are true and accurate in all material respects (provided that any such representations and warranties which are already qualified by materiality, material adverse effect or similar language are true and correct in all respects) as if made on such date;

F-1-1

(b)                                 on the date hereof, no Default or Event of Default has occurred and is continuing and no Default or Event of Default will occur as a result of the making of the Drawdown[s] contemplated herein.

4.                                      This Notice is irrevocable.

5.                                      Capitalized terms used herein and not otherwise defined herein have the meanings given to them by the Credit Agreement.

DATED this        day of                  ,       , at            a.m., Calgary, Alberta time.

KINDER MORGAN COCHIN ULC

By:
Name:
Title:

F-1-2

SCHEDULE F-2

TO THE KINDER MORGAN COCHIN ULC CREDIT AGREEMENT
MADE AS OF JUNE 16, 2017

FORM OF DRAWDOWN NOTICE FOR
CONSTRUCTION FACILITY AND CONTINGENT FACILITY

TO:	Royal Bank of Canada, as Agent 20 King Street West, 4th Floor Toronto, ON M5H 1C4 Attention: Manager, Agency Facsimile: (416) 842-4023

RE:

Credit Agreement made as of June 16, 2017 among Kinder Morgan Cochin ULC as Principal Borrower (the “Principal Borrower”), Trans Mountain Pipeline ULC (the “NEB Reserve Borrower”), the persons party thereto from time to time in their capacities as Lenders and Royal Bank of Canada as administrative agent for the Lenders (such Credit Agreement, as it may be amended, supplemented or otherwise modified or restated from time to time, referred to as the “Credit Agreement”)

DATE:

1.                                      The requested Drawdown Date is the        day of                   , 20     .

2.                                      Pursuant to Section 2.5 of the Credit Agreement, the undersigned hereby irrevocably requests that the following Drawdown under the [Construction Facility/Contingent Facility] be made available:

Type of Loan	Principal Amount	Interest Period
Prime Loan
USBR Loan
Bankers’ Acceptances and BA Equivalent Advances
LIBO Rate Loan

3.                                      The undersigned certifies to the Agent and to the Lenders that as of the date hereof:

(a)                                 all representations and warranties set forth in Section 8.1 of the Credit Agreement (excluding those representations and warranties which are expressly made as of a specific date only) are true and correct in all material respects (provided that any such representations and warranties which are already qualified by materiality, Material Adverse Effect or similar language shall be true and correct in all respects) as if made on such date;

F-2-1

(b)                                 no Default or Event of Default has occurred and is continuing and no Default or Event of Default will occur as a result of the making of the Drawdown contemplated herein;

(c)                                  the Term Conversion Date has not occurred;

(d)                                 [For Drawdowns under the Construction Facility, if applicable:] the Construction Facility Funding Conditions have been satisfied;

(e)                                  [For Drawdowns under the Contingent Facility, if applicable:] the Contingent Facility Funding Conditions have been satisfied;

(f)                                   the current stage of development and construction of the Project is as set forth in Exhibit 1 hereto and a status update on the Project Permit Conditions is included in Exhibit 1 hereto;

(g)                                  the accrued and unpaid Project Costs to be paid from the requested Drawdown, together with the projected Project Costs for up to the next following 60 day period in respect of which the proceeds of the requested Drawdown are to be used are equal to Cdn.$             , as detailed in Part 1 of Exhibit 2 hereto;

(h)                                 Consolidated Total Funded Debt (excluding the Equivalent Amount in Canadian Dollars of the Outstanding Principal under the Working Capital Facility and Permitted Incremental Debt) does not exceed 60% of the total pro forma Project Costs incurred and to be incurred over the period noted in clause (g) above as detailed in Part 1 of Exhibit 2 hereto (and for certainty including the total incremental Project Costs requested to be funded as set out in such Drawdown Notice);

(i)                                     the current Projected Project Completion Date is                  ;

(j)                                    all Required Permits material at that time for the continuing construction and future operation of the Project have been obtained and are in full force and effect and that the Obligors are in compliance in all material respects thereunder (and all conditions thereto that are required to be filed with or approved by the applicable Governmental Authority prior to the date hereof have been so filed or approved, including the Project Permit Conditions), save and except for such Required Permits which are reasonably expected to be obtained in the normal course and are not currently required to have been obtained for the current state of the Project or which the failure to so obtain the same would not be reasonably be expected to have a Material Adverse Effect or materially delay Project Completion;

(k)                                 the Forward Funding Test is satisfied, as detailed in Part 2 of Exhibit 2 hereto;

(l)                                     the particulars of Total Borrower Equity Financing and applicable projections of debt availability are set forth in Part 2 of Exhibit 2 hereto;

F-2-2

(m)                             attached hereto as Exhibit 3 is an Independent Consultant Certificate confirming the items noted therein per the requirements of Section [3.3/3.4](c) of the Credit Agreement;

(n)                                 [For Drawdowns under the Construction Facility on or after September 30, 2017, or which result in the Canadian Dollar Equivalent of the Outstanding Principal thereunder exceeding Cdn.$500,000,000] the requirements of Section 3.3(d) of the Credit Agreement have been satisfied; and

(o)                                 the Required Sponsor Contribution Amount (as outlined in Part 3 of Exhibit 2 hereto) has been contributed (or, if not already contributed, will be contributed prior to the requested Drawdown Date, and the Principal Borrower hereby agrees that it will provide the Agent with evidence of the cash proceeds received by it in connection with such contribution before the requested Drawdown Date as a condition to the requested Drawdown) to the Obligors in accordance with the terms of the Equity Nomination and Support Agreement [OR] there is no Required Sponsor Contribution Amount required to be contributed to the Obligors in accordance with the terms of the Equity Nomination and Support Agreement (as outlined in Part 3 of Exhibit 2 hereto).

4.                                      This Notice is irrevocable.

5.                                      Capitalized terms used herein and not otherwise defined herein have the meanings given to them by the Credit Agreement.

DATED this        day of                  ,       , at            a.m., Calgary, Alberta time.

KINDER MORGAN COCHIN ULC

By:
Name:
Title:

F-2-3

Exhibit 1 to the Drawdown Notice for Construction Facility and Contingent Facility

Current Stage of Development and Construction of the Project and

Status of Project Permit Conditions

(SEE ATTACHED)

F-2-4

Exhibit 2 to the Drawdown Notice for Construction Facility and Contingent Facility

Part 1 - Funding of Project Costs

A.	Total Project Costs to date listed in previously issued Drawdown Notices *:	$

B.	Portion of the Project Costs described in A. above that:

	(i) have been paid*	$

	(ii) have yet to be paid*	$

C.	Incremental projected Project Costs for up to the next following 60 day period declared in the current Drawdown Notice (per clause 3(g) of such notice)*	$

D.	Maximum permitted amount of Drawdown that may be requested (being B(ii) plus C) per Section [2.1(b)(ii)][2.2(b)(ii)(B)] of the Credit Agreement	$

E.	Total pro forma Project Costs (being A plus C)	$

F.

Consolidated Total Funded Debt (excluding the Equivalent Amount in Canadian Dollars of the Outstanding Principal under the Working Capital Facility and Permitted Incremental Debt) prior to the requested Drawdown*

$

G.	Amount of the requested Drawdown	$

H.	Pro forma Consolidated Total Funded Debt after giving effect to the requested Drawdown (being F plus G)	$

I.	Pro forma Consolidated Total Funded Debt as a percentage of pro forma Project Costs (being H/E)	% (must not exceed 60%)

J.	Consolidated Total Funded Debt as a percentage of Project Costs (being F/A)	% (must not exceed 60%)

* see Appendix 1 hereto for details and calculations, as applicable, on these items

F-2-5

Part 2 — Forward Funding Test

1.	On-Hand Funding**

	(i) unrestricted and unencumbered cash(1)	$
plus
	(ii) unrestricted and unencumbered Cash Equivalents(2)	$
minus
	(iii) outstanding payables relating to B(ii) in Part 1 above(3)	$
equals
	Total	***$

2.	Distributable Cash for next following 6 months**	$

3.	Forecasted dividends and distributions over next following 6 months**	$

4.	Net Forecasted Retained Cash Flow (being 2 minus 3)	$

5.	Nominated Equity Amount	$

6.	Total Borrower Equity Financing (being 1 plus 4 plus 5)	$

7.	Projected undrawn availability under the Construction Facility and the Contingent Facility over the next following 6 month period	$

8.	Aggregate sources of Project funding (6 plus 7)	$

9.	Projected Incremental Project Costs to be incurred over next following 6 months (including C in Part 1 above)**	$

	Forward Funding Test satisfied? (Is 8 greater than or equal to 9?)	[Yes/No]

** See Appendix 2 hereto for details and calculations, as applicable, on these items

*** (If less than $0, deemed to be $0 for purposes of #6 above)

(1)         Determined in accordance with clause (i) of subparagraph (a) of the definition of “On-Hand Funding” defined in Section 1.1 of the Credit Agreement.

(2)         Determined in accordance with clause (ii) of subparagraph (a) of the definition of “On-Hand Funding” defined in Section 1.1 of the Credit Agreement.

(3)         Determined in accordance with subparagraph (b) of the definition of “On-Hand Funding” defined in Section 1.1. of the Credit Agreement.

F-2-6

Part 3 — True-Up Required Sponsor Contribution Amount

For purposes of this Part 3, “Required Sponsor Contribution Amount” means the amount to be contributed as a Required Sponsor Contribution (as defined in the Equity Nomination and Support Agreement) to be made by KMI pursuant to section 2.2(a) of the Equity Nomination and Support Agreement.

If Item J from Part 1 above is (a) <60%, then the Required Sponsor Contribution Amount is deemed to be $0, or (b) > 60%, then the Required Sponsor Contribution Amount is determined as follows:

I.	outstanding payables (being 1(iii) in Part 2 above)	$

II.	Sum of unrestricted and unencumbered cash (being 1(i) in Part 2 above) and unrestricted and unencumbered Cash Equivalents (being 1(ii) in Part 2 above)	$

A. If I - II < $0, then the Required Sponsor Contribution Amount is $0.

B. If I - II > $0, then such difference is the Required Sponsor Contribution Amount.

Required Sponsor Contribution Amount:	$

F-2-7

Appendix 1 to Exhibit 2 — Project Cost Details

F-2-8

Appendix 2 to Exhibit 2 — Forward Funding Test Calculations

F-2-9

Exhibit 3 to the Drawdown Notice for Construction Facility and Contingent Facility

Independent Consultant Certificate for Drawdown

(see attached)

F-2-10

SCHEDULE G

TO THE KINDER MORGAN COCHIN ULC CREDIT AGREEMENT
MADE AS OF JUNE 16, 2017

FORM OF CONSENT AND ACKNOWLEDGMENT (SHIPPER)

THIS CONSENT AND ACKNOWLEDGEMENT (this “Consent”) dated as of • is made and entered into by and among:

[SHIPPER], a • formed under the laws of • (“Shipper”)

— and —

TRANS MOUNTAIN PIPELINE ULC, as general partner of TRANS MOUNTAIN PIPELINE L.P., limited partnership organized under the laws of Alberta (the “Carrier”)

— and —

COMPUTERSHARE TRUST COMPANY OF CANADA, in its capacity as collateral agent for and on behalf of the Secured Parties (as defined below) (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”)

RECITALS

A.                                    The Shipper and the Carrier have entered into: (a) that certain facility support agreement made as of • (as amended, restated, supplemented or otherwise modified from time to time, the “FSA”); and (b) that certain transportation service agreement made as of • (as amended, restated, supplemented or otherwise modified from time to time, the “TSA” and the TSA, together with the FSA are collectively referred to herein as the “Assigned Agreements” and, each individually, an “Assigned Agreement”).

B.                                    Kinder Morgan Cochin ULC (the “Borrower”) has entered into a credit agreement made as of June 16, 2017 (as amended, supplemented, otherwise modified, replaced or refinanced from time to time, the “Credit Agreement”) among itself, as Borrower, the financial institutions and other persons from time to time party thereto, as lenders (collectively, the “Lenders”) and Royal Bank of Canada, as agent on behalf of the Lenders (the “Administrative Agent”), and the Carrier is a Subsidiary of the Borrower.

C.                                    The Borrower may from time to time issue notes or other forms of debt that rank pari passu with the obligations under the Credit Agreement (the “Other Senior Debt” and the holders from time to time of such debt, the “Other Senior Debt Holders”).

D.                                    Pursuant to a collateral agency and intercreditor agreement dated June 16, 2017 (the “Intercreditor Agreement”), the Administrative Agent has appointed the Collateral Agent to act as collateral agent for and on behalf of the Administrative Agent, the Lenders, the Other Senior Debt Holders and any trustee or agent on their behalf and certain other secured parties from time to time (collectively, the “Secured Parties”).

E.                                     It is a requirement of the Lenders under the Credit Agreement that the Carrier provide a guarantee to the Administrative Agent on behalf of the Lenders in respect of, among other things, the Borrower’s obligations under the Credit Agreements and in support thereof grant a Security Interest in and over all of its right, title, estate and interest in, to and under the Assigned Agreements in favour of the Collateral Agent for the benefit of the Secured Parties pursuant to the terms of certain security including a debenture, granted by the Borrower, the Carrier and certain affiliates thereof (collectively, the “Loan Parties”), in favour of the Collateral Agent for the benefit of the Secured Parties (collectively, and together with all other security granted in favour of the Collateral Agent by the Loan Parties from time to time, the “Security”; and collectively with such debenture and all other present and future documents granting Security Interests in and to Carrier’s interests in and to the Assigned Agreements from time to time, the “Security Documents”) between the Borrower, the Collateral Agent and any one or more of the Loan Parties.

F.                                      The Collateral Agent has requested and the Shipper has agreed to consent to the Security and the Security Documents, and the exercise of the rights of the Collateral Agent thereunder.

G.                                    It is a requirement of the Lenders under the Credit Agreement that the Shipper and the Carrier execute and deliver this Consent.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1                               Definitions

In this Consent, the following words and phrases shall have the following meanings:

“Actionable Default” means an “Actionable Event of Default” as defined in the Intercreditor Agreement.

“Assignment Conditions” means, as the context requires, article 11 of the FSA and/or article 9 of the TSA.

“Business Day” means a day, other than a Saturday, Sunday or statutory holiday, on which banks are open for business in Calgary (Alberta).

“Carrier Default” means the occurrence of any default or other event that entitles the Shipper to terminate, whether at common law, in equity or otherwise, the Assigned Agreements, if any, and which has not been cured or waived.

“Collateral” means all of the assets of the Carrier which are subject to the Security.

“Collateral Agent’s Cure Period” means, with respect to any Carrier Default, a period of 60 days from receipt by the Collateral Agent of the applicable Default Notice.

“Commencement Date Toll” has the meaning given to it in the FSA.

“Court Appointed Receiver” means a receiver appointed by a court for the purpose of realizing on any Collateral.

“Default Notice” has the meaning given to it in Section 4.1(a)(i).

“Firm Service Toll” has the meaning given to it in the FSA or the TSA, as the context requires.

“Insolvency Proceedings” means, in respect of a person, where:

(a)                                 such person has instituted against it any proceeding under bankruptcy or insolvency laws, including the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada), and such proceeding is not dismissed, discharged or stayed within thirty (30) days of being instituted;

(b)                                 such person becomes the subject of any proceeding for liquidation, dissolution, winding up or other termination of its existence (other than in its regular course of business where a successor receives substantially all of its assets and agrees to be bound by this Consent) and such proceeding is not dismissed, discharged or stayed within thirty (30) days of being instituted;

(c)                                  a receiver or receiver manager of all or any part of the assets of such person is appointed by any of its creditors or by a court of competent jurisdiction and such receiver or receiver manager is not discharged or removed within thirty (30) days;

(d)                                 such person ceases to meet its liabilities generally as they become due or gives notice to any of its creditors that it has suspended or is about to suspend payment of its debts generally;

(e)                                  such person institutes any proceeding under bankruptcy or insolvency laws, including, the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada);

(f)                                   such person seeks relief under any companies or corporations legislation respecting the compromise of its creditors or any class of its creditors or between a corporation and the holders of its debt obligations or any class of holders of its debt obligations, including, without limitation, pursuant to court-approved arrangements under section 193 of the Business Corporations Act (Alberta); or

(g)                                  such person takes any steps for, or becomes the subject of any proceeding for, liquidation, dissolution, winding up or other termination of its existence (other than in its regular course of business where a successor receives substantially all of its assets and agrees to be, or is by operation of law, bound by this Consent), including, without limitation, pursuant to the Canada Business Corporations Act or the Business Corporations Act (Alberta).

“Permitted Transferee” means a person that has demonstrated to the reasonable satisfaction of the Shipper that such person:

(a)                                 has the legal capacity, power and authority, and has all requisite permits and other governmental authorizations, to become a party to assume and perform all of the obligations and liabilities of the Carrier under the Assigned Agreements;

(b)                                 employs or subcontracts to reputable persons experienced in the operation of oil pipelines and having the appropriate qualifications, expertise and technical competence that are sufficient to enable it to assume and perform all of the material performance obligations of the Carrier under the Assigned Agreements;

(c)                                  has the financial resources available to it that are sufficient to enable it to assume and perform all of the payment obligations of the Carrier under the Assigned Agreements; and

(d)                                 is a person with which the Shipper may legally do business (including under Shipper policies in place to ensure compliance with anti-money laundering and proceeds of crime legislation).

“Revised Toll” has the meaning given to it in the FSA.

“Security Interests” means mortgages, charges, pledges, hypothecs, assignments by way of security, conditional sales or other title retentions, security created under the Bank Act (Canada), liens, encumbrances, security interests or other interests in assets or property, howsoever created or arising, whether fixed or floating, perfected or not, which secure payment or performance of an obligation.

“Transfer” means the sale, assignment, transfer, conveyance or other disposition of property or assets (including contractual rights and entitlements) to a person, including by way of amalgamation, consolidation or merger.

1.2                               Headings; Articles and Sections

The division of this Consent into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Consent. The terms “this Consent”, “hereof”, “hereunder” and similar expressions refer to this Consent and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Consent.

1.3                               Number; persons; including

Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa,

words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa and words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by their context or by the words or phrases which precede or succeed them.

1.4                               References to Documents and Applicable Law

Unless otherwise expressly provided herein, (a) references to organizational documents, agreements and instruments, licences or other documents shall be deemed to include all subsequent amendments, restatements, amendment, and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases thereof, but only to the extent that such amendments, restatements, amendment, and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases are permitted by this Consent and (b) references herein to any statute, law, code, ordinance, rule or regulation shall include all provisions consolidating, amending, replacing, supplementing, or interpreting the same.

ARTICLE 2
NOTICE, CONSENT AND ACKNOWLEDGEMENT

2.1                               Notice of Security

The Carrier hereby gives notice to the Shipper that, pursuant to the Security, the Carrier has assigned and granted Security Interests to the Collateral Agent in all of the Carrier’s right, title, estate and interest in, to and under the Assigned Agreements.

2.2                               Consent to Security

The Shipper hereby acknowledges and irrevocably consents to the assignment and grant to the Collateral Agent of Security Interests by the Carrier of all of its right, title, estate and interest in, to and under the Assigned Agreements.

2.3                               Acknowledgements of Shipper

The Shipper hereby acknowledges, agrees and confirms to the Collateral Agent that:

(a)                                 the Security Interests granted by the Carrier in its right, title, estate and interest in and to the Assigned Agreements are not intended to operate as a Transfer or absolute assignment of the Carrier’s right, title, estate and interest in and to the Assigned Agreements; accordingly, nothing herein nor in the Security shall render any of the Collateral Agent, the Secured Parties or their nominees responsible or liable to the Shipper or otherwise for the fulfillment or non-fulfillment of any of the covenants, agreements, obligations, terms or conditions contained in the Assigned Agreements unless, until and only to the extent that any such person: (i) expressly agrees in writing with the Shipper to assume or become liable under the Assigned Agreements or (ii) becomes the assignee thereof as a result of the enforcement of the Security; and

(b)                                 this Consent constitutes an acceptable consent and acknowledgement for the purposes of and as contemplated by the Assignment Conditions (to the extent same are applicable) and otherwise under the Assigned Agreements.

2.4                               Transfer, Termination and Amendment

(a)                                 Transfer. The Shipper will not Transfer any or all of its obligations under the Assigned Agreements except to a person in compliance with the terms of the Assigned Agreements and provided that such person has executed and delivered a consent and acknowledgement in favour of the Collateral Agent on substantially the same terms as those which are contained in this Consent and applicable to the Shipper; notwithstanding the foregoing, such requirement to execute and deliver a consent and acknowledgement shall not apply in respect of any subcontracting or other Transfer where the Shipper remains party to the Assigned Agreements and remains liable to the Carrier for all of the Shipper’s obligations thereunder.

(b)                                 Termination and Amendment. The Shipper agrees to not: (i) terminate the Assigned Agreements except in accordance with the terms of the Assigned Agreements and after giving the Collateral Agent the opportunity to cure as provided in Article 4, or (ii) amend, supplement or modify the Assigned Agreements (or provide a waiver to like effect) in any manner which is materially adverse to the Collateral Agent and the Secured Parties, in each case without the consent of the Collateral Agent (such consent not to be unreasonably withheld, delayed or conditioned); provided that, with respect to the foregoing clause (ii), the same shall not restrict, limit or otherwise affect the rights and obligations of the Carrier and the Shipper to (A) exercise and abide by the “most favoured nation” provisions of section 3.2 of the TSA, or (B) apply or otherwise implement any adjustment to the Revised Toll, the Commencement Date Toll or the Firm Service Toll (including, in each case, any component thereof) pursuant to the toll adjustment provisions expressly contemplated by an Assigned Agreement that are operative by the terms thereof as such provisions are in effect as at the date hereof (for certainty, regardless of whether or not an actual amendment to such Assigned Agreement to reflect such adjustments is actually entered into), in the case of either (A) or (B), regardless of whether the results of the operation of such provisions are materially adverse to the Collateral Agent and the Secured Parties.

2.5                               Information

The Shipper shall, after the occurrence and during the continuance of an Actionable Default and upon a reasonable written request therefor from the Collateral Agent, provide the Collateral Agent with the material status reports and certificates to be delivered by the Shipper to the Carrier and such other material reports under the Assigned Agreements, to the extent it is required to deliver such status reports, certificates or such other reports under the Assigned Agreements.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1                               Representations and Warranties

Effective as of the date hereof, the Shipper represents and warrants as follows to the Collateral Agent and the Secured Parties and acknowledges and confirms that the Collateral Agent and the Secured Parties are relying upon such representations and warranties:

(a)                                 Organization. The Shipper is a corporation duly incorporated or amalgamated, as applicable, or a partnership duly organized, and validly existing under the laws of • and has the requisite power to carry on its business as currently being conducted and as proposed to be conducted by it.

(b)                                 Power and Capacity. The Shipper has all necessary power, capacity and authority to execute, deliver and perform its obligations under this Consent and the Assigned Agreements.

(c)                                  Due Authorization. The execution, delivery and performance by the Shipper of this Consent and the Assigned Agreements have been duly authorized by all necessary action on its part or on its behalf.

(d)                                 Execution and Delivery. This Consent has been duly executed and delivered by the Shipper.

(e)                                  Enforceability. This Consent and (assuming the due authorization, execution and delivery by, and binding effect on, the Carrier) the Assigned Agreements constitute a legal, valid and binding obligation of the Shipper enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

(f)                                   Assigned Agreements. The Assigned Agreements are in full force and effect and is unamended.

(g)                                  No Default Notices. The Shipper has not (i) received any notice from the Carrier that the Shipper is in breach or default under any covenant or obligation under any Assigned Agreement, or (ii) delivered any notice to the Carrier that the Carrier is in breach or default under any covenant or obligation under any Assigned Agreement.

(h)                                 No Transfer or Pledge. The Shipper has not received notice of any prior Transfer, hypothecation or pledge of the Assigned Agreements by the Carrier.

3.2                               Survival of Representations and Warranties

The representations set out in this Consent shall survive the execution and delivery of this Consent, notwithstanding any examinations or investigations which may be made by the Collateral Agent, the Secured Parties or their respective legal counsel or other advisors.

ARTICLE 4
RIGHTS OF COLLATERAL AGENT

4.1                               Right to Receive Notice

(a)                                 Default Notice. The Shipper agrees that:

(i)                                     it shall, concurrently with (or promptly after) any delivery made by the Shipper to the Carrier of a notice of Carrier Default, deliver a notice to the Collateral Agent (a “Default Notice”) that it has delivered such notice of Carrier Default to the Carrier, together with a copy of such notice of Carrier Default (and other information relating to the Carrier Default in reasonable detail to give the Collateral Agent sufficient understanding of the nature and cause of such Carrier Default to the extent not provided for in such notice of Carrier Default); and

(ii)                                  prior to terminating either of the Assigned Agreements, the Shipper shall give the Collateral Agent or its nominee the opportunity to cure or mitigate such Carrier Default as provided for in Section 4.2.

For the avoidance of doubt, the Shipper shall not be required to monitor the Carrier.

(b)                                 Limitation.  Without limiting the other terms of this Consent, the Shipper shall not be liable to the Collateral Agent for any accidental failure to give a notice pursuant to this Section 4.1 and the failure to give a notice required pursuant this Section 4.1 shall not release, restrict or otherwise affect any of the obligations of the parties hereunder nor limit, derogate from or otherwise affect any of the other provisions hereof or the effect thereof.

4.2                               Right to Cure Carrier Defaults

(a)                                 Collateral Agent’s Cure Rights. After receipt of a Default Notice, the Collateral Agent or its nominee shall have the right, but not the obligation, to cure or mitigate or cause to be cured or mitigated the Carrier Default listed in such Default Notice.

(b)                                 No Remedies or Termination during Collateral Agent’s Cure Period. From and after the occurrence of any Carrier Default under an Assigned Agreement and until the end of the Collateral Agent’s Cure Period for such Carrier Default, each Assigned Agreement shall remain in full force and effect and the Shipper shall not and shall not exercise any remedies under or terminate the Assigned Agreements whether pursuant to any theory of fundamental breach or for total failure of consideration or at common law, in equity or otherwise.  For the avoidance of doubt, the Collateral

Agent’s Cure Period shall not begin or otherwise be deemed to have started unless and until the Shipper has delivered to the Collateral Agent a Default Notice in accordance with Sections 4.1(a) and 6.1; in addition, unless and until the Shipper has delivered to the Collateral Agent a Default Notice as aforesaid, any notice of Carrier Default provided to the Carrier by the Shipper shall not constitute effective notice to the Carrier of the Carrier Default specified therein.

(c)                                  Extension of Collateral Agent’s Cure Period during Stay of Proceedings. If the Collateral Agent or its nominee is prohibited or suspended by any stay or other process or injunction issued by any court or other authority having jurisdiction in respect of any Insolvency Proceedings involving the Carrier from curing or attempting to cure a Carrier Default or from otherwise exercising any of their rights or remedies under the Security, then the Collateral Agent’s Cure Period shall be extended for the period of such prohibition or suspension, provided that the Collateral Agent or such nominee, as applicable, is diligently and in good faith pursuing such rights or remedies (to the extent permitted) in such Insolvency Proceedings or otherwise.

(d)                                 Defaults Deemed Cured. After a Carrier Default has been cured in all material respects by the Carrier, the Collateral Agent, the Collateral Agent’s nominee or otherwise, there shall no longer be deemed to be any default under the Assigned Agreements or event giving rise to such Carrier Default.

(e)                                  No Assumption of Liability. No curing or mitigation or attempt to cure or mitigate any Carrier Default or exercise of any rights or remedies by the Collateral Agent or its nominee shall be construed as (i) an assumption by the Collateral Agent or its nominee of any covenants, agreements or obligations of the Carrier under or in respect of the Assigned Agreements, or (ii) constituting the Collateral Agent or its nominee as a mortgagee in possession.

4.3                               Rights Upon Termination or Incurable Default

If (i) an Assigned Agreement shall be terminated in or as a consequence of any Insolvency Proceedings or (ii) a Carrier Default which is incurable has occurred (and any Carrier Default which arises because the Carrier has become the subject of Insolvency Proceedings shall be deemed to be incurable) and the Shipper has provided notice to the Collateral Agent of its intent to terminate an Assigned Agreement, then the Collateral Agent may, within ** days of such notice, by written notice to the Shipper require the Shipper to enter into a replacement agreement with a Permitted Transferee in form and substance the same as the Assigned Agreement being replaced but accepting and accounting for all performance by the Shipper and the Carrier as of the date of such replacement agreement (each a “Replacement Assigned Agreement”), provided that each other curable Carrier Default outstanding in respect of the applicable Assigned Agreement as of the date of such Replacement Assigned Agreement has been cured and the applicable provisions of Section 4.5 are complied with. If (a) such Insolvency Proceedings prevent the entering into of the Replacement Assigned Agreement within such ** day period and (b) the Collateral Agent or its nominee shall, within such ** day period, initiate action to permit the entering into of such Replacement Assigned Agreement and diligently attempt to complete the permitting thereof, then

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “**” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

the Collateral Agent’s Cure Period shall be extended so long as the Collateral Agent or its nominee continues to diligently and in good faith attempt to complete the permitting thereof.

4.4                               Rights Upon Actionable Default

(a)                                 Direction to Pay. If the Shipper has been notified in writing by the Collateral Agent that an Actionable Default has occurred and is continuing, then until such Actionable Default has been cured or waived by the Collateral Agent the Shipper shall make all such payments during such period to such other person and/or at such other address or account as the Collateral Agent may from time to time specify in writing to the Shipper, and all such payments made by the Shipper shall be accompanied by a statement stating that the payment is being made under the Assigned Agreements. The Carrier hereby instructs the Shipper, and the Shipper accepts such instructions, to make all payments due and payable to the Carrier under the Assigned Agreements as set forth in the immediately preceding sentence. The Carrier hereby releases the Shipper from any and all liability to the Carrier for making such payments.

(b)                                 Step-in Notice. Upon receipt by the Shipper of written notice (a “Step-in Notice”) from the Collateral Agent that an Actionable Default has occurred and is continuing, the Collateral Agent or its nominee shall be entitled to exercise any and all rights and obligations of the Carrier under the Assigned Agreements specified in the Step-in Notice in accordance with its terms, and the Shipper so notified shall comply with such notice in accordance with and subject to its obligations under each of the Assigned Agreements, in each case as if the Collateral Agent or its nominee was the Carrier. Without limiting the generality of the foregoing, the Collateral Agent, or its nominee shall have the full right and power to enforce directly against the Shipper (subject to the Shipper’s rights, remedies and defenses under the Assigned Agreements and to the terms hereof) all obligations of the Shipper under the Assigned Agreements and otherwise to exercise any and all rights and remedies thereunder and to make all demands and give all notices and make all requests required or permitted to be made by the Carrier under the Assigned Agreements, provided that no such actions shall be construed as an assumption by the Collateral Agent or its nominee of any of the Carrier obligations under the Assigned Agreements. The Carrier acknowledges and agrees to the foregoing and further acknowledges and agrees that, following the receipt by the Shipper of a notice described in this Section 4.4(b) from the Collateral Agent, the Shipper shall not incur liability to the Carrier in connection with actions contemplated in this Section 4.4(b).  Notwithstanding any of the foregoing, any exercise of any material performance obligations of the Carrier under the Assigned Agreements may only be performed by a nominee which has the qualifications set forth in part (b) of the definition of Permitted Transferee.

(c)                                  No Assignment. Upon receipt by the Shipper of a written notice of an Actionable Default pursuant to this Section 4.4, the Shipper shall not accept any notice of any Transfer in respect of an Assigned Agreement from any person other than the

Collateral Agent or its nominee, and the Carrier acknowledges and agrees to the foregoing.

4.5                               Transfer of Rights

(a)                                 Transfer. Subject to Section 4.5(b), the Shipper consents to the Transfer (from time to time, in whole or in part) of the Carrier’s interest under the Assigned Agreements pursuant to the exercise of the Collateral Agent’s remedies under the Security or under applicable law to a Permitted Transferee, and agrees that upon any such Transfer the Shipper shall recognize the Permitted Transferee in the place of the Carrier under the Assigned Agreements, provided that the Permitted Transferee assumes all of the obligations of the Carrier thereunder (except for any accrued liabilities for any incurable defaults) and cures all curable defaults thereunder.

(b)                                 Conditions to Transfer. Any Transfer of the Carrier’s interest under the Assigned Agreements to a Permitted Transferee pursuant to the exercise of the Collateral Agent’s remedies under the Security shall require compliance with the applicable Assignment Conditions.  Upon any Transfer of the Carrier’s interest under the Assigned Agreements to a Permitted Transferee in accordance with this Section 4.5(b), such Permitted Transferee shall assume liability for all of the Carrier’s obligations under the Assigned Agreements (except for any accrued liabilities for any incurable defaults).

(c)                                  Further Assurances. The Shipper hereby covenants and agrees to provide any required consents, execute and deliver such agreements, instruments and other documents and take any other steps and actions as may be reasonably required by the Collateral Agent (in each case, at the sole cost of the Carrier) to Transfer, or evidence the Transfer of, the right, title and interest of the Carrier in and to the Assigned Agreements pursuant to this Consent, provided that no such agreement, instrument, document, step or action shall require the Shipper to take on any liability or obligation, or derogate from any right or entitlement, except as set forth in each of the Assigned Agreements or this Consent.

ARTICLE 5
LIABILITY; DEALINGS

5.1                               Indemnification

The Shipper hereby acknowledges and agrees that to the extent the Collateral Agent or a Secured Party (a) expressly agrees in writing with the Shipper to assume or become liable under the Assigned Agreements or (b) becomes the assignee thereof as a result of the enforcement of the Security, the Collateral Agent or such Secured Party, as the case may be, and each of its officers, directors, employees, advisors and contractors will be entitled to the benefit of the indemnities provided by the Shipper to the Carrier in the indemnification provisions of the Assigned Agreements (and subject to the same limitations thereon set forth therein).

5.2                               No Challenge

(a)                                 The Shipper shall not commence, initiate or participate in any action or proceeding to challenge the validity or enforceability of the Security, the Security Documents or any rights or obligations set forth therein.

(b)                                 The Collateral Agent shall not commence, initiate or participate in any action or proceeding to challenge the validity or enforceability of the Assigned Agreements or any rights or obligations set forth therein.

5.3                               Dealings with the Shipper

The Shipper acknowledges and agrees with the Collateral Agent that, except as may otherwise be set forth herein, the Collateral Agent and the Secured Parties shall be entitled to do the following:

(a)                                 agree to any change in, amendment to, waiver of, or departure from, any term of the Credit Agreement and the Security Documents, or the documents governing the Other Senior Debt, including any amendment, renewal, restatement or extension of any such document;

(b)                                 grant time, renewals, extensions, releases, discharges, waivers or other indulgences or forbearances to any Loan Party in respect of the Credit Agreement, the Security Documents and the documents governing the Other Senior Debt;

(c)                                  change, whether by addition, substitution, removal, succession, assignment, grant of participation, Transfer or otherwise, but in accordance with the Credit Agreement, the Security Documents and the documents governing the Other Senior Debt, as applicable, the Collateral Agent to the extent any such new agent becomes or remains a party to and bound by this Consent;

(d)                                 acquire, give up, vary, exchange, release, discharge or otherwise deal with or fail to deal with any Security;

(e)                                  abstain from taking, protecting, securing, registering, filing, recording, renewing, perfecting, insuring or realizing upon any Security; and/or

(f)                                   otherwise deal freely with each Loan Party and all other persons and security as the Collateral Agent and the Secured Parties may see fit in their sole discretion,

all of which may be done without notice to or consent of the Shipper and without impairing, releasing or otherwise affecting any obligations of the Shipper under the Assigned Agreements and hereunder or any rights or interests of the Collateral Agent and the Secured Parties hereunder.

5.4                               Continuing Agreement

Subject as expressly provided herein, this Consent shall operate and apply, and remain in full force and effect, in all events and circumstances and the rights and obligations of the parties hereunder shall be absolute, irrevocable and unconditional in all events and circumstances. It is intended that this Consent be of a continuing nature and this Consent shall apply to all present and future Security. This Consent shall remain in full force and effect notwithstanding the fact that, at any time, a Loan Party may not have any outstanding obligations to the Secured Parties.

ARTICLE 6
MISCELLANEOUS

6.1                               Notices

Any notice, consent, approval or other communication under any provision of this Consent must be in writing to be effective, and is effective when delivered by any means, including e-mail or fax transmission, to the following respective addresses:

(a)                                 if to the Shipper:

•

Attention: •
Fax:  •

(b)                                 if to the Carrier:

•

Attention: •
Fax:  •

(c)                                  if to the Collateral Agent:

•

Attention:  •
Telecopier:  •

Any party may change its address information by giving notice to the other parties in the above manner.

6.2                               Applicable Law and Jurisdiction

This Consent shall be governed by the laws in force in Alberta, including the federal laws of Canada applicable therein. Except as may be agreed to by the parties, Alberta courts shall have non-exclusive jurisdiction over all matters arising in relation to this Consent, and each party accepts the jurisdiction of Alberta courts.

6.3                               Amendment and Waiver

No amendment of this Consent is effective unless made in writing and signed by a duly authorized representative of each party hereto. No waiver of any provision of this Consent is effective unless made in writing, and any such waiver has effect only in respect of the particular provision or circumstance stated in the waiver. No representation by any of the parties with respect to the performance of any obligation under this Consent is capable of giving rise to an estoppel unless the representation is made in writing.

6.4                               Further Assurances

Each party agrees to from time to time do all such acts and provide such further assurances and instruments as may reasonably be required in order to carry out the provisions of this Consent according to their spirit and intent.

6.5                               Entire Agreement

Unless otherwise stated in this Consent, this Consent constitutes the entire agreement between the parties in connection with its subject matter and supersedes all prior representations, communications, negotiations and understandings concerning the subject matter of this Consent. No party has relied on any representation except as expressly set out in this Consent.

6.6                               Term of Consent

This Consent shall terminate and shall be of no further force and effect upon the earliest to occur of:

(a)                                 all obligations of each Loan Party under the Credit Agreement, the documents governing the Other Senior Debt and the Security Documents being paid and satisfied in full and the credit facilities thereunder being fully cancelled; and

(b)                                 the written agreement of the Collateral Agent and the Shipper and notice of such agreement to the Carrier,

with the exception of provisions that by their terms are stated or intended to be performed or reinstated after the foregoing have occurred.

6.7                               Severability

Any provision of this Consent which is invalid, prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such invalidity, prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.8                               Negotiated Document

This Consent is the result of negotiations between the parties hereto and has been reviewed by legal counsel to each of the parties hereto and is the product of all of the parties hereto. Accordingly, this Consent is not to be construed against any party merely because of its involvement in the preparation of this Consent.

6.9                               Paramountcy

In the event of any conflict between this Consent and the Assigned Agreements, the provisions of this Consent shall prevail to the extent of such conflict as between the Shipper and the Collateral Agent for and on behalf of the Secured Parties.

6.10                        Benefit of Agreement

(a)                                 By its signature, the Collateral Agent hereby represents and warrants to the other parties hereto that it is duly authorized to execute this Consent for and on behalf of the Secured Parties and that such Secured Parties are bound hereby.  The Collateral Agent is entering into this Consent as agent for and on behalf of the other Secured Parties and, accordingly, each of the Secured Parties shall be entitled to the benefit hereof and be subject to the obligations hereof, as if it was a party hereto.

(b)                                 This Consent shall enure to the benefit of and be binding upon the parties hereto, the Secured Parties and their respective successors and assigns permitted pursuant to this Agreement or the Intercreditor Agreement.  The parties agree that, if and for so long as the Security Documents remain in effect, the Collateral Agent shall be entitled and obligated to assign its rights and obligations under this Agreement to any successor agent under the Intercreditor Agreement so long as such successor agent is bound by the terms of this Consent.

(c)                                  Upon the request of the Carrier, the Shipper agrees to enter into a replacement consent and acknowledgement agreement on the same terms and conditions as this Consent, mutatis mutandis, with any other secured lenders or their representative(s) which are providing any replacement financing to a Permitted Transferee which replaces the credit facilities established by the Credit Agreement and the Other Senior Debt.

(d)                                 This Agreement is not intended to, and shall not, create any rights in favour of the Carrier that are in addition to or otherwise different from those contained in the Assigned Agreements and the Carrier does not obtain any rights hereunder, except for the rights under Section 6.11(b).  The Carrier hereby consents to the arrangements and agreements contemplated by this Agreement and to any future exchange of information related to the Loan Parties which is made between the Collateral Agent and the Shipper and which is required hereunder.

6.11                        Enurement

This Consent shall:

(a)                                 be binding upon each of the parties hereto and each of the Secured Parties and each of their respective successors and permitted assigns; and

(b)                                 enure to the benefit of and be enforceable by each of the parties hereto and each of the Secured Parties and each of their respective successors and permitted assigns, including any permitted assignee of some or all of the Intercreditor Agreement, Credit Agreement and the documents governing the Other Senior Debt.

6.12                        Counterparts

This Consent may be executed in counterparts, in which case (i) the counterparts together shall constitute one agreement, and (ii) communication of execution by PDF email, fax or other electronic transmission shall constitute good delivery.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each party by its respective officers or other representatives thereunto duly authorized have caused this Consent to be duly executed and delivered as of the date first written above.

[SHIPPER]

By:
Name:
Title:

By:
Name:
Title:

[Signature Page — Consent and Acknowledgement (Shipper)]

TRANS MOUNTAIN PIPELINE ULC, as general partner of TRANS MOUNTAIN PIPELINE L.P.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page — Consent and Acknowledgement (Shipper)]

COMPUTERSHARE TRUST COMPANY OF CANADA, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page — Consent and Acknowledgement (Shipper)]

SCHEDULE H-1

TO THE KINDER MORGAN COCHIN ULC CREDIT AGREEMENT
MADE AS OF JUNE 16, 2017

FORM OF OBLIGOR GUARANTEE

THIS GUARANTEE is made as of June 16, 2017 by each Person identified on the signature pages hereto, and each other Person that hereafter becomes a Party to this Guarantee by executing and delivering a Guarantee Supplement in accordance with Section 8.10 hereof (collectively the “Guarantors”, and each a “Guarantor”), in favour of the Agent for and on behalf of itself and for the benefit of the Guarantee Beneficiaries.

RECITALS

A.                                  The relevant Guarantee Beneficiaries have agreed to enter into (i) the Credit Agreement, (ii) Lender Hedge Agreements and (iii) the Cash Management Documents, in each case on the condition that each Guarantor provide this Guarantee.

B.                                  Each Guarantor will derive significant benefit from the extension of credit by the Guarantee Beneficiaries to the Borrowers and the other Obligors.

NOW THEREFORE each Guarantor agrees with the Agent for and on behalf of the Agent and the other Guarantee Beneficiaries as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In this Guarantee, unless something in the subject matter or context is inconsistent therewith:

“Credit Agreement” means the Credit Agreement made as of June 16, 2017 among Kinder Morgan Cochin ULC, as Principal Borrower, Trans Mountain Pipeline ULC, as NEB Reserve Borrower, Royal Bank of Canada, as administrative agent, and the persons party thereto from time to time in their capacity as lenders, as amended, supplemented or otherwise modified or restated from time to time.

“Excluded Swap Obligations” means any Swap Obligation if, and to the extent that, all or a portion of the guarantee of a Guarantor pursuant hereto of, or the grant by a Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor pursuant hereto or the grant of such security interest becomes effective with respect to such Swap Obligation; provided that, if

H-1-1

a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Guarantee Beneficiaries” means, with respect to any Obligor, the Agent, the Lenders, the Swap Lenders, the Cash Managers, and any other Lender Secured Party.

“Guaranteed Obligations” means, collectively at any time and from time to time, all amounts, obligations and liabilities, owing by each Other Obligor to any or all of the Guarantee Beneficiaries, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, and arising under, in connection with, or otherwise related to this Guarantee or any other Transaction Document and including (a) all Outstandings of or owing by any Other Obligor to the Agent and the Lenders under the Credit Agreement, (b) all Lender Swap Obligations (other than Excluded Swap Obligations) of or owing by any Other Obligor to any and all Swap Lenders, (c) all Cash Management Obligations of or owing by any Other Obligor to any and all Cash Managers and (d) all other fees, expenses (including fees, charges, and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities, and reimbursement of amounts paid and other sums chargeable to any Other Obligor under any Transaction Document, together with all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to any Obligor (whether or not such interest or expenses are allowed as a claim in such proceeding), whether the same are from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again.

“Other Obligor” means, with respect to any Guarantor, each of the Obligors other than such Guarantor.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Guarantee.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding US$10,000,000 at the time the relevant guarantee or grant of the relevant security interest, as applicable, becomes effective with respect to such Swap Obligation, or constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell or guarantee pursuant to Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Swap Obligation” means, with respect to any Guarantor (other than the particular Guarantor in question), any obligation to pay or perform under any agreement, contract or

H-1-2

transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Transaction Documents” means, collectively, the Credit Agreement, each other Loan Document, each Lender Hedge Agreement and each Cash Management Document.

Capitalized words and phrases used in this Guarantee and the recitals hereto without express definition herein shall, unless something in the subject matter or context is inconsistent therewith, have the same defined meanings as are ascribed to such words and phrases in the Credit Agreement. For further certainty, if the Credit Agreement ceases to be in force for any reason whatsoever, then for all purposes hereof the aforementioned capitalized words and phrases shall continue to have the same defined meanings set forth in the Credit Agreement as if such agreement remained in force in the form immediately prior to its ceasing to be in force.

1.2                               Headings and Guarantee References

(a)                               The division of this Guarantee into Articles and Sections, and the insertion of headings is for convenience of reference only and shall not affect the construction or interpretation of this Guarantee.

(b)                               The terms “this Guarantee”, “hereof”, “hereunder” and similar expressions refer to this Guarantee and not to any particular Article, Section or other portion hereof, and include any amendments or restatements hereto. Unless otherwise stated, references herein to Articles and Sections are to Articles and Sections of this Guarantee.

1.3                               Interest Act (Canada)

Whenever a rate of interest hereunder is calculated on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for the purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

1.4                               Nominal Rates

The principle of deemed reinvestment of interest shall not apply to any interest calculation under this Guarantee; all interest payments to be made hereunder shall be paid without allowance or deduction for deemed reinvestment or otherwise, before and after demand, default and judgment.  The rates of interest specified in this Guarantee are intended to be nominal rates and not effective rates and any interest calculated hereunder shall be calculated using the nominal rate method and not the effective rate method of calculation.

1.5                               Plural/Neuter References

Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa.

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1.6                               References to Guarantor

All references in this Guarantee to representations and warranties by, covenants of, actions and steps by, or the performance of the terms and conditions hereof by a “Guarantor” that is a limited partnership shall, as the context requires, be and shall be construed as being by such Guarantor and the general partner thereof on behalf of such Guarantor.

ARTICLE 2
NO COLLATERAL AGREEMENTS

2.1                               Acknowledgement

Each Guarantor confirms that its obligations under this Guarantee are not subject to any promise or condition affecting or limiting its liability, and no statement, representation, collateral agreement or promise on the part of the Guarantee Beneficiaries or any officer, employee or agent thereof forms any part of this Guarantee or has induced the making hereof or shall be deemed in any way to affect each Guarantor’s liability hereunder.

ARTICLE 3
GUARANTEE

3.1                               Guarantee and Indemnity

(a)                                 Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Guarantee Beneficiaries the due and punctual payment, discharge and full performance of all Guaranteed Obligations. Each Guarantor covenants that the Guaranteed Obligations will be fully and punctually paid and performed by such Guarantor strictly in accordance with the terms hereof.

(b)                                 If any or all of the Guaranteed Obligations are not duly paid or performed by the Guarantor in question and are not recoverable under Section 3.1(a) as against such Guarantor for any reason whatsoever, such Guarantor shall indemnify and save harmless the Guarantee Beneficiaries from and against any and all losses, costs and expenses which it may suffer by any of the Guaranteed Obligations being or becoming, as against such Guarantor, for any reason whatsoever in whole or in part:

(i)                                   void, voidable, ultra vires, illegal, invalid, ineffective or otherwise unenforceable by the Guaranteed Beneficiaries in accordance with the terms hereof, or

(ii)                                released, compromised or discharged by operation of Applicable Law or otherwise,

(all of the foregoing collectively, an “Indemnifiable Circumstance”). For greater certainty, these losses, costs and expenses shall include the amount of all Guaranteed Obligations which would have been payable by such Guarantor pursuant to Section 3.1(a) of this Guarantee but for the existence of an Indemnifiable Circumstance but shall exclude all losses, costs and expenses arising from loss of profits, consequential, punitive or indirect damages howsoever arising.

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3.2                               Continuing Guarantee

This Guarantee shall be a continuing guarantee, shall cover any ultimate balance owing to the Guarantee Beneficiaries, and shall be operative and binding notwithstanding that at any time or times the Guaranteed Obligations may equal zero or that any payments from time to time may be made to the Guarantee Beneficiaries or any settlements of account effected or any other thing whatsoever done, suffered or permitted, or any other action short of actual and final payment to the Guarantee Beneficiaries of all Guaranteed Obligations.

3.3                               Keepwell

To the extent that any Guarantor is a Qualified ECP Guarantor, to the fullest extent permitted by Applicable Law, each such Guarantor hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Other Obligor to honour all of their respective obligations under this Guarantee in respect of any Lender Swap Obligation which is a Swap Obligation (provided, however, that each such Guarantor shall only be liable under this Section 3.3 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 3.3, or otherwise under this Guarantee, voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each such Guarantor under this Section 3.3 shall remain in full force and effect until the irrevocable payment in full of all Guaranteed Obligations. Each such Guarantor intends that this Section 3.3 constitute, and this Section 3.3 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Obligor for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act. The obligations of each Guarantor that is a Qualified ECP Guarantor under this Section 3.3 are joint and several with each other Guarantor that is a Qualified ECP Guarantor.

3.4                               Other Indemnitors and Guarantors

This Guarantee shall be operative and binding regardless of whether or not any proposed indemnitor or guarantor or any other Persons have executed or shall execute any indemnity or guarantee of the Guaranteed Obligations or is or are or shall become in any other way responsible to the Guarantee Beneficiaries for or in respect of the Guaranteed Obligations or any part thereof, and regardless of whether or not any other Persons now or hereafter liable to the Guarantee Beneficiaries for the Guaranteed Obligations or any part thereof (whether under this Guarantee or otherwise) shall cease to be so liable.

3.5                               Identity of Obligors

This Guarantee is to extend to each Obligor notwithstanding any change or changes in the name, business, powers, objects, membership, partners, shareholders or other equity owners, directorate, organization or management of any Obligor, and notwithstanding any reorganization of any Obligor or the merger or amalgamation of any corporate Obligor with another or others, or the sale or disposal of any of any Obligor’s business in whole or in part to another or others, or the surrender, forfeiture or termination of its articles or charter, or the receivership, dissolution, insolvency, winding-up, arrangement, reorganization, bankruptcy or liquidation of or in respect of

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any Obligor, and no such event shall lessen, release or discharge the obligations of any Guarantor under this Guarantee.

3.6                               Guarantors to Pay; Interest; Currency

(a)                                 Each Guarantor shall, at any time during the continuance of an Event of Default, on demand by the Guarantee Beneficiaries, forthwith pay to such Guarantee Beneficiaries the amount of the Guaranteed Obligations in default (including any accelerated obligations), and perform any obligations in respect of which any such other Obligor is then in default.

(b)                                 If any or all of the Guaranteed Obligations are not duly paid or performed by the Guarantor in question and are not recoverable under Section 3.1(a) or the Guarantee Beneficiaries are not indemnified under Section 3.1(b), in each case for any reason whatsoever, and the Guarantee Beneficiaries have made demand upon the Guarantor in question as provided in this Section 3.6, such Guarantor shall thereupon be liable to such Guarantee Beneficiaries for the amount demanded directly, as principal debtor, and not just as surety, and will not plead or assert to the contrary in any proceeding taken by such Guarantee Beneficiaries in enforcing this Guarantee.

(c)                                  Each Guarantor shall pay interest on those of the Guaranteed Obligations that are payment obligations for which demand shall have been made in accordance with the terms hereof, computed from and after the date of demand until payment in full, at the rate or rates provided in the Credit Agreement or any other Transaction Document (as applicable) in respect of the obligation so demanded, calculated and compounded in the same manner, but without duplication of interest which is payable by each Guarantor where such interest forms part of such Guaranteed Obligations.

(d)                                 All Guaranteed Obligations that are payment obligations shall be paid by each Guarantor in whichever currency or currencies in which they are denominated.

3.7                               Statement of Obligations

Any written agreement or other statement in writing by or between a Guarantee Beneficiary or the Guarantee Beneficiaries, as the case may be, and any Obligor (other than the Guarantor in question) from time to time of the indebtedness, obligations or liability of such Obligor to it or them, as the case may be, shall be binding upon each Guarantor and shall be prima facie evidence of the amount of the indebtedness, obligations or liability. All right to question in any way the present or future method of the Guarantee Beneficiaries of dealing with any Obligor or with any Persons now or hereafter liable to the Guarantee Beneficiaries for the Guaranteed Obligations or any part thereof, is hereby waived. Each Guarantor renounces all benefits of discussion and division.

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3.8                               Not Bound to Exhaust Recourse

The Guarantee Beneficiaries shall not be bound to exhaust their recourse against any Obligor or to pursue any rights or remedies they may have against any Obligor, any other indemnitor or guarantor or any other Person, or to perform any diligence with respect to, make any demand or protest on, provide any notice to or present any note to any Obligor or any Person other than a Guarantor, or file any proof of claim in any insolvency, administration, arrangement, winding-up, liquidation or bankruptcy before demanding or being entitled to demand payment from any Guarantor hereunder.

3.9                               Authority

The Guarantee Beneficiaries shall not be concerned to see or enquire into the powers of any Obligor or any of the directors, officers, partners (or directors or officers thereof) or agents of any Obligor acting or purporting to act on its behalf, and all moneys, advances, renewals and credits in fact borrowed or obtained in the professed exercise of such powers shall be deemed to form part of the Guaranteed Obligations even if irregularly, fraudulently, defectively or informally effected or in excess of the powers of any Obligor or any of the directors, officers, partners (or directors or officers thereof) or agents of any Obligor, and notwithstanding any incapacity or disability of any thereof, and further notwithstanding any actual or constructive notice of the powers of any Obligor or any of the directors, officers, partners (or directors or officers thereof) or agents of any Obligor.

3.10                        Reinstatement

Where any discharge (whether in respect of the obligations of any Obligor, any security for such obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be repaid on insolvency, bankruptcy, administration, arrangement, liquidation or otherwise, the liability of each Guarantor under this Guarantee shall continue as if there had been no such discharge or arrangement. The Guarantee Beneficiaries shall be entitled to concede or compromise any claim that any such payment, security or other disposition is liable to avoidance or repayment.  Furthermore, each Guarantor shall indemnify the Guarantee Beneficiaries on demand for all reasonable costs and expenses (including fees of counsel) incurred by them in connection with such discharge or continuation, including any such costs and expenses incurred in defending against any claim alleging that such discharge, payment, security or other disposition constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

3.11                        Postponement of Claims

During the continuance of an Event of Default, all indebtedness and liabilities, present and future, of each Guarantor to each other Obligor, together with any security therefor, is hereby postponed and subordinated to all present and future indebtedness and liabilities of each such Guarantor to the Guarantee Beneficiaries, and all monies received from any Other Obligor or for the account of such Other Obligor by such Guarantor shall be received and held by such Guarantor in trust for the Collateral Agent (for itself and the rateable benefit of the other Secured Parties) and

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the other senior creditors of such Guarantor to whom the Guarantor has postponed and subordinated such indebtedness and liabilities to the obligations owed to such other senior creditor on similar terms to the postponement and subordination in this Section 3.11 (the “Other Senior Creditors”) and forthwith upon receipt paid over to the Collateral Agent and the Other Senior Creditors on a pro rata basis until the Guaranteed Obligations are finally paid and satisfied in full, all without prejudice to and without in any way limiting or lessening the liability of any Guarantor to the Guarantee Beneficiaries under this Guarantee.

3.12                        Subrogation; No Competition with Guarantee Beneficiaries

Each Guarantor shall not exercise any rights which it may have acquired by way of subrogation, indemnity or contribution under this Guarantee (by virtue of any payment being made by it hereunder, any liability to make payment hereunder, or otherwise), or exercise any right of contribution against any other indemnitor or guarantor, or claim or exercise any right of set-off against any Obligor or any other indemnitor or guarantor, unless and until all Guaranteed Obligations have been finally paid and performed in full. If any amount shall be paid (including through any exercise of set-off rights) to any Guarantor arising out of or based upon such right of subrogation, indemnity, contribution or set-off at a time when the Guaranteed Obligations have not been paid and performed in full, such amount (in the case of a set-off, an amount equal to such set-off in fact exercised by it) shall be deemed to have been paid to such Guarantor for the benefit of, and held by such Guarantor in trust for, the Collateral Agent (for itself and the rateable benefit of the other Secured Parties) and the Other Senior Creditors and shall forthwith be paid to the Collateral Agent and the Other Senior Creditors on a pro rata basis.  If (i) the Guarantors performs or makes payment to the Guarantee Beneficiaries of all amounts owing by such Guarantors under this Guarantee, and (ii) the Guaranteed Obligations are performed and irrevocably paid in full, then the Guaranteed Beneficiaries will, at any Guarantor’s request, execute and deliver to the Guarantors appropriate documents, without recourse and without representation and warranty, necessary to evidence the transfer by subrogation to the Guarantors of the Guarantee Beneficiaries’ interest in the Guaranteed Obligations and any security held therefor resulting from such performance or payment by such Guarantors.

3.13                        Appropriation

During the continuance of an Event of Default, the Guarantee Beneficiaries shall appropriate any payment made or monies received from the Guarantors hereunder to payment of the Guaranteed Obligations in accordance with the Credit Agreement.

3.14                        Preservation of Rights

Until all Guaranteed Obligations have been irrevocably paid and discharged in full (whether by any Obligor, any Guarantor or otherwise), after a claim has been made pursuant to this Guarantee which has not been paid in full, the Guarantee Beneficiaries may:

(a)                                 refrain from applying or enforcing any other security, monies or rights held or received by the Guarantee Beneficiaries, as the case may be, in respect of (or capable of being applied in respect of) such amounts or apply and enforce the same in such manner and order as the Guarantee Beneficiaries see fit (whether against

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such amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)                                 hold in a suspense account (with the obligation to pay interest on the monies held therein at a reasonable rate available to it for deposits made by it in the same currency on like terms and in like amounts) any monies received from any Guarantor or on account of such Guarantor’s liability under this Guarantee.

3.15                        Rights of Set Off

If an Event of Default has occurred and is continuing, each of the Guarantee Beneficiaries is hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Guarantee Beneficiary to or for the credit or the account of any Guarantor against any and all of the obligations of any Obligor now or hereafter existing under this Guarantee or any other Transaction Document to such Guarantee Beneficiary, irrespective of whether or not such Guarantee Beneficiary has made any demand and although such obligations of any such Obligor may be contingent or unmatured or are owed to a branch or office of such Guarantee Beneficiary different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each of the Guarantee Beneficiaries under this Section 3.15 are in addition to other rights and remedies (including other rights of setoff, consolidation of accounts and bankers’ lien) that the Guarantee Beneficiaries or any of them may have under any other agreement. Each Guarantee Beneficiary agrees to promptly notify such Guarantor after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application.

3.16                        Waiver of Defenses

Each Guarantor hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any defenses to enforcement it may have (now or in the future) by reason of (a) any illegality or lack of validity or enforceability of any Guaranteed Obligation or the Credit Agreement or any other Transaction Document or any related agreement or instrument; (b) any change in the time, place or manner of payment of, or in any other term of, the Guaranteed Obligations or any other obligation of any Obligor under the Credit Agreement, or any other Transaction Document, or any rescission, waiver, amendment or other modification of the Credit Agreement, any other Transaction Document or any other agreement, including any increase in the Guaranteed Obligations resulting from any extension of additional credit or otherwise; (c) any taking, exchange, substitution, release, impairment or non-perfection of any collateral, or any taking, release, impairment, amendment, waiver or other modification of any guarantee, for the Guaranteed Obligations; (d) any manner of sale, disposition or application of proceeds of any collateral or other assets to all or part of the Guaranteed Obligations; (e) any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations; (f) any change, restructuring or termination of the corporate structure, ownership or existence of any Obligor; (g) any failure of any Guarantee Beneficiaries to disclose to any Obligor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Obligor now or hereafter known to such Guarantee Beneficiaries; each Guarantor waiving any duty of the Guarantee Beneficiaries to disclose such information; (h) the failure of

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any other Person to execute or deliver any guarantee or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Obligations; (i) the failure of any Guarantee Beneficiaries to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of the Credit Agreement, any other Transaction Document or otherwise; (j) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Borrowers against any Guarantee Beneficiary; or (k) any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Loans or any existence of or reliance on any representation by any Guarantee Beneficiary that might vary the risk of any Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, any Obligor or any other guarantor or surety.

ARTICLE 4
OBLIGATIONS NOT RELEASED

4.1                               Obligations Absolute

The obligations of each Guarantor hereunder shall be absolute and unconditional, and shall not be released, diminished, discharged or in any way lessened, abated, impaired or reduced by:

(a)                               the Guarantee Beneficiaries agreeing to any renewal, extension, increased commitment, change, variation, alteration, restatement, waiver, modification, release or discharge in or in respect of the Guaranteed Obligations, the Credit Agreement, any other Transaction Document (as applicable), or anything done, suffered or permitted by the Guarantee Beneficiaries in relation to the Guaranteed Obligations, the Credit Agreement or any other Transaction Document (as applicable), including any amendment or change in the manner, time, place or calculation of payment of the Guaranteed Obligations (including increases or decreases in principal, interest rates, fees or other obligations);

(b)                               time or any indulgence being given to any Person by the Guarantee Beneficiaries;

(c)                                the merging of the Credit Agreement, any other Transaction Document (as applicable) or the Guaranteed Obligations or other obligations of any Obligor in, or any alteration thereof by virtue of, any subsequent agreement or amending agreement;

(d)                               the Guarantee Beneficiaries agreeing to any compromise, settlement, proposal, arrangement or plan of reorganization affecting any Obligor or any other indemnitor or guarantor;

(e)                                the Guarantee Beneficiaries agreeing to the release of any other indemnitor or guarantor or any other Person liable directly or as surety or otherwise for the Guaranteed Obligations or any part thereof, or the addition of any indemnitor, guarantor, endorser or surety;

(f)                                 the Guarantee Beneficiaries failing or omitting to, or refraining from, taking any action to enforce the Credit Agreement, any other Transaction Document (as

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applicable) or any rights or remedies thereunder, or proving the claim or part of the claim of the Guarantee Beneficiaries in any liquidation, bankruptcy, winding-up, compromise, arrangement or other proceeding relating to any Obligor or any other Person;

(g)                                the lack of validity, enforceability, provability or collectability (in whole or in part) for any reason of, or any informality, defect or irregularity in or omission from, the Guaranteed Obligations or the Credit Agreement, any other Transaction Document (as applicable) or any impossibility, impracticability, frustration, illegality, fraud, forgery, force majeure, act of government or change in Applicable Laws, or the loans or advances constituting the Guaranteed Obligations having been made in excess of the power of the Guarantee Beneficiaries or any of them or in contravention of any of their governing statutes or constating documents;

(h)                               any common law or statute bar on enforcement of the whole or any part of the Guaranteed Obligations or the Credit Agreement, any Transaction Document (as applicable);

(i)                                   any marshalling of assets and liabilities;

(j)                                  any notice by any Guarantor purporting in any way to limit its liability hereunder in respect of any Guaranteed Obligations, whether arising prior or subsequent to such notice;

(k)                               any failure or lack of diligence on the part of the Guarantee Beneficiaries to examine, inspect, investigate, monitor or take any other steps in connection with the obligations of any Obligor under the Credit Agreement, any other Transaction Document (as applicable), including in respect of environmental matters;

(l)                                   any limitation on the amount indemnified or guaranteed by any other indemnitor or guarantor of the Guaranteed Obligations;

(m)                           the failure to perfect any lien or security interest granted to, or in favour of, the Guarantee Beneficiaries as security for any of the Guaranteed Obligations; or

(n)                               any other event, circumstance, occurrence or contingency which might otherwise constitute a legal or equitable defence available to, or discharge of, any Guarantor, any Obligor or any other indemnitor or guarantor of or in respect of the Guaranteed Obligations (other than the irrevocable and unconditional payment in full of all of the Guaranteed Obligations);

in each case regardless of how substantial, fundamental or material such event or circumstance mentioned above may be, or however prejudicial it may be to any Guarantor, and without any requirement for notice to any Guarantor of any of such event or circumstance.

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4.2                               Security from the Borrowers or an Obligor

(a)                                 Without limiting the generality of Section 4.1 of this Guarantee, the Guarantee Beneficiaries shall be at liberty (without in any way prejudicing or affecting their rights hereunder) from time to time to hold and receive such security for the Guaranteed Obligations or any part thereof as they may deem proper, and may give up, vary, exchange, release, surrender, discharge, waive, postpone, subordinate, abandon or otherwise deal with or fail to deal with such security or any part thereof or property covered thereby or allow any Obligor or others to deal with the property covered thereby, all as the Guarantee Beneficiaries may consider expedient or appropriate.

(b)                                 The Guarantee Beneficiaries may, without exonerating in whole or in part any Guarantor, abstain from taking, perfecting or registering, or from continuing any such perfection or registration of, or from taking advantage of, any security or the provisions of any Applicable Laws relating thereto.

(c)                                  The Guarantee Beneficiaries may realize or refrain from realizing upon any security when, and in such manner, as the Guarantee Beneficiaries deem expedient, and each Guarantor waives any right it may have to receive notice of any actions or proceedings taken in respect thereof.

(d)                                 None of (i) the failure to take or any loss of or in respect of any security or the property covered thereby, whether occasioned by the fault, negligence or omission of the Guarantee Beneficiaries or otherwise, (ii) the failure by the Guarantee Beneficiaries, in whole or in part, to put or keep themselves in a position to deliver any security or any of it to any Guarantor on payment of the Guaranteed Obligations, or (iii) any release, modification or waiver of, or failure, omission, delay, neglect, refusal or lack of diligence to enforce, any right, benefit, privilege or interest under any contract or agreement under which the rights of any Obligor have been collaterally or absolutely assigned or in which a security interest has been granted, shall in any way limit, lessen or release or otherwise abate the liability of each Guarantor hereunder.

4.3                               Dealing with the Borrowers or other Obligors

It is the intent of each Guarantor and the Guarantee Beneficiaries that the Guarantee Beneficiaries may discontinue, reduce, increase or otherwise vary the credit of the Borrowers and otherwise deal, in the broadest sense of that word, with any Obligor and others, including any other indemnitor or guarantor, as the Guarantee Beneficiaries may see fit, all without prejudice to or in any way limiting or lessening each Guarantor’s liability hereunder and without necessity for obtaining the consent of or giving notice to any Guarantor.

4.4                               Notices not Required

No Guarantee Beneficiary nor any other Person shall have any duty or obligation to notify, or timely notify, any Guarantor of (i) any default, event of default, demand or similar event (however denominated) under the Credit Agreement or any other Transaction Document (as

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applicable), or any renewal, extension, supplement, modification, rearrangement, amendment, restatement, replacement, cancellation, rescission, revocation or reinstatement (whether or not material) in respect thereof, (ii) any taking, release or exchange of any security, (iii) any action taken or not taken by any Guarantee Beneficiary or any other Person against any Obligor or any other Person, (iv) any new agreement between any Guarantee Beneficiary, any Obligor or any other Person, or (v) any other event or circumstance whatsoever.

ARTICLE 5
REPRESENTATIONS AND ACKNOWLEDGEMENTS

5.1                               Representations and Acknowledgements

Each Guarantor represents and warrants to each of the Guaranteed Beneficiaries that it has determined that its liability and obligation under this Guarantee may reasonably be expected to substantially benefit each Guarantor directly, and the board of directors of each Guarantor (or the equivalent thereof) has determined it is in such Guarantor’s interests to enter into this Agreement. Each Guarantor has had full and complete access to the underlying papers relating to the Guaranteed Obligations and all other papers executed by any other Person in connection with the Guaranteed Obligations. Each Guarantor is fully informed of all circumstances which bear upon the risks of executing this Guarantee which a diligent inquiry would reveal. Each Guarantor has adequate means to obtain from each Other Obligor, as the case may be, on a continuing basis, information concerning the financial condition of such Other Obligor, and is not depending on any Guarantee Beneficiary to provide such information, now or in the future. Each Guarantor agrees that no Guarantee Beneficiary shall have any obligation to advise or notify any Guarantor or to provide such Guarantor with any data or information. Each Guarantor acknowledges receipt of a copy of all Transaction Documents and understands the obligations of each Obligor thereunder.

ARTICLE 6
WITHHOLDING TAXES

6.1                               Payments Subject to Taxes

If any Guarantor is required by Applicable Law (as determined in the good faith discretion of an applicable withholding agent) to deduct or pay any Indemnified Taxes (including any Other Taxes) in respect of any payment by it on account of any of its payment obligations under this Guarantee, then:

(a)                                 the sum payable shall be increased by that Guarantor when payable as necessary so that after making or allowing for all required deductions and payments (including deductions and payments applicable to additional sums payable under this Section 6.1) the applicable Guarantee Beneficiaries receive an amount equal to the sum it would have received had no such deductions or payments been required;

(b)                                 such Guarantor shall make any such deductions required to be made by it under Applicable Law; and

(c)                                  such Guarantor shall timely pay the full amount required to be deducted to the relevant Governmental Authority in accordance with Applicable Law.

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6.2                               Indemnification

Each Guarantor shall indemnify each Guarantee Beneficiary, within 10 Banking Days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 6.2) payable or paid by the Guarantee Beneficiary or required to be withheld or deducted from a payment to such Guarantee Beneficiary in the same manner and to the same extent required pursuant to section 13.2(c) of the Credit Agreement and such section is deemed to be incorporated herein, mutatis mutandis, for such purpose.

6.3                               Evidence of Payments

As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Guarantor to a Governmental Authority, the Guarantor shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

6.4                               Status of Guarantee Beneficiary

Any Guarantee Beneficiary that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Guarantee or under any other Transaction Document shall, at the request of a Guarantor or the Agent, deliver to such Guarantor and the Agent, no later than thirty (30) days after the later of the date of the request and the date such Guarantee Beneficiary becomes a beneficiary under this Guarantee (or designates a new lending office), at the time or times prescribed by Applicable Law or reasonably requested by such Guarantor or the Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition:

(a)                                 any Guarantee Beneficiary, if requested by a Guarantor or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Guarantor or the Agent as will enable the Guarantor or the Agent to determine whether or not such Guarantee Beneficiary is subject to withholding or information reporting requirements; and

(b)                                 any Guarantee Beneficiary that becomes subject to Canadian withholding tax with respect to any Guaranteed Obligations other than by reason of a Change in Law, shall within five (5) days thereof notify the Guarantor and the Agent in writing.

6.5                               Treatment of Certain Refunds and Tax Reductions

If a Guarantee Beneficiary determines, in its sole discretion, that it has received a credit, refund or remission of any Indemnified Taxes as to which it has been indemnified by a Guarantor has paid additional amounts pursuant to this Article 6, it shall pay to the Guarantor an amount equal to such credit, refund or remission (but only to the extent of indemnity payments made, or additional amounts paid, by the Guarantor under this Article 6 with respect to the Indemnified Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such Guarantee

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Beneficiary and without interest. The Guarantor shall, upon the request of such Guarantee Beneficiary, repay the amount paid over to the Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Guarantee Beneficiary if such Guarantee Beneficiary is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Guarantee Beneficiary to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Guarantor or any other Person, to arrange its affairs in any particular manner or to claim any available refund or reduction.

ARTICLE 7
EXPENSES

7.1                               Expenses

Each Guarantor shall pay to the Guarantee Beneficiaries all reasonable out-of-pocket costs and expenses incurred by the Guarantee Beneficiaries from time to time in the enforcement, realization and collection of or in respect of this Guarantee, including the reasonable fees of legal counsel for the Guarantee Beneficiaries on a solicitor-and-his-own-client basis. All such amounts shall be payable by each Guarantor on demand, and shall bear interest at the Prime Rate then in effect plus 2.00% per annum, calculated from the date demanded by the Guarantee Beneficiaries to the date paid by such Guarantor.

ARTICLE 8
GENERAL

8.1                               Notice

Any notice, communication or demand to be made or given hereunder shall be in writing and may be made or given by personal delivery or by facsimile or other electronic means of communication addressed as follows:

To the Guarantors:

Kinder Morgan Cochin ULC
Suite 2700, 300 — 5th Avenue S.W.
Calgary, AB T2P 5J2

Attention:                                         Assistant General Counsel
Facsimile:                                         (403) 514-6622

To the Guarantee Beneficiaries:

Royal Bank of Canada, as Agent
20 King Street West, 4th Floor
Toronto, Ontario
M5H 1C4

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Attention:                                         Manager, Agency
Facsimile:                                         (416) 842 - 4023

or to such other address or facsimile number as any party may from time to time notify the other in accordance with this Section 8.1. Any notice, communication or demand made or given by personal delivery during usual business hours at the place of receipt on a Banking Day shall be deemed to have been given on the day of actual delivery thereof. Any notice, communication or demand made or given by personal delivery after usual business hours on a Banking Day or by facsimile or other electronic means of communication shall be deemed to have been given, on the first Banking Day following the delivery or transmittal thereof.

8.2                               Governing Law and Jurisdiction

(a)                               THIS GUARANTEE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE PROVINCE OF ALBERTA AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

(b)                               Each Guarantor agrees that the courts of Alberta shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes which may arise out of or in connection with this Guarantee and it irrevocably submits to the non-exclusive jurisdiction of such courts, without prejudice to the rights of any Guarantee Beneficiary to take proceedings in any other jurisdictions, whether concurrently or not.

(c)                                Each Guarantor agrees that final judgment in any such suit, action or proceeding brought in such courts shall be conclusive and binding upon it and may be enforced against it in the courts of Canada (or any other courts to the jurisdiction of which it or its property is subject) by a suit upon such judgment, provided that it does not waive any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment.

8.3                               Payment on Stay

If:

(a)                               any Obligor or any Guarantor is prevented from making payment of any of the Guaranteed Obligations when it would otherwise be required to do so pursuant to the terms hereof; or

(b)                               the Guarantee Beneficiaries are prevented from demanding payment of the Guaranteed Obligations pursuant to the terms hereof;

in each case because of a stay or other judicial proceeding or any other legal impediment, all Guaranteed Obligations or other amounts otherwise subject to demand, acceleration or payment shall nevertheless be payable by each Guarantor as provided for hereunder.

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8.4                               Judgment Currency

If, for the purposes of obtaining or enforcing judgment against any Guarantor in any court, or for any other related purpose hereunder, it is necessary to convert an amount due under this Guarantee in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applicable shall be the Spot Rate applicable to the relevant date to purchase the Original Currency with the Second Currency. Each Guarantor agrees that its obligation in respect of any Original Currency due from it shall, notwithstanding any judgment or payment in the Second Currency, be discharged only to the extent that on the Banking Day following the receipt of any sum so paid or adjudged to be due hereunder in the Second Currency the payee may purchase in the market the Original Currency with the amount of the Second Currency so paid or so adjudicated to be due; and if the amount of the Original Currency so purchased is less than the amount originally due in the Original Currency, each Guarantor agrees that the deficiency shall be a separate obligation of it, independent from its obligations under this Guarantee, and shall constitute in favour of the Guarantee Beneficiaries a cause of action which shall continue in full force and effect notwithstanding any such judgment or order to the contrary, and each Guarantor agrees, notwithstanding any such payment or judgment, to indemnify the Guarantee Beneficiaries against any such loss or deficiency.

8.5                               Prohibited Rate

In no event shall any interest or fee to be paid hereunder exceed the maximum rate permitted by Applicable Law. In the event any such interest rate or fee exceeds such maximum rate, such rate shall be adjusted downward to the highest rate (expressed as a percentage per annum) or fee that the parties could validly have agreed to by contract on the date hereof under Applicable Law. It is further agreed that any excess actually received by a Guarantee Beneficiary shall be credited against the Guaranteed Obligations.

8.6                               Assignment

(a)                               The Guarantee Beneficiaries may assign, or grant participation in, this Guarantee (in whole or in part) to any Person to whom they are entitled to assign any Guaranteed Obligations in accordance with the provisions of the Credit Agreement or any other Transaction Document (as applicable).

(b)                               Subject to Section 9.2(f) of the Credit Agreement and except as otherwise permitted by the Credit Agreement, no Guarantor shall assign its rights or obligations hereunder without the prior written consent of the Agent.

(c)                                Subject to paragraphs (a) and (b), this Guarantee shall enure to the benefit of and be binding upon each Guarantor, the Guarantee Beneficiaries, and their respective successors and permitted assigns.

8.7                               Severability

Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability

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in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.8                               Whole Agreement

This Guarantee constitutes the whole and entire agreement between the parties hereto and cancels and supersedes any prior agreements, undertakings, declarations, commitments and representations, written or oral, in respect thereof.

8.9                               Amendments, Waivers and Consents

This Guarantee may only be amended by an agreement in writing among all Guarantors and the Agent, and provisions hereof may be waived or matters consented to by the Agent only if Agent so agrees in writing. Any waiver or consent by the Agent under any provision of this Guarantee may be given subject to any conditions thought fit by the Agent. Any waiver or consent shall be effective only in the specific instance and for the purpose for which it is given.

8.10                        Joinder of Additional Guarantors

A Person may from time to time after the date of this Guarantee become a Guarantor hereunder by executing and delivering to the Agent a guarantee supplement (together with all schedules thereto, a “Guarantee Supplement”) to this Guarantee, in substantially the form attached hereto as Schedule “A”. Effective from and after the date of the execution and delivery by any Person to the Guarantee Beneficiaries of a Guarantee Supplement such Person shall be, and shall be deemed for all purposes to be, a Guarantor under this Guarantee with the same force and effect, and subject to the same agreements, representations, warranties, indemnities, liabilities, obligations and guarantees, as if such Person had been an original signatory to this Guarantee as a Guarantor. The execution and delivery of a Guarantee Supplement by any additional Person shall not require the consent of any Guarantor and all of the Guaranteed Obligations shall remain in full force and effect, notwithstanding the addition of any new Guarantor to this Guarantee.

8.11                        Further Assurances

Each Obligor shall promptly cure any defect by it in the execution and delivery of this Guarantee.

8.12                        Time of the Essence

Time shall be of the essence of this Guarantee.

8.13                        Separate Action

In case of default hereunder, the Guarantee Beneficiaries may maintain an action or separate successive actions upon this Guarantee against each Guarantor whether or not the applicable Obligor is joined therein or a separate action is brought against such Obligor or any other indemnitor or guarantor or any judgment obtained against any of them. The Guarantee Beneficiaries’ rights shall not be exhausted by the exercise of any of the Guarantee Beneficiaries’ rights hereunder or otherwise against any Guarantor or by any number of successive actions until

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and unless all Guaranteed Obligations have been fully paid and performed, and each of every Guarantor’s obligations hereunder has been fully performed.

8.14                        Waiver and Acknowledgement

Each Guarantor hereby expressly waives:

(a)                                 notice of acceptance of this Guarantee;

(b)                                 notice of the existence or creation of all or any of the Guaranteed Obligations;

(c)                                  any right to require marshalling of assets and liabilities;

(d)                                 presentment, notice of dishonour and protest;

(e)                                  diligence in collection or protection of or realization upon all or any of the Guaranteed Obligations or any obligation hereunder; and

(f)                                   any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Obligor under the Credit Agreement or any other Transaction Document (as applicable), or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF each Guarantor has executed this Guarantee signed by its duly authorized signatory effective as of the date and year first above written.

KINDER MORGAN COCHIN ULC

By:
Name:
Title:

By:
Name:
Title:

[Signature Page — Guarantee (Kinder Morgan)]

TRANS MOUNTAIN PIPELINE ULC

By:
Name:
Title:

By:
Name:
Title:

[Signature Page — Guarantee (Kinder Morgan)]

KINDER MORGAN CANADA LIMITED PARTNERSHIP, by its general partner, KINDER MORGAN CANADA GP INC.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page — Guarantee (Kinder Morgan)]

KINDER MORGAN CANADA GP INC.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page — Guarantee (Kinder Morgan)]

KINDER MORGAN CANADA LIMITED

By:
Name:
Title:

By:
Name:
Title:

[Signature Page — Guarantee (Kinder Morgan)]

[OTHER OBLIGORS]

By:
Name:
Title:

By:
Name:
Title:

[Signature Page — Guarantee (Kinder Morgan)]

SCHEDULE “A”
ATTACHED TO AND FORMING PART OF THE OBLIGOR GUARANTEE

FORM OF GUARANTEE SUPPLEMENT

GUARANTEE SUPPLEMENT

[Date]

Royal Bank of Canada, as Agent
20 King Street West, 4th Floor
Toronto, Ontario
M5H 1C4

Obligor Guarantee — Guarantee Supplement

Ladies and Gentlemen:

Reference is made to the Credit Agreement made as of June 16, 2017 among Kinder Morgan Cochin ULC, as Principal Borrower, Trans Mountain Pipeline ULC, as NEB Reserve Borrower, Royal Bank of Canada, as administrative agent, and the persons party thereto from time to time in their capacity as lenders, as amended, supplemented or otherwise modified or restated from time to time (the “Credit Agreement”). Reference is also made to the Obligor Guarantee made as of June 16, 2017 by, inter alios, Kinder Morgan Cochin ULC, Trans Mountain Pipeline ULC, Kinder Morgan Canada Limited Partnership, Kinder Morgan Canada GP Inc. and Kinder Morgan Canada Limited (as the same may have been amended, amended and restated, supplemented or otherwise modified from time to time, together with this Guarantee Supplement, the “Guarantee”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Guarantee.

NOW THEREFORE the undersigned agrees with the Agent for and on behalf of the Agent and the other Guarantee Beneficiaries as follows:

1.                                      Guarantee.

(a)                                 The undersigned hereby absolutely, unconditionally and irrevocably guarantees to the Guarantee Beneficiaries the due and punctual payment, discharge and full performance of all Guaranteed Obligations. The undersigned covenants that the Guaranteed Obligations will be fully and punctually paid and performed by the undersigned strictly in accordance with the terms of the Guarantee.

(b)                                 If any or all of the Guaranteed Obligations are not duly paid or performed by the undersigned and are not recoverable under Section 1(a) hereof as against such Guarantor for any reason whatsoever, the undersigned shall indemnify and save harmless the Guarantee Beneficiaries from and against any and all losses, costs and expenses which it may suffer by any of the Guaranteed Obligations being or becoming, as against it, for any reason whatsoever in whole or in part:

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(i)                                   void, voidable, ultra vires, illegal, invalid, ineffective or otherwise unenforceable by the Guaranteed Beneficiaries in accordance with its terms, or

(ii)                                released, compromised or discharged by operation of Applicable Law or otherwise,

(all of the foregoing collectively, an “Indemnifiable Circumstance”). For greater certainty, these losses, costs and expenses shall include the amount of all Guaranteed Obligations which would have been payable by the undersigned pursuant to Section 1(a) hereof but for the existence of an Indemnifiable Circumstance but shall exclude all losses, costs and expenses arising from loss of profits, consequential, punitive or indirect damages howsoever arising.

2.                                      Obligations under the Guarantee. The undersigned hereby agrees, as of the date hereof, to be bound by all of the terms and conditions of the Guarantee to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date hereof, that each reference in the Guarantee to a “Guarantor” or “Guarantors” shall also be a reference to the undersigned or include the undersigned, as applicable.

3.                                      Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Article 5 of the Guarantee to the same extent as each other Guarantor.

4.                                      Delivery by Facsimile. Delivery of an executed counterpart of a signature page to this Guarantee Supplement by facsimile or in electronic (i.e., “pdf” or “tif” ) format shall be effective as delivery of a manually executed counterpart of this Guarantee Supplement.

5.                                      Governing Law and Jurisdiction.

(a)                               THIS GUARANTEE SUPPLEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE PROVINCE OF ALBERTA AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

(b)                               The undersigned agrees that the courts of Alberta shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes which may arise out of or in connection with this Guarantee Supplement and it irrevocably submits to the non-exclusive jurisdiction of such courts, without prejudice to the rights of any Guarantee Beneficiary to take proceedings in any other jurisdictions, whether concurrently or not.

(c)                                The undersigned agrees that final judgment in any such suit, action or proceeding brought in such courts shall be conclusive and binding upon it and may be enforced against it in the courts of Canada (or any other courts to the jurisdiction of which it or its property is subject) by a suit upon such judgment, provided that it does not waive any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment

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6.                                      Service of Process. Any notice, communication or demand to be made or given hereunder shall be in writing and may be made or given by personal delivery or by facsimile or other electronic means of communication addressed as outlined in Section 8.1 of the Guarantee.

Very truly yours,

[ADDITIONAL GUARANTOR NAME]

Per:
Name:
Title:

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SCHEDULE H-2

TO THE KINDER MORGAN COCHIN ULC CREDIT AGREEMENT
MADE AS OF JUNE 16, 2017

FORM OF LIMITED RECOURSE GUARANTEE

THIS GUARANTEE is made as of [•], [•] (this “Guarantee”) by the Person identified on the signature pages hereto (the “Guarantor”), in favour of the Agent for and on behalf of itself and for the benefit of the Guarantee Beneficiaries.

RECITALS

A.                                  The relevant Guarantee Beneficiaries have agreed to enter into (i) the Credit Agreement, (ii) Lender Hedge Agreements and (iii) the Cash Management Documents, in each case on the condition that the Guarantor provide this Guarantee.

B.                                  The Guarantor will derive significant benefit from the extension of credit by the Guarantee Beneficiaries to the Borrowers and the other Obligors.

NOW THEREFORE the Guarantor agrees with the Agent for and on behalf of the Agent and the other Guarantee Beneficiaries as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In this Guarantee, unless something in the subject matter or context is inconsistent therewith:

“Collateral” has the meaning set out in the Pledge Agreement.

“Credit Agreement” means the Credit Agreement made as of June 16, 2017 among Kinder Morgan Cochin ULC, as Principal Borrower, Trans Mountain Pipeline ULC, as NEB Reserve Borrower, Royal Bank of Canada, as administrative agent, and the persons party thereto from time to time in their capacity as lenders, as amended, supplemented or otherwise modified or restated from time to time.

“Excluded Swap Obligations” means any Swap Obligation if, and to the extent that, all or a portion of the guarantee of the Guarantor pursuant hereto of, or the grant by a Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of the Guarantor pursuant hereto or the grant of such security interest becomes effective with respect to such Swap

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Obligation; provided that, if a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Guarantee Beneficiaries” means, with respect to any Obligor, the Agent, the Lenders, the Swap Lenders, the Cash Managers, and any other Lender Secured Party.

“Guaranteed Obligations” means, collectively at any time and from time to time, all amounts, obligations and liabilities, owing by each Obligor to any or all of the Guarantee Beneficiaries, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, and arising under, in connection with, or otherwise related to this Guarantee or any other Transaction Document and including (a) all Outstandings of or owing by any Obligor to the Agent and the Lenders under the Credit Agreement, (b) all Lender Swap Obligations (other than any Excluded Swap Obligations) of or owing by any Obligor to any and all Swap Lenders, (c) all Cash Management Obligations of or owing by any Obligor to any and all Cash Managers and (d) all other fees, expenses (including fees, charges, and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities, and reimbursement of amounts paid and other sums chargeable to any Obligor under any Transaction Document, together with all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to any Obligor (whether or not such interest or expenses are allowed as a claim in such proceeding), whether the same are from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again.

“Guarantor Obligations” means, collectively and at any time and from time to time, all of the obligations, indebtedness and liabilities (present or future, absolute or contingent, matured or not) of the Guarantor to the Guarantee Beneficiaries under, pursuant or relating to this Guarantee and the other Transaction Documents to which the Guarantor is a party.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Guarantee.

“Pledge Agreement” means the securities pledge agreement dated as of the date hereof whereby the Guarantor, as pledgor, has pledged to the Collateral Agent a Lien (as defined therein) in respect of the Collateral.

“Swap Obligation” means, with respect to the Guarantor (other than the particular Guarantor in question), any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

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“Transaction Documents” means, collectively, the Credit Agreement, each other Loan Document, each Lender Hedge Agreement and each Cash Management Document.

Capitalized words and phrases used in this Guarantee and the recitals hereto without express definition herein shall, unless something in the subject matter or context is inconsistent therewith, have the same defined meanings as are ascribed to such words and phrases in the Credit Agreement. For further certainty, if the Credit Agreement ceases to be in force for any reason whatsoever, then for all purposes hereof the aforementioned capitalized words and phrases shall continue to have the same defined meanings set forth in the Credit Agreement as if such agreement remained in force in the form immediately prior to its ceasing to be in force.

1.2                               Headings and Guarantee References

(a)                               The division of this Guarantee into Articles and Sections, and the insertion of headings is for convenience of reference only and shall not affect the construction or interpretation of this Guarantee.

(b)                               The terms “this Guarantee”, “hereof”, “hereunder” and similar expressions refer to this Guarantee and not to any particular Article, Section or other portion hereof, and include any amendments or restatements hereto. Unless otherwise stated, references herein to Articles and Sections are to Articles and Sections of this Guarantee.

1.3                               Interest Act (Canada)

Whenever a rate of interest hereunder is calculated on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for the purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

1.4                               Nominal Rates

The principle of deemed reinvestment of interest shall not apply to any interest calculation under this Guarantee; all interest payments to be made hereunder shall be paid without allowance or deduction for deemed reinvestment or otherwise, before and after demand, default and judgment. The rates of interest specified in this Guarantee are intended to be nominal rates and not effective rates and any interest calculated hereunder shall be calculated using the nominal rate method and not the effective rate method of calculation.

1.5                               Plural/Neuter References

Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa.

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ARTICLE 2
NO COLLATERAL AGREEMENTS

2.1                               Acknowledgement

The Guarantor confirms that its obligations under this Guarantee are not subject to any promise or condition affecting or limiting its liability, and no statement, representation, collateral agreement or promise on the part of the Guarantee Beneficiaries or any officer, employee or agent thereof forms any part of this Guarantee or has induced the making hereof or shall be deemed in any way to affect the Guarantor’s liability hereunder.

ARTICLE 3
GUARANTEE

3.1                               Guarantee and Indemnity

(a)                                 Subject to Article 4, the Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Guarantee Beneficiaries the due and punctual payment, discharge and full performance of all Guaranteed Obligations. The Guarantor covenants that the Guaranteed Obligations will be fully and punctually paid and performed by the Guarantor strictly in accordance with the terms hereof.

(b)                                 If any or all of the Guaranteed Obligations are not duly paid or performed by the Guarantor in question and are not recoverable under Section 3.1(a) as against the Guarantor for any reason whatsoever, the Guarantor shall, subject to Article 4, indemnify and save harmless the Guarantee Beneficiaries from and against any and all losses, costs and expenses which it may suffer by any of the Guaranteed Obligations being or becoming, as against the Guarantor, for any reason whatsoever in whole or in part:

(i)                                   void, voidable, ultra vires, illegal, invalid, ineffective or otherwise unenforceable by the Guarantee Beneficiaries in accordance with the terms hereof, or

(ii)                                released, compromised or discharged by operation of Applicable Law or otherwise,

(all of the foregoing collectively, an “Indemnifiable Circumstance”). For greater certainty, these losses, costs and expenses shall include the amount of all Guaranteed Obligations which would have been payable by the Guarantor pursuant to Section 3.1(a) of this Guarantee but for the existence of an Indemnifiable Circumstance but shall exclude all losses, costs and expenses arising from loss of profits, consequential, punitive or indirect damages howsoever arising.

3.2                               Continuing Guarantee

This Guarantee shall be a continuing guarantee, shall cover any ultimate balance owing to the Guarantee Beneficiaries, and shall be operative and binding notwithstanding that at any time

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or times the Guaranteed Obligations may equal zero or that any payments from time to time may be made to the Guarantee Beneficiaries or any settlements of account effected or any other thing whatsoever done, suffered or permitted, or any other action short of actual and final payment to the Guarantee Beneficiaries of all Guaranteed Obligations.

3.3                               Other Indemnitors and Guarantor

This Guarantee shall be operative and binding regardless of whether or not any proposed indemnitor or guarantor or any other Persons have executed or shall execute any indemnity or guarantee of the Guaranteed Obligations or is or are or shall become in any other way responsible to the Guarantee Beneficiaries for or in respect of the Guaranteed Obligations or any part thereof, and regardless of whether or not any other Persons now or hereafter liable to the Guarantee Beneficiaries for the Guaranteed Obligations or any part thereof (whether under this Guarantee or otherwise) shall cease to be so liable.

3.4                               Identity of Obligors

This Guarantee is to extend to the Guarantor notwithstanding any change or changes in the name, business, powers, objects, membership, partners, shareholders or other equity owners, directorate, organization or management of the Guarantor, and notwithstanding any reorganization of the Guarantor or the merger or amalgamation of the Guarantor with others, or the sale or disposal of any of the Guarantor’s business in whole or in part to others, or the surrender, forfeiture or termination of its articles or charter, or the receivership, dissolution, insolvency, winding-up, arrangement, reorganization, bankruptcy or liquidation of or in respect of the Guarantor, and no such event shall lessen, release or discharge the obligations of the Guarantor under this Guarantee.

3.5                               Guarantor to Pay; Interest; Currency

(a)                               The Guarantor shall, at any time during the continuance of an Event of Default, on demand by the Guarantee Beneficiaries, forthwith pay to such Guarantee Beneficiaries the amount of the Guaranteed Obligations in default (including any accelerated obligations), and perform any obligations in respect of which any such other Obligor is then in default.

(b)                               If any or all of the Guaranteed Obligations are not duly paid or performed by the Guarantor in question and are not recoverable under Section 3.1(a) or the Guarantee Beneficiaries are not indemnified under Section 3.1(b), in each case for any reason whatsoever, and the Guarantee Beneficiaries have made demand upon the Guarantor in question as provided in this Section 3.5, the Guarantor shall thereupon be liable to such Guarantee Beneficiaries for the amount demanded directly, as principal debtor, and not just as surety, and will not plead or assert to the contrary in any proceeding taken by such Guarantee Beneficiaries in enforcing this Guarantee.

(c)                                The Guarantor shall pay interest on those of the Guaranteed Obligations that are payment obligations for which demand shall have been made in accordance with the terms hereof, computed from and after the date of demand until payment in full, at the rate or rates provided in the Credit Agreement or any other Transaction

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Document (as applicable) in respect of the obligation so demanded, calculated and compounded in the same manner, but without duplication of interest which is payable by the Guarantor where such interest forms part of such Guaranteed Obligations.

(d)                               All Guaranteed Obligations that are payment obligations shall be paid by the Guarantor in whichever currency or currencies in which they are denominated.

3.6                               Statement of Obligations

Any written agreement or other statement in writing by or between a Guarantee Beneficiary or the Guarantee Beneficiaries, as the case may be, and any Obligor (other than the Guarantor in question) from time to time of the indebtedness, obligations or liability of such Obligor to it or them, as the case may be, shall be binding upon the Guarantor and shall be prima facie evidence of the amount of the indebtedness, obligations or liability. All right to question in any way the present or future method of the Guarantee Beneficiaries of dealing with any Obligor or with any Persons now or hereafter liable to the Guarantee Beneficiaries for the Guaranteed Obligations or any part thereof, is hereby waived. The Guarantor renounces all benefits of discussion and division.

3.7                               Not Bound to Exhaust Recourse

The Guarantee Beneficiaries shall not be bound to exhaust their recourse against any Obligor or to pursue any rights or remedies they may have against any Obligor, any other indemnitor or guarantor or any other Person, or to perform any diligence with respect to, make any demand or protest on, provide any notice to or present any note to any Obligor or any Person other than the Guarantor, or file any proof of claim in any insolvency, administration, arrangement, winding-up, liquidation or bankruptcy before demanding or being entitled to demand payment from the Guarantor hereunder.

3.8                               Authority

The Guarantee Beneficiaries shall not be concerned to see or enquire into the powers of any Obligor or any of the directors, officers, partners (or directors or officers thereof) or agents of any Obligor acting or purporting to act on its behalf, and all moneys, advances, renewals and credits in fact borrowed or obtained in the professed exercise of such powers shall be deemed to form part of the Guaranteed Obligations even if irregularly, fraudulently, defectively or informally effected or in excess of the powers of any Obligor or any of the directors, officers, partners (or directors or officers thereof) or agents of any Obligor, and notwithstanding any incapacity or disability of any thereof, and further notwithstanding any actual or constructive notice of the powers of any Obligor or any of the directors, officers, partners (or directors or officers thereof) or agents of any Obligor.

3.9                               Reinstatement

Where any discharge (whether in respect of the obligations of any Obligor, any security for such obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be repaid on insolvency, bankruptcy, administration, arrangement, liquidation or otherwise, the liability of the

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Guarantor under this Guarantee shall continue as if there had been no such discharge or arrangement. The Guarantee Beneficiaries shall be entitled to concede or compromise any claim that any such payment, security or other disposition is liable to avoidance or repayment. Furthermore, the Guarantor shall indemnify the Guarantee Beneficiaries on demand for all reasonable costs and expenses (including fees of counsel) incurred by them in connection with such discharge or continuation, including any such costs and expenses incurred in defending against any claim alleging that such discharge, payment, security or other disposition constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

3.10                        Postponement of Claims

During the continuance of an Event of Default, all indebtedness and liabilities, present and future, of the Guarantor to each other Obligor, together with any security therefor, is hereby postponed and subordinated to all present and future indebtedness and liabilities of each the Guarantor to the Guarantee Beneficiaries, and all monies received from any Obligor or for the account of such Obligor by the Guarantor shall be received and held by the Guarantor in trust for the Collateral Agent (for itself and the rateable benefit of the other Secured Parties) and the other senior creditors of the Guarantor to whom the Guarantor has postponed and subordinated such indebtedness and liabilities to the obligations owed to such other senior creditor on similar terms to the postponement and subordination in this Section 3.10 (the “Other Senior Creditors”) and forthwith upon receipt paid over to the Collateral Agent and the Other Senior Creditors on a pro rata basis until the Guaranteed Obligations are finally paid and satisfied in full, all without prejudice to and without in any way limiting or lessening the liability of the Guarantor to the Guarantee Beneficiaries under this Guarantee.

3.11                        Subrogation; No Competition with Guarantee Beneficiaries

The Guarantor shall not exercise any rights which it may have acquired by way of subrogation, indemnity or contribution under this Guarantee (by virtue of any payment being made by it hereunder, any liability to make payment hereunder, or otherwise), or exercise any right of contribution against any other indemnitor or guarantor, or claim or exercise any right of set-off against any Obligor or any other indemnitor or guarantor, unless and until all Guaranteed Obligations have been finally paid and performed in full. If any amount shall be paid (including through any exercise of set-off rights) to the Guarantor arising out of or based upon such right of subrogation, indemnity, contribution or set-off at a time when the Guaranteed Obligations have not been paid and performed in full, such amount (in the case of a set-off, an amount equal to such set-off in fact exercised by it) shall be deemed to have been paid to the Guarantor for the benefit of, and held by the Guarantor in trust for, the Collateral Agent (for itself and the rateable benefit of the other Secured Parties) and the Other Senior Creditors and shall forthwith be paid to the Collateral Agent and the Other Senior Creditors on a pro rata basis. If (i) the Guarantor performs or makes payment to the Guarantee Beneficiaries of all amounts owing by the Guarantor under this Guarantee, and (ii) the Guaranteed Obligations are performed and irrevocably paid in full, then the Guarantee Beneficiaries will, at the Guarantor’s request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation and warranty, necessary to evidence the transfer by subrogation to the Guarantor of the Guarantee Beneficiaries’

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interest in the Guaranteed Obligations and any security held therefor resulting from such performance or payment by the Guarantor.

3.12                        Appropriation

During the continuance of an Event of Default, the Guarantee Beneficiaries shall appropriate any payment made or monies received from the Guarantor hereunder to payment of the Guaranteed Obligations in accordance with the Credit Agreement.

3.13                        Preservation of Rights

Until all Guaranteed Obligations have been irrevocably paid and discharged in full (whether by any Obligor, the Guarantor or otherwise), after a claim has been made pursuant to this Guarantee which has not been paid in full, the Guarantee Beneficiaries may:

(a)                                 refrain from applying or enforcing any other security, monies or rights held or received by the Guarantee Beneficiaries, as the case may be, in respect of (or capable of being applied in respect of) such amounts or apply and enforce the same in such manner and order as the Guarantee Beneficiaries see fit (whether against such amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)                                 hold in a suspense account (with the obligation to pay interest on the monies held therein at a reasonable rate available to it for deposits made by it in the same currency on like terms and in like amounts) any monies received from the Guarantor or on account of the Guarantor’s liability under this Guarantee.

3.14                        Rights of Set Off

If an Event of Default has occurred and is continuing, each of the Guarantee Beneficiaries is hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Guarantee Beneficiary to or for the credit or the account of the Guarantor against any and all of the obligations of any Obligor now or hereafter existing under this Guarantee or any other Transaction Document to such Guarantee Beneficiary, irrespective of whether or not such Guarantee Beneficiary has made any demand and although such obligations of any such Obligor may be contingent or unmatured or are owed to a branch or office of such Guarantee Beneficiary different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each of the Guarantee Beneficiaries under this Section 3.14 are in addition to other rights and remedies (including other rights of setoff, consolidation of accounts and bankers’ lien) that the Guarantee Beneficiaries or any of them may have under any other agreement. Each Guarantee Beneficiary agrees to promptly notify the Guarantor after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application.

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3.15                        Waiver of Defenses

The Guarantor hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any defenses to enforcement it may have (now or in the future) by reason of (a) any illegality or lack of validity or enforceability of any Guaranteed Obligation or the Credit Agreement or any other Transaction Document or any related agreement or instrument; (b) any change in the time, place or manner of payment of, or in any other term of, the Guaranteed Obligations or any other obligation of any Obligor under the Credit Agreement, or any other Transaction Document, or any rescission, waiver, amendment or other modification of the Credit Agreement, any other Transaction Document or any other agreement, including any increase in the Guaranteed Obligations resulting from any extension of additional credit or otherwise; (c) any taking, exchange, substitution, release, impairment or non-perfection of any collateral, or any taking, release, impairment, amendment, waiver or other modification of any guarantee, for the Guaranteed Obligations; (d) any manner of sale, disposition or application of proceeds of any collateral or other assets to all or part of the Guaranteed Obligations; (e) any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations; (f) any change, restructuring or termination of the corporate structure, ownership or existence of any Obligor; (g) any failure of any Guarantee Beneficiaries to disclose to any Obligor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Obligor now or hereafter known to such Guarantee Beneficiaries; the Guarantor waiving any duty of the Guarantee Beneficiaries to disclose such information; (h) the failure of any other Person to execute or deliver any guarantee or agreement or the release or reduction of liability of the Guarantor or other guarantor or surety with respect to the Obligations; (i) the failure of any Guarantee Beneficiaries to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of the Credit Agreement, any other Transaction Document or otherwise; (j) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Borrowers against any Guarantee Beneficiary; or (k) any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Loans or any existence of or reliance on any representation by any Guarantee Beneficiary that might vary the risk of the Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, any Obligor or any other guarantor or surety.

ARTICLE 4
LIMITED RECOURSE

4.1                               Notwithstanding any other provision hereof or of the other Transaction Documents, the guarantee, indemnity and other obligations and agreements made by the Guarantor hereunder are made for the sole purpose of enabling the Collateral Agent to obtain an effective security interest in and to all of the Collateral as security for the payment and performance of the Guaranteed Obligations. Notwithstanding any other provision of this Guarantee or any of the other Transactions Documents:

(a)                                 the liability of the Guarantor to the Guarantee Beneficiaries hereunder is limited to the extent such liability is required to permit the Collateral Agent to realize upon the Collateral;

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(b)                                 none of the Guarantor Obligations or the rights against the Guarantor under or in respect of this Guarantee or any of the other Transaction Documents shall be personally binding upon the Guarantor, except to the extent necessary for the utilization or enforcement of the rights and remedies of the Guarantee Beneficiaries against the Collateral and only for such purpose;

(c)                                  the Guarantee Beneficiaries shall not be entitled to sue or to commence or join any action or other proceeding against the Guarantor, or cause the Collateral Agent or any other Person to sue or to commence or join any action or other proceeding against the Guarantor, in each case, to recover any sum owing by the Guarantor to the Guarantee Beneficiaries pursuant to this Guarantee, unless such suit or action is necessary to permit the Collateral Agent to realize upon the Collateral;

(d)                                 the Guarantee Beneficiaries shall look and have recourse only to the Collateral in respect of the Guarantor Obligations and no recourse or resort for any Guarantor Obligations shall be had nor shall any judgment or order be issued against the Guarantor or execution or other process or enforcement be levied against the property, assets, undertakings, rights or interests of the Guarantor other than the Collateral, except to the extent necessary for realization or enforcement against the Collateral and only for such purpose; and

(e)                                  the Guarantor Obligations shall be satisfied and paid only out of and enforced only against, and recourse hereunder shall be had only against, the Collateral and no recourse shall be had by the Agent or any other Guarantee Beneficiary to any other assets, property, undertakings, rights or interests of the Guarantor and for greater clarity and without limiting the foregoing the Guarantor shall not be liable to any of the Guarantee Beneficiaries for any deficiency resulting from any such realization or otherwise.

ARTICLE 5
OBLIGATIONS NOT RELEASED

5.1                               Obligations Absolute

The obligations of the Guarantor hereunder shall be absolute and unconditional, and shall not be released, diminished, discharged or in any way lessened, abated, impaired or reduced by:

(a)                               the Guarantee Beneficiaries agreeing to any renewal, extension, increased commitment, change, variation, alteration, restatement, waiver, modification, release or discharge in or in respect of the Guaranteed Obligations, the Credit Agreement, any other Transaction Document (as applicable), or anything done, suffered or permitted by the Guarantee Beneficiaries in relation to the Guaranteed Obligations, the Credit Agreement or any other Transaction Document (as applicable), including any amendment or change in the manner, time, place or calculation of payment of the Guaranteed Obligations (including increases or decreases in principal, interest rates, fees or other obligations);

(b)                               time or any indulgence being given to any Person by the Guarantee Beneficiaries;

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(c)                                the merging of the Credit Agreement, any other Transaction Document (as applicable) or the Guaranteed Obligations or other obligations of any Obligor in, or any alteration thereof by virtue of, any subsequent agreement or amending agreement;

(d)                               the Guarantee Beneficiaries agreeing to any compromise, settlement, proposal, arrangement or plan of reorganization affecting any Obligor or any other indemnitor or guarantor;

(e)                                the Guarantee Beneficiaries agreeing to the release of any other indemnitor or guarantor or any other Person liable directly or as surety or otherwise for the Guaranteed Obligations or any part thereof, or the addition of any indemnitor, guarantor, endorser or surety;

(f)                                 the Guarantee Beneficiaries failing or omitting to, or refraining from, taking any action to enforce the Credit Agreement, any other Transaction Document (as applicable) or any rights or remedies thereunder, or proving the claim or part of the claim of the Guarantee Beneficiaries in any liquidation, bankruptcy, winding-up, compromise, arrangement or other proceeding relating to any Obligor or any other Person;

(g)                                the lack of validity, enforceability, provability or collectability (in whole or in part) for any reason of, or any informality, defect or irregularity in or omission from, the Guaranteed Obligations or the Credit Agreement, any other Transaction Document (as applicable) or any impossibility, impracticability, frustration, illegality, fraud, forgery, force majeure, act of government or change in Applicable Laws, or the loans or advances constituting the Guaranteed Obligations having been made in excess of the power of the Guarantee Beneficiaries or any of them or in contravention of any of their governing statutes or constating documents;

(h)                               any common law or statute bar on enforcement of the whole or any part of the Guaranteed Obligations or the Credit Agreement, any Transaction Document (as applicable);

(i)                                   any marshalling of assets and liabilities;

(j)                                  any notice by the Guarantor purporting in any way to limit its liability hereunder in respect of any Guaranteed Obligations, whether arising prior or subsequent to such notice;

(k)                               any failure or lack of diligence on the part of the Guarantee Beneficiaries to examine, inspect, investigate, monitor or take any other steps in connection with the obligations of any Obligor under the Credit Agreement, any other Transaction Document (as applicable), including in respect of environmental matters;

(l)                                   any limitation on the amount indemnified or guaranteed by any other indemnitor or guarantor of the Guaranteed Obligations;

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(m)                           the failure to perfect any lien or security interest granted to, or in favour of, the Guarantee Beneficiaries as security for any of the Guaranteed Obligations; or

(n)                               any other event, circumstance, occurrence or contingency which might otherwise constitute a legal or equitable defence available to, or discharge of, the Guarantor, any Obligor or any other indemnitor or guarantor of or in respect of the Guaranteed Obligations (other than the irrevocable and unconditional payment in full of all of the Guaranteed Obligations);

in each case regardless of how substantial, fundamental or material such event or circumstance mentioned above may be, or however prejudicial it may be to the Guarantor, and without any requirement for notice to the Guarantor of any of such event or circumstance.

5.2                               Security from the Borrowers or an Obligor

(a)                               Without limiting the generality of Section 5.1 of this Guarantee, the Guarantee Beneficiaries shall be at liberty (without in any way prejudicing or affecting their rights hereunder) from time to time to hold and receive such security for the Guaranteed Obligations or any part thereof as they may deem proper, and may give up, vary, exchange, release, surrender, discharge, waive, postpone, subordinate, abandon or otherwise deal with or fail to deal with such security or any part thereof or property covered thereby or allow any Obligor or others to deal with the property covered thereby, all as the Guarantee Beneficiaries may consider expedient or appropriate.

(b)                               The Guarantee Beneficiaries may, without exonerating in whole or in part the Guarantor, abstain from taking, perfecting or registering, or from continuing any such perfection or registration of, or from taking advantage of, any security or the provisions of any Applicable Laws relating thereto.

(c)                                The Guarantee Beneficiaries may realize or refrain from realizing upon any security when, and in such manner, as the Guarantee Beneficiaries deem expedient, and the Guarantor waives any right it may have to receive notice of any actions or proceedings taken in respect thereof.

(d)                               None of (i) the failure to take or any loss of or in respect of any security or the property covered thereby, whether occasioned by the fault, negligence or omission of the Guarantee Beneficiaries or otherwise, (ii) the failure by the Guarantee Beneficiaries, in whole or in part, to put or keep themselves in a position to deliver any security or any of it to the Guarantor on payment of the Guaranteed Obligations, or (iii) any release, modification or waiver of, or failure, omission, delay, neglect, refusal or lack of diligence to enforce, any right, benefit, privilege or interest under any contract or agreement under which the rights of any Obligor have been collaterally or absolutely assigned or in which a security interest has been granted, shall in any way limit, lessen or release or otherwise abate the liability of the Guarantor hereunder.

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5.3                               Dealing with the Borrowers or other Obligors

It is the intent of the Guarantor and the Guarantee Beneficiaries that the Guarantee Beneficiaries may discontinue, reduce, increase or otherwise vary the credit of the Borrowers and otherwise deal, in the broadest sense of that word, with any Obligor and others, including any other indemnitor or guarantor, as the Guarantee Beneficiaries may see fit, all without prejudice to or in any way limiting or lessening the Guarantor’s liability hereunder and without necessity for obtaining the consent of or giving notice to the Guarantor.

5.4                               Notices not Required

No Guarantee Beneficiary nor any other Person shall have any duty or obligation to notify, or timely notify, the Guarantor of (i) any default, event of default, demand or similar event (however denominated) under the Credit Agreement or any other Transaction Document (as applicable), or any renewal, extension, supplement, modification, rearrangement, amendment, restatement, replacement, cancellation, rescission, revocation or reinstatement (whether or not material) in respect thereof, (ii) any taking, release or exchange of any security, (iii) any action taken or not taken by any Guarantee Beneficiary or any other Person against any Obligor or any other Person, (iv) any new agreement between any Guarantee Beneficiary, any Obligor or any other Person, or (v) any other event or circumstance whatsoever.

ARTICLE 6
REPRESENTATIONS AND ACKNOWLEDGEMENTS

6.1                               Representations and Acknowledgements

The Guarantor represents and warrants to each of the Guarantee Beneficiaries that it has determined that its liability and obligation under this Guarantee may reasonably be expected to substantially benefit the Guarantor directly, and the board of directors of the Guarantor (or the equivalent thereof) has determined it is in the Guarantor’s interests to enter into this Agreement. The Guarantor has had full and complete access to the underlying papers relating to the Guaranteed Obligations and all other papers executed by any other Person in connection with the Guaranteed Obligations. The Guarantor is fully informed of all circumstances which bear upon the risks of executing this Guarantee which a diligent inquiry would reveal. The Guarantor has adequate means to obtain from each Obligor, on a continuing basis, information concerning the financial condition of such Obligors, and is not depending on any Guarantee Beneficiary to provide such information, now or in the future. The Guarantor agrees that no Guarantee Beneficiary shall have any obligation to advise or notify the Guarantor or to provide the Guarantor with any data or information. The Guarantor acknowledges receipt of a copy of all Transaction Documents and understands the obligations of each Obligor thereunder.

ARTICLE 7
WITHHOLDING TAXES

7.1                               Payments Subject to Taxes

If the Guarantor is required by Applicable Law (as determined in the good faith discretion of an applicable withholding agent) to deduct or pay any Indemnified Taxes (including any Other

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Taxes) in respect of any payment by it on account of any of its payment obligations under this Guarantee, then:

(a)                               the sum payable shall be increased by that Guarantor when payable as necessary so that after making or allowing for all required deductions and payments (including deductions and payments applicable to additional sums payable under this Section 7.1) the applicable Guarantee Beneficiaries receive an amount equal to the sum it would have received had no such deductions or payments been required;

(b)                               the Guarantor shall make any such deductions required to be made by it under Applicable Law; and

(c)                                the Guarantor shall timely pay the full amount required to be deducted to the relevant Governmental Authority in accordance with Applicable Law.

7.2                               Indemnification

The Guarantor shall indemnify each Guarantee Beneficiary, within 10 Banking Days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 7.2) payable or paid by the Guarantee Beneficiary or required to be withheld or deducted from a payment to such Guarantee Beneficiary in the same manner and to the same extent required pursuant to section 13.2(c) of the Credit Agreement and such section is deemed to be incorporated herein, mutatis mutandis, for such purpose.

7.3                               Evidence of Payments

As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Guarantor to a Governmental Authority, the Guarantor shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

7.4                               Status of Guarantee Beneficiary

Any Guarantee Beneficiary that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Guarantee or under any other Transaction Document shall, at the request of the Guarantor or the Agent, deliver to the Guarantor and the Agent, no later than thirty (30) days after the later of the date of the request and the date such Guarantee Beneficiary becomes a beneficiary under this Guarantee (or designates a new lending office), at the time or times prescribed by Applicable Law or reasonably requested by the Guarantor or the Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition:

(a)                               any Guarantee Beneficiary, if requested by the Guarantor or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Guarantor or the Agent as will enable the Guarantor or the Agent to

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determine whether or not such Guarantee Beneficiary is subject to withholding or information reporting requirements; and

(b)                               any Guarantee Beneficiary that becomes subject to Canadian withholding tax with respect to any Guaranteed Obligations other than by reason of a Change in Law, shall within five (5) days thereof notify the Guarantor and the Agent in writing.

7.5                               Treatment of Certain Refunds and Tax Reductions

If a Guarantee Beneficiary determines, in its sole discretion, that it has received a credit, refund or remission of any Indemnified Taxes as to which it has been indemnified by the Guarantor has paid additional amounts pursuant to this Article 7, it shall pay to the Guarantor an amount equal to such credit, refund or remission (but only to the extent of indemnity payments made, or additional amounts paid, by the Guarantor under this Article 7 with respect to the Indemnified Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such Guarantee Beneficiary and without interest. The Guarantor shall, upon the request of such Guarantee Beneficiary, repay the amount paid over to the Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Guarantee Beneficiary if such Guarantee Beneficiary is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Guarantee Beneficiary to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Guarantor or any other Person, to arrange its affairs in any particular manner or to claim any available refund or reduction.

ARTICLE 8
EXPENSES

8.1                               Expenses

The Guarantor shall pay to the Guarantee Beneficiaries all reasonable out-of-pocket costs and expenses incurred by the Guarantee Beneficiaries from time to time in the enforcement, realization and collection of or in respect of this Guarantee, including the reasonable fees of legal counsel for the Guarantee Beneficiaries on a solicitor-and-his-own-client basis. All such amounts shall be payable by the Guarantor on demand, and shall bear interest at the Prime Rate then in effect plus 2.00% per annum, calculated from the date demanded by the Guarantee Beneficiaries to the date paid by the Guarantor.

ARTICLE 9
GENERAL

9.1                               Notice

Any notice, communication or demand to be made or given hereunder shall be in writing and may be made or given by personal delivery or by facsimile or other electronic means of communication addressed as follows:

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To the Guarantor:

•

Attention:                                         •
Facsimile:                                         •

To the Guarantee Beneficiaries:

Royal Bank of Canada, as Agent
20 King Street West, 4th Floor
Toronto, Ontario
M5H 1C4

Attention:                                         Manager, Agency
Facsimile:                                         (416) 842 - 4023

or to such other address or facsimile number as any party may from time to time notify the other in accordance with this Section 9.1. Any notice, communication or demand made or given by personal delivery during usual business hours at the place of receipt on a Banking Day shall be deemed to have been given on the day of actual delivery thereof. Any notice, communication or demand made or given by personal delivery after usual business hours on a Banking Day or by facsimile or other electronic means of communication shall be deemed to have been given, on the first Banking Day following the delivery or transmittal thereof.

9.2                               Governing Law and Jurisdiction

(a)                               THIS GUARANTEE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE PROVINCE OF ALBERTA AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

(b)                               The Guarantor agrees that the courts of Alberta shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes which may arise out of or in connection with this Guarantee and it irrevocably submits to the non-exclusive jurisdiction of such courts, without prejudice to the rights of any Guarantee Beneficiary to take proceedings in any other jurisdictions, whether concurrently or not.

(c)                                The Guarantor agrees that final judgment in any such suit, action or proceeding brought in such courts shall be conclusive and binding upon it and may be enforced against it in the courts of Canada (or any other courts to the jurisdiction of which it or its property is subject) by a suit upon such judgment, provided that it does not waive any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment.

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9.3                               Payment on Stay

If:

(a)                               any Obligor or the Guarantor is prevented from making payment of any of the Guaranteed Obligations when it would otherwise be required to do so pursuant to the terms hereof; or

(b)                               the Guarantee Beneficiaries are prevented from demanding payment of the Guaranteed Obligations pursuant to the terms hereof;

in each case because of a stay or other judicial proceeding or any other legal impediment, all Guaranteed Obligations or other amounts otherwise subject to demand, acceleration or payment shall nevertheless be payable by the Guarantor as provided for hereunder.

9.4                               Judgment Currency

If, for the purposes of obtaining or enforcing judgment against the Guarantor in any court, or for any other related purpose hereunder, it is necessary to convert an amount due under this Guarantee in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applicable shall be the Spot Rate applicable to the relevant date to purchase the Original Currency with the Second Currency. The Guarantor agrees that its obligation in respect of any Original Currency due from it shall, notwithstanding any judgment or payment in the Second Currency, be discharged only to the extent that on the Banking Day following the receipt of any sum so paid or adjudged to be due hereunder in the Second Currency the payee may purchase in the market the Original Currency with the amount of the Second Currency so paid or so adjudicated to be due; and if the amount of the Original Currency so purchased is less than the amount originally due in the Original Currency, the Guarantor agrees that the deficiency shall be a separate obligation of it, independent from its obligations under this Guarantee, and shall constitute in favour of the Guarantee Beneficiaries a cause of action which shall continue in full force and effect notwithstanding any such judgment or order to the contrary, and the Guarantor agrees, notwithstanding any such payment or judgment, to indemnify the Guarantee Beneficiaries against any such loss or deficiency.

9.5                               Prohibited Rate

In no event shall any interest or fee to be paid hereunder exceed the maximum rate permitted by Applicable Law. In the event any such interest rate or fee exceeds such maximum rate, such rate shall be adjusted downward to the highest rate (expressed as a percentage per annum) or fee that the parties could validly have agreed to by contract on the date hereof under Applicable Law. It is further agreed that any excess actually received by a Guarantee Beneficiary shall be credited against the Guaranteed Obligations.

9.6                               Assignment

(a)                               The Guarantee Beneficiaries may assign, or grant participation in, this Guarantee (in whole or in part) to any Person to whom they are entitled to assign any

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Guaranteed Obligations in accordance with the provisions of the Credit Agreement or any other Transaction Document (as applicable).

(b)                               Subject to Section 9.2(f) of the Credit Agreement and except as otherwise permitted by the Credit Agreement, the Guarantor shall not assign its rights or obligations hereunder without the prior written consent of the Agent.

(c)                                Subject to paragraphs (a) and (b), this Guarantee shall enure to the benefit of and be binding upon the Guarantor, the Guarantee Beneficiaries, and their respective successors and permitted assigns.

9.7                               Severability

Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.8                               Whole Agreement

This Guarantee constitutes the whole and entire agreement between the parties hereto and cancels and supersedes any prior agreements, undertakings, declarations, commitments and representations, written or oral, in respect thereof.

9.9                               Amendments, Waivers and Consents

This Guarantee may only be amended by an agreement in writing among the Guarantor and the Agent, and provisions hereof may be waived or matters consented to by the Agent only if Agent so agrees in writing. Any waiver or consent by the Agent under any provision of this Guarantee may be given subject to any conditions thought fit by the Agent. Any waiver or consent shall be effective only in the specific instance and for the purpose for which it is given.

9.10                        Further Assurances

The Guarantor shall promptly cure any defect by it in the execution and delivery of this Guarantee.

9.11                        Time of the Essence

Time shall be of the essence of this Guarantee.

9.12                        Separate Action

In case of default hereunder, the Guarantee Beneficiaries may maintain an action or separate successive actions upon this Guarantee against the Guarantor whether or not the Guarantor is joined therein or a separate action is brought against the Guarantor or any other indemnitor or guarantor or any judgment obtained against any of them. The Guarantee

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Beneficiaries’ rights shall not be exhausted by the exercise of any of the Guarantee Beneficiaries’ rights hereunder or otherwise against the Guarantor or by any number of successive actions until and unless all Guaranteed Obligations have been fully paid and performed, and the Guarantor’s obligations hereunder has been fully performed.

9.13                        Waiver and Acknowledgement

The Guarantor hereby expressly waives:

(a)                               notice of acceptance of this Guarantee;

(b)                               notice of the existence or creation of all or any of the Guaranteed Obligations;

(c)                                any right to require marshalling of assets and liabilities;

(d)                               presentment, notice of dishonour and protest;

(e)                                diligence in collection or protection of or realization upon all or any of the Guaranteed Obligations or any obligation hereunder; and

(f)                                 any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Obligor under the Credit Agreement or any other Transaction Document (as applicable), or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF the Guarantor has executed this Guarantee signed by its duly authorized signatory effective as of the date and year first above written.

[Guarantor]

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

TO THE KINDER MORGAN COCHIN ULC CREDIT AGREEMENT
MADE AS OF JUNE 16, 2017

ORGANIZATION CHART

Name of Obligor	Jurisdiction	Details of Ownership
Kinder Morgan Cochin ULC	Nova Scotia	Kinder Morgan Canada Limited Partnership (100%)
Kinder Morgan Canada Limited Partnership	Alberta	Kinder Morgan Canada Company (Class B Limited Partner) KM Canada Terminals ULC (Class B Limited Partner) Kinder Morgan Canada GP Inc. (Class A Limited Partner & General Partner
Kinder Morgan Canada Limited	Alberta	General Public KM Canada Terminals ULC
Kinder Morgan Canada GP Inc.	Alberta	Kinder Morgan Canada Limited (100%)
2043155 Alberta Ltd.	Alberta	Kinder Morgan Canada Limited (100%)
Trans Mountain Pipeline ULC	Alberta	Kinder Morgan Cochin ULC (100%)
KM Canada Terminals GP ULC	Alberta	Kinder Morgan Cochin ULC (100%)
KM Canada Rail Holdings GP Limited	Alberta	Kinder Morgan Cochin ULC (100%)
Trans Mountain (Jet Fuel) Inc.	British Columbia	Kinder Morgan Cochin ULC (100%)
Kinder Morgan Canada Inc.	Alberta	Kinder Morgan Cochin ULC (100%)
Trans Mountain Pipeline L.P.	Alberta	Trans Mountain Pipeline ULC (General Partner) Kinder Morgan Cochin ULC (Limited Partner)

Name of Obligor	Jurisdiction	Details of Ownership
KM Canada Marine Terminal Limited Partnership	British Columbia	KM Canada Terminals GP ULC (General Partner) Kinder Morgan Cochin ULC (Limited Partner)
KM Canada North 40 Limited Partnership	Manitoba	KM Canada Terminals GP ULC (General Partner) Kinder Morgan Cochin ULC (Limited Partner)
Base Line Terminal East Limited Partnership	Manitoba	KM Canada Rail Holdings GP Limited (General Partner) Kinder Morgan Cochin ULC (Limited Partner)
KM Canada Edmonton South Rail Terminal Limited Partnership	Manitoba	KM Canada Rail Holdings GP Limited (General Partner) Kinder Morgan Cochin ULC (Limited Partner)
KM Canada Edmonton North Rail Terminal Limited Partnership	Manitoba	KM Canada Rail Holdings GP Limited (General Partner) Kinder Morgan Cochin ULC (Limited Partner)
Trans Mountain Pipeline (Puget Sound) LLC	Delaware	Trans Mountain Pipeline L.P. (100% Membership Interes)

SCHEDULE J

TO THE KINDER MORGAN COCHIN ULC CREDIT AGREEMENT
MADE AS OF JUNE 16, 2017

RELEVANT JURISDICTIONS

Obligor	Jurisdiction of Formation	Jurisdiction of Chief Executive Office	Jurisdiction where material Property is held
Kinder Morgan Cochin ULC	Nova Scotia	Alberta	Saskatchewan Alberta
Trans Mountain Pipeline ULC	Alberta	Alberta	Alberta British Columbia
Kinder Morgan Canada Limited Partnership	Alberta	Alberta	Alberta
Kinder Morgan Canada GP Inc.	Alberta	Alberta	Alberta
Kinder Morgan Canada Limited	Alberta	Alberta	Alberta
Trans Mountain (Jet Fuel) Inc.	British Columbia	Alberta	British Columbia
Kinder Morgan Canada Inc.	Alberta	Alberta	British Columbia Saskatchewan Alberta
Trans Mountain Pipeline L.P.	Alberta	Alberta	British Columbia Alberta

J-1

KM Canada Marine Terminal Limited Partnership	British Columbia	Alberta	British Columbia
KM Canada North 40 Limited Partnership	Manitoba	Alberta	Alberta
Base Line Terminal East Limited Partnership	Manitoba	Alberta	Alberta
KM Canada Edmonton South Rail Terminal Limited Partnership	Manitoba	Alberta	Alberta
KM Canada Edmonton North Rail Terminal Limited Partnership	Manitoba	Alberta	Alberta
Trans Mountain Pipeline (Puget Sound) LLC	Delaware	Alberta	Washington State
KM Canada Rail Holdings GP Ltd.	Alberta	Alberta	Alberta
KM Canada Terminals GP ULC	Alberta	Alberta	Alberta British Columbia

J-2

SCHEDULE K

TO THE KINDER MORGAN COCHIN ULC CREDIT AGREEMENT
MADE AS OF JUNE 16, 2017

EXISTING PROJECT RELATED PROCEEDING

TRANS MOUNTAIN EXPANSION PROJECT — LITIGATION SUMMARY

CURRENT AS OF MAY 19, 2017

Applications seeking Judicial Review of National Energy Board (“NEB”) Report dated May 19, 2016

No.	Applicant(s)	Court	Action No.	Date Filed	Argument	Remedy Sought	Current Status
1.	The Squamish Nation (also known as the Squamish Indian Band) and Xálek/Sekyú Siý Am, Chief Ian Campbell on his own behalf and on behalf of all members of the Squamish Nation	Federal Court of Appeal	A-217-16	June 16, 2016	**	**	**
2.	Raincoast Conservation Foundation and Living Oceans Society	Federal Court of Appeal	A-218-16	June 17, 2016	**	**	**

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “**” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

					**	**	**
3.	City of Burnaby	Federal Court of Appeal	A-224-16	June 17, 2016	**	**	**
4.	Coldwater Indian Band and Chief Lee Spahan in his capacity as Chief of the Coldwater Band and on behalf of all members of the Coldwater Band	Federal Court of Appeal	A-223-16	June 17, 2016	**	**	**

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “**” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

					**		**
5.	City of Vancouver	Federal Court of Appeal	A-225-16	June 17, 2016	**	**	**
6.	Kwantlen First Nation, Cheam First Nation and Chawathil First Nation	Federal Court of Appeal	A-230-16	June 20, 2016	**	**	**

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “**” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

**
7.	Tsleil-Waututh Nation	Federal Court of Appeal	A-232-16	June 20, 2016	**	**	**

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “**” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Applications Seeking Judicial Review of Order in Council (“OIC”) dated November 29, 2016

No.	Applicant(s)	Court	Action No.	Date Filed	Argument	Remedy Sought	Current Status
8.	Chief Ron Ignace and Chief Fred Seymour, on their own behalf and on behalf of all other members of the Stk’emlupsemc Te Secwepemc of the Secwepemc Nation	Federal Court of Appeal	A-68-17	February 27, 2017 (leave granted February 22, 2017)	**	**	**
9.	Musqueam Indian Band	Federal Court of Appeal	A-73-17	March 1, 2017 (leave granted February 22, 2017)	**	**	**
10.	Upper Nicola Band	Federal Court of Appeal	A-74-17	March 1, 2017 (leave granted February 22, 2017)	**	**	**

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “**” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

						**	**
11.	City of Burnaby	Federal Court of Appeal	A-75-17	March 1, 2017 (leave granted February 22, 2017)	**	**	**
12.	Coldwater Indian Band and Chief Lee Spahan, in his capacity as Chief of the Coldwater Band and on behalf of all members of the Coldwater Band.	Federal Court of Appeal	A-76-17	March 1, 2017 (leave granted February 22, 2017)	**	**	**

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “**” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

**
13.	The Squamish Nation (also known as the Squamish Indian Band) and Xàlek/Sekyú Siý Am, Chief Ian Campbell on his own behalf and on behalf of all members of the Squamish Nation.	Federal Court of Appeal	A-77-17	March 1, 2017 (leave granted February 22, 2017)	**	**	**
14.	Tsleil-Waututh Nation	Federal Court of Appeal	A-78-17	March 1, 2017 (leave granted February 22, 2017)	**	**	**

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “**” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

					**	**	**
15.	Raincoast Conservation Foundation and Living Oceans Society	Federal Court of Appeal	A-84-17	March 3, 2017 (leave granted on February 22, 2017)	**	**	**
16.

Aitchelitz, Skowkale, Shxwhá:y Village, Soowahlie, Squiala First Nation, Tzeachten, Yakweakwioose, Skwah, Kwaw-Kwaw-Apilt and Chief David Jimmie on his own behalf and on behalf of all members of the Ts’elxwéyeqw Tribe

		Federal Court of Appeal	A-86-17	March 6, 2017 (leave granted on February 22, 2017)	**	**	**

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “**” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

**

Other Litigation

No.	Applicant(s)	Court	Action No.	Date Filed	Argument	Remedy Sought	Current Status
17.	Tsleil-Waututh Nation	Federal Court of Appeal	A-386-14	May 2, 2014	**	**	**
18.	Coldwater Indian Band and Chief Lee Spahan in his capacity as Chief of the Coldwater Band on behalf of all members of the Coldwater Band	Federal Court of Appeal	A-214-16	June 14, 2016	**	**	**

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “**” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

					**		**
19.	Democracy Watch and PIPE UP Network	British Columbia Supreme Court	S-170912	January 31, 2017	**	**	**
20.	City of Vancouver	British Columbia Supreme Court	S-173392	April 11, 2017	**	**	**
21.	The Squamish Nation (also known as the Squamish Indian Band) and Xálek/Sekyú	British Columbia Supreme Court	S-173649	April 20, 2017	**	**	**

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “**” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Siý Am, Chief Ian Campbell on his own behalf and on behalf of all members of the Squamish Nation	**	**	**

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “**” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

SCHEDULE L

TO THE KINDER MORGAN COCHIN ULC CREDIT AGREEMENT
MADE AS OF JUNE 16, 2017

REQUIRED PERMITS

1.                                      National Energy Board

(a)                                 Certificate OC-2, as amended by Order AO-003-OC-2;

(b)                                 Certificate OC-49, as amended by Order AO-002-OC-49; and

(c)                                  Certificate OC-064.

2.                                      British Columbia Environmental Assessment Certificate E17-01.

3.                                      Vancouver Fraser Port Authority Project Permit for the Westridge Marine Terminal Upgrade and Expansion Project (pending).

L-1

SCHEDULE M

TO THE KINDER MORGAN COCHIN ULC CREDIT AGREEMENT
MADE AS OF JUNE 16, 2017

PROJECT BUDGET

Table 3 Pipeline Cost Estimate Forecast ($000)

Description	**	**	**	**	Total Project Budget
**
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**
**
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**
**
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**
**	**	**	**	**	**
**				**	**
**				**	**
Total Project Cost Estimate	**	**	**	**	$7,398,332

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “**” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

M-1

SCHEDULE N

TO THE KINDER MORGAN COCHIN ULC CREDIT AGREEMENT
MADE AS OF JUNE 16, 2017

PROJECT REAL PROPERTY RIGHTS

Alberta Parcels(4)

TMEP TRACT	REV5 KP IN	REV5 KP OUT	Spread Name	LAND STATUS
0.9006	247	247	2C	Private
0.9031	309.9	309.9	2C	Private
0.9543	11.9	11.9	1	Municipality Owned
0.955	12.2	12.2	1	Municipality Owned
0.9636	35.1	35.1	1	Private
0.9637	35.1	35.1	1	Private
0.9638	35.1	35.1	1	Private
0.9639	35.1	35.1	1	Private
0.9641	35.1	35.1	1	Private
0.9642	35.1	35.1	1	Private
0.9643	35.1	35.1	1	Private
0.9644	35.1	35.1	1	Private
1.02	0	0	1	Private
2	0.1	0.1	1	Municipality Owned
182	48.1	48.8	1	AB Transportation
183	49	49.2	2A	AB Transportation
189	52.5	52.5	2A	Private
197	53.9	53.9	2A	Private
197.01	54	54	2A	Private
198	54.1	54.7	2A	Private
199	54.8	55.5	2A	Private
201	56.4	57.2	2A	Private
202	57.3	57.5	2A	Municipality Owned

(4)         TMEP TRACT = number related to Land Parcel Tract Number or generated number

Rev5 = version used within the PPBOR regarding the details of each parcel

KP = Kilometer Post

TMEP TRACT	REV5 KP IN	REV5 KP OUT	Spread Name	LAND STATUS
202.01	57.6	58	2A	Municipality Owned
204	58.7	58.8	2A	Private
205	59	59	2A	Private
207	59.6	59.6	2A	Private
208	59.6	59.6	2A	Private
208.01	59.7	59.7	2A	Municipality Owned
209	59.7	59.7	2A	Private
210	59.8	59.8	2A	Private
211	59.9	59.9	2A	Private
211.01	60	60	2A	Private
212	60.1	60.1	2A	Municipality Owned
212.01	60.2	60.2	2A	Private
215	60.3	60.3	2A	Private
215.01	60.4	60.4	2A	Private
217	60.6	61.3	2A	Private
222	62.8	63.1	2A	Private
223	63.2	63.8	2A	Private
224	63.9	64.7	2A	Private
225	64.7	64.7	2A	Private
226	64.9	65.5	2A	Municipality Owned
227	65.6	65.6	2A	Private
228	65.7	65.9	2A	Private
229	66.1	66.8	2A	Private
231	66.9	67.5	2A	Private
232	67.6	67.6	2A	Private
233	67.7	68.4	2A	Private
234	68.5	69.3	2A	Private
236	70.2	70.9	2A	Private
238	71.8	72.5	2A	Private
239	72.7	73.1	2A	Private
241	73.5	73.5	2A	Private
242	73.6	73.7	2A	Private
243	73.8	73.8	2A	Private
244	73.9	74	2A	Private
245	74.1	74.1	2A	Private
246	74.1	74.1	2A	Private

TMEP TRACT	REV5 KP IN	REV5 KP OUT	Spread Name	LAND STATUS
247	74.2	74.2	2A	Private
249	74.3	74.6	2A	Private
252	75.5	75.9	2A	Private
254	76	76.2	2A	Private
255	76.2	76.2	2A	Private
256	76.3	76.3	2A	Private
257	76.4	76.4	2A	Private
258	76.4	76.4	2A	Private
259	76.5	76.5	2A	Private
260	76.7	76.7	2A	Private
261	76.8	76.9	2A	Private
262	77	77	2A	Private
264	77.2	77.2	2A	Private
265	77.4	77.5	2A	Private
268	77.7	78.3	2A	Private
269	78.4	78.7	2A	Private
270	78.8	78.8	2A	Private
271	78.9	78.9	2A	Private
272	79	79	2A	Private
273	79	79.1	2A	Private
278	81.1	81.6	2A	Private
281	83.3	84.1	2A	Private
282	84.2	84.9	2A	Private
286	85.8	85.8	2A	Private
288	86.6	86.6	2A	Private
289	86.6	86.6	2A	Private
290	86.7	87.3	2A	Private
291	87.5	88.2	2A	Private
293	89.1	89.8	2A	Private
299	91.6	92.2	2A	Private
300	92.3	92.3	2A	Private
301	92.4	93.1	2A	Private
301.01	93.2	93.8	2A	Private
309	97.1	97.2	2A	Municipality Owned
310	97.3	98	2A	Private
311	98.1	98.9	2A	Private
312	99	99.7	2A	Private
313	99.8	100.6	2A	Private
314	100.7	101.5	2A	Private

TMEP TRACT	REV5 KP IN	REV5 KP OUT	Spread Name	LAND STATUS
315	101.6	102.4	2A	Private
316	102.5	102.5	2A	Private
319	104.9	105.2	2A	Private
320	105.3	105.6	2A	Private
321	105.7	106.4	2A	Private
323	108.1	108.8	2A	Private
325	109.1	109.1	2A	Private
329	111.2	111.2	2A	Private
330	111.4	112.1	2A	Private
331	112.2	112.9	2A	Private
336	115.5	116.2	2A	Private
338	116.3	116.6	2A	Private
339	116.7	117	2A	Private
340	117.1	117.5	2A	Private
341	117.6	117.6	2A	Private
343	118	118.3	2A	Private
344	118.4	118.7	2A	Private
345	118.8	119.5	2A	Private
346	119.6	120.3	2A	Private
347	120.4	121.2	2A	Private
352	124.5	125.2	2A	Private
352.01	125.3	125.3	2A	Private
354	126.2	126.9	2A	Private
354.01	126.2	126.9	2A	Private
357	127.8	128.1	2A	Private
358	128.2	128.5	2A	Private
360	129	129.3	2A	Private
361	129.5	130.2	2A	Private
365	132	132.6	2A	AB Transportation
366	132.8	133.1	2A	Private
367	133.2	133.2	2A	Private
368	133.2	133.2	2A	Private
369	133.2	133.2	2A	Private
370	133.4	133.4	2A	Private
371	133.4	133.4	2A	Private
372	133.5	133.5	2A	Private
373	133.9	133.9	2A	Private
374	134	134	2A	Private
381	134.6	135.2	2A	Private

TMEP TRACT	REV5 KP IN	REV5 KP OUT	Spread Name	LAND STATUS
382	134.5	134.5	2A	Private
383	135.4	136.1	2A	Private
384	135.7	135.7	2A	Private
385	136.2	136.9	2A	Private
386	137	137.7	2A	Private
387	137.9	138.6	2A	Private
388	138.7	139.4	2A	Private
389	139.5	139.8	2A	Private
390	139.9	140.2	2A	Private
392	141.1	141.8	2A	Private
393	141.9	142.6	2A	Private
393.01	142.5	142.5	2A	Private
394	142.8	143.5	2A	Private
395	143.6	144.3	2A	Private
396	144.4	144.6	2A	Private
398	145.2	145.2	2A	Private
398.01	145.3	146	2A	Private
400	146.9	147.6	2A	Private
401	147.7	148.4	2B	Private
402	148.5	149.2	2B	Private
403	149.3	150	2B	Private
404	150.1	150.9	2B	Private
407	152.6	152.7	2B	Private
408	152.8	153.4	2B	Private
409	153.5	154.2	2B	Private
410	154.3	155	2B	Private
412	155.1	155.8	2B	Private
413	155.9	156.6	2B	Private
414	156.7	157.4	2B	Private
415	157.6	158.3	2B	Private
417	159.2	159.9	2B	Private
419	160.8	161.6	2B	Private
420	161.7	162.4	2B	Private
424	163.4	163.9	2B	Private
424.01	164	164.1	2B	Private
425	164.3	165	2B	Private
426	165.1	165.8	2B	Private
427	165.9	166.6	2B	Private
428	166.7	167.4	2B	Private

TMEP TRACT	REV5 KP IN	REV5 KP OUT	Spread Name	LAND STATUS
429	167.5	168.2	2B	Private
429.01	167.5	168.2	2B	Private
430	168.3	169	2B	Private
431	169.2	169.8	2B	Private
432	169.9	170.1	2B	Private
432.01	170.2	170.5	2B	Private
432.02	170.6	170.6	2B	Private
433	170.8	171.5	2B	Private
434	171.6	171.6	2B	Private
435	171.7	172.3	2B	Private
439	175.7	176.4	2B	Private
441	177.3	178	2B	AB Transportation
447	182.2	182.9	2B	Private
449	183.9	184.6	2B	Private
450	184.6	184.6	2B	Private
452	185.6	185.7	2B	Private
453	185.8	185.8	2B	AB Transportation
454	185.8	185.8	2B	AB Transportation
455	185.9	185.9	2B	AB Transportation
456	186	186	2B	AB Transportation
457	186.2	186.4	2B	Private
458	186.5	187.2	2B	Private
459.01	187.7	188	2B	Private
461	188.9	189.6	2B	Private
462	189.7	190.1	2B	Private
463	190.2	190.4	2B	Private
464	191	191.3	2B	Private
465	190.6	190.9	2B	Private
466	191.4	192.1	2B	Private
468	192.8	192.8	2B	Private
469	193	193.2	2B	Private
474	196.3	196.3	2B	Private
475	196.3	196.3	2B	Private
476	196.4	197	2B	Private
477	197.1	197.1	2B	Private
478	197.2	198	2B	Private

TMEP TRACT	REV5 KP IN	REV5 KP OUT	Spread Name	LAND STATUS
480	198.2	198.9	2B	Private
481	199.1	199.8	2B	Private
482	199.9	199.9	2B	Private
483	200	200.7	2B	Private
484	200.8	201.5	2B	Private
484.01	201.6	202.3	2B	Private
485	202.5	203.2	2B	Private
485.01	203.3	204	2B	Private
487	204.9	205.6	2B	Private
487.01	205	205.1	2B	Private
489	206	206.5	2B	Private
490	206.6	206.7	2B	Private
491	206.8	206.8	2B	Private
491.01	206.9	206.9	2B	Private
492	207	207	2B	Private
493	207.1	207.3	2B	Private
494	207.5	207.7	2B	Private
495	207.8	208.2	2B	Private
497	209	209	2B	Private
498	209.1	209.8	2B	Private
499	209.6	209.7	2B	Private
500	209.9	210.7	2B	Private
501	210.8	211.1	2B	Private
501.01	211.2	211.5	2B	Private
502	211.6	212.3	2B	Private
503	212.5	212.8	2B	Municipality Owned
504	212.9	213.1	2B	Municipality Owned
505	213.2	213.3	2B	Private
506	213.4	213.4	2B	Private
507	213.5	213.5	2B	Private
508	213.6	213.6	2B	Private
509	213.7	213.7	2B	Private
510	213.8	213.8	2B	Private
511	213.9	213.9	2B	Private
512	214	214	2B	Private
513	214	214	2B	Municipality Owned
521	218.6	219.1	2B	Private

TMEP TRACT	REV5 KP IN	REV5 KP OUT	Spread Name	LAND STATUS
525	220.1	220.2	2B	Private
527	220.9	221.6	2B	Private
528	221.7	222.5	2B	Private
529	222.6	222.6	2B	Private
531	222.8	223	2B	Private
532	223.1	223.5	2B	Private
534	224.4	225.1	2B	Private
535.01	225.5	225.5	2B	Private
536	225.6	225.6	2B	Private
537	225.7	226	2B	Private
539	226.5	226.6	2B	Private
540	226.7	226.8	2B	Private
541	226.9	226.9	2B	Municipality Owned
544	227.8	228.5	2B	Municipality Owned
545	228.6	228.6	2B	Private
549	229.4	229.8	2B	Municipality Owned
550	229.9	230.1	2B	Municipality Owned
552	231.1	231.7	2B	Municipality Owned
553	231.8	231.8	2B	Municipality Owned
557	233.1	233.4	2B	Private
558	233.4	233.4	2B	Private
561	234.7	235.2	2B	Private
562	235.3	235.3	2B	Private
563	235.4	235.4	2B	Municipality Owned
565	235.9	235.9	2B	Private
566	236	236	2B	Private
567	236.1	236.1	2B	Private
568	236.1	236.1	2B	Private
569	236.2	236.6	2B	Private
570	236.7	236.7	2B	Private
571	236.8	237	2B	Private
572	237.1	237.8	2B	Private
573	237.9	238.6	2B	Private
575	239.6	239.7	2B	Private

TMEP TRACT	REV5 KP IN	REV5 KP OUT	Spread Name	LAND STATUS
577	240.5	241.3	2B	Private
578	241.4	242.1	2B	Private
581	243.7	243.9	2B	Private
584	245.7	246.2	2B	Private
586	246.5	246.5	2C	Municipality Owned
587	246.6	246.6	2C	Private
588	246.7	246.7	2C	Municipality Owned
589	246.8	246.8	2C	Private
600	255.2	256	2C	Private
605	258.4	258.4	2C	AB Transportation
607	258.6	259.3	2C	Private
650	303.2	303.2	2C	Private
651	303.3	303.4	2C	Municipality Owned
653	303.6	303.6	2C	Private
654	303.7	303.7	2C	Municipality Owned
657.02	307.5	307.5	2C	Private
726	327.1	327.1	2C	Private
727	327.2	327.2	2C	Private
731	327.8	328.4	2C	Private
743.01	337.5	337.6	2C	Private
2002	52.8	52.8	2A	Private
2014	59.5	59.5	2A	Private
2017	60.3	60.3	2A	Municipality Owned
2029	66.9	66.9	2A	Private
2036	73.9	73.9	2A	Private
2037	74	74	2A	Private
2049	76.3	76.3	2A	Private
2050	76.4	76.4	2A	Private
2057	76.9	76.9	2A	Private
2063	77.4	77.4	2A	Private
2064	77.5	77.5	2A	Private
2069	78.8	78.8	2A	Private
2086	91.2	91.2	2A	Private
2096	108.6	108.6	2A	Private
2125	162.5	162.8	2B	Private

TMEP TRACT	REV5 KP IN	REV5 KP OUT	Spread Name	LAND STATUS
2149	214	214	2B	Municipality Owned
2183	231.2	231.3	2B	Private
2226	232.9	232.9	2B	Private
2234	233	233	2B	Private

British Columbia Parcels

TEMP TRACT	REV5-1 KP IN	REV5-1 KP OUT	Spread Name	LAND STATUS
0.703	1095.4	1095.4	6	Private
0.703201	1088.71	1088.74	6	Private
0.7079	1043.26	1043.56	5B	Private
0.71060111	1015.64	1015.75	5B	Private
0.711001	976.87	976.9	5A	Private
0.7144	816.98	817.39	5A	Private
0.716	721.41	721.59	4B	Private
0.7525	1151.54	1151.94	7	Private
0.7547	1155.2	1155.2	7	Private
0.7574	1158.57	1158.78	7	Private
0.760514	1168.52	1168.84	7	Private
1	0	0.84	7	Private
5	3.09	3.4	Westridge Lateral	Private
793.04	502.2	502.2	3A	Private
793.05	502.26	502.44	3A	Private
794	502.2	502.26	3A	Private
803	508.93	509.35	3B	Private
804.01	509.35	509.82	3B	Private
805	509.97	511	3B	Private
806	511	511.01	3B	Private
806.01	511.78	511.88	3B	Private
812.02	513.41	513.62	3B	Private
813	514.6	514.6	3B	Private
814	514.48	515.4	3B	Municipality Owned
816	517.07	517.22	3B	Private
816.01	517.22	517.32	3B	Private
816.02	517.32	517.38	3B	Private
816.03	517.38	517.45	3B	Private
816.04	517.45	517.5	3B	Private
817	517.91	518.14	3B	Private
817.01	518.23	518.35	3B	Private
817.02	518.73	518.75	3B	Private
819	519.09	519.13	3B	Private
819.02	519.13	519.16	3B	Private
819.03	519.16	519.28	3B	Municipality Owned

TEMP TRACT	REV5-1 KP IN	REV5-1 KP OUT	Spread Name	LAND STATUS
819.06	519.47	519.54	3B	Private
820	520.34	521.33	3B	Private
821	521.33	521.8	3B	Private
824.02	524.93	525.07	3B	Private
827	526.84	527.2	3C	Private
827.01	527.2	527.39	3C	Private
845	539.98	540.41	3C	Private
846.01	540.41	540.76	3C	Private
846.02	540.76	541.14	3C	Private
853	544.34	544.76	3C	Private
855	545.06	545.23	3C	Private
919	604.96	605.48	3C	Private
921	605.81	605.87	3C	Private
927	610.01	610.36	3C	Private
928	610.38	610.48	3C	Private
929	610.48	610.61	3C	Private
929.01	610.61	610.64	3C	Private
929.02	610.64	610.81	4A	Private
929.03	610.6	610.6	3C	Private
929.04	610.5	610.5	3C	Private
930	610.85	610.91	4A	Private
931	611	611	4A	Private
932	610.94	611.1	4A	Private
933	611.1	611.24	4A	Private
934	611.24	611.47	4A	Private
936	611.53	611.54	4A	Private
937	611.54	611.77	4A	Private
938	611.79	612.58	4A	Private
963	640.28	641.98	4A	Private
964	641.98	642.43	4A	Private
975	649.21	649.42	4A	Private
976	649.42	650.71	4A	Private
978	650.84	650.88	4A	Private
979	650.88	650.92	4A	Private
981	650.95	650.97	4A	Private
982	650.97	651.01	4A	Private
984	651	651	4A	Private
984.01	651.01	651.04	4A	Private

TEMP TRACT	REV5-1 KP IN	REV5-1 KP OUT	Spread Name	LAND STATUS
985	651.06	651.12	4A	Municipality Owned
986	651.14	651.16	4A	Private
987	651.16	651.19	4A	Private
988	651.19	651.21	4A	Private
990	651.21	651.26	4A	Private
991	651.26	651.29	4A	Private
992	651.29	651.32	4A	Private
993	651.32	651.34	4A	Private
994	651.53	651.6	4A	Private
996	651.6	651.72	4A	Private
997	651.72	652.03	4A	Private
1018	667.13	667.25	4A	Private
1035.01	684.99	685.14	4A	Private
1039	686.91	686.99	4A	Private
1040	686.99	687.32	4A	Private
1041	687.34	687.43	4A	Private
1042	687.53	687.55	4A	Private
1043	687.46	687.53	4A	Private
1044	687.59	687.89	4A	Private
1046	687.89	688.09	4A	Private
1046.01	688.2	688.68	4A	Private
1049	690.5	690.54	4A	Private
1051	691.15	692.57	4B	Private
1052	692.57	692.77	4B	Private
1054	692.77	693.34	4B	Private
1055	693.8	694.09	4B	Private
1056	694.09	694.27	4B	Private
1059	694.46	694.57	4B	Private
1060	694.82	695.23	4B	Private
1061	695.23	695.43	4B	Private
1062	695.73	696.05	4B	Private
1063	696.05	697.61	4B	Private
1064	697.68	698.61	4B	Private
1065	698.61	699.72	4B	Private
1067	699.72	699.74	4B	Private
1068	699.96	700.65	4B	Private
1069	700.65	700.72	4B	Private
1070	700.72	700.78	4B	Private

TEMP TRACT	REV5-1 KP IN	REV5-1 KP OUT	Spread Name	LAND STATUS
1071	700.78	700.84	4B	Private
1072	700.84	700.92	4B	Private
1073	700.92	701	4B	Private
1074	701	701.09	4B	Private
1075	701.09	701.17	4B	Private
1076	701.17	701.23	4B	Private
1077	701.25	701.31	4B	Private
1078	701.31	701.38	4B	Private
1079	701.38	701.43	4B	Private
1080	701.43	701.53	4B	Private
1081	701.53	701.59	4B	Private
1082	701.59	701.72	4B	Private
1083	701.72	701.77	4B	Private
1084	701.77	702.34	4B	Private
1086	703.3	703.65	4B	Private
1087	703.65	703.74	4B	Private
1093	706.55	707.4	4B	Private
1095	707.7	707.85	4B	Private
1095.01	707.85	708.2	4B	Private
1096	708.2	708.8	4B	Private
1097	708.8	708.82	4B	Private
1098	708.82	708.93	4B	Private
1099	708.93	709.04	4B	Private
1100	709.04	709.12	4B	Private
1101	709.12	709.21	4B	Private
1102	709.3	709.3	4B	Private
1103	709.21	709.49	4B	Private
1104	709.49	709.56	4B	Private
1105	709.56	709.75	4B	Private
1106	709.81	710.05	4B	Private
1107	710.05	710.85	4B	Private
1108	710.85	711.31	4B	Private
1109	711.37	711.76	4B	Private
1110	711.76	712.19	4B	Private
1131	714.49	714.54	4B	Private
1133	714.64	714.73	4B	Private
1134	714.73	715.31	4B	Private
1138	715.31	715.94	4B	Private
1140	715.96	716.05	4B	Private

TEMP TRACT	REV5-1 KP IN	REV5-1 KP OUT	Spread Name	LAND STATUS
1141	716.1	716.1	4B	Private
1142	716.07	716.13	4B	Private
1143	716.13	716.24	4B	Private
1144	716.24	716.33	4B	Private
1145	716.33	716.53	4B	Private
1146	716.55	716.93	4B	Private
1147	716.93	717.35	4B	Private
1148	717.35	717.62	4B	Private
1149	717.62	717.68	4B	Private
1150	717.76	717.84	4B	Municipality Owned
1150.01	717.84	718.02	4B	Private
1150.02	718.02	718.07	4B	Private
1151.01	718.09	718.11	4B	Private
1152	718.11	718.13	4B	Private
1153	718.13	718.15	4B	Private
1154	718.15	718.17	4B	Private
1155	718.17	718.19	4B	Private
1156	718.19	718.21	4B	Private
1157	718.21	718.23	4B	Private
1158	718.23	718.25	4B	Private
1159	718.25	718.27	4B	Private
1160	718.27	718.29	4B	Private
1161	718.29	718.32	4B	Private
1162	718.32	718.34	4B	Private
1163	718.34	718.36	4B	Private
1164	718.36	718.38	4B	Private
1165	718.38	718.4	4B	Private
1166	718.4	718.42	4B	Private
1167	718.42	718.44	4B	Private
1168	718.44	718.46	4B	Private
1169	718.46	718.47	4B	Private
1170	718.4	718.4	4B	Private
1171	718.47	718.49	4B	Private
1172	718.49	718.51	4B	Private
1173	718.51	718.53	4B	Private
1174	718.53	718.57	4B	Private
1175	718.57	718.58	4B	Private
1176	718.6	718.6	4B	Private

TEMP TRACT	REV5-1 KP IN	REV5-1 KP OUT	Spread Name	LAND STATUS
1177	718.61	718.64	4B	Private
1178	718.64	718.65	4B	Private
1179.01	718.9	718.9	4B	Private
1180	718.9	719.26	4B	Private
1182	719.26	719.61	4B	Private
1184.01	720.17	720.35	4B	Private
1185	720.68	721.1	4B	Private
1189.02	723.44	723.93	4B	Private
1191	723.95	724.07	4B	Private
1192	724.07	724.25	4B	Private
1194	724.25	724.43	4B	Private
1195	724.43	724.53	4B	Private
1196	724.53	724.63	4B	Private
1197	724.63	724.78	4B	Private
1198	724.78	724.85	4B	Private
1199	724.88	724.88	4B	Private
1199.01	724.88	725.32	4B	Private
1200	725.3	725.3	4B	Private
1202	725.54	725.77	4B	Private
1203	725.78	726.44	4B	Private
1204	726.44	726.58	4B	Private
1205	726.58	726.66	4B	Private
1209	726.69	726.72	4B	Private
1211	726.81	726.84	4B	Private
1212	726.84	726.9	4B	Private
1212.01	726.9	726.93	4B	Private
1213	727	727.11	4B	Private
1214	728.03	728.33	4B	Private
1214.01	728.56	728.97	4B	Private
1215	728.97	729.86	4B	Private
1219	731.27	731.67	4B	Private
1220	731.67	732.08	4B	Private
1221	732.08	732.48	4B	Private
1221.01	732.5	732.5	4B	Private
1221.02	732.52	732.92	4B	Private
1225	742.82	743.22	4B	Private
1226	743.22	743.65	4B	Private
1227	743.65	744.5	4B	Private
1228	744.5	744.8	4B	Private

TEMP TRACT	REV5-1 KP IN	REV5-1 KP OUT	Spread Name	LAND STATUS
1229	745.26	746.08	4B	Private
1230	746.08	746.44	4B	Private
1243	752.45	752.73	4B	Private
1244	752.73	753.02	4B	Private
1245	753.02	753.04	4B	Private
1246	753.04	753.13	4B	Private
1247	753.13	753.24	4B	Private
1248	753.24	753.26	4B	Private
1249	753.26	753.4	4B	Private
1254	754.96	755.55	4B	Private
1256	756.03	756.42	4B	Private
1257	756.53	756.65	4B	Private
1258	756.81	757.49	4B	Private
1259.01	758.2	758.2	4B	Private
1260	758.82	759.12	4B	Private
1262	759.27	759.31	4B	Private
1263	759.31	759.99	4B	Private
1264	759.99	760.87	4B	Private
1267	761.29	761.67	4B	Private
1268	761.69	761.82	4B	Private
1268.01	761.9	761.9	4B	Private
1269	762.96	763.22	4B	Private
1270	763.26	763.77	4B	Private
1271	763.77	763.77	4B	Private
1274	764.56	764.56	4B	Private
1274.01	764.25	764.56	4B	Private
1340	807.9	808.71	5A	Private
1341	808.71	808.83	5A	Private
1342	808.83	808.93	5A	Private
1343	808.93	809.05	5A	Private
1365	810.68	810.84	5A	Private
1366	810.84	810.93	5A	Private
1370.01	811.44	811.75	5A	Private
1372	813.55	813.98	5A	Private
1373	814.04	814.43	5A	Private
1381	816.54	816.9	5A	Private
1567	840.78	840.85	5A	Private
1572	840.87	840.95	5A	Municipality Owned

TEMP TRACT	REV5-1 KP IN	REV5-1 KP OUT	Spread Name	LAND STATUS
1602	843.54	843.57	5A	Private
1607	846.7	847.32	5A	Private
1609.01	847.76	847.89	5A	Private
1633	860.19	861.03	5A	Private
1636	861.03	861.45	5A	Private
1642	864.53	864.64	5A	Private
1648	868.47	868.87	5A	Private
1675	889.45	890.03	5A	Private
1676	891.26	892.89	5A	Private
1677	892.89	893.33	5A	Private
1678	893.33	894.13	5A	Private
1680	894.19	895.03	5A	Private
1681	895.26	895.56	5A	Private
1687	908.17	908.55	5A	Private
1689	909.35	909.96	5A	Private
1690	909.96	910.85	5A	Private
1692	911.24	911.57	5A	Private
1693	911.57	911.67	5A	Private
1696	912.53	912.62	5A	Private
1697	913.28	913.57	5A	Private
1698	913.57	914.13	5A	Private
1700	915.1	915.4	5A	Private
1701	915.4	916.25	5A	Private
1704	916.25	916.87	5A	Private
1705	916.87	917.53	5A	Private
1707	917.53	918.57	5A	Private
1708	918.57	918.72	5A	Private
1709	918.72	919.52	5A	Private
1711	919.52	920.35	5A	Private
1714	920.35	921.08	5A	Private
1715	921.08	921.49	5A	Private
1717	921.49	921.64	5A	Private
1718	921.64	923.15	5A	Private
1719	923.42	923.42	5A	Private
1720.01	924.74	924.77	5A	Private
1721.01	924.2	924.64	5A	Private
1722	925.01	925.27	5A	Private
1723	925.27	926.36	5A	Private
1723.01	926.88	927.11	5A	Private

TEMP TRACT	REV5-1 KP IN	REV5-1 KP OUT	Spread Name	LAND STATUS
1726	928.17	928.36	5A	Private
1727	928.4	928.4	5A	Private
1728	928.41	928.42	5A	Private
1729	928.42	928.54	5A	Private
1730	928.54	928.55	5A	Private
1731	928.55	928.56	5A	Private
1732	928.56	928.67	5A	Private
1733	928.67	928.74	5A	Private
1734	928.74	928.81	5A	Private
1735	928.81	929	5A	Private
1736	929.14	929.25	5A	Private
1738	929.25	929.53	5A	Private
1741	932.23	932.27	5A	Private
1749	932.27	932.42	5A	Private
1749.01	932.42	932.58	5A	Private
1749.02	932.58	932.74	5A	Private
1749.03	932.74	932.76	5A	Private
1749.04	932.78	933.01	5A	Private
1749.05	933.01	933.13	5A	Private
1749.06	933.13	933.26	5A	Private
1749.07	933.26	933.26	5A	Private
1749.08	933.26	933.3	5A	Private
1749.09	933.3	933.42	5A	Private
1749.1	933.42	933.5	5A	Private
1760	946.55	947.07	5A	Private
1763	952	952.42	5A	Private
1764.01	952.91	953.33	5A	Private
1899	1017.9	1018.36	5B	Private
1933	1029.46	1029.81	5B	Private
1933.01	1029.86	1029.88	5B	Private
1934	1029.88	1029.9	5B	Private
1935	1029.9	1030.1	5B	Private
1936	1030.1	1030.1	5B	Private
1946	1033.2	1033.2	5B	Private
1950	1033.81	1034.51	5B	Private
1965.01	1037.88	1037.94	5B	Private
1971	1038.31	1038.47	5B	Private
1973	1038.6	1038.75	5B	Private

TEMP TRACT	REV5-1 KP IN	REV5-1 KP OUT	Spread Name	LAND STATUS
1974	1038.75	1038.86	5B	Municipality Owned
1975	1038.86	1038.92	5B	Private
1976	1038.92	1038.94	5B	Private
1977	1038.94	1039.08	5B	Private
1978	1039.08	1039.28	5B	Private
1979	1039.28	1039.41	5B	Municipality Owned
1980	1039.45	1039.51	5B	Private
1981	1039.53	1039.58	5B	Private
1982	1039.58	1039.62	5B	Private
1985	1039.6	1039.6	5B	Private
1986	1039.62	1039.63	5B	Private
1987	1039.6	1039.6	5B	Private
1988	1039.63	1039.65	5B	Private
1989	1039.65	1039.67	5B	Private
1990	1039.67	1039.7	5B	Private
1991	1039.7	1039.7	5B	Private
1994	1039.7	1039.73	5B	Private
1995	1039.8	1039.8	5B	Private
1996	1039.73	1039.76	5B	Private
1997	1039.76	1039.81	5B	Private
1999	1039.84	1039.89	5B	Private
2000	1039.9	1039.9	5B	Private
2001	1039.89	1039.96	5B	Private
2003	1039.96	1039.98	5B	Municipality Owned
2004	1040	1040	5B	Private
2005	1039.98	1040	5B	Private
2006	1040	1040.02	5B	Private
2007	1040.02	1040.04	5B	Private
2014	1040.47	1040.53	5B	Private
2018	1040.53	1041.13	5B	Private
2023	1041.5	1041.81	5B	Municipality Owned
2055	1045.22	1045.35	5B	Private
2056	1045.36	1045.53	5B	Private
2057	1045.72	1046.06	5B	Private
2058	1046.06	1046.2	5B	Private
2060	1046.39	1047.01	5B	Private

TEMP TRACT	REV5-1 KP IN	REV5-1 KP OUT	Spread Name	LAND STATUS
2062	1047.15	1047.41	5B	Private
2063	1047.41	1047.46	5B	Private
2064	1047.46	1047.53	5B	Private
2066	1047.59	1047.69	5B	Private
2067	1047.69	1047.74	5B	Private
2068	1047.74	1047.79	5B	Private
2070	1047.83	1047.84	5B	Private
2071	1047.84	1047.98	5B	Private
2072	1048	1048.22	5B	Private
2083	1051.91	1052.11	5B	Private
2095	1055.96	1056.22	5B	Private
2096	1056.22	1056.24	5B	Private
2099.01	1056.54	1056.65	5B	Private
2099.02	1056.7	1056.7	5B	Private
2100	1056.65	1056.67	5B	Private
2100.01	1056.67	1056.75	5B	Private
2101	1056.79	1057.07	5B	Private
2102	1057.07	1057.17	5B	Private
2103	1057.17	1057.23	5B	Private
2104	1057.2	1057.2	5B	Private
2105	1057.26	1057.31	5B	Private
2106	1057.31	1057.39	5B	Private
2110	1058.12	1058.16	5B	Private
2111	1058.18	1058.57	5B	Private
2113	1058.57	1058.66	5B	Private
2114	1058.78	1059.22	5B	Private
2159	1074.47	1074.56	5B	Private
2160	1074.88	1075.03	5B	Private
2160.01	1075.03	1075.13	6	Private
2165	1075.88	1075.89	6	Private
2167	1075.92	1075.97	6	Private
2168	1075.97	1076.12	6	Private
2169	1076.12	1076.42	6	Private
2179	1078.76	1078.78	6	Private
2181	1078.78	1078.82	6	Private
2182	1078.84	1078.9	6	Private
2183	1078.9	1079.08	6	Private
2189	1079.11	1079.5	6	Private
2193	1079.86	1080.09	6	Private

TEMP TRACT	REV5-1 KP IN	REV5-1 KP OUT	Spread Name	LAND STATUS
2194	1079.5	1079.57	6	Private
2195	1080.2	1080.25	6	Private
2196	1080.25	1080.25	6	Private
2198	1080.28	1080.32	6	Private
2199	1080.32	1080.4	6	Private
2200	1080.4	1080.41	6	Private
2201	1080.41	1080.67	6	Private
2204	1081.17	1081.62	6	Private
2205	1081.62	1081.77	6	Private
2206	1081.77	1082.08	6	Private
2207	1082.1	1082.52	6	Private
2208	1082.52	1082.95	6	Private
2212	1082.95	1083.37	6	Private
2213	1083.37	1083.44	6	Private
2214	1083.44	1083.47	6	Private
2215	1083.47	1083.58	6	Private
2216	1083.58	1083.67	6	Private
2217	1083.67	1083.82	6	Private
2219	1084.15	1084.42	6	Private
2225	1085.62	1085.68	6	Private
2230	1086.44	1086.54	6	Private
2231	1086.54	1087	6	Private
2232	1087	1087.45	6	Private
2234	1087.46	1087.5	6	Private
2237	1087.54	1087.94	6	Private
2238	1087.94	1088.19	6	Private
2240	1088.19	1088.71	6	Private
2242	1088.74	1089.15	6	Private
2243	1089.15	1089.64	6	Private
2244	1089.66	1090.03	6	Private
2245	1090.03	1090.15	6	Private
2247	1090.26	1090.43	6	Private
2249	1090.46	1090.49	6	Private
2250	1090.49	1090.92	6	Private
2252	1090.92	1091.1	6	Private
2253	1091.1	1091.17	6	Private
2254	1091.17	1091.29	6	Private
2255	1091.29	1091.49	6	Private
2258	1091.55	1091.97	6	Private

TEMP TRACT	REV5-1 KP IN	REV5-1 KP OUT	Spread Name	LAND STATUS
2259	1091.97	1092.28	6	Private
2260	1092.28	1093.03	6	Private
2264	1093.05	1093.14	6	Private
2265	1093.1	1093.1	6	Private
2266	1093.14	1093.18	6	Private
2267	1093.18	1093.19	6	Private
2268	1093.2	1093.2	6	Private
2271	1093.19	1093.39	6	Private
2272	1093.39	1093.4	6	Private
2273	1093.4	1093.43	6	Private
2274	1093.43	1093.45	6	Private
2275	1093.45	1093.48	6	Private
2277	1093.48	1093.51	6	Private
2278	1093.5	1093.5	6	Private
2279	1093.5	1093.5	6	Private
2280	1093.51	1094.17	6	Private
2283	1094.44	1094.47	6	Private - Aboriginal: IR TZEACHTEN 13
2283.02	1094.47	1094.48	6	Private - Aboriginal: IR TZEACHTEN 13
2283.03	1094.48	1094.5	6	Private - Aboriginal: IR TZEACHTEN 13
2283.04	1094.5	1094.6	6	Private - Aboriginal: IR TZEACHTEN 13
2283.05	1094.6	1094.6	6	Private - Aboriginal: IR TZEACHTEN 13
2283.06	1094.6	1094.64	6	Private - Aboriginal: IR TZEACHTEN 13
2283.07	1094.7	1094.7	6	Private - Aboriginal: IR TZEACHTEN 13
2283.08	1094.7	1094.7	6	Private - Aboriginal: IR TZEACHTEN 13

TEMP TRACT	REV5-1 KP IN	REV5-1 KP OUT	Spread Name	LAND STATUS
2283.09	1094.7	1094.71	6	Private - Aboriginal: IR TZEACHTEN 13
2283.091	1094.71	1094.72	6	Private - Aboriginal: IR TZEACHTEN 13
2283.11	1094.72	1094.89	6	Private - Aboriginal: IR TZEACHTEN 13
2283.12	1094.89	1094.97	6	Private - Aboriginal: IR TZEACHTEN 13
2283.13	1094.97	1095.06	6	Private - Aboriginal: IR TZEACHTEN 13
2283.14	1095.06	1095.08	6	Private - Aboriginal: IR TZEACHTEN 13
2286	1095.23	1095.26	6	Private
2287	1095.26	1095.29	6	Private
2288	1095.29	1095.32	6	Private
2289	1095.32	1095.39	6	Private
2295	0.07	0.1	6	Private
2296	0.1	0.12	6	Private
2300	0.15	0.17	6	Private
2301	0.17	0.19	6	Private
2302	0.19	0.21	6	Private
2303	0.21	0.24	6	Private
2304	1095.6	1095.6	6	Private
2306	1095.6	1095.6	6	Private
2329	0.39	0.43	6	Private
2330	1095.8	1095.8	6	Private
2331	1095.8	1095.8	6	Private
2334	1095.9	1095.9	6	Private
2335	1095.9	1095.9	6	Private
2336	0.52	0.54	6	Private
2337	0.54	0.56	6	Private

TEMP TRACT	REV5-1 KP IN	REV5-1 KP OUT	Spread Name	LAND STATUS
2339	1095.9	1095.9	6	Private
2341	0.56	0.58	6	Private
2342	0.58	0.6	6	Private
2343	1095.9	1095.9	6	Private
2344	1096	1096	6	Private
2345	0.6	0.62	6	Private
2346	0.62	0.64	6	Private
2347	1096	1096	6	Private
2348	1096	1096	6	Private
2349	0.64	0.66	6	Private
2350	0.66	0.68	6	Private
2351	1096	1096	6	Private
2352	1096	1096	6	Private
2353	1096.1	1096.1	6	Private
2354	0.68	0.71	6	Private
2355	0.71	0.75	6	Private
2356	1096.1	1096.1	6	Private
2358	0.87	0.91	6	Private
2359	0.91	1.08	6	Private
2363	1.5	1.51	6	Private
2365	1097.5	1097.5	6	Private
2366	1.51	1.55	6	Private
2367	1097.5	1097.5	6	Private
2368	1.58	1.6	6	Private
2369	1097.5	1097.5	6	Private
2370	1.6	1.61	6	Private
2371	1.61	1.63	6	Private
2374	1097.5	1097.5	6	Private
2375	1.65	1.68	6	Private
2377	1097.5	1097.5	6	Private
2378	1097.5	1097.5	6	Private
2380	1097.5	1097.5	6	Private
2381	1.72	1.74	6	Private
2382	1097.7	1097.7	6	Private
2383	1.74	1.77	6	Private
2384	1097.7	1097.7	6	Private
2385	1.77	1.78	6	Private
2386	1097.8	1097.8	6	Private
2387	1097.8	1097.8	6	Private

TEMP TRACT	REV5-1 KP IN	REV5-1 KP OUT	Spread Name	LAND STATUS
2388	1.78	1.81	6	Private
2389	1.81	1.84	6	Private
2390	1097.8	1097.8	6	Private
2392	1097.97	1098.03	6	Private
2393	1098.03	1098.38	6	Private
2394	1098.4	1098.66	6	Private
2395	1098.66	1098.73	6	Private
2396	1098.73	1098.79	6	Private
2397	1098.79	1098.84	6	Private
2398	1098.84	1098.85	6	Private
2399	1098.85	1099.02	6	Private
2400	1099.02	1099.1	6	Private
2401	1099.13	1099.18	6	Private
2404	1099.42	1099.54	6	Private
2404.01	1099.54	1099.77	6	Private
2405	1099.77	1099.97	6	Private
2411	1100.89	1100.94	6	Private
2412	1100.94	1101.1	6	Private
2414	1101.12	1101.31	6	Private
2415	1101.31	1101.53	6	Private
2417	1101.55	1101.59	6	Private
2418	1101.59	1101.68	6	Private
2419	1101.7	1101.7	6	Private
2420	1101.68	1101.74	6	Private
2421	1101.74	1101.85	6	Private
2422	1101.85	1101.93	6	Private
2423	1101.93	1102.11	6	Private
2424	1102.12	1102.17	6	Private
2425	1102.17	1102.26	6	Private
2426	1102.26	1102.39	6	Private
2427	1102.39	1102.68	6	Private
2431	1102.91	1102.95	6	Private
2432	1102.95	1103.02	6	Private
2434	1103.09	1103.23	6	Private
2435	1103.23	1103.47	6	Private
2436	1103.4	1103.4	6	Private
2437	1103.49	1103.88	6	Private
2439	1104.18	1104.2	6	Private
2440	1104.2	1104.28	6	Private

TEMP TRACT	REV5-1 KP IN	REV5-1 KP OUT	Spread Name	LAND STATUS
2441	1104.3	1104.69	6	Private
2443	1104.7	1104.7	6	Private
2444	1104.69	1104.98	6	Private
2445	1104.98	1105.09	6	Private
2446	1105.1	1105.1	6	Private
2447	1105.11	1105.35	6	Private
2448	1105.35	1105.53	6	Private
2449	1105.53	1105.62	6	Private
2451	1106.08	1106.3	6	Private
2452	1106.3	1106.61	6	Private
2455	1107.17	1107.7	6	Private
2456	1107.7	1107.74	6	Private
2457	1107.74	1108.22	6	Private
2459	1108.47	1108.78	6	Private
2465	1109.92	1110.3	6	Private
2466	1110.3	1110.44	6	Private
2472	1111.81	1112.04	6	Private
2474	1112.06	1112.19	6	Private
2475	1112.31	1112.74	6	Private
2476	1112.4	1112.4	6	Private
2482	1113.1	1113.25	6	Private
2482.01	1113.25	1113.29	6	Private
2484	1113.7	1113.7	6	Private
2487	1113.85	1114.01	6	Private
2490	1114.36	1114.63	6	Private
2494	1115	1115.2	6	Private
2498	1115.8	1115.8	6	Private
2501	1115.88	1116.69	6	Private
2502	1116.69	1116.98	6	Private
2503	1116.98	1117.13	6	Private
2513	1118.8	1118.83	6	Private
2515	1118.86	1118.86	6	Private
2517	1119.02	1119.04	6	Private
2518	1119.04	1119.05	6	Private
2519	1119.05	1119.07	6	Private
2520	1119.07	1119.08	6	Private
2521	1119.08	1119.12	6	Private
2523	1119.14	1119.17	6	Private
2524	1119.17	1119.19	6	Private

TEMP TRACT	REV5-1 KP IN	REV5-1 KP OUT	Spread Name	LAND STATUS
2526	1119.22	1119.24	6	Private
2527	1119.24	1119.26	6	Private
2528	1119.26	1119.29	6	Private
2529	1119.29	1119.3	6	Private
2530	1119.3	1119.3	6	Private
2531	1119.3	1119.31	6	Private
2532	1119.31	1119.33	6	Private
2533	1119.33	1119.34	6	Private
2534	1119.34	1119.35	6	Private
2535	1119.35	1119.37	6	Private
2536	1119.39	1119.85	6	Private
2539	1120.44	1120.47	6	Private
2549	1122.37	1122.91	6	Private
2550	1122.9	1122.9	6	Private
2552	1123.36	1123.44	6	Private
2553	1123.5	1123.8	6	Private
2556	1124.55	1124.66	6	Private
2559	1125.11	1125.26	6	Private
2559.01	1125.2	1125.2	6	Private
2560	1125.26	1125.47	6	Private
2561	1125.47	1125.65	6	Private
2562	1125.65	1125.86	6	Private
2563	1125.91	1125.97	6	Private
2565	1126.32	1126.4	6	Private
2567	1126.44	1126.55	6	Private
2569	1127	1127	6	Private
2571	1127.27	1127.67	6	Private
2573	1127.68	1127.79	6	Private
2575	1127.79	1127.81	6	Private
2575.01	1127.83	1127.98	6	Private
2577	1128.17	1128.4	6	Private
2578	1128.2	1128.2	6	Private
2579	1128.4	1128.51	6	Private
2580	1128.51	1128.59	6	Private
2581	1128.59	1128.68	6	Private
2582	1128.68	1128.76	6	Private
2584	1128.8	1128.8	6	Private
2585	1128.89	1128.92	6	Private
2586	1128.92	1129	6	Private

TEMP TRACT	REV5-1 KP IN	REV5-1 KP OUT	Spread Name	LAND STATUS
2588	1129.01	1129.29	6	Private
2595	1129.98	1130.01	6	Private
2599	1130.29	1130.39	6	Private
2600	1130.49	1130.54	6	Private
2606	1131.17	1131.2	6	Private
2612	1132.23	1132.47	6	Private
2613	1132.47	1132.57	6	Private
2614	1132.57	1132.68	6	Private
2615	1132.68	1132.79	6	Private
2619	1132.94	1133.08	6	Private
2620	1133.08	1133.21	6	Private
2621	1133.21	1133.35	6	Private
2622	1133.37	1133.45	6	Private
2623	1133.45	1133.71	6	Private
2628	1134.24	1134.46	6	Private
2630	1135.03	1135.11	6	Private
2631	1135.14	1135.63	6	Private
2632	1135.63	1135.71	6	Private
2633	1135.71	1135.71	6	Private
2634	1135.73	1135.96	6	Private
2635	1135.96	1136.02	6	Private
2639	1136.83	1137	6	Private
2642	1137.02	1137.19	6	Private
2643	1137.19	1137.46	6	Private
2646	1137.8	1138.02	6	Private
2649	1138.56	1138.6	6	Private
2656	1140.21	1140.23	6	Private
2657	1140.26	1140.46	6	Private
2661	1140.67	1140.78	6	Private
2663	1140.89	1140.99	6	Private
2664	1140.99	1141.1	6	Private
2669	1142.76	1142.98	6	Private
2671	1143.12	1143.18	6	Private
2675	1143.28	1143.39	6	Private
2689	1145.5	1145.5	7	Private
2692	1145.68	1145.72	7	Private
2692.01	1145.72	1145.8	7	Private
2692.02	1145.8	1145.81	7	Private
2692.03	1145.81	1145.84	7	Private

TEMP TRACT	REV5-1 KP IN	REV5-1 KP OUT	Spread Name	LAND STATUS
2692.04	1145.84	1145.89	7	Private
2692.05	1145.89	1145.93	7	Private
2693	1145.93	1146.04	7	Private
2695	1146.07	1146.11	7	Private
2698	1146.13	1146.55	7	Private
2699	1146.55	1146.96	7	Private
2703	1147.18	1147.19	7	Private
2707	1147.4	1147.51	7	Private
15038	1136	1136	6	Private
15044	1132.9	1132.9	6	Private
15061	1125.9	1125.9	6	Private
15151	1115.6	1115.75	6	Private
15153	1115.2	1115.55	6	Private
15158	1114.3	1114.3	6	Private
15161	1109.4	1109.4	6	Private
15163	1107.7	1107.7	6	Private
15193	1102.8	1102.8	6	Private
15195	1102.4	1102.4	6	Private
15211	1098.8	1098.8	6	Private
15212	1098.6	1098.6	6	Private
15290	1093.4	1093.4	6	Private
15292	1092.4	1092.4	6	Private
15303	1083.8	1083.8	6	Private
15318.08	1076.42	1076.51	6	Private
15331	1059.8	1059.8	5B	Private
15334	1059.4	1059.4	5B	Private
15352.1	1047.6	1047.6	5B	Private
15450	917.5	917.5	5A	Private
15567	814	814	5A	Private
15568	811.4	811.4	5A	Private
15575	810.22	810.29	5A	Private
15576	810.15	810.22	5A	Private
15577	810.01	810.15	5A	Private
15578	809.88	810.01	5A	Private
15579	809.76	809.88	5A	Private
15580	809.66	809.76	5A	Private
15581	809.56	809.66	5A	Private
15582	809.44	809.56	5A	Private
15584	809.27	809.36	5A	Private

TEMP TRACT	REV5-1 KP IN	REV5-1 KP OUT	Spread Name	LAND STATUS
15587	809.05	809.12	5A	Private
15589	764.56	764.56	4B	Private
15594	756.44	756.49	4B	Private
15595	756.4	756.4	4B	Private
15622	726.6	726.6	4B	Municipality Owned
15625	725	725	4B	Private
15634	724	724	4B	Private
15684	701.5	701.5	4B	Private
15727	651.4	651.4	4A	Municipality Owned
15764	611.6	611.6	4A	Private
15774	611.1	611.1	4A	Private
15777	611	611	4A	Private
15778	611	611	4A	Private
15779	611	611	4A	Private
15780	611	611	4A	Private
15851	553.7	553.7	3C	Private
15886	530.5	530.5	3C	Private
15891	527.5	527.5	3C	Private
15894	525.09	525.21	3B	Private
15914	518.6	518.6	3B	Private
15915	518.4	518.4	3B	Private

Facility Properties

TRANS MOUNTAIN PROPERTIES	LINC/PID
Trans Mountain Edmonton Terminal (117.29 acres)	LINC: 0031 759 252
Trans Mountain Edmonton Terminal (3.26 acres)	LINC: 0033 578 205
Trans Mountain Edmonton Terminal (0.85 acres)	LINC: 0033 578 197
Trans Mountain Edmonton Terminal (160 acres) - Mineral Title	LINC: 0024 035 455
Edmonton Terminal “North 40” Property (20.25 acres)	LINC: 0033 578 189
Stony Plain Pump Station (39 acres)	LINC: 0020 096 582
Gainford Pump Station (34.13 acres)	LINC: 0014 230 114
Niton Pump Station (6.31 acres)	LINC: 0014 295 126
Niton Pump Station (32.97 acres)	LINC: 0010 322 535
Niton Pump Station (119.10 acres)	LINC: 0014 295 134
Edson Pump Station (15.15 acres)	LINC: 0014 352 918
Edson Pump Station (57.98 acres)	LINC: 0014 316 806
Condensate Line (6.24 acres)	LINC: 0018 246 587
Condensate Line (3.78 acres)	LINC: 0018 246 579
Hinton Pump Station (4.96 acres)	LINC: 0017 649 055
Yellowhead Site (3.80 acres)	PID: 015-235-238
Rearguard Pump Station (1.86 acres)	PID: 027-894-983
Albreda Station (56.69 acres)	PID: 009-460-101
Albreda Pump Station (adjacent) (0.60 acres)	PID: 016-699-718
Blue River Pump Station (10.94 acres)	PID: 010-092-072
Blue River Pump Station (part of) (1.05 acres)	PID: 016-878-370
Blue River PLM Supervisor’s House (.49 acres)	PID: 016-878-388
Blue River Station (adjacent/part of) (.65 acres)	PID: 016-878-396
Blue River Station (Adjacent) (1.70 acres)	PID: 016-878-400
Trans Mountain Housing Limited — Blue River	PID: 023-678-232
Trans Mountain Housing Limited — Blue River	PID: 010-192-514
Trans Mountain Housing Limited — Blue River	PID: 010-192-522
Trans Mountain Housing Limited — Blue River	PID: 010-192-531
Trans Mountain Housing Limited — Blue River	PID: 010-192-549
McMurphy Pump Station (5.31 acres)	PID: 006-953-018
McMurphy (Adjacent) (2.3 acres)	PID: 005-896-550
Blackpool/Clearwater (ex RUD) (2.77 acres)	PID: 005-969-417
Blackpool Pump Station (30.94 acres)	PID: 007-517-505
Blackpool (31.54 acres)	PID: 008-677-441
Blackpool (5.00 acres)	PID: 008-677-484
Blackpool (3.50 acres)	PID: 008-677-514
Darfield Pump Station (2.18 acres)	PID: 014-981-378
Petro-Can Take Off (3.59 acres)	PID: 005-642-850
Kamloops Pump Station (57.27 acres)	PID: 002-883-228
Merritt Site (4.87 acres)	PID: 007-733-097
Kingsvale Pump Station (35.94 acres)	PID: 015-003-523
Kingsvale (ex Peterson) (7.03 acres)	PID: 006-538-029

TRANS MOUNTAIN PROPERTIES	LINC/PID
Kingsvale (ex Busby — stat. r/w) (10.03 acres)	PID: 015-015-912
Kingsvale (assessed with PID: 015-015-912) (stat r/w) - included in above -	PID: 015-016-544
Coquihalla (ex Pretty Timber) (4.29 acres)	PID: 003-931-960
Coquihalla (ex old Revny) (8.507 acres)	PID: 014-562-146
Hope Pump Station (31.49 acres)	PID: 010-152-300
Hope Station (adjacent — Telus) (2.169 acres)	PID: 004-757-611
Wahleach Pump Station (2.84 acres)	PID: 013-105-965
Sumas Pump Station (23.08 acres)	PID: 009-788-794
Sumas Tank Farm (100.91 acres)	PID: 008-981-582
Sumas Tank Farm (north of Keeping Rd) (73.74 acres)	PID: 007-240-139
Abbotsford/Huntington Border Scraper Trap (1.97 acres)	PID: 011-040-190
Langley- Salmon River (0.42 acres)	PID: 011-908-891
Burnaby Terminal (188.559 acres)	PID: 003-296-661
Westridge (15.397 acres)	PID: 008-448-922
Sundance (communication site) (8.26 acres)	LINC: 0012 212 189
Hurley Property (across from Sumas Tank Farm) (2.15 acres)	PID: 004-112-784
Nafziger Property (across from Sumas Tank Farm) (2.50 acres)	PID: 013-443-054
Spence Property (across from Sumas Tank Farm) (2.52 acres)	PID: 002-383-489
Port Kells Pump Station (2.67 acres)	PID: 026-657-392
Chip Pump Station (10.48 acres)	LINC: 0032 837 585
Wolf Pump Station (17.79 acres)	LINC: 0032 837 601

SCHEDULE O-1

TO THE KINDER MORGAN COCHIN ULC CREDIT AGREEMENT
MADE AS OF JUNE 16, 2017

FORM OF INDEPENDENT ENGINEER CERTIFICATE FOR DRAWDOWN

TO:	Royal Bank of Canada, as Agent

AND TO:	The [Construction /Contingent] Facility Lenders

Re:

Credit Agreement made as June 16, 2017 among Kinder Morgan Cochin ULC as Principal Borrower (the “Principal Borrower”), Trans Mountain Pipeline ULC (the “NEB Reserve Borrower”), the persons party thereto from time to time in their capacities as Lenders and Royal Bank of Canada as administrative agent for the Lenders (such Credit Agreement, as it may be amended, supplemented or otherwise modified or restated from time to time, referred to as the “Credit Agreement”)

Capitalized terms used herein and not otherwise defined herein have the meanings given to them by the Credit Agreement.

The undersigned, a duly authorized representative of Leidos Engineering LLC, in its capacity as the independent engineer (“Independent Engineer”), hereby delivers this Independent Engineer Certificate for Drawdown (this “Certificate”) to you pursuant to the requirements of the Credit Agreement.

Reference is made to the Drawdown Notice for Construction Facility and Contingent Facility (the “Borrower’s Construction Drawdown Certificate”) dated [•] being delivered by the Principal Borrower pursuant to the Credit Agreement, in connection with a Drawdown request under the [Construction /Contingent] Facility and in connection with which this Certificate is provided.

The Independent Engineer’s review is based on the understanding and assumption that we have been provided true, complete and accurate information, which is satisfactory in form and scope to us, from other parties as to the matters covered by the Borrower’s Construction Drawdown Certificate.  The Independent Engineer has reviewed the Borrower’s Construction Drawdown Certificate, and Section [[2.1/2.2](b)] and Section [[3.3/3.4](b) and (c)] of the Credit Agreement as each pertains the responsibilities of the Independent Engineer to provide this Certificate, the certificates provided therewith and certifies the following as of the proposed Drawdown Date:

1.                                      The Independent Engineer last conducted a site visit of the Project on             , 20   . The next site visit by the undersigned will occur on or about                , 20    .

2.                                      The costs, fees and expenses set forth in the Borrower’s Construction Drawdown Certificate which the Principal Borrower is proposing to pay are reasonably characterized as Project Costs.

O-1-1

3.                                      The Principal Borrower’s determination of the accrued and unpaid Project Costs which are set forth in the Borrower’s Construction Drawdown Certificate and the Principal Borrower’s determination of the projected Project Costs for up to the next following 60 day period in respect of which the proceeds of requested Drawdown are to be used, each as set forth in the Borrower’s Construction Drawdown Certificate, are reasonable.

4.                                      The Principal Borrower’s description of the status of the current stage of the development and construction of the Project set out in Exhibit 1 of the Borrower’s Construction Drawdown Certificate is reasonable, the Principal Borrower’s certification of the Projected Project Completion Date set out in the Borrower’s Construction Drawdown Certificate, being [INSERT DATE] is reasonable, and it is reasonable to expect that the estimated Project Completion Date will occur prior to the Outside Date of June 30, 2021.

5.                                      No less than 80% of the payments to persons described in Appendix I to Exhibit 2 of the Borrower’s Construction Drawdown Certificate are reasonably supported by appropriate invoices or other similar documentation.

6.                                      The Principal Borrower’s calculation of projected Project Costs for the 6 months following the date of the Borrower’s Construction Drawdown Certificate as set forth therein is reasonable.

7.                                      The calculation of the Net Forecasted Retained Cash Flow as set out in the calculation of Total Borrower Equity Financing in the Borrower’s Construction Drawdown Certificate is reasonable.

8.                                      In our view, the certifications of the Principal Borrower set forth in clause 3(j) of the Borrower’s Construction Drawdown Certificate are reasonable.

IN WITNESS WHEREOF, the Independent Engineer has caused this Certificate to be duly executed and delivered by an authorized representative of the Independent Engineer as of the date first above written.

DATED this        day of                      , 20   .

LEIDOS ENGINEERING LLC

By:
Name:
Title:

O-1-2

SCHEDULE O-2

TO THE KINDER MORGAN COCHIN ULC CREDIT AGREEMENT
MADE AS OF JUNE 16, 2017

FORM OF INDEPENDENT ENGINEER CERTIFICATE
FOR RESTRICTED PAYMENTS

TO:	Royal Bank of Canada, as Agent

AND TO:	The Lenders

Re:

Credit Agreement made as of June 16, 2017 among Kinder Morgan Cochin ULC as Principal Borrower (the “Principal Borrower”), Trans Mountain Pipeline ULC (the “NEB Reserve Borrower”), the persons party thereto from time to time in their capacities as Lenders and Royal Bank of Canada as administrative agent for the Lenders (such Credit Agreement, as it may be amended, supplemented or otherwise modified or restated from time to time, referred to as the “Credit Agreement”)

Capitalized terms used herein and not otherwise defined herein have the meanings given to them by the Credit Agreement.

The undersigned, a duly authorized representative of Leidos Engineering LLC, in its capacity as the independent engineer (“Independent Engineer”), hereby delivers this Independent Engineer Certificate for Restricted Payments (this “Certificate”) to you pursuant to the requirements of the Credit Agreement.

Reference is made to the Principal Borrower’s Certificate for Restricted Payments dated as of [•] (the “Borrower’s Distribution Certificate”) and to which this Certificate is attached being delivered by the Principal Borrower to the Agent and the Lenders pursuant to Section 9.2(i) of the Credit Agreement, in connection with its intention to make the Proposed Distribution (as defined in the Borrower’s Distribution Certificate).

The Independent Engineer’s review is based on the understanding and assumption that we have been provided true, complete and accurate information, which is satisfactory in form and scope to us, from other parties as to the matters covered by the Borrower’s Distribution Certificate.  The Independent Engineer has reviewed the Borrower’s Distribution Certificate and Section 9.2(i) of the Credit Agreement as each pertains the responsibilities of the Independent Engineer to provide this Certificate and the Independent Engineer hereby certifies that as of the date hereof, the conclusions of the Principal Borrower in the Borrower’s Distribution Certificate set forth in clause 2(e) are reasonable and, in particular, the calculation of the Net Forecasted Retained Cash Flow as forth in Part 2 of Exhibit 1 to the Borrower’s Distribution Certificate is reasonable.

IN WITNESS WHEREOF, the Independent Engineer has caused this Certificate to be duly executed and delivered by an authorized representative of the Independent Engineer as of the date first above written.

DATED this        day of                      , 20   .

O-2-1

LEIDOS ENGINEERING LLC

By:
Name:
Title:

O-2-2

SCHEDULE P
TO THE KINDER MORGAN COCHIN ULC CREDIT AGREEMENT
MADE AS OF JUNE 16, 2017

FORM OF PRINCIPAL BORROWER’S CERTIFICATE

FOR RESTRICTED PAYMENTS

TO:	Royal Bank of Canada, as Agent 20 King Street West, 4th Floor Toronto, ON M5H 1C4 Attention: Manager, Agency Facsimile: (416) 842-4023

RE:

Credit Agreement made as of June 16, 2017 among Kinder Morgan Cochin ULC as Principal Borrower (the “Principal Borrower”), Trans Mountain Pipeline ULC (the “NEB Reserve Borrower”), the persons party thereto from time to time in their capacities as Lenders and Royal Bank of Canada as administrative agent for the Lenders (such Credit Agreement, as it may be amended, supplemented or otherwise modified or restated from time to time, referred to as the “Credit Agreement”)

DATE:

1.                                      A Distribution in the amount of Cdn.$                                    (the                           “Proposed Distribution”) is intended to be made by [•] on the        day of                   , 20     .

2.                                      The undersigned hereby certifies to the Agent and to the Lenders that as of the date hereof:

(a)                                 no Default or Event of Default has occurred and is continuing and no Default or Event of Default will occur as a result of the making of the Proposed Distribution;

(b)                                 the Project Completion Date has not yet occurred;

(c)                                  the most recently delivered Drawdown Notice under the Construction Facility or the Contingent Facility, as the case may be, for the purpose of funding Project Costs was dated                     , 20   ;

(d)                                 after giving effect to the Proposed Distribution, the aggregate Distributions in any period of four consecutive Fiscal Quarters will not exceed Distributable Cash for such period;

(e)                                  after giving effect to the Proposed Distribution:

(i)                                     the Obligors will remain in material compliance with the maximum debt and minimum equity requirements of Section 2.1(b)(iii) or Section 2.2(b)(ii)(C) of the Credit Agreement, as applicable;

(ii)                                  the Obligors will have sufficient Total Borrower Equity Financing (as calculated in Part 2 of Exhibit 1 hereto) in an amount to fund projected Project Costs for the next following 6 month period to the extent required to maintain compliance with the maximum debt and minimum equity requirements of Section 2.1(b)(iii) or Section 2.2(b)(ii)(C) of the Credit Agreement, as applicable; and

(iii)                               such Proposed Distribution is consistent in all material respects with the forecasted Distributions forming part of the Net Forecasted Retained Cash Flow set out as Item 4 of Part 2 of Exhibit 1 hereto; and

(f)                                   attached hereto as Exhibit 2 is an Independent Engineer Certificate confirming the items noted therein per the requirements of Section 9.2(i) of the Credit Agreement.

3.                                      Capitalized terms used herein and not otherwise defined herein have the meanings given to them by the Credit Agreement.

I give this certificate on behalf of the Principal Borrower and in my capacity as an officer of the Principal Borrower, and no personal liability is assumed by or in respect of the giving of this certificate.

DATED as of the date first written above.

KINDER MORGAN COCHIN ULC

By:
Name:
Title:

Exhibit 1 to the Principal Borrower’s Certificate for Restricted Payments

Part 1 — Project Costs

A.	Total Project Costs to date listed in previously issued Drawdown Notices*:	$

B.	Portion of the Project Costs described in A. above that: (i) have been paid* (ii) have yet to be paid*	$ $

C.	Incremental projected Project Costs for the next following 6 month period not yet incurred but that are expected to be incurred*	$

D.	Total pro forma Project Costs (being A plus C)	$

E.	Consolidated Total Funded Debt (excluding the Equivalent Amount in Canadian Dollars of the Outstanding Principal under the Working Capital Facility and Permitted Incremental Debt)*	$

F.

Consolidated Total Funded Debt (excluding the Equivalent Amount in Canadian Dollars of the Outstanding Principal under the Working Capital Facility and Permitted Incremental Debt) as a percentage of pro forma Project Costs (being E/D)

% (must not exceed 60%)

* These items were as calculated in Appendix 2 as of the date of the most recently delivered Drawdown Notice under the Construction Facility or the Contingent Facility, as the case may be.

Part 2 — Total Borrower Equity Financing

1.	On-Hand Funding**

	(i) unrestricted and unencumbered cash(5)	$
plus
	(ii) unrestricted and unencumbered Cash Equivalents(6)	$
minus
	(iii) outstanding payables relating to B(ii) in Part 1 above(7) Total	$ equals ***$

2.	Distributable Cash for next following 6 months**	$

3.	Forecasted dividends and distributions over next following 6 months **	$

4.	Net Forecasted Retained Cash Flow (being 2 minus 3)	$

5.	Nominated Equity Amount	$

6.	Total Borrower Equity Financing (being 1 plus 4 plus 5)	$

** These items were as calculated in Appendix 2 as of the date of the most recently delivered Drawdown Notice under the Construction Facility or the Contingent Facility, as the case may be.

*** (If less than $0, deemed to be $0 for purposes of #6 above)

(5)  Determined in accordance with clause (i) of subparagraph (a) of the definition of “On-Hand Funding” defined in Section 1.1 of the Credit Agreement.

(6)  Determined in accordance with clause (ii) of subparagraph (a) of the definition of “On-Hand Funding” defined in Section 1.1 of the Credit Agreement.

(7)  Determined in accordance with subparagraph (b) of the definition of “On-Hand Funding” defined in Section 1.1. of the Credit Agreement.

Exhibit 2 to the to the Principal Borrower’s Certificate for Restricted Payments

Independent Engineer Certificate for Restricted Payments

(see attached)